Exhibit 2.1

CONFIDENTIAL

AGREEMENT AND PLAN OF MERGER,

dated

July 4, 2022

by and among

ORCHESTRA BIOMED, INC.,

HEALTH SCIENCES ACQUISITIONS CORPORATION 2

and

HSAC OLYMPUS MERGER SUB, INC.

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Exhibit A	–	Form of Company Support Agreements
Exhibit B	–	Form of Parent Support Agreement
Exhibit C	–	Form of Registration Rights Agreement
Exhibit D	–	Form of Parent Charter
Exhibit E	–	Form of Bylaws of Parent
Exhibit F	–	Form of Earnout Election Agreement
Exhibit G	–	Form of Parent Equity Incentive Plan
Exhibit H	–	Form of Forward Purchase Agreement
Exhibit I	–	Form of Backstop Agreement

AGREEMENT AND PLAN OF MERGER

This Agreement and Plan of Merger is made as of July 4, 2022 (this “Agreement”), by and among Health Sciences Acquisitions Corporation 2, a Cayman Islands exempted company (which shall deregister in the Cayman Islands and domesticate as a Delaware corporation prior to the Closing, “Parent”), HSAC Olympus Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of Parent (“Merger Sub”) and Orchestra BioMed, Inc., a Delaware corporation (the “Company”).

W I T N E S E T H:

1.	The Company and its Subsidiaries (the “Company Group”) are in the business of biomedical innovation and related activities (as conducted by the Company Group, the “Business”);

2.	Parent is a blank check company incorporated as a Cayman Islands exempted company and incorporated for the purpose of effecting a merger, share exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses;

3.	On June 21, 2022, Parent filed a preliminary proxy statement (the “Extension Proxy Statement”) with the SEC to be distributed to the holders of Parent Ordinary Shares in order to solicit proxies therefrom to vote, at an extraordinary general meeting to be called and held for the purpose of such vote (the “Extension Meeting”) in favor of a proposal (the “Extension Proposal”) to (a) amend Parent’s amended and restated articles of association to extend the date by which if Parent has not consummated a merger, amalgamation, share exchange, asset acquisition, share purchase, reorganisation or similar business combination involving one or more businesses or entities, Parent must then, among other things, cease all operations except for the purpose of winding up (the “Business Combination End Date”) from August 6, 2022, to November 6, 2022; and (b) allow Parent, without another shareholder vote, to elect to extend the Business Combination End Date on a monthly basis for up to three times by an additional one month each time after the extension described in the preceding clause (a), upon five days’ advance notice prior to the applicable deadlines, until February 6, 2023 (each, an “End Date Extension Election”) or a total of up to six months after the original Business Combination End Date, unless the Closing shall have occurred;

4.	Prior to the Effective Time and subject to the conditions of this Agreement, Parent will deregister in the Cayman Islands and domesticate (the “Domestication”) as a Delaware corporation in accordance with Section 388 of the Delaware General Corporation Law, as amended (the “DGCL”), and the Cayman Islands Companies Act (As Revised) (the “Cayman Islands Companies Act”) and concurrently with the Domestication, Parent will file a certificate of incorporation with the Secretary of State of Delaware and adopt the Parent Charter and Parent Bylaws;

5.	Immediately prior to the consummation of the Merger, all of the issued and outstanding shares of Company Preferred Stock will automatically convert into shares of Company Common Stock in accordance with the applicable terms of the Company Certificate of Incorporation, and all such shares of Company Preferred Stock will automatically be cancelled and retired and will cease to exist (the “Preferred Stock Conversion”);

6.	Immediately after the Domestication and the Preferred Stock Conversion, upon the terms and subject to the conditions set forth herein and in accordance with the DGCL, the parties hereto desire that Merger Sub merge with and into the Company (the “Merger”), and that the Company Securities (excluding any shares held in the treasury of the Company) be converted upon the Merger into the right to receive the consideration as is provided herein (the Company following the Merger will be a wholly owned subsidiary of Parent and is sometimes hereinafter referred to as the “Surviving Corporation”);

7.	Contemporaneously with the execution of, and as a condition and an inducement to Parent and the Company entering into this Agreement, certain Company Securityholders are entering into and delivering Support Agreements, substantially in the form attached hereto as Exhibit A (each, a “Company Support Agreement”), pursuant to which, among other things, each such Company Securityholder has agreed to (a) vote all of the shares of Company Capital Stock beneficially owned by such Company Securityholder in favor of (i) the adoption of this Agreement and the approval of the Merger and the other transactions contemplated hereby, and (ii) if applicable, approval of the conversion of issued and outstanding shares of Series A Preferred Stock immediately prior to consummation of the Merger (the “Series A Conversion”); and (b) not to engage in any transactions involving the securities of Parent prior to the Closing;

8.	Contemporaneously with the execution of, and as a condition and an inducement to Parent and the Company entering into this Agreement, Sponsor and certain other Parent Shareholders are entering into and delivering Support Agreements, substantially in the form attached hereto as Exhibit B (each, a “Parent Support Agreement”), pursuant to which, among other things, (a) each such Parent Shareholder has agreed (i) not to transfer or redeem any Ordinary Shares held by such Parent Shareholder, and (ii) to vote in favor of this Agreement and the Merger at the Parent Shareholder Meeting and (b) Sponsor has agreed to forfeit certain Parent Warrants and subject certain Domesticated Parent Common Shares to be received by Sponsor pursuant to the Merger to vesting requirements, all subject to the terms and conditions set forth therein;

9.	As of the entry into this Agreement, Sponsor has made an aggregate investment of $15,000,000 in the Company, which was previously funded by Sponsor and its Affiliates in a private placement;

10.	Contemporaneously with the execution of, and as a condition and an inducement to Parent and the Company entering into this Agreement, (a) Parent, the Company and Covidien Group S.à.r.l. (“Investor”) are entering into a Forward Purchase Agreement pursuant to which, among other things, Investor has committed to invest $10,000,000 in Parent substantially concurrently with or prior to the Closing, which commitment may be satisfied through open market transactions (to the extent permitted by applicable Law) (the “Investor Commitment”), and (b) Parent, the Company and certain funds managed by RTW Investments, LP (“RTW”) are entering into a Forward Purchase Agreement pursuant to which, among other things, such funds managed by RTW have committed to invest $10,000,000 in Parent substantially concurrently with or prior to the Closing, which commitment may be satisfied through open market transactions (to the extent permitted by applicable Law) (the “Sponsor Commitment”), in each case, pursuant to a Forward Purchase Agreement in substantially the form attached hereto as Exhibit H (the “Forward Purchase Agreements”) and subject to the terms and conditions set forth therein, respectively;

11.	Contemporaneously with the execution of, and as a condition and an inducement to Parent and the Company entering into this Agreement, Parent, the Company and certain funds managed by RTW are entering into a Backstop Agreement in substantially the form attached hereto as Exhibit I (the “Backstop Agreement”) pursuant to which, among other things, such funds have agreed to purchase a number of Parent Ordinary Shares from Parent immediately prior to the Closing as necessary to ensure that (assuming the consummation of the Sponsor Commitment) the Minimum Available Cash Condition is satisfied, all subject to the terms and conditions set forth therein;

12.	For U.S. federal income tax purposes, the parties hereto intend that each of the Domestication and the Merger will qualify as a reorganization within the meaning of Section 368(a) of the Code, and the Company’s Board of Directors and the Boards of Directors of Parent and Merger Sub have approved this Agreement and intend that it constitute a plan of reorganization within the meaning of Treasury Regulation Section 1.368-2(g);

13.	The Board of Directors of the Company has unanimously (a) approved and declared advisable (i) this Agreement and the transactions contemplated by this Agreement and the Additional Agreements to which the Company is or will be party, including the Merger, and the performance of the Company’s obligations hereunder or thereunder, on the terms and subject to the conditions set forth herein or therein, and (ii) the Series A Conversion, (b) determined that this Agreement and such transactions are advisable and in the best interests of the Company and the Company Stockholders and (c) resolved to recommend that the Company Stockholders (i) approve the Merger and such other transactions and adopt this Agreement and the Additional Agreements to which the Company is or will be a party and the performance of the Company of its obligations hereunder and thereunder and (ii) as applicable, approve and adopt the Series A Conversion; and

14.	The Board of Directors of Parent has unanimously (i) approved and declared advisable this Agreement and the transactions contemplated by this Agreement and the Additional Agreements to which it is or will be party, including the Merger, and the performance of its obligations hereunder or thereunder, on the terms and subject to the conditions set forth herein or therein, (ii) determined that this Agreement and such transactions are in the best interests of Parent and (iii) resolved to recommend that Parent Shareholders approve the Merger and such other transactions and adopt this Agreement and the Additional Agreements to which it is or will be a party and the performance of such party of its obligations hereunder and thereunder.

In consideration of the mutual covenants and promises set forth in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

ARTICLE I
DEFINITIONS

1.1	Definitions.

“Action” means any legal action, litigation, suit, claim, hearing, proceeding or investigation, including any audit, claim or assessment for Taxes or otherwise, by or before any Authority.

“Additional Agreements” means the Registration Rights Agreement, the Backstop Agreement, the Company Support Agreements, the Parent Support Agreements, the Indemnification Agreements, the Forward Purchase Agreements, and the Earnout Election Agreements.

“Additional Parent SEC Documents” has the meaning set forth in Section 6.11(a).

“Affiliate” means, with respect to any Person, any other Person directly or indirectly Controlling, Controlled by or under common Control with such Person.

“Agreement” has the meaning set forth in the preamble.

“Alternative Proposal” has the meaning set forth in Section 7.2(b).

“Alternative Transaction” has the meaning set forth in Section 7.2(a).

“Annual Financial Statements” has the meaning set forth in Section 5.7(a).

“Applicable Taxes” means “Applicable Taxes” as defined in IRS Notice 2020-65 (and any corresponding Taxes under comparable state or local tax applicable Laws).

“Applicable Wages” means “Applicable Wages” as defined in IRS Notice 2020-65 (and any corresponding wages under comparable state or local tax applicable Laws).

“Authority” means any federal, state, local or foreign government or political subdivision thereof, or any agency or instrumentality of such government or political subdivision, or any self-regulated organization or other non-governmental regulatory authority or quasi-governmental authority exercising executive, legislative, judicial, regulatory or administrative functions (to the extent that the rules, regulations or orders of such organization or authority have the force of Law), or any arbitrator, court or tribunal of competent jurisdiction.

“Balance Sheet” means the unaudited consolidated balance sheet of the Company as of March 31, 2022.

“Balance Sheet Date” has the meaning set forth in Section 5.7(a).

“Books and Records” means all books and records, ledgers, employee records, customer lists, files, correspondence, and other records of every kind (whether written, electronic, or otherwise embodied) owned or controlled by a Person in which a Person’s assets, the business or its transactions are otherwise reflected, other than stock books and minute books.

“Business” has the meaning set forth in the recitals to this Agreement.

“Business Combination End Date” has the meaning set forth in the recitals to this Agreement.

“Business Day” means any day other than a Saturday, Sunday or a legal holiday on which commercial banking institutions in New York, New York are authorized to close for business, excluding as a result of “stay at home,” “shelter-in-place,” “non-essential employee” or any other similar orders or restrictions or the closure of any physical branch locations at the direction of any governmental authority so long as the electronic funds transfer systems, including for wire transfers, of commercially banking institutions in New York, New York are generally open for use by customers on such day.

“CARES Act” means Coronavirus Aid, Relief, and Economic Security Act.

“Cayman Registrar” has the meaning set forth in Section 2.1.

“Cayman Islands Companies Act” has the meaning set forth in the Recitals.

“Certificate of Domestication” has the meaning set forth in Section 2.1.

“Certificate of Merger” has the meaning set forth in Section 3.2.

“Change in Control” means (a) any transaction or series of related transactions that results in any Person or “group” (within the meaning of Section 13(d)(3) of the Exchange Act) acquiring equity interests that represent more than 50% of the total voting power of Parent or (b) a sale or disposition of all or substantially all of the assets of Parent and its Subsidiaries on a consolidated basis, in each case other than a transaction or series of related transactions which results in at least 50% of the combined voting power of the then outstanding voting securities of Parent (or any successor to Parent) immediately following the closing of such transaction (or series of related transactions) being beneficially owned, directly or indirectly, by individuals and entities (or Affiliates of such individuals and entities) who were the beneficial owners, respectively, of at least 50% of the equity interests of Parent (or any successor to Parent) immediately prior to such transaction (or series of related transactions).

“Closing” has the meaning set forth in Section 3.2.

“Closing Consideration Spreadsheet” has the meaning set forth in Section 4.5(a).

“Closing Date” has the meaning set forth in Section 3.2.

“COBRA” means collectively, the requirements of Sections 601 through 606 of ERISA and Section 4980B of the Code.

“Code” means the U.S. Internal Revenue Code of 1986, as amended.

“Company” has the meaning set forth in the preamble to this Agreement.

“Company Bylaws” means the bylaws of the Company.

“Company Capital Stock” means Company Common Stock and Company Preferred Stock.

“Company Certificate of Incorporation” means, collectively, (a) the Amended and Restated Certificate of Incorporation of the Company, filed with the Secretary of State of the State of Delaware on January 22, 2018; (b) the Second Amended and Restated Certificate of Designations of Preferences, Rights and Limitations of Series B Preferred Stock of the Company, filed with the Secretary of State of the State of Delaware on March 19, 2019; (c) the Second Amended and Restated Certificate of Designations of Preferences, Rights and Limitations of Series B Preferred Stock of the Company, filed with the Secretary of State of the State of Delaware on March 19, 2019; (d) the Amended and Restated Certificate of Designations of Preferences, Rights and Limitations of Series B-1 Preferred Stock of the Company, filed with the Secretary of State of the State of Delaware on June 28, 2019; (e) the Second Amended and Restated Certificate of Designations of Preferences, Rights and Limitations of Series C Preferred Stock of the Company, filed with the Secretary of State of the State of Delaware on March 19, 2019; (f) the Amended and Restated Certificate of Designations of Preferences, Rights and Limitations of Series D-1 Preferred Stock of the Company, filed with the Secretary of State of the State of Delaware on February 28, 2022; and (g) the Amended and Restated Certificate of Designations of Preferences, Rights and Limitations of Series D-2 Preferred Stock of the Company, filed with the Secretary of State of the State of Delaware on February 28, 2022.

“Company Common Stock” means the common stock of the Company, par value $0.0001 per share.

“Company Disclosure Schedule” has the meaning set forth in ARTICLE V.

“Company Financial Statements” has the meaning set forth in Section 5.7(a).

“Company Fundamental Representations” means the representations and warranties of the Company set forth in, Section 5.1 (Corporate Existence and Power), Section 5.2 (Authorization), Section 5.5 (Capitalization), and Section 5.22 (Finders’ Fees).

“Company Group” has the meaning set forth in the recitals to this Agreement.

“Company Information Systems” has the meaning set forth in Section 5.15(n).

“Company IP” means, collectively, all Company Owned IP and Company Licensed IP.

“Company Licensed IP” means all Intellectual Property owned by a third Person and licensed to or purported to be licensed to any member of the Company Group or that any member of the Company Group otherwise has a right to use or purports to have a right to use.

“Company Option” means each option (whether vested or unvested) to purchase Company Common Stock granted, and that remains outstanding, under the Equity Incentive Plan.

“Company Owned IP” means all Intellectual Property owned or purported to be owned by any member of the Company Group, in each case, whether exclusively, jointly with another Person or otherwise.

“Company Preferred Stock” means the Series A Preferred Stock, the Series B Preferred Stock, the Series B-1 Preferred Stock, Series C Preferred Stock of the Company, par value $.0001 per share, Series D-1 Preferred Stock of the Company, par value $.0001 per share, and Series D-2 Preferred Stock of the Company, par value $.0001 per share.

“Company Product” means any product that is being researched, tested, developed, commercialized, manufactured, sold or distributed by or behalf of the Company Group and any product with respect to which the Company Group has the right to receive payment.

“Company Securities” means the Company Common Stock, the Company Preferred Stock, the Company Options and the Company Warrants.

“Company Securityholder” means each Person who holds Company Securities.

“Company Stockholders” means, at any given time, the holders of Company Capital Stock.

“Company Stockholder Approval” has the meaning set forth in Section 5.2(b).

“Company Stockholder Written Consent” has the meaning set forth in Section 8.3(a).

“Company Stockholder Written Consent Deadline” has the meaning set forth in Section 8.3(a).

“Company Support Agreement” has the meaning set forth in the recitals to this Agreement.

“Company Warrant” means each warrant to purchase shares of Company Capital Stock that is outstanding and unexercised (in whole or in part).

“Confidential Information” means any information, knowledge or data concerning the businesses and affairs of the Company Group, or any suppliers, customers or agents of the Company Group that is not already generally available to the public, including any non-public Intellectual Property.

“Confidentiality Agreement” means the Confidentiality Agreement dated as of November 29, 2021, by and between the Company and Parent.

“Contingent Workers” has the meaning set forth in Section 5.16(c).

“Contracts” means the Leases and all other contracts, agreements, leases (including equipment leases, car leases and capital leases), licenses, and similar instruments, oral or written, in each case, that is legally binding.

“Control” of a Person means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract, or otherwise. “Controlled,” “Controlling” and “under common Control with” have correlative meanings.

“Copyleft Licenses” means all licenses or other Contracts to Software that require, as a condition of use, modification, or distribution of such Software that other Software or technology incorporated into, derived from, or distributed with such Software (a) be disclosed or distributed in source code form, (b) be licensed or made available for the purpose of making derivative works, or (c) be redistributable at no or minimal charge.

“Copyrights” has the meaning set forth in the definition of “Intellectual Property.”

“Data Protection Laws” means all applicable Laws in any applicable jurisdiction relating to the Processing, privacy, security, or protection of Personal Information, and all regulations or guidance issued thereunder.

“DGCL” has the meaning set forth in the recitals to this Agreement.

“Dissenting Shares” has the meaning set forth in Section 4.3.

“Domain Names” has the meaning set forth in the definition of “Intellectual Property.”

“Domesticated Parent Common Share” has the meaning set forth in Section 2.1.

“Domesticated Parent Warrant” has the meaning set forth in Section 2.1.

“Domestication” has the meaning set forth in the Recitals.

“Earnout Election Agreement” has the meaning set forth in Section 8.3(a).

“Earnout Participants” has the meaning set forth in Section 4.7(a).

“Earnout Period” means the period of time beginning immediately after the Closing until the fifth anniversary of the Closing Date.

“Earnout Shares” has the meaning set forth in Section 4.7(a).

“Effective Time” has the meaning set forth in Section 3.2.

“End Date Extension Election” has the meaning set forth in the recitals to this Agreement.

“Enforceability Exceptions” has the meaning set forth in Section 5.2(a).

“Environmental Laws” means all applicable Laws that prohibit, regulate or control any Hazardous Material or any Hazardous Material Activity, including the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, the Resource Recovery and Conservation Act of 1976, the Federal Water Pollution Control Act, the Clean Air Act, the Hazardous Materials Transportation Act and the Clean Water Act.

“Equity Incentive Plan” means the Company’s 2018 Stock Incentive Plan.

“ERISA” means the Employee Retirement Income Security Act of 1974.

“ERISA Affiliate” means each entity, trade or business that is, or was at the relevant time, a member of a group described in Section 414(b), (c), (m) or (o) of the Code or Section 4001(b)(1) of ERISA that includes or included the Company Group, or that is, or was at the relevant time, a member of the same “controlled group” as the Company Group pursuant to Section 4001(a)(14) of ERISA.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Exchange Ratio” means four hundred and sixty-five thousandths (0.465).

“Excluded Matter” means any one or more of the following: (a) general economic or political conditions; (b) conditions generally affecting the industries in which such Person or its Subsidiaries operates; (c) any changes in financial, banking or securities markets in general, including any disruption thereof and any decline in the price of any security or any market index or any change in prevailing interest rates; (d) acts of war (whether or not declared), armed hostilities or terrorism, or the escalation or worsening thereof; (e) any action required or permitted by this Agreement or an Additional Agreement or any action or omission (A) in the case of the Company, taken by the Company or its Subsidiaries with the written consent or at the request of Parent or (B) in the case of Parent, taken by Parent or Merger Sub with the written consent or at the request of the Company; (f) (i) any changes in applicable Laws (including in connection with the COVID-19 pandemic) or accounting rules (including U.S. GAAP) or the enforcement, implementation or interpretation thereof and (ii) in the case of Parent, new pronouncements or interpretations by the SEC or other U.S. federal regulators arising after the date hereof with respect to prior accounting rules; (g) the announcement, pendency or completion of the transactions contemplated by this Agreement, including losses to the extent directly resulting therefrom of employees, customers, suppliers, distributors or others having relationships with such Person; (h) any natural or man-made disaster, acts of God or pandemics, including the COVID-19 pandemic, or the worsening thereof; (i) any failure by a party to meet any internal or published projections, forecasts or revenue or earnings predictions (it being understood that the facts or occurrences giving rise or contributing to such failure that are not otherwise excluded from the definition of a “Material Adverse Effect” may be taken into account in determining whether there has been a Material Adverse Effect); provided, however, that the exclusions provided in the foregoing clauses (a) through (d), clause (f) and clause (h) shall not apply to the extent that such Person is disproportionately affected by any such exclusions relative to other participants in the industry in which such Person, as applicable, operates.

“Extension Meeting” has the meaning set forth in the recitals to this Agreement.

“Extension Proposal” has the meaning set forth in the recitals to this Agreement.

“Extension Proxy Statement” has the meaning set forth in the recitals to this Agreement.

“FDA” means the U.S. Food and Drug Administration or any successor agency thereto.

“Final Earnout Shares” has the meaning set forth in Section 4.7(a)

“Final Milestone Event” has the meaning set forth in Section 4.7(a)

“Foreign Corrupt Practices Act” has the meaning set forth in Section 5.25(a).

“Form S-4” has the meaning set forth in Section 7.5(a).

“Fraud” means common law fraud under Delaware law (excluding constructive fraud, equitable fraud and negligent misrepresentation) by a party to this Agreement.

“Fully Diluted Company Shares” means the sum, without duplication, of all shares of Company Common Stock held by all Earnout Participants that are issued and outstanding immediately prior to the Effective Time assuming consummation of the Preferred Stock Conversion (including shares of Company Common Stock ultimately received by holders of Company Warrants by operation of Section 4.2(b)).

“Hazardous Material” shall mean any material, emission, chemical, substance or waste that has been designated by any Authority to be radioactive, toxic, hazardous, a pollutant or a contaminant.

“Hazardous Material Activity” shall mean the transportation, transfer, recycling, storage, use, treatment, manufacture, removal, remediation, release, exposure of others to, sale, labeling, or distribution of any Hazardous Material or any product or waste containing a Hazardous Material, or product manufactured with ozone depleting substances, including any required labeling, payment of waste fees or charges (including so-called e-waste fees) and compliance with any recycling, product take-back or product content requirements.

“Healthcare Laws” means all applicable Laws and Orders applicable to the research, development, testing, production, manufacture, pricing, marketing, promotion, sale, distribution, coverage or reimbursement of the Company Products, including: (a) the Federal Food, Drug and Cosmetic Act (“FDCA”) (21 U.S.C. § 301) and FDA implementing regulations; (b) any comparable foreign Laws for the foregoing; (c) the federal Anti-Kickback Statute (42 U.S.C. §1320a-7(b)) and the regulations promulgated thereunder, the Federal Health Care Fraud law (18 U.S.C. § 1347), the Federal Civil Monetary Penalties Law (42 U.S.C. §1320a-7(a)), the Physician Payments Sunshine Act (42 U.S.C. §1320a-7(h)), the Exclusion Law (42 U.S.C. §1320a-7), the Criminal False Statements Law (42 U.S.C. §1320a-7b(a), Stark Law (42 U.S.C. §1395nn), the Federal False Claims Act (31 U.S.C. §§3729 et seq. 42 U.S.C. §1320a-7b(a)), HIPAA, and any comparable state or local Laws; (d) the applicable requirements of Medicare, Medicaid and other Authority healthcare programs, including the Veterans Health Administration and U.S. Department of Defense healthcare and contracting programs, and the analogous laws of any federal, state, local, or foreign jurisdiction applicable to the Company Group; (e) all applicable Laws governing the privacy, security, integrity, accuracy, transmission, storage, or other protection of health information; (f) applicable state licensing, disclosure and transparency reporting requirements; and (g) any Laws of Japan, the European Union, member states of the European Union, and any other country in which the Company Products are tested, manufactured, marketed or distributed, or in which country the Company does business, which Laws are similar, analogous, or comparable to any item set forth in clauses (a) through (f) above.

“HIPAA” means the Health Insurance Portability and Accountability Act of 1996 (42 U.S.C. §§1320d et seq.), as amended by the Health Information Technology for Economic and Clinical Health Act of 2009 (HITECH Act).

“Indebtedness” means, with respect to any Person, (a) all obligations of such Person for borrowed money, including with respect thereto, all interests, fees and costs, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person under conditional sale or other title retention agreements relating to property purchased by such Person, (d) all obligations of such Person issued or assumed as the deferred purchase price of property or services (other than accounts payable to creditors for goods and services incurred in the ordinary course of business consistent with past practices), (e) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any lien or security interest on property owned or acquired by such Person, whether or not the obligations secured thereby have been assumed, (f) all obligations of such Person under leases required to be accounted for as capital leases under U.S. GAAP, (g) all guarantees by such Person of the Indebtedness of another Person, (h) all liability of such Person with respect to any hedging obligations, including interest rate or currency exchange swaps, collars, caps or similar hedging obligations, and (i) any agreement to incur any of the same.

“Indemnification Agreements” has the meaning set forth in Section 8.5.

“Initial Earnout Shares” has the meaning set forth in Section 4.7(a)

“Initial Milestone Event” has the meaning set forth in Section 4.7(a)

“Intellectual Property” means all of the worldwide intellectual property rights and proprietary rights, whether registered, unregistered or registrable, to the extent recognized in a particular jurisdiction, including such rights associated with any of the following: discoveries, inventions, ideas, technology, know-how, trade secrets, and Software, in each case whether or not patentable or copyrightable (including proprietary or confidential information, systems, methods, processes, procedures, practices, algorithms, formulae, techniques, knowledge, results, protocols, models, designs, drawings, specifications, materials, technical data or information, and other information related to the development, marketing, pricing, distribution, cost, sales and manufacturing), and other rights in confidential information and know-how (collectively, “Trade Secrets”); trade names, trademarks, service marks, trade dress, product configurations, other indications of origin, registrations thereof or applications for registration therefor, together with the goodwill associated with the foregoing (collectively, “Trademarks”); patents, patent applications, utility models, industrial designs, supplementary protection certificates, and certificates of inventions, including all re-issues, continuations, divisionals, continuations-in-part, re-examinations, renewals, counterparts, extensions, and validations thereof (“collectively, “Patents”); works of authorship, copyrights, copyrightable materials, copyright registrations and applications for copyright registration (collectively, “Copyrights”); domain names and URLs (collectively, “Domain Names”), social media accounts; and equivalent intellectual property rights to any of the foregoing.

“Investor” has the meaning set forth in the recitals to this Agreement.

“Investor Commitment” has the meaning set forth in the recitals to this Agreement.

“IP Contracts” means, collectively, any and all Contracts to which any member of the Company Group is a party, under which such Company Group (a) is granted a right (including option rights and rights of first offer, first refusal, first negotiation, etc.) in or to any Intellectual Property of a third Person, (b) grants a right (including option rights and rights of first offer, first refusal, first negotiation, etc.) to a third Person in or to any Intellectual Property owned or purported to be owned by the Company Group or (c) has entered into an agreement not to assert or sue with respect to any Intellectual Property (including settlement agreements and co-existence arrangements), in each case other than (i) “shrink wrap” or other licenses for generally commercially available software (including Publicly Available Software) or hosted services, (ii) customer, distributor or channel partner Contracts, (iii) Contracts with the Company Group’s employees, consultants, service providers, or contractors entered into in the ordinary course of business consistent with past practices, and (iv) customary non-disclosure agreements entered into in the ordinary course of business consistent with past practices

“IPO” means the initial public offering of Parent pursuant to a prospectus dated August 3, 2020.

“Knowledge of the Company” or “to the Company’s Knowledge” means the actual knowledge after reasonable inquiry of David P. Hochman, Chief Executive Officer; Darren R. Sherman, President and Chief Operating Officer; Michael D. Kaswan, Chief Financial Officer; Yuval Mika, General Manager and Chief Technology Officer, Bioelectronic Therapies; and Dennis Donohoe, Chief Medical Officer;.

“Knowledge of Parent” or “to Parent’s Knowledge” means the actual knowledge after reasonable inquiry of Roderick Wong, President and Chief Executive Officer; and Naveen Yalamanchi, Chief Financial Officer.

“Law” means any domestic or foreign, federal, state, municipality or local law, statute, ordinance, code, rule, or regulation.

“Leases” means, collectively, the leases described on Schedule 1.1(b).

“Lien” means, with respect to any property or asset, any mortgage, lien, pledge, charge, claim, security interest or encumbrance of any kind in respect of such property or asset, and any conditional sale or voting agreement or proxy, including any agreement to give any of the foregoing.

“Material Adverse Effect” means, with respect to any Person, any fact, effect, event, development, change, or occurrence (an “Effect”) that, individually or together with one or more other contemporaneous Effects, (a) has or would reasonably be expected to have a materially adverse effect on the financial condition, assets, liabilities or results of operations of such Person; or (b) prevents or materially impairs such Person’s ability to consummate the Merger and the other transactions contemplated by this Agreement or the Additional Agreements; provided, however, that a Material Adverse Effect in respect of clause (a) of the definition hereof shall not be deemed to include Effects (and solely to the extent of such Effects) resulting from an Excluded Matter.

“Material Contracts” has the meaning set forth in Section 5.12(a). “Material Contracts” shall not include any Contracts that are also Plans.

“Merger” has the meaning set forth in the recitals to this Agreement.

“Merger Consideration Shares” means the aggregate number of Domesticated Parent Common Shares to be issued pursuant to Section 4.1.

“Merger Sub” has the meaning set forth in the preamble to this Agreement.

“Merger Sub Common Stock” has the meaning set forth in Section 6.7(b).

“Milestone Events” has the meaning set forth in Section 4.7(a).

“Minimum Available Cash Condition” has the meaning set forth in Section 10.3(h).

“Money Laundering Laws” has the meaning set forth in Section 5.25(a).

“Nasdaq” means the Nasdaq Stock Market.

“Offer Documents” has the meaning set forth in Section 7.5(a).

“Order” means any decree, order, judgment, writ, award, injunction, stipulation, determination, award, rule or consent of or by an Authority.

“OSHA” has the meaning set forth in Section 5.16(n).

“Other Filings” means any filings to be made by Parent or Parent required under the Exchange Act, Securities Act or any other United States federal, foreign or blue sky laws, other than the SEC Statement and the other Offer Documents.

“Outside Closing Date” has the meaning set forth in Section 11.1(a).

“Outstanding Parent Expenses” has the meaning set forth in Section 7.10.

“Parent” has the meaning set forth in the preamble to this Agreement.

“Parent Board” has the meaning set forth in Section 3.6(a).

“Parent Board Recommendation” has the meaning set forth in Section 6.10(a).

“Parent Bylaws” has the meaning set forth in Section 7.5(e).

“Parent Charter” has the meaning set forth in Section 7.5(e).

“Parent Closing Cash” means, without duplication, (a) the amount of cash available in the Trust Account immediately prior to the Effective Time after deducting the amount required to satisfy the Parent Redemption Amount and the Parent Closing Indebtedness but before payment of any Outstanding Parent Expenses, plus (b) amounts actually received by Parent in respect of the Sponsor Commitment, plus (c) the amount of cash remaining in Parent’s working capital account, less (d) amounts actually received by Parent, or otherwise preserved in the Trust Account, in respect of the Investor Commitment.

“Parent Closing Indebtedness” means the amount of Indebtedness of the Parent Parties immediately prior the Effective Time.

“Parent Closing Statement” has the meaning set forth in Section 7.10.

“Parent Disclosure Schedule” has the meaning set forth in ARTICLE VI.

“Parent Financial Statements” has the meaning set forth in Section 6.11(g).

“Parent Fundamental Representations” means the representations and warranties of Parent set forth in Section 6.1 (Corporate Existence and Power), Section 6.2 (Corporate Authorization), and Section 6.5 (Finders’ Fees).

“Parent Ordinary Shares” means the ordinary shares of Parent, par value $0.0001 per share.

“Parent Proposals” has the meaning set forth in Section 7.5(e).

“Parent Redemption Amount” has the meaning set forth in Section 7.6.

“Parent Shareholder Redemption” has the meaning set forth in Section 7.5(f).

“Parent SEC Documents” has the meaning set forth in Section 6.11(a).

“Parent Shareholder” means a shareholder of Parent.

“Parent Shareholder Approval” has the meaning set forth in Section 6.2.

“Parent Shareholder Meeting” has the meaning set forth in Section 7.5(a).

“Parent Support Agreement” has the meaning set forth in the recitals to this Agreement.

“Parent Warrants” means each warrant issued to the Sponsor in a private placement at the time of the consummation of the IPO at a price of $1.00 per warrant, entitling the holder thereof to purchase one Parent Ordinary Share at a price of $11.50 per ordinary share, subject to adjustment as provided therein.

“Parent Equity Incentive Plan” has the meaning set forth in Section 9.7.

“Parent Parties” has the meaning set forth in ARTICLE VI.

“Patents” has the meaning set forth in the definition of “Intellectual Property.”

“PCAOB” has the meaning set forth in Section 5.7(a).

“Permit” means each license, franchise, permit, order, approval or other similar authorization required to be obtained and maintained by the Company under applicable Law to carry out or otherwise operate the Business.

“Permitted Liens” means (a) all defects, exceptions, restrictions, easements, rights of way and encumbrances disclosed in policies of title insurance which have been made available to Parent; (b) mechanics’, carriers’, workers’, repairers’ and similar statutory Liens arising or incurred in the ordinary course of business consistent with past practices for amounts (i) that are not delinquent, (ii) that are not material to the business, operations and financial condition of the Company and/or any of its Subsidiaries so encumbered, either individually or in the aggregate, and (iii) not resulting from a breach, default or violation by the Company Group of any Contract or Law; (c) liens for Taxes not yet due and payable or which are being contested in good faith by appropriate proceedings (and for which adequate accruals or reserves have been established in accordance with U.S. GAAP); and (d) the Liens set forth on Schedule 1.1(c).

“Person” means an individual, corporation, partnership (including a general partnership, limited partnership or limited liability partnership), limited liability company, association, trust or other entity or organization, including a government, domestic or foreign, or political subdivision thereof, or an agency or instrumentality thereof.

“Personal Information” means (a) any data or information that, alone or in combination with other data or information identifies an individual natural Person (including any part of such Person’s name, physical address, telephone number, email address, financial account number or credit card number, government issued identifier (including social security number and driver’s license number), user identification number and password, billing and transactional information, medical, health or insurance information, date of birth, educational or employment information, vehicle identification number, IP address, cookie identifier, or any other number or identifier that identifies or relates to an individual natural Person, or such Person’s vehicle, browser or device); and (b) any other data or information that constitutes personal data, personal health information, protected health information, personally identifiable information, personal information or similar defined term under any Data Protection Law or Healthcare Law.

“Plan” means each “employee benefit plan” within the meaning of Section 3(3) of ERISA and all other compensation and benefits plans, policies, programs, arrangements or payroll practices, including multiemployer plans within the meaning of Section 3(37) of ERISA, and each other stock purchase, stock option, restricted stock, severance, retention, employment (other than any employment offer letter in such form as previously provided to Parent that is terminable “at will” without any contractual obligation on the part of the Company Group to make any severance, termination, change of control, or similar payment), consulting, change-of-control, collective bargaining, bonus, incentive, deferred compensation, employee loan, fringe benefit and other benefit plan, agreement, program, policy, commitment or other arrangement, whether or not subject to ERISA (including any related funding mechanism now in effect or required in the future), whether formal or informal, oral or written, in each case, that is sponsored, maintained, contributed or required to be contributed to by the Company Group, or under which the Company Group has any current or potential liability.

“Preferred Stock Conversion” has the meaning set forth in the recitals to this Agreement.

“Process,” “Processed” or “Processing” means any operation or set of operations performed upon Personal Information or sets of Personal Information, whether or not by automated means, such as collection, recording, organization, structuring, storage, adaptation or alteration, retrieval, consultation, use, disclosure by transmission, dissemination, or otherwise making available, alignment or combination, restriction, erasure, or destruction.

“Pro Rata Portion” means, with respect to each Earnout Participant as of immediately prior to the Effective Time, the quotient (expressed as a percentage) of (a) aggregate number of shares of Company Common Stock that are held by such Company Stockholder assuming consummation of the Preferred Stock Conversion (including any shares of Company Common Stock ultimately received by such holder by operation of Section 4.2(b)); divided by (b) the Fully Diluted Company Shares.

“Prohibited Party” has the meaning set forth in Section 5.25(b).

“Prospectus” has the meaning set forth in Section 12.13.

“Proxy Statement” has the meaning set forth in Section 7.5(a).

“Publicly Available Software” means each of any Software that is distributed as free software, “copyleft,” open source software (e.g., Linux), or under similar licensing and distribution models, including any of the following: (a) the GNU General Public License (GPL) or Lesser/Library GPL (LGPL), (b) the Artistic License (e.g., PERL), (c) the Mozilla Public License, (d) the Netscape Public License, (e) the Sun Community Source License (SCSL), (f) the Sun Industry Source License (SISL) and (g) the Apache Server License, including for the avoidance of doubt all Software licensed under a Copyleft License.

“Real Property” means, collectively, all real properties and interests therein (including the right to use), together with all buildings, fixtures, trade fixtures, plant and other improvements located thereon or attached thereto; all rights arising out of use thereof (including air, water, oil and mineral rights); and all subleases, franchises, licenses, permits, easements and rights-of-way which are appurtenant thereto.

“Registered Owned IP” means all Intellectual Property constituting Company Owned IP that is the subject of a registration or an application for registration, including issued patents and patent applications.

“Registration Rights Agreement” “means the registration rights agreement, in substantially the form attached hereto as Exhibit C.

“Representatives” means a party’s officers, directors, Affiliates, managers, consultants, employees, representatives and agents.

“Rollover Option Shares” means the aggregate number of shares of Company Common Stock issuable upon exercise of all Company Options (whether Vested Company Options or Unvested Company Options).

“Rollover Warrant Shares” means the aggregate number of shares of Company Preferred Stock (on an as converted to Company Common Stock basis) and, if any, Company Common Stock issuable upon exercise of all Company Warrants outstanding as of immediately prior to the Effective Time.

“RTW” has the meaning set forth in the recitals to this Agreement.

“S-4 Effective Date” has the meaning set forth in Section 7.5(c).

“Sarbanes-Oxley Act” means the Sarbanes-Oxley Act of 2002.

“SBA” means the Small Business Administration.

“SEC” means the U.S. Securities and Exchange Commission.

“SEC Statement” means the Form S-4, including the Proxy Statement, whether in preliminary or definitive form, and any amendments or supplements thereto.

“Securities Act” means the Securities Act of 1933, as amended.

“Series A Conversion” has the meaning set forth in the recitals to this Agreement.

“Series A Preferred Stock” means the Series A Preferred Stock of the Company, par value $.0001 per share.

“Series B Preferred Stock” means the Series B Preferred Stock of the Company, par value $.0001 per share.

“Series B-2 Preferred Stock” means the Series B-1 Preferred Stock of the Company, par value $.0001 per share.

“Software” means computer software, programs, and databases (including development tools, library functions, and compilers) in any form, including in or as Internet websites, web content, links, source code, object code, operating systems, database management code, utilities, graphical user interfaces, menus, images, icons, forms, methods of processing, software engines, platforms, and data formats, together with all versions, updates, corrections, enhancements and modifications thereof, and all related specifications, documentation, developer notes, comments, and annotations.

“Sponsor” means HSAC 2 Holdings, LLC, a Delaware limited liability company.

“Sponsor Commitment” has the meaning set forth in the recitals to this Agreement.

“SPAC” means a special purpose acquisition company.

“Standards Setting Body” has the meaning set forth in Section 5.15(p).

“Subsidiary” means, with respect to any Person, each entity of which at least fifty percent (50%) of the capital stock or other equity or voting securities are Controlled or owned, directly or indirectly, by such Person.

“Surviving Corporation” has the meaning set forth in the recitals to this Agreement.

“Tangible Personal Property” means all tangible personal property and interests therein, including machinery, computers and accessories, furniture, office equipment, communications equipment, automobiles, laboratory equipment and other equipment owned or leased by the Company Group and other tangible property.

“Tax Return” means any return, information return, declaration, claim for refund or credit, report or any similar statement, and any amendment thereto, including any attached schedule and supporting information, whether on a separate, consolidated, combined, unitary or other basis, that is filed or required to be filed with any Taxing Authority in connection with the determination, assessment, collection or payment of a Tax or the administration of any Law relating to any Tax.

“Tax(es)” means any U.S. federal, state or local or non-U.S. tax, charge, fee, levy, custom, duty, deficiency, or other assessment of any kind or nature imposed by any Taxing Authority (including any income (net or gross), gross receipts, profits, windfall profit, sales, use, goods and services, ad valorem, franchise, license, withholding, employment, social security, workers compensation, unemployment compensation, employment, payroll, transfer, excise, import, real property, personal property, intangible property, occupancy, recording, minimum, alternative minimum), together with any interest, penalty, additions to tax or additional amount imposed by any Taxing Authority with respect thereto.

“Taxing Authority” means the Internal Revenue Service and any other Authority responsible for the collection, assessment or imposition of any Tax or the administration of any Law relating to any Tax.

“Trade Secrets” has the meaning set forth in the definition of “Intellectual Property.”

“Trademarks” has the meaning set forth in the definition of “Intellectual Property.”

“Trading Days” means (a) for so long as Domesticated Parent Common Shares are listed or admitted for trading on Nasdaq or any other national securities exchange, days on which such securities exchange is open for business; (b) when and if the Domesticated Parent Common Shares are quoted on a system of automated dissemination of quotations of securities prices, days on which trades may be made on such system; or (c) if the Domesticated Parent Common Shares are not listed or admitted to trading on any national securities exchange or quoted on a system of automated dissemination of quotations of securities prices, days on which Domesticated Parent Common Shares are traded regular way in the over-the- counter market and for which a closing bid and a closing asked price for Domesticated Parent Common Shares are available.

“Transaction Litigation” has the meaning set forth in Section 9.1(c).

“Trust Account” has the meaning set forth in Section 6.9.

“Trust Agreement” has the meaning set forth in Section 6.9.

“Trust Fund” has the meaning set forth in Section 6.9.

“Trustee” has the meaning set forth in Section 6.9.

“U.S. GAAP” means U.S. generally accepted accounting principles, consistently applied.

“Unaudited Financial Statements” has the meaning set forth in Section 5.7(a).

“Unvested Company Option” means each Company Option outstanding immediately prior to the Effective Time that is not a Vested Company Option.

“Vested Company Option” means each Company Option outstanding immediately prior to the Effective Time that is vested in accordance with its terms as of immediately prior to the Effective Time or will vest solely as a result of the consummation of the Merger.

“VWAP” means, for any security as of any date(s), the dollar volume-weighted average price for such security on the principal securities exchange or securities market on which such security is then traded during the period beginning at 9:30:01 a.m., New York time, and ending at 4:00:00 p.m., New York time, as reported by Bloomberg through its “HP” function (set to weighted average) or, if the foregoing does not apply, the dollar volume-weighted average price of such security in the over-the-counter market on the electronic bulletin board for such security during the period beginning at 9:30:01 a.m., New York time, and ending at 4:00:00 p.m., New York time, as reported by Bloomberg, or, if no dollar volume-weighted average price is reported for such security by Bloomberg for such hours, the average of the highest closing bid price and the lowest closing ask price of any of the market makers for such security as reported by OTC Markets Group Inc. If the VWAP cannot be calculated for such security on such date(s) on any of the foregoing bases, the VWAP of such security on such date(s) shall be the fair market value per share on such date(s) as reasonably determined by Parent.

“Willful Breach” means a party’s breach of any representation, warranty, covenant or agreement set forth in this Agreement that is a consequence of an intentional act or failure to act undertaken by the breaching party with the knowledge that the taking of such act, or failure to act, or making of such representation or warranty, would result in such breach.

1.2	Construction.

(a)       References to particular sections and subsections, schedules, and exhibits not otherwise specified are cross-references to sections and subsections, schedules, and exhibits of this Agreement. Captions are not a part of this Agreement, but are included for convenience, only.

(b)       The words “herein,” “hereof,” “hereunder,” and words of similar import refer to this Agreement as a whole and not to any particular provision of this Agreement; and, unless the context requires otherwise, “party” means a party signatory hereto.

(c)       Any use of the singular or plural, or the masculine, feminine or neuter gender, includes the others, unless the context otherwise requires; the word “including” means “including without limitation”; the word “or” means “and/or”; the word “any” means “any one, more than one, or all”; and, unless otherwise specified, any financial or accounting term has the meaning of the term under U.S. GAAP as consistently applied heretofore by the Company. Any reference in this Agreement to a Person’s directors shall include any member of such Person’s governing body and any reference in this Agreement to a Person’s officers shall include any Person filling a substantially similar position for such Person. Any reference in this Agreement or any Additional Agreement to a Person’s shareholders or stockholders shall include any applicable owners of the equity interests of such Person, in whatever form. Any reference to the “members of the Company Group” and similar constructs refers to the Company and its Subsidiaries, unless the context requires otherwise.

(d)       Unless otherwise specified, any reference to any agreement (including this Agreement), instrument, or other document includes all schedules, exhibits, or other attachments referred to therein, and any reference to a statute or other law means such law as amended, restated, supplemented or otherwise modified from time to time and includes any rule, regulation, ordinance or the like promulgated thereunder, in each case, as amended, restated, supplemented or otherwise modified from time to time.

(e)       Any reference to a numbered schedule means the same-numbered section of the applicable disclosure schedules. Any reference in a schedule contained in the disclosure schedules delivered by a party hereunder shall be deemed to be an exception to (or, as applicable, a disclosure for purposes of) the applicable representations and warranties (or applicable covenants) that are contained in the section or subsection of this Agreement that corresponds to such schedule and any other representations and warranties of such party that are contained in this Agreement to which the relevance of such item thereto is reasonably apparent on its face. The mere inclusion of an item in a schedule as an exception to (or, as applicable, a disclosure for purposes of) a representation or warranty shall not be deemed an admission that such item represents a material exception or material fact, event or circumstance or that such item would have a Material Adverse Effect or establish any standard of materiality to define further the meaning of such terms for purposes of this Agreement. Nothing in the disclosure schedules constitutes an admission of any liability or obligation of the disclosing party to any third party or an admission to any third party, including any Authority, against the interest of the disclosing party, including any possible breach of violation of any Contract or Law. Summaries of any written document in the disclosure schedules do not purport to be complete and are qualified in their entirety by the written document itself. The disclosures schedules and the information and disclosures contained therein are intended only to qualify and limit the representations and warranties of the parties contained in this Agreement and shall not be deemed to expand in any way the scope or effect of any of such representations and warranties.

(f)       If any action is required to be taken or notice is required to be given within a specified number of days following a specific date or event, the day of such date or event is not counted in determining the last day for such action or notice. If any action is required to be taken or notice is required to be given on or before a particular day which is not a Business Day, such action or notice shall be considered timely if it is taken or given on or before the next Business Day.

(g)       To the extent that any Contract, document, certificate or instrument is represented and warranted to by the Company to be given, delivered, provided or made available by the Company, such Contract, document, certificate or instrument shall be deemed to have been given, delivered, provided and made available to Parent or its Representatives, if such Contract, document, certificate or instrument shall have been posted not later than two (2) Business Days prior to the date of this Agreement to the electronic data site maintained on behalf of the Company for the benefit of the Parent and its Representatives and the Parent and its Representatives have been given access to the electronic folders containing such information.

ARTICLE II
DOMESTICATION

2.1       Domestication. Subject to receipt of the Parent Shareholder Approval, prior to the Effective Time, Parent shall cause the Domestication to become effective, including by (a) filing with the Delaware Secretary of State a certificate of domestication with respect to the Domestication, in form and substance reasonably acceptable to the parties (the “Certificate of Domestication”), together with the Parent Certificate of Incorporation, in each case, in accordance with the provisions thereof and Section 388 of the DGCL, (b) completing and making and procuring all those filings required to be made with the Registrar of Companies of the Cayman Islands (the “Cayman Registrar”) in connection with the Domestication, and (c) obtaining a certificate of de-registration from the Cayman Registrar. In accordance with applicable Law, the Certificate of Domestication shall provide that at the effective time of the Domestication, by virtue of the Domestication, and without any action on the part of any Parent Shareholder, (i) each then issued and outstanding Parent Ordinary Share will convert automatically, on a one-for-one basis, into a share of common stock par value $0.0001, per share of Parent (a “Domesticated Parent Common Share”); and (ii) each then issued and outstanding Parent Warrant will convert automatically into a warrant to acquire one Domesticated Parent Common Share (a “Domesticated Parent Warrant”). Each Parent Warrant will continue to have, and be subject to, the same terms and conditions set forth in the warrant agreement (the “Warrant Agreement”), dated as of August 6, 2020, by and between Parent and Sponsor. For U.S. federal income tax purposes, the Domestication is intended to constitute a “reorganization” within the meaning of Section 368(a) of the Code. Parent hereby (i) adopts this Agreement insofar as it relates to the Domestication as a “plan of reorganization” within the meaning of Section 1.368-2(g) of the United States Treasury Regulations, (ii) agrees to file and retain such information as shall be required under Section 1.368-3 of the United States Treasury Regulations with respect to the Domestication, and (iii) agrees to file all Tax and other informational returns on a basis consistent with such characterization, except if otherwise required by a “determination” within the meaning of Code Section 1313 (or pursuant to any similar provision of applicable state, local or foreign Law).

ARTICLE III
MERGER

3.1         Merger. Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the DGCL, on the Closing Date, immediately after the Domestication, pursuant to an appropriate certificate of merger (the “Certificate of Merger”), Merger Sub shall be merged with and into the Company, the separate corporate existence of Merger Sub shall thereupon cease, the Company shall be the Surviving Corporation in the Merger, the Surviving Corporation shall become a wholly owned Subsidiary of Parent, and Parent shall change its name to “Orchestra BioMed Holdings, Inc.”.

3.2         Closing. Unless this Agreement is earlier terminated in accordance with ARTICLE XI, the closing of the Merger (the “Closing”) shall take place on the date that is three (3) Business Days after all the conditions set forth in ARTICLE X have been satisfied or waived or at such other time, date and location as the Parent Parties and the Company agree in writing. The parties may participate in the Closing via electronic means. The date on which the Closing actually occur is hereinafter referred to as the “Closing Date”. For the avoidance of doubt, the Closing shall occur after the effectiveness of the Domestication.

3.3         Effective Time. At the Closing, the parties hereto shall cause the Certificate of Merger to be filed with the Secretary of State of the State of Delaware, in such form as is required by, and executed in accordance with, the relevant provisions of DGCL, and, as soon as practicable on or after the Closing Date, shall make any and all other filings or recordings required under the DGCL. The Merger shall become effective at such date and time as the Certificate of Merger is duly filed with the Delaware Secretary of State or at such other date and time as Merger Sub and the Company shall agree in writing and shall specify in the Certificate of Merger (the date and time the Merger becomes effective being the “Effective Time”).

3.4         Effects of the Merger. At the Effective Time, the effect of the Merger shall be as provided in this Agreement, the Certificate of Merger and the applicable provisions of the DGCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the assets, property, rights, privileges, immunities, powers and franchises of the Company and Merger Sub shall vest in the Surviving Corporation and all debts, liabilities and duties of the Company and Merger Sub shall become the debts, liabilities and duties of the Surviving Corporation.

3.5         Certificate of Incorporation; Bylaws.

(a)       The Company Certificate of Incorporation as in effect immediately prior to the Effective Time shall, in accordance with the terms thereof and the DGCL, be amended and restated in its entirety as set forth in the exhibit to the Certificate of Merger, and, as so amended and restated, shall be the certificate of incorporation of the Surviving Corporation until duly amended in accordance with the terms thereof and the DGCL.

(b)       The Company Bylaws as in effect immediately prior to the Effective Time shall be amended at the Effective Time to read in its entirety as the bylaws of Merger Sub as in effect immediately prior to the Effective Time, except that the name of the Surviving Corporation shall be “Orchestra BioMed, Inc.” until thereafter amended in accordance with the terms thereof, the certificate of incorporation of the Surviving Corporation and applicable Law.

3.6         Directors and Officers.

(a)       Except as otherwise agreed in writing by the Company and Parent prior to the Closing, and conditioned upon the occurrence of the Closing, Parent shall take all actions necessary or appropriate to cause (i) all of the members of the board of directors of Parent (the “Parent Board”) to resign effective as of the Closing, (ii) the number of directors constituting the Parent Board to be up to seven (7) and (iii) the individuals set forth on Schedule 3.6(a) to be elected as members of the, effective as of the Closing. Except as otherwise specified in writing by the Company to Parent prior to the Closing, and conditioned upon the occurrence of the Closing, Parent and the Parent Board shall take all actions necessary or appropriate to cause (i) all of the officers of Parent to resign effective as of the Closing and (ii) the individuals set forth on Schedule 3.6(a) to have been appointed as the officers of Parent in the positions specified opposite such individual’s names on Schedule 3.6(a), effective as of the Closing.

(b)       At the Effective Time, the officers of the Company shall become the initial officers of the Surviving Corporation and shall hold office until their respective successors are duly elected or appointed and qualified, or until their earlier death, resignation or removal.

(c)       At the Effective Time, the initial directors of the Surviving Corporation shall consist of the same persons serving on Surviving Corporation’s Board of Directors in accordance with Section 3.6(a), and such directors shall hold office until their successors shall have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the Surviving Corporation’s certificate of incorporation and bylaws.

3.7         Taking of Necessary Action; Further Action. If, at any time after the Closing, any further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Corporation with full right, title and interest in, to and under, or possession of, all assets, property, rights, privileges, powers and franchises of the Company and Merger Sub, the officers and directors of the Surviving Corporation are fully authorized in the name and on behalf of the Company and Merger Sub, to take all lawful action necessary or desirable to accomplish such purpose or acts, so long as such action is not inconsistent with this Agreement.

3.8         No Further Ownership Rights in Company Capital Stock. All Merger Consideration Shares paid in accordance with the terms of this Agreement in respect of shares of Company Capital Stock, or upon the exercise of the appraisal rights described in Section 4.3, shall be deemed to have been paid in full satisfaction of all rights pertaining to such shares of Company Capital Stock from and after the Effective Time, and there shall be no further registration of transfers of shares Company Capital Stock on the stock transfer books of the Surviving Corporation. If, after the Effective Time, certificates formerly representing shares of Company Capital Stock (each, a “Company Stock Certificate”) are presented to the Surviving Corporation, subject to the terms and conditions set forth herein, they shall be cancelled and exchanged for the Merger Consideration Shares provided for, and in accordance with the procedures set forth, in ARTICLE IV.

3.9         Rights Not Transferable. The rights of the holders of Company Capital Stock as of immediately prior to the Effective Time are personal to each such holder and shall not be assignable or otherwise transferable for any reason (except by will or by the operation of the laws of descent after the death of a natural holder thereof or as otherwise permitted pursuant to the procedures contemplated by Section 4.4). Any attempted transfer of such right after the Effective Time by any holder thereof (otherwise than as permitted by the immediately preceding sentence) shall be null and void.

3.10       Withholding Rights. Notwithstanding anything to the contrary contained in this Agreement, Parent and the Company shall be entitled to deduct and withhold from the cash otherwise deliverable under this Agreement, and, from any other payments otherwise required pursuant to this Agreement or any Additional Agreement, such amounts as Parent or the Company, as the case may be, are required to withhold and pay over to the applicable Authority with respect to any such deliveries and payments under the Code or any provision of state, local, provincial or foreign Tax Law. To the extent that amounts are so withheld and are remitted to the appropriate Taxing Authority, such withheld amounts shall be treated for all purposes of this Agreement as having been delivered and paid to such Person in respect of which such deduction and withholding was made. Notwithstanding the foregoing, Parent shall use commercially reasonable efforts to reduce or eliminate any such withholding, including providing recipients of consideration a reasonable opportunity to provide documentation establishing exemptions from or reductions of such withholdings.

3.11       U.S. Tax Treatment of the Merger. For U.S. federal income tax purposes, the Merger is intended to constitute a “reorganization” within the meaning of Section 368(a) of the Code. The parties to this Agreement hereby (i) adopt this Agreement insofar as it relates to the Merger as a “plan of reorganization” within the meaning of Section 1.368-2(g) of the United States Treasury regulations, (ii) agree to file and retain such information with respect to the Merger as shall be required under Section 1.368-3 of the United States Treasury regulations, and (iii) agree to file all Tax and other informational returns with respect to the Merger on a basis consistent with such characterization, unless required to do otherwise pursuant to a final determination as defined in Section 1313(a) of the Code (or pursuant to any similar provision of applicable state, local or foreign Law). For the avoidance of doubt, the receipt of any portion of the Earnout Shares shall be treated and reported for income tax purposes as being received as additional merger consideration as part of the “reorganization” in accordance with the Code.

ARTICLE IV
EXCHANGE OF SHARES; CONSIDERATION

4.1         Effect of the Merger on Company Capital Stock. At the Effective Time, as a result of the Merger and without any action on the part of Parent, Merger Sub, the Company or the holders of any shares of capital stock of any of them:

(a)       Cancellation of Certain Shares of Company Capital Stock. Each share of Company Capital Stock, if any, that is owned by Parent or Merger Sub (or any other Subsidiary of Parent) or the Company (or any of its Subsidiaries) (as treasury stock or otherwise), shall automatically be cancelled and extinguished without any conversion thereof and will cease to exist, and no consideration will be delivered in exchange therefor.

(b)       Conversion of Shares of Company Common Stock. Each share of Company Common Stock issued and outstanding immediately prior to the Effective Time (including shares of Company Common Stock issued pursuant to the Preferred Stock Conversion, but excluding any such shares of Company Common Stock cancelled pursuant to Section 4.1(a) and any Dissenting Shares) shall automatically be cancelled, extinguished and converted into the right to receive a number of Domesticated Parent Common Shares equal to the Exchange Ratio and each holder of share certificates representing such shares of Company Common Stock shall thereafter cease to have any rights with respect to such securities.

(c)       Conversion of Merger Sub Capital Stock. Each share of common stock, par value $0.01 per share, of Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into and become one newly issued, fully paid and nonassessable share of common stock of the Surviving Corporation.

4.2         Treatment of Company Options, Company Warrants.

(a)         Treatment of Options.

(i)       Prior to the Closing, the Company’s Board of Directors (or, if appropriate, any committee thereof administering the Equity Incentive Plan) shall adopt such resolutions or take such other actions as may be required to adjust the terms of all Vested Company Options and Unvested Company Options as necessary to provide that, at the Effective Time, each Company Option shall be converted into an option to acquire, subject to substantially the same terms and conditions as were applicable under such Company Option, the number of Domesticated Parent Common Shares (rounded down to the nearest whole share), determined by multiplying the number of shares of Company Common Stock subject to such Company Option as of immediately prior to the Effective Time by the Exchange Ratio, at an exercise price per Domesticated Parent Common Share (rounded up to the nearest whole cent) equal to (x) the exercise price per share of Company Common Stock of such Company Option divided by (y) the Exchange Ratio (a “Converted Stock Option”); and

(ii)       At the Effective Time, Parent shall assume all obligations of the Company under the Equity Incentive Plan, each outstanding Converted Stock Option and the agreements evidencing the grants thereof. As soon as practicable after the Effective Time, Parent shall deliver to the holders of Converted Stock Options appropriate notices setting forth such holders’ rights, and the agreements evidencing the grants of such Converted Stock Option shall continue in effect on substantially the same terms and conditions (subject to the adjustments required by this Section 4.2(a) after giving effect to the Merger).

(b)         Treatment of Company Warrants. Contingent on and effective immediately prior to the Effective Time, all Company Warrants outstanding immediately prior to the Effective Time shall be treated in accordance with the terms of the relevant agreements governing such Company Warrants, including, to the extent required thereunder, the conversion thereof into Domesticated Parent Warrants. In the event of any such conversion, as soon as practicable after the Effective Time, Parent shall deliver to the holders of such Domesticated Parent Warrants any appropriate notices and the agreements evidencing the issuance of such Domesticated Parent Warrants.

4.3         Dissenting Shares. Notwithstanding any provision of this Agreement to the contrary, including Section 4.1, shares of Company Capital Stock issued and outstanding immediately prior to the Effective Time (other than shares of Company Capital Stock cancelled in accordance with Section 4.1(a)) and held by a holder who has not voted in favor of adoption of this Agreement or consented thereto in writing and who has properly exercised and perfected appraisal rights of such shares of Company Capital Stock in accordance with Section 262 of the DGCL (such shares of Company Capital Stock being referred to collectively as the “Dissenting Shares” until such time as such holder fails to perfect or otherwise loses such holder’s appraisal rights under the DGCL with respect to such shares) shall not be converted into a right to receive a portion of the Merger Consideration Shares, but instead shall be entitled to only such rights as are granted by Section 262 of the DGCL; provided, however, that if, after the Effective Time, such holder fails to perfect, withdraws or loses such holder’s right to appraisal pursuant to Section 262 of the DGCL or if a court of competent jurisdiction shall determine that such holder is not entitled to the relief provided by Section 262 of the DGCL, such Dissenting Shares shall be treated as if they had been converted as of the Effective Time into the right to receive the portion of the Merger Consideration Shares to which such holder is entitled pursuant to the applicable subsections of Section 4.1, without interest thereon, upon surrender of the Company Stock Certificate or Company Stock Certificates representing such Dissenting Shares in accordance with Section 4.4. The Company shall promptly provide Parent prompt written notice of any demands received by the Company for appraisal of shares of Company Common Stock, any withdrawal of any such demand and any other demand, notice or instrument delivered to the Company prior to the Effective Time pursuant to the DGCL that relates to such demand, and Parent shall have the opportunity to participate in all negotiations and proceedings with respect to such demands.

4.4         Surrender and Payment.

(a)       Exchange Fund. On the Closing Date, Parent shall deposit, or shall cause to be deposited, with Continental Stock Transfer & Trust Company (the “Exchange Agent”) for the benefit of the Company Stockholders, for exchange in accordance with this ARTICLE IV, the number of Domesticated Parent Common Shares sufficient to deliver the aggregate Merger Consideration Shares payable pursuant to this Agreement (such Domesticated Parent Common Shares, the “Exchange Fund”). Parent shall cause the Exchange Agent, pursuant to irrevocable instructions, to pay the Merger Consideration Shares out of the Exchange Fund in accordance with the Closing Consideration Spreadsheet and the other applicable provisions contained in this Agreement. The Exchange Fund shall not be used for any other purpose other than as contemplated by this Agreement.

(b)       Exchange Procedures. As soon as practicable following the Effective Time, and in any event within two (2) Business Days following the Effective Time (but in no event prior to the Effective Time), Parent shall cause the Exchange Agent to deliver to each Company Stockholder, as of immediately prior to the Effective Time, represented by certificate or book-entry, (i) a letter of transmittal and instructions for use in exchanging such Company Stockholder’s shares of Company Capital Stock for such Company Stockholder’s applicable portion of the Merger Consideration Shares from the Exchange Fund, and which shall be in form and contain provisions which Parent may specify and which are reasonably acceptable to the Company (a “Letter of Transmittal”), and promptly following receipt of a Company Stockholder’s properly executed Letter of Transmittal, deliver such Company Stockholder’s applicable portion of the Merger Consideration Shares to such Company Stockholder.

(c)         Termination of Exchange Fund. Any portion of the Exchange Fund relating to the Merger Consideration Shares that remains undistributed to the Company Stockholders for two (2) years after the Effective Time shall be delivered to Parent, upon demand, and any Company Stockholders who have not theretofore complied with this Section 4.4 shall thereafter look only to Parent for their portion of the Merger Consideration Shares. Any portion of the Exchange Fund remaining unclaimed by Company Stockholders as of a date which is immediately prior to such time as such amounts would otherwise escheat to or become property of any Authority shall, to the extent permitted by applicable Law, become the property of Parent free and clear of any claims or interest of any person previously entitled thereto.

4.5         Closing Consideration Spreadsheet.

(a)         At least three (3) and no more than six (6) Business Days prior to the Closing Date, the Company shall deliver to Parent a consideration spreadsheet in form and substance agreed to by the Company and Parent (the “Closing Consideration Spreadsheet”), prepared by the Company in good faith and detailing the following, in each case, as of immediately prior to the Effective Time:

(i)          the name and address of record of each Company Stockholder and the number and class, type or series of shares of Company Capital Stock held by each, in the case of shares of each series of Company Preferred Stock, the number of shares of Company Common Stock into which such shares of Company Preferred Stock are convertible pursuant to the Preferred Stock Conversion and an indication of whether each Company Stockholder is an Earnout Participant;

(ii)         the names and addresses of record of each holder of Company Warrants and the number and class, type or series of shares of Company Capital Stock subject to each Company Warrant held by it;

(iii)        the names of record of each holder of Vested Company Options, and the exercise price, number of shares of Company Common Stock subject to each Vested Company Option held by it;

(iv)        the names of record of each holder of Unvested Company Options, and the exercise price, number of shares of Company Common Stock subject to each such Unvested Company Option held by it and vesting arrangements with respect to each such Unvested Company Option (including the vesting schedule, vesting commencement date, date fully vested);

(v)         the number of Fully Diluted Company Shares;

(vi)        the aggregate number of Rollover Option Shares;

(vii)       detailed calculations of each of the following (in each case, determined without regard to withholding):

(A)       the Merger Consideration Shares;

(B)       for each Company Stockholder, the number of Domesticated Parent Common Shares to which it is entitled to receive pursuant to Section 4.1 for its shares of Company Common Stock assuming consummation of the Preferred Share Conversion;

(C)       for each Earnout Participant, its Pro Rata Portion;

(D)       for each Company Stockholder, the number of Domesticated Parent Common Shares to which it is entitled to receive pursuant to Section 4.7 (including detail as to the number of shares of Domesticated Parent Common Shares such Company Stockholder is to receive pursuant to each Milestone Event, assuming the occurrence of the Milestone Events and satisfaction of all other conditions to receiving such shares);

(E)       for each Converted Stock Option, the exercise price therefor and the number of Domesticated Parent Common Shares subject to such Converted Stock Option and whether such Converted Stock Option constitutes a Vested Company Option or Unvested Company Option; and

(F)       for each Company Warrant, the exercise price therefor and the number of Domesticated Parent Common Shares subject to such Company Warrant.

(b)         The Closing Consideration Spreadsheet shall be true complete and correct and shall contain the same information described in this Section 4.5.

(c)         The contents of the Closing Consideration Spreadsheet delivered by the Company hereunder shall be subject to reasonable review and comment by Parent.

(d)         Nothing contained in this Section 4.5 or in the Closing Consideration Spreadsheet shall be construed or deemed to modify the Company’s obligations to obtain Parent’s prior consent to the issuance of any securities pursuant to Section 7.1(b)(xviii).

4.6         Adjustment. The Merger Consideration Shares and Exchange Ratio shall be adjusted to reflect appropriately the effect of any stock split, reverse stock split, stock dividend, recapitalization, reclassification, combination, exchange of shares or other like change with respect to Parent Ordinary Shares, Domesticated Parent Common Shares and Company Capital Stock occurring prior to the date the Merger Consideration Shares are issued.

4.7         Earnout.

(a)          Each Person that was a Company Stockholder immediately prior to the Effective Time (other than holders of Dissenting Shares) that delivers a duly executed Earnout Election Agreement to the Company (copies of which will be provided to Parent) in accordance with instructions set forth therein (“Earnout Participants”) shall be entitled to receive its Pro Rata Portion, as set forth in the Closing Consideration Spreadsheet, of:

(i)       an aggregate of 4,000,000 Domesticated Parent Common Shares (subject to any adjustment pursuant to Section 4.7(e), the “Initial Earnout Shares”) in the event that over any twenty (20) Trading Days within any thirty (30)-Trading Day period during the Earnout Period the VWAP of the Domesticated Parent Common Shares is greater than or equal to $15.00 per share (subject to any adjustment pursuant to Section 4.7(e)) (the “Initial Milestone Event”); and

(ii)       an aggregate of 4,000,000 Domesticated Parent Common Shares (subject to any adjustment pursuant to Section 4.7(e), the “Final Earnout Shares” and together with the Initial Earnout Shares, the “Earnout Shares”) in the event that over any twenty (20) Trading Days within any thirty (30)-Trading Day period during the Earnout Period the VWAP of the Domesticated Parent Common Shares is greater than or equal to $20.00 per share (subject to any adjustment pursuant to Section 4.7(e)) (the “Final Milestone Event” and together with the Initial Milestone Event, the “Milestone Events”).

(b)         The applicable portion of the Earnout Shares (i) shall be issued to each Earnout Participant as soon as reasonably practicable after the occurrence of the applicable Milestone Event, free and clear of all Liens other than applicable federal and state securities restrictions. For the avoidance of doubt, Earnout Participants shall not be entitled to receive any Initial Earnout Shares or Final Earnout Shares in the event that the applicable Milestone Event does not occur prior to the expiration of the Earnout Period.

(c)         If, during the Earnout Period, there occurs any transaction resulting in a Change in Control, and the corresponding valuation of Domesticated Parent Common Shares is greater than or equal to (i) $15.00 per share, then, immediately prior to the consummation of such Change in Control the Initial Milestone Event shall be deemed to have occurred and the applicable portion of the Initial Earnout Shares shall be issued to each Earnout Participant as of immediately prior to the Change in Control, and Earnout Participants shall be eligible to participate in such Change in Control transaction with respect to such Initial Earnout Shares; and (ii) $20.00 per share, then, immediately prior to the consummation of such Change in Control the Final Milestone Event shall be deemed to have occurred and the applicable portion of the Final Earnout Shares shall be issued to each Earnout Participant as of immediately prior to the Change in Control, and Earnout Participants shall be eligible to participate in such Change in Control transaction with respect to such Final Earnout Shares.

(d)         Parent shall take such actions as are reasonably requested by the Company Stockholders to evidence the issuances pursuant to this Section 4.7, including, if such shares are issued to the recipient in record ownership, through the provision of an updated stock ledger showing such issuances (as certified by an officer of Parent responsible for maintaining such ledger or the applicable registrar or transfer agent of Parent).

(e)         In the event Parent shall at any time during the Earnout Period pay any dividend on Domesticated Parent Common Shares by the issuance of additional Domesticated Parent Common Shares, or effect a subdivision or combination or consolidation of the outstanding Domesticated Parent Common Shares (by reclassification or otherwise) into a greater or lesser number of Domesticated Parent Common Shares, then in each such case, (i) the number of Earnout Shares shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of Domesticated Parent Common Shares (including any other shares so reclassified as Domesticated Parent Common Shares) outstanding immediately after such event and the denominator of which is the number of Domesticated Parent Common Shares that were outstanding immediately prior to such event, and (ii) the per share dollar amount of the Milestone Event shall be appropriately adjusted to provide to such Company Stockholders the same economic effect as contemplated by this Agreement prior to such event.

(f)         During the Earnout Period, Parent shall take all reasonable efforts for Parent to remain listed as a public company on, and for the Domesticated Parent Common Shares to be tradable over, Nasdaq; provided, however, that the foregoing shall not limit Parent from consummating a Change in Control or entering into a Contract that contemplates a Change in Control. Upon the consummation of any Change in Control during the Earnout Period, other than as set forth in Section 4.7(c), Parent shall have no further obligations pursuant to this Section 4.7(f).

(g)       Except with respect to any amounts treated as imputed interest under Section 483 of the Code or any comparable law, any issuance of Earnout Shares pursuant to this Section 4.7 shall be treated as an adjustment to the merger consideration by the parties for Tax purposes, unless otherwise required by a change in applicable Tax Law. Any Earnout Shares that are issued pursuant to this Section 4.7 will be treated as eligible for non-recognition treatment under Section 354 of the Code (and will not be treated as “other property” within the meaning of Section 356 of the Code).

(h)       The parties intend that none of the rights to receive the Earnout Shares and any interest therein shall be deemed to be a “security” for purposes of any securities law of any jurisdiction. The right to receive the Earnout Shares are deemed contractual rights in connection with the Merger and the parties do not view the right to receive the Earnout Shares as an investment by the holders thereof. The right to receive the Earnout Shares will not be represented by any physical certificate or similar instrument. The right to receive the Earnout Shares does not represent an equity or ownership interest in any entity. No interest in the right to receive the Earnout Shares may be sold, transferred assigned, pledged, hypothecated, encumbered or otherwise disposed of, except by operation of law, and any attempt to do so shall be null and void. For the avoidance of doubt, (i) once issued, the Earnout Shares shall be considered a “security” for purposes of any securities law of any jurisdiction and the restrictions set forth in the foregoing sentence shall not apply to such issued Earnout Shares, and (ii) no Earnout Shares shall be included in the calculation of the aggregate number of Domesticated Parent Common Shares outstanding at or immediately after the Closing for purposes of this Agreement.

4.8         No Fractional Shares. No fractional Domesticated Parent Common Shares, or certificates or scrip representing fractional Domesticated Parent Common Shares, shall be issued upon the conversion of the Company Capital Stock pursuant to the Merger, and such fractional share interests will not entitle the owner thereof to vote or to any rights of a Parent Shareholder. Any fractional Domesticated Parent Common Shares will be rounded up or down to the nearest whole number of Domesticated Parent Common Shares (with 0.5 shares rounded up).

4.9         Lost or Destroyed Certificates. Notwithstanding the foregoing, if any Company Stock Certificate shall have been lost, stolen or destroyed, then upon the making of a customary affidavit of that fact by the Person claiming such Company Stock Certificate to be lost, stolen or destroyed in a form reasonably acceptable to Parent, the Exchange Agent shall issue, in exchange for such lost, stolen or destroyed Company Stock Certificate, the portion of the Merger Consideration Shares to be paid in respect of the shares of Company Capital Stock formerly represented by such Company Stock Certificate as contemplated under this ARTICLE IV.

ARTICLE V
REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Except as set forth in the disclosure schedules delivered by the Company to the Parent Parties prior to the execution of this Agreement (the “Company Disclosure Schedules”) (with specific reference to the particular section or subsection of this Agreement to which the information set forth in such disclosure letter relates (which qualify (a) the correspondingly numbered representation, warranty or covenant specified therein and (b) such other representations, warranties or covenants where its relevance as an exception to (or disclosure for purposes of) such other representation, warranty or covenant is reasonably apparent on its face or cross-referenced), the Company hereby represents and warrants to each of the Parent Parties that each of the following representations and warranties are true, correct and complete as of the date of this Agreement (except for representations and warranties that are made as of a specific date, which are made only as of such date).

5.1         Corporate Existence and Power. The Company and each other member of the Company Group is a corporation or legal entity duly organized, validly existing and in good standing (with respect to jurisdictions that recognize that concept) under the laws of its jurisdiction of its incorporation or formation, as the case may be. The Company has all requisite power and authority, corporate and otherwise, to own, lease or otherwise hold and operate its properties and other assets and to carry on the Business. Each other member of the Company Group has all requisite power and authority, corporate and otherwise, to own, lease or otherwise hold and operate its properties and other assets and to carry on the Business, except as would not be material to the Company Group, taken as a whole. The Company and each other member of the Company Group is duly licensed or qualified to do business and is in good standing (with respect to jurisdictions that recognize that concept) in each jurisdiction in which the nature of its business or the ownership, leasing or operation of its properties or other assets makes such qualification, licensing or good standing necessary, except where the failure to be so qualified, licensed or in good standing, individually or in the aggregate, would not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect in respect of the Company Group. The Company has made available to Parent, prior to the date of this Agreement, complete and accurate copies of the Company Certificate of Incorporation and the Company Bylaws, and the comparable organizational or constitutive documents of each of its Subsidiaries, in each case as amended to the date hereof. The Company Certificate of Incorporation, the Company Bylaws and the comparable organizational or constitutive documents of the Company’s Subsidiaries so delivered are in full force and effect. The Company is not in violation of the Company Certificate of Incorporation or the Company Bylaws.

5.2         Authorization.

(a)       The Company has all requisite corporate power and authority to execute and deliver this Agreement and the Additional Agreements to which it is a party and to consummate the transactions contemplated hereby and thereby, in the case of the Merger, subject to receipt of the Company Stockholder Approval. The execution and delivery by the Company of this Agreement and the Additional Agreements to which it is a party and the consummation by the Company of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of the Company, subject to the Company Stockholder Approval. No other corporate proceedings on the part of the Company are necessary to authorize this Agreement or the Additional Agreements to which it is a party or to consummate the transactions contemplated by this Agreement (other than, in the case of the Merger, the receipt of the Company Stockholder Approval) or the Additional Agreements. This Agreement and the Additional Agreements to which the Company is a party have been, or will be upon execution thereof, duly executed and delivered by the Company and, assuming the due authorization, execution and delivery by each of the other parties hereto and thereto, this Agreement and the Additional Agreements to which the Company is a party constitute a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with their respective terms, subject to bankruptcy, insolvency, fraudulent transfer, moratorium, reorganization or similar Laws affecting the rights of creditors generally and the availability of equitable remedies (the “Enforceability Exceptions”).

(b)       By resolutions duly adopted (and not thereafter modified or rescinded) by the requisite vote of the Board of Directors of the Company, the Board of Directors of the Company has (i) approved the execution, delivery and performance by the Company of this Agreement, the Additional Agreements to which it is a party and the consummation of the transactions contemplated hereby and thereby, including the Merger, on the terms and subject to the conditions set forth herein and therein; (ii) determined that this Agreement, the Additional Agreements to which it is a party, and the transactions contemplated hereby and thereby, upon the terms and subject to the conditions set forth herein, are advisable and in the best interests of the Company and the Company Stockholders; (iii) directed that the adoption of this Agreement be submitted to the Company Stockholders for consideration and recommended that all of the Company Stockholders adopt this Agreement. The affirmative vote or written consent of (i) with respect to the approval and adoption of this Agreement, (A) Persons holding more than fifty percent (50%) (on an as-converted basis) of the voting power of the Company Stockholders and (B) Persons holding at least fifty percent (50%) of the outstanding shares of Company Preferred Stock, voting as a separate class; (ii) with respect to the approval of the Series A Conversion, Persons holding at least a majority of the then outstanding shares of Series A Preferred Stock, voting together as a separate class, who deliver written consents or are present in person or by proxy at such meeting and voting thereon are required to, and shall be sufficient to, approve this Agreement and the transactions contemplated hereby, including the Series A Conversion (the “Company Stockholder Approval”). The Company Stockholder Approval is the only vote or consent of any of the holders of Company Capital Stock necessary to adopt this Agreement and approve the Merger and the consummation of the other transactions contemplated hereby, including the Series A Conversion.

5.3         Governmental Authorization. None of the execution, delivery or performance by the Company of this Agreement or any Additional Agreement to which the Company is or will be a party, or the consummation of the transactions contemplated hereby or thereby, requires any consent, approval, license, Order or other action by or in respect of, or registration, declaration or filing with, any Authority, except for (a) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware pursuant to the DGCL, (b) in connection with the Domestication or (c) any consents, approvals, licenses, Orders or other actions, the absence of which would not, individually or in the aggregate, reasonably be expected to be material to the Company Group.

5.4         Non-Contravention. None of the execution, delivery or performance by the Company of this Agreement or any Additional Agreement to which the Company is or will be a party or the consummation by the Company of the transactions contemplated hereby and thereby does or will (a) contravene or conflict with the Company Certificate of Incorporation or the Company Bylaws or the organizational or constitutive documents of any other member of the Company Group, (b) contravene or conflict with or constitute a violation of any provision of any Law or Order binding upon or applicable to any member of the Company Group or to any of their respective properties, rights or assets, (c) except for the Contracts listed on Schedule 5.4 of the Company Disclosure Schedules requiring consent (but only as to the need to obtain such consent), (i) require consent, approval or waiver under, (ii) constitute a default under or breach of (with or without the giving of notice or the passage of time or both), (iii) violate, or (iv) give rise to any right of termination, cancellation, amendment or acceleration of any right or obligation of the Company Group or to a loss of any material benefit to which any member of the Company Group is entitled, in the case of each of clauses (i) – (iv), under any provision of any Material Contract, (d) result in the creation or imposition of any Lien (except for Permitted Liens) on any of the Company Group’s properties, rights or assets, in the cases of clauses (c) and (d), other than as would not be reasonably expected to, individually or in the aggregate, have a Material Adverse Effect in respect of the Company Group.

5.5         Capitalization.

(a)       The authorized capital stock of the Company consists of 100,000,000 shares of Company Common Stock, par value $0.0001 per share, and 75,000,000 shares of Company Preferred Stock, par value $0.0001 per share, of which 20,000,000 are designated as Series A Preferred Stock, 4,200,000 are designated as Series B Preferred Stock, 2,800,000 are designated as Series B-1 Preferred Stock, 15,000,000 are designated as Series C Preferred Stock, 6,100,000 are designated as Series D-1 Preferred Stock, and 25,000,000 are designated as Series D-2 Preferred Stock. As of the date of this Agreement, 2,836,734 shares of Company Common Stock are issued and outstanding and 14,500,549 shares of Company Preferred Stock are issued and outstanding, of which [•] shares are Series A Preferred Stock, [•] shares are Series B Preferred Stock, [•] shares are Series B-1 Preferred Stock, [•] shares are Series C Preferred Stock, [•] shares are Series D-1 Preferred Stock, and [•] shares are Series D-2 Preferred Stock. There are [•] shares of Company Common Stock reserved for issuance under the Equity Incentive Plan, of which (i) [no] shares have been issued pursuant to restricted stock purchase agreements, (ii) [•] shares have been issued pursuant to the exercise of outstanding options, and (iii) [•] shares of Company Common Stock are reserved for issuance pursuant to outstanding unexercised Company Options. No other shares of capital stock or other voting securities of the Company are authorized, issued, reserved for issuance or outstanding. All issued and outstanding shares of Company Common Stock and Company Preferred Stock are duly authorized, validly issued, fully paid and non-assessable and were issued in compliance with all applicable Laws (including any applicable securities laws) and in compliance with the Company Certificate of Incorporation and the Company Bylaws. No shares of Company Common Stock or Company Preferred Stock are subject to or were issued in violation of any purchase option, right of first refusal, preemptive right, subscription right or any similar right (including under any provision of the DGCL, the Company Certificate of Incorporation or any Contract to which the Company is a party or by which the Company or any of its properties, rights or assets are bound). As of the date of this Agreement, all outstanding shares of Company Capital Stock are owned of record by the Persons set forth on Schedule 5.5(a) of the Company Disclosure Schedules in the amounts set forth opposite their respective names. The aggregate subscription price paid for shares of Series D-1 Preferred Stock and Series D-2 Preferred Stock as of the date hereof is not in excess of $110 million. Schedule 5.5(a) of the Company Disclosure Schedules contains a true, correct and complete list of (1) each Company Option outstanding as of the date of this Agreement, the holder thereof, the number of shares of Company Common Stock issuable thereunder or otherwise subject thereto, the grant date thereof and the exercise price and expiration date thereof, and (2) each Company Warrant outstanding as of the date of this Agreement, the holder thereof, the number of shares of Company Common Stock or Company Preferred Stock issuable thereunder or otherwise subject thereto, the grant date thereof and the exercise price and expiration date thereof.

(b)       Except for the Company Options and the Company Warrants, there are no (i) outstanding warrants, options, agreements, convertible securities, performance units or other commitments or instruments pursuant to which the Company is or may become obligated to issue or sell any of its shares of Company Capital Stock or other securities, (ii) outstanding obligations of the Company to repurchase, redeem or otherwise acquire outstanding capital stock of the Company or any securities convertible into or exchangeable for any shares of capital stock of the Company, (iii) treasury shares of capital stock of the Company, (iv) bonds, debentures, notes or other Indebtedness of the Company having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which stockholders of the Company may vote, are issued or outstanding, (v) preemptive or similar rights to purchase or otherwise acquire shares or other securities of the Company (including pursuant to any provision of Law, the Company Certificate of Incorporation or any Contract to which the Company is a party), or (vi) Liens (including any right of first refusal, right of first offer, proxy, voting trust, voting agreement or similar arrangement) with respect to the sale or voting of shares or securities of the Company (whether outstanding or issuable). There are no issued, outstanding or authorized stock appreciation, phantom stock or similar rights with respect to the Company.

(c)       Each Company Option (i) was granted in compliance in all material respects with (A) all applicable Laws and (B) all of the terms and conditions of the Equity Incentive Plan pursuant to which it was issued, (ii) has an exercise price per share of Company Common Stock equal to or greater than the fair market value of such share at the close of business on the date of such grant, and (iii) has a grant date identical to the date on which the Board of Directors of the Company or compensation committee actually awarded such Company Option.

(d)       There are no outstanding rights or obligations by any holder of Company Preferred Stock pursuant to Sections 2.1(a), 2.1(c) and 2.1(d) of that certain Investors’ Rights Agreement, dated May 31, 2018, by and among the Company and the investors signatory thereto arising as a result of the Company’s issuance of Series D-1 Preferred Stock and Series D-2 Preferred Stock.

5.6         Subsidiaries. Schedule 5.6 of the Company Disclosure Schedules lists each Subsidiary of the Company (including its jurisdiction of incorporation or formation). All the issued and outstanding shares of capital stock of, or other equity interests in, each Subsidiary of the Company have been validly issued and are fully paid and non-assessable and are owned directly or indirectly by the Company free and clear of all Liens. Except for the Subsidiaries of the Company, the Company does not own, directly or indirectly, as of the date hereof, (i) any capital stock of, or other voting securities or other equity or voting interests in, any Person or (ii) any other interest or participation that confers on the Company or any Subsidiary of the Company the right to receive (A) a share of the profits and losses of, or distributions of assets of, any other Person or (B) any economic benefit or right similar to, or derived from, the economic benefits and rights occurring to holders of capital stock of any other Person.

5.7         Financial Statements.

(a)       The Company Group has delivered to Parent (a) the audited consolidated balance sheets of the Company, and the related statements of operations, changes in stockholders’ equity and cash flows, for the fiscal years ended December 31, 2020, December 31, 2019 and December 31, 2018, including the notes thereto (collectively, the “Annual Financial Statements”), and (b) the unaudited consolidated balance sheet of the Company as of December 31, 2021 and the related statements of operations, changes in stockholders’ equity and cash flows for (i) the twelve (12)-month period ended December 31, 2021 and the three (3)-month period ended March 31, 2022 (the “Unaudited Financial Statements” and, together with the Annual Financial Statements, the “Company Financial Statements”). The Company Financial Statements have been prepared in conformity with U.S. GAAP applied on a consistent basis throughout the periods indicated (except as may be indicated in the notes thereto) and in accordance with the requirements of the Public Company Accounting Oversight Board (“PCAOB”) for public companies. The Company Financial Statements fairly present, in all material respects, the consolidated financial position of the Company as of the dates thereof and the results of operations of the Company for the periods reflected therein except as otherwise specifically noted therein. The Company Financial Statements were prepared from the Books and Records of the Company Group in all material respects. Since March 31, 2022 (the “Balance Sheet Date”), except as required by applicable Law or U.S. GAAP, there has been no change in any accounting principle, procedure or practice followed by the Company or in the method of applying any such principle, procedure or practice.

(b)       Except (i) as specifically disclosed, reflected or fully reserved against on the Balance Sheet; (ii) for liabilities and obligations incurred in the ordinary course of business consistent with past practices since the Balance Sheet Date that are not material; (iii) for liabilities that are executory obligations arising under Contracts to which a member of the Company Group is a party (none of which, with respect to the liabilities described in clause (ii) and this clause (iii) results from, arises out of, or relates to any breach or violation of, or default under, a Contract or applicable Law); (iv) for expenses incurred in connection with the negotiation, execution and performance of this Agreement, any Additional Agreement or any of the transactions contemplated hereby or thereby; and (v) for liabilities set forth on Schedule 5.7(b) of the Company Disclosure Schedules and (vi) liabilities, debts or obligations that individually or in the aggregate would not be or would not reasonably be expected to be material to the Company Group, taken as a whole the Company Group does not have any liabilities, debts or obligations of any nature (whether accrued, fixed or contingent, liquidated or unliquidated, asserted or unasserted or otherwise) of the type to be set forth on a balance sheet in accordance with GAAP.

(c)       Except as set forth on Schedule 5.7(c) of the Company Disclosure Schedules, the Company Group does not have any Indebtedness.

5.8         Internal Accounting Controls. The Company Group has established a system of internal accounting controls sufficient to provide, in all material respects, reasonable assurance that: (a) transactions are executed in accordance with management’s general or specific authorizations; and (b) transactions are recorded as necessary to permit preparation of financial statements in conformity with U.S. GAAP, and the Company Group’s historical practices and to maintain asset accountability.

5.9         Absence of Certain Changes. From the Balance Sheet Date until the date of this Agreement, (a) the Company and each other member of the Company Group have conducted their respective businesses in the ordinary course and in a manner consistent with past practice; (b) there has not been any Material Adverse Effect in respect of the Company Group; and (c) neither the Company nor any other member of the Company Group has taken any action that, if taken after the date of this Agreement and prior to the consummation of the Merger, would require the consent of Parent pursuant to Section 7.1 and Parent has not given consent.

5.10       Properties; Title to the Company’s Assets.

(a)       All items of Tangible Personal Property have no defects, are in good operating condition and repair and function in accordance with their intended uses (ordinary wear and tear excepted), have been properly maintained and are suitable for their present uses and meet all specifications and warranty requirements with respect thereto, other than as would not be reasonably expected to, individually or in the aggregate, have a Material Adverse Effect in respect of the Company Group.

(b)       The Company or a Subsidiary has good, valid and marketable title in and to, or in the case of the Leases and the assets which are leased or licensed pursuant to Contracts, a valid leasehold interest or license in or a right to use all of the tangible assets reflected on the Balance Sheet. Except as set forth on Schedule 5.10(b) of the Company Disclosure Schedules, no such tangible asset is subject to any Lien other than Permitted Liens.

5.11       Litigation. As of the date hereof, there is no Action pending or, to the Knowledge of the Company, threatened against any member of the Company Group, or any of the officers or directors of any member of the Company Group in their capacity as an officer or director, or which in any manner challenges or seeks to prevent, enjoin, alter or delay the transactions contemplated by this Agreement or any Additional Agreement, other than such Actions that, if adversely decided or resolved, would not be reasonably expected to, individually or in the aggregate, be material to the Company Group taken as a whole. As of the date hereof, there are no outstanding judgments against any member of the Company Group or any of its respective rights, properties or assets that would reasonably to be expected to have a material adverse effect on the ability of the Company to enter into and perform its obligations under this Agreement. As of the date hereof, no member of the Company Group or any of its respective rights, properties or assets is, nor has been since January 1, 2019, subject to any Action by any Authority that, if adversely determined, would be material to the Company Group taken as a whole.

5.12       Contracts.

(a)         Schedule 5.12(a) of the Company Disclosure Schedules sets forth a true, complete and accurate list, as of the date of this Agreement, of all of the following Contracts to which any member of the Company Group is a party as amended to date which are currently in effect (collectively, “Material Contracts”):

(i)       all Contracts that require annual payments or expenses incurred by, or annual payments or income to, the Company Group of $250,000 or more (other than standard purchase and sale orders entered into in the ordinary course of business consistent with past practices);

(ii)          all sales, advertising, agency, sales promotion, market research, marketing or similar Contracts;

(iii)        each Contract with any current officer, director, employee or consultant of any member of the Company Group, under which the Company Group (A) has continuing obligations for payment of an annual compensation of at least $200,000, and which is not terminable for any reason or no reason upon reasonable notice without payment of any penalty, severance or other obligation; (B) has material severance or post-termination obligations to such Person (other than COBRA or obligations or amounts reflecting no more than as may be required under applicable Law); or (C) has an obligation to make a payment upon consummation of the transactions contemplated by this Agreement or any Additional Agreement or as a result of a Change in Control of the Company;

(iv)       all Contracts creating a joint venture, strategic alliance or similar limited liability company or partnership arrangement to which the Company Group is a party;

(v)       all Contracts relating to any acquisitions or dispositions of material real or tangible or intangible assets by the Company Group (other than acquisitions or dispositions of inventory in the ordinary course of business consistent with past practices);

(vi)        all IP Contracts;

(vii)      all Contracts limiting the freedom of any member of the Company Group in any material respect to compete in any line of business or industry, with any Person or in any geographic area;

(viii)      all Contracts set forth on Schedule 5.27 of the Company Disclosure Schedules;

(ix)       all Contracts relating to real property or tangible assets (whether real or personal, tangible or intangible) in which any member of the Company Group holds a leasehold interest (including the Lease) and which involve payments to the lessor thereunder in excess of $250,000 per year;

(x)          all Contracts creating or otherwise relating to outstanding Indebtedness (other than intercompany Indebtedness);

(xi)       all Contracts relating to the voting or control of the equity interests of any member of the Company Group or the election of directors of any member of the Company Group (other than the organizational or constitutive documents of any member of the Company Group);

(xii)      all Contracts not cancellable by the Company Group with no more than sixty (60) days’ notice if the effect of such cancellation would result in monetary penalty to the Company Group in excess of $250,000 per the terms of such contract;

(xiii)    all Contracts under which any of the benefits, compensation or payments (or the vesting thereof) will be increased or accelerated by the consummation of the transactions contemplated by this Agreement or any Additional Agreement, or the amount or value thereof will be calculated on the basis of, the transactions contemplated by this Agreement or any Additional Agreement; and

(xiv)       all collective bargaining agreements or other agreement with a labor union or labor organization.

(b)         Each Material Contract is (i) a valid and binding agreement on the applicable Company Group member, (ii) in full force and effect and (iii) enforceable by and against the Company or its Subsidiary and each counterparty that is party thereto, subject, in the case of this clause (iii), to the Enforceability Exceptions. Neither the Company Group nor, to the Company’s Knowledge, any other party to a Material Contract is in material breach or default (whether with or without the passage of time or the giving of notice or both) under the terms of any such Material Contract. The Company Group has not assigned, delegated or otherwise transferred any of its rights or obligations under any Material Contract or granted any power of attorney with respect thereto.

5.13       Licenses and Permits. Schedule 5.13 of the Company Disclosure Schedules sets forth a true, complete and correct list of each license, franchise, permit, order or approval or other similar authorization required under applicable Law to carry out or otherwise affecting, or relating in any way to, the Business, together with the name of the Authority issuing the same (the “Permits”). Except as would not be reasonably expected to, individually or in the aggregate, have a Material Adverse Effect in respect of the Company Group (a) such Permits are valid and in full force and effect, and none of the Permits will be terminated or impaired or become terminable as a result of the transactions contemplated by this Agreement or any Additional Agreement and (b) the Company is not in material breach or violation of, or material default under, any such Permit. The Company has not received any written (or, to the Company’s Knowledge, oral) notice from any Authority asserting any material violation of any Permit.

5.14       Compliance with Laws. The Company Group (a) is not in violation of, and, since January 1, 2019, no such Person has failed to be in compliance with, all applicable Laws and Orders and (b) since January 1, 2019, the Company Group has not been threatened in writing by, or given written notice of, any violation of any Law or Order by any Authority, in each case, other than as would not be reasonably expected to, individually or in the aggregate, be material to the Company Group taken as a whole.

5.15       Intellectual Property.

(a)       The Company Group is the sole and exclusive owner of each item of Company Owned IP, free and clear of any Liens. To the Knowledge of the Company, the Company Group has a valid right to use the Company Licensed IP as currently used by the Company Group and as currently contemplated to be used by the Company Group as established by the written records of the Company Group.

(b)       Schedule 5.15(b) of the Company Disclosure Schedules sets forth a true, correct and complete list of all (i) Registered Owned IP, accurately specifying as to each of the foregoing, as applicable: (A) the application number and issuance or registration number; (B) the owner thereof; (C) the jurisdictions by or in which such Registered Owned IP has been issued, registered, or in which an application for such issuance or registration has been filed, (ii) Domain Names constituting Company Owned IP; and (iii) a description of all material Software constituting Company Owned IP.

(c)       All Registered Owned IP is subsisting and, to the Knowledge of the Company, to the extent it is registered, is, valid and enforceable. All Persons (including members of the Company Group) have, in connection with the prosecution of all Patents before the United States Patent and Trademark Office and other similar offices in other jurisdictions complied with the applicable obligations of candor owed to the United States Patent and Trademark Office and such other offices. No Registered Owned IP is or has in the past three (3) years been involved in any interference, opposition, reissue, reexamination, revocation or equivalent proceeding, and no such proceeding has in the past three (3) years been threatened in writing with respect thereto. In the past three (3) years, there have been no claims filed, served or threatened in writing, or, to the Knowledge of the Company, orally threatened, against the Company contesting the validity, use, ownership, enforceability, patentability, registrability, or scope of any Registered Owned IP. All registration, maintenance and renewal fees required in connection with any Registered Owned IP have been paid, and, to the Knowledge of the Company, all material documents, recordations and certificates in connection therewith have been filed with the authorities in the United States or foreign jurisdictions, as the case may be, for the purposes of prosecuting, maintaining, and perfecting such rights and recording the Company Group’s ownership or interests therein.

(d)       The operation of the Business as currently conducted, as currently proposed to be conducted as established by the written records of the Company Group, and as conducted in the past four (4) years do not infringe, misappropriate or otherwise violate any Intellectual Property Right of any third Person. In the past three (3) years, there have been no claims filed, served or threatened in writing, or, to the Knowledge of the Company, orally threatened, against any member of the Company Group alleging any infringement, misappropriation, or other violation of any Intellectual Property of a third Person (including any unsolicited written offers to license any such Intellectual Property, other than generally commercially available Software). There are no Actions pending involving a claim against a member of the Company Group by a third Person alleging infringement or misappropriation of such third Person’s Intellectual Property. To the Knowledge of the Company, in the past six (6) years, no third Person has infringed, misappropriated, or otherwise violated any Company Owned IP.

(e)       In the past three (3) years, no member of the Company Group has filed, served, or threatened a third Person in writing with any claims alleging any infringement, misappropriation, or other violation of any Company IP. There are no Actions pending involving a claim against a third Person by a member of the Company Group alleging infringement or misappropriation of Company IP. The Company Group is not subject to any Order specifically naming any member of the Company Group that adversely restricts the use, transfer, registration or licensing of any such Intellectual Property by the Company Group (other than ordinary course office actions and like proceedings before or with respect to the United States Patent and Trademark Office and other similar offices in other jurisdictions).

(f)       Except as disclosed on Schedule 5.15(f) of the Company Disclosure Schedules, each employee, agent, consultant, and contractor who has contributed to or participated in the creation or development of any material Intellectual Property on behalf of the Company Group or any predecessor in interest thereto has executed a proprietary information and/or inventions assignment agreement or similar written Contract with the Company Group under which such Person: (i) has assigned all right, title and interest in and to such Intellectual Property to the Company Group (or such predecessor in interest, as applicable); and (ii) is obligated to maintain the confidentiality of the Company Group’s Confidential Information both during and after the term of such Person’s employment or engagement and the Company Group has made available to Parent all such proprietary information and/or inventions assignment agreements. To the extent any such proprietary information and/or inventions assignment agreement or other similar written Contract permitted such employee, agent, consultant, and contractor to exclude from the scope of such agreement or Contract any Intellectual Property in existence prior to the date of the employment or relationship, no such employee, agent, consultant, and contractor excluded Intellectual Property that was related to the Business. To the Knowledge of the Company, no employee, agent, consultant or contractor of the Company Group is or has been in violation of any term of any such Contract.

(g)       No government funding or facility of a university, college, other educational institution or research center was used in the development of any item of Company Owned IP. Except as disclosed on Schedule 5.15(g) of the Company Disclosure Schedules, no current or former employee or, to the Knowledge of the Company, agent, consultant, and contractor who has contributed to or participated in the creation or development of any Intellectual Property on behalf of the Company Group or any predecessor in interest thereto performed services for any educational institution or research center during a period of time during which such individual was also performing services for any member of the Company Group or any predecessor in interest thereto.

(h)       None of the execution, delivery or performance by the Company of this Agreement or any of the Additional Agreements to which the Company is or will be a party or the consummation by the Company of the transactions contemplated hereby or thereby will, under any Contract binding on the Company Group or, to the Knowledge of the Company, any other Contract: (i) cause any item of Company Owned IP, or any material item of Company Licensed IP immediately prior to the Closing, to not be owned, licensed or available for use by the Company Group on substantially the same terms and conditions immediately following the Closing or (ii) require any additional payment obligations by the Company Group in order to use or exploit any other such Intellectual Property to the same extent as the Company Group was permitted immediately before the Closing.

(i)       Except with respect to Contracts licensed on Schedule 5.15(i) of the Company Disclosure Schedules, the Company Group is not obligated under any Contract to make any payments by way of royalties, fees, or otherwise to any owner or licensor of, or other claimant to, any Intellectual Property.

(j)       The Company Group has exercised reasonable efforts necessary to maintain, protect and enforce the secrecy, confidentiality and value of all trade secrets constituting Company Owned IP and all other material Confidential Information. No Software constituting Company Owned IP is subject to any source code escrow arrangement or obligation. No person other than the Company Group and their employees and contractors (i) has a right to access or possess any source code of the Software constituting the Company Owned IP, or (ii) will be entitled to obtain access to or possession of such source code as a result of the execution, delivery and performance of by the Company of this Agreement. The Company Group is in actual possession and control of the source code of any Software constituting Company Owned IP and all related documentation and materials.

(k)       The Company Group has a public-facing privacy policy regarding the collection, use or disclosure of data in connection with the operation of the business as currently conducted (the “Privacy Policy”). The Privacy Policy accurately describes the Company Group’s data collection, disclosure and use practices, complies with all Laws, and is consistent with good industry practice.

(l)       In connection with its Processing of any Personal Information, the Company is and has been in compliance with all applicable Laws, including without limitation all Data Protection Laws and Laws related to data loss, theft, and security breach notification obligations, and there has been no unauthorized disclosure of any Personal Information for which the Company would be required to make a report to any Authority, a data subject, or any other Person. In addition, the Company Group has in place, and for the past three (3) years has had in place, commercially reasonable policies (including the Privacy Policy and any other internal and external privacy policies), rules, and procedures regarding the Company’s collection, use, disclosure, disposal, dissemination, storage, protection and other Processing of Personal Information. The Company Group has complied in all respects with such privacy policies, rules, and procedures in connection with any collection, use, or disclosure by the Company Group of any Personal Information of any Person. The Company Group has not been subject to, and there are no, complaints to or audits, proceedings, investigations or claims pending against the Company Group by any Authority, or by any Person, in respect of the collection, use, storage disclosure or other Processing of Personal Information. The Company (i) has implemented commercially reasonable physical, technical, organization and administrative security measures and policies designed to protect all Personal Information of any Person accessed, Processed or maintained by the Company Group from unauthorized physical or virtual access, use, modification, acquisition, disclosure or other misuse, and (ii) requires by written contract all material third-party providers and other Persons who have or have had access to Personal Information, or who Process Personal Information on the Company Group’s behalf, to implement, appropriate security programs and policies consistent with the Data Protection Laws. Without limiting the generality of the foregoing, since January 1, 2019, the Company Group has not experienced any material loss, damage or unauthorized access, use, disclosure or modification, or breach of security of Personal Information maintained by or on behalf of the Company Group (including by any agent, subcontractor or vendor of the Company Group).

(m)       To the Knowledge of the Company, the Software that constitutes Company Owned IP is free of all viruses, worms, Trojan horses and other material known contaminants and does not contain any bugs, errors, or problems of a material nature that would disrupt its operation or have an adverse impact on the operation of other Software. The Company Group has not incorporated Publicly Available Software into the Company Group’s products and services, and the Company Group has not distributed Publicly Available Software as part of the Company Group’s products and services, other than as set forth on Schedule 5.15(m) of the Company Disclosure Schedules. The Company Group is in material compliance with all Publicly Available Software license terms applicable to any Publicly Available Software licensed to or used by the Company Group. The Company Group has not used Publicly Available Software in a manner that subjects, in whole or in part, any Software constituting Company Owned IP to any Copyleft License obligations. The Company Group has not received any written (or, to the Knowledge of the Company, oral) notice from any Person that it is in breach of any license with respect to Publicly Available Software.

(n)       The Company Group has implemented and maintained (or, where applicable, has required its vendors to maintain) reasonable security measures designed to protect, preserve and maintain the performance, security and integrity of all computers, servers, equipment, hardware, networks, Software and systems owned by or under the control of the Company Group and used in connection with the operation of the Business, as well as any data stored thereon or processed thereby (the “Company Information Systems”). The Company Group has implemented and maintained appropriate disaster recovery and business continuity plans, procedures and facilities, including with respect to all Company Information Systems. Neither the Company nor any of its Subsidiaries has experienced within the past three (3) years any material disruption to, or material interruption in, the conduct of its business attributable to a defect, error, or other failure or deficiency of any Company Information System.

(o)       To the Knowledge of the Company, there has been no unauthorized access to or use of the Company Information Systems, nor has there been any downtime or unavailability of the Company Information Systems that resulted in a material disruption of the Business. The Company Information Systems, together with the other computers, servers, equipment, hardware, networks, Software and systems used by the Company Group, are adequate for the operations of the Business as currently conducted. There has been no failure with respect to any Company Information System that has had a material effect on the operations of the Company Group. Neither the Company nor any of its Subsidiaries has identified any security vulnerabilities affecting Company Information Systems that have been or reasonably would be classified as “moderate”, “medium”, “high”, “critical” or by similar severity designations that have not been remediated.

(p)       Schedule 5.15(p) of the Company Disclosure Schedules identifies each standards-setting organization (including ETSI, 3GPP, 3GPP2, TIA, IEEE, IETF, and ITU-R), university or industry body, consortium, other multi-party special interest group and any other collaborative or other group in which the Company Group is currently participating, or has participated in the past or applied for future participation in, including any of the foregoing that may be organized, funded, sponsored, formed or operated, in whole or in part, by any Authority, in all cases, to the extent related to any Intellectual Property (each a “Standards Setting Body”). The Company Group has not made any written Patent disclosures to any Standards Setting Body. The Company Group is not engaged in any material dispute with any Standards Setting Body with respect to any Intellectual Property or with any third Persons with respect to Company Group’s conduct with respect to any Standards Setting Body.

5.16       Employees; Employment Matters.

(a)       Schedule 5.16(a) of the Company Disclosure Schedules sets forth a true, correct and complete list of each of the five highest compensated officers or employees of the Company Group as of the date hereof, setting forth the name, title, current base salary or hourly rate for each such person and total compensation (including bonuses and commissions) paid to each such person for the fiscal years ended December 31, 2021 and 2020.

(b)       The Company has previously made available to Parent a complete and accurate list of all employees of the Company Group, including (i) each such employee’s position or title, annualized base salary or hourly wage (as applicable), annual commission opportunity and bonus potential, date of hire, business location, accrued, unused vacation, sick and/or paid time off, and part-time or full-time status, (ii) whether such employee is classified as exempt or non-exempt for wage and hour purposes and (iii) the total amount of bonus, severance, retention, change of control and/or other amounts to be paid to such employee at the Closing.

(c)       The Company has previously made available to Parent a complete and accurate list of all independent contractors, consultants, leased employees or temporary employees of the Company Group (“Contingent Workers”), showing for each Contingent Worker the nature of services provided, initial date of engagement, location, fee or compensation arrangements (e.g. amount and schedule), and average hours of services performed per week.

(d)       The Company Group is not a party to any collective bargaining agreement, and, since January 1, 2019, there has been no activity or proceeding by a labor union or representative thereof to organize any employees of the Company Group. There is no labor strike, material slowdown or material work stoppage or lockout pending or, to the Knowledge of the Company, threatened against the Company Group, and, since January 1, 2019, the Company Group has not experienced any strike, material slowdown, material work stoppage or lockout by or with respect to its employees. To the Knowledge of the Company, the Company Group is not subject to any attempt by any union to represent Company Group employees as a collective bargaining agent.

(e)       There are no pending or, to the Knowledge of the Company, threatened Actions against the Company Group under any worker’s compensation policy or long-term disability policy. There is no unfair labor practice charge or complaint pending or, to the Knowledge of the Company, threatened before any applicable Authority relating to employees of the Company Group. Since January 1, 2019, the Company Group has not engaged in, and is not currently contemplating, any location closing, employee layoff, or relocation activities that would trigger the Worker Adjustment Retraining and Notification Act of 1988, as amended, or any similar state or local statute, rule or regulation (collectively, the “WARN Act”).

(f)       The Company Group is, and since January 1, 2019 has been, in material compliance in all material respects with all applicable Laws relating to employment of labor, including all applicable Laws relating to wages, hours, overtime, collective bargaining, equal employment opportunity, anti-discrimination, anti-harassment (including sexual harassment), anti-retaliation, immigration, employee leave, disability rights or benefits, employment and reemployment rights of members and veterans of the uniformed services, paid time off/vacation, unemployment insurance, safety and health, workers’ compensation, pay equity, restrictive covenants, child labor, whistleblower rights, classification of employees and independent contractors, meal and rest breaks, business expenses, work place safety and health, and the collection and payment of withholding or social security Taxes. Since January 1, 2018, no audits have been conducted, or are currently being conducted, or, to the Knowledge of the Company, are threatened to be conducted by any Authority with respect to applicable Laws regarding employment or labor Laws. No employee of the Company Group has, since January 1, 2018, brought or, to the Knowledge of the Company, threatened to bring a claim for unpaid compensation, including overtime amounts. The Company Group is not delinquent in payments to any of their respective employees or Contingent Workers for any wages, salaries, commissions, bonuses, fees or other direct compensation for any services performed by them or amounts required to be reimbursed to such employees or Contingent Workers.

(g)       The Company Group has complied, in all material respects, with all Laws relating to the verification of identity and employment authorization of individuals employed in the United States, and to the Knowledge of the Company none of the Company Group currently employs, or since January 1, 2018 has employed, any Person who was not permitted to work in the jurisdiction in which such Person was employed. No audit by any Authority is currently being conducted, pending or, to the Knowledge of the Company, threatened to be conducted in respect to any foreign workers employed by the Company Group. Schedule 5.16(g) of the Company Disclosure Schedules discloses in respect to each individual who is employed by the Company Group pursuant to a visa, (i) the expiration date of such visa and (ii) whether the Company Group has made any attempts to renew such visa.

(h)       To the Knowledge of the Company, no key employee or officer of the Company Group is a party to or is bound by any confidentiality agreement, non-competition agreement or other contract (with any Person) that would materially interfere with: (A) the performance by such officer or key employee of any of his or her duties or responsibilities as an officer or employee of the Company Group or (B) the Company’s business or operations. To the Knowledge of the Company, there is no officer, employee who is material to the Business, or group of employees or Contingent Workers of the Company Group who has or has indicated, in writing, an intention to terminate his, her or their employment with the Company Group, and in the past six (6) months, the employment of no officer or employee that is material to the business of the Company Group has been terminated for any reason, nor does the Company have any present intention to terminate the employment of any of the foregoing.

(i)       Except as set forth on Schedule 5.16(i) of the Company Disclosure Schedules, the employment of each of the key employees is terminable at will without any penalty or severance obligation on the part of the Company Group.

(j)       Each current and former employee and officer, and where appropriate, each independent contractor and consultant, of the Company Group has executed a form of confidentiality and proprietary information and/or inventions agreement or similar agreement and to the Knowledge of the Company, no current or former employees, officers or consultants are or were, as the case may be, in violation thereof.

(k)       With regard to any individual who performs or performed services for the Company and who is not treated as an employee for Tax purposes by the Company Group, the Company Group has complied in all material respects with applicable Laws concerning independent contractors, including for Tax withholding purposes or Plan purposes, and the Company Group does not have any liability by reason of any individual who performs or performed services for the Company Group, in any capacity, being improperly excluded from participating in any Plan. Except as would not result in a material liability to the Company Group, each of the employees of the Company Group is, and since January 1, 2018 has been, properly classified by the Company Group as an employee and as “exempt” or “non-exempt” under applicable Law.

(l)       Except as set forth in Schedule 5.16(l) of the Company Disclosure Schedule, there is no, and since January 1, 2018 there has been no, written notice provided to the Company Group of any audits, actions, suits, claims, investigations, formal or informal grievances, complaints, charges or legal proceeding against the Company Group pending, or to the Knowledge of the Company, threatened to be brought or filed, by or with any judicial, regulatory or administrative forum, under any private dispute resolution procedure or internally in connection with employment or labor matters, including any claim relating to unfair labor practices, employment discrimination, harassment, retaliation, equal pay or any other employment related matter arising under applicable Laws, nor is there any pending obligation for the Company Group under any settlement or out-of-court or pre-litigation arrangement relating to such matters.

(m)       Since January 1, 2018, the Company Group has investigated all workplace harassment (including sexual harassment), discrimination, retaliation, and workplace violence written claims relating to current and/or former employees of the Company Group or third parties who interacted with current and/or former employees of the Company Group. With respect to each such written claim with potential merit, the Company Group has taken corrective action. Further, since January 1, 2018 no allegations of sexual harassment have been made to the Company Group against any individual in his or her capacity as director or an employee of the Company Group at a level of Manager or above. No member of the Company Group or any individual in his or her capacity as director or an employee of the Company Group has, since January 1, 2018, entered into any settlement agreement relating to any allegations of workplace harassment, discrimination, retaliation, and workplace violence against any individual in his or her capacity as director or an employee of the Company Group.

(n)       Except as set forth in Schedule 5.16(n) of the Company’s Disclosure Schedule, as of the date hereof and since January 1, 2018, there have been no audits by any Authority, nor have there been any charges, fines, or penalties, including those pending or threatened, under any applicable federal, state or local occupational safety and health Law and Orders (collectively, “OSHA”) against the Company Group. The Company Group is in compliance in all material respects with OSHA and there are no pending appeals of any Authority’s decision or fines issues in relation to OSHA.

(o)       The Company Group has complied in all material respects with all applicable Laws regarding the COVID-19 pandemic, including all applicable federal, state and local Orders issued by any Authority (whether in the United States or any other jurisdiction) regarding shelters-in-place, or similar Orders in effect as of the date hereof, and have taken appropriate precautions regarding its employees. As of the date hereof, all employees of the Company Group who are reasonably able to conduct their duties remotely are working remotely. There have been no, and there are no pending or anticipated layoffs, leaves of absence or terminations of employment in respect to the employees of the Company as a result of the COVID-19 pandemic. The Company Group has promptly and thoroughly investigated all occupational safety and health complaints, issues, or inquiries related to the COVID-19 pandemic. With respect to each occupational safety and health complaint, issue, or inquiry related to the COVID-19 pandemic, the Company Group has taken prompt corrective action that is reasonably calculated to prevent further spread of COVID-19 within the Company Group’s workplace.

5.17       Withholding. Except as disclosed on Schedule 5.17 of the Company Disclosure Schedules, all obligations of the Company Group applicable to its employees, whether arising by operation of Law, by Contract, or attributable to payments by the Company Group to trusts or other funds or to any Authority, with respect to unemployment compensation benefits or social security benefits for its employees through the date hereof, have been paid or adequate accruals therefor have been made on the Company Financial Statements. Except as disclosed on Schedule 5.17 of the Company Disclosure Schedules, all reasonably anticipated obligations of the Company Group with respect to such employees (except for those related to wages during the pay period immediately prior to the Closing Date and arising in the ordinary course of business consistent with past practices), whether arising by operation of Law, by contract, by past custom, or otherwise, for salaries and holiday pay, bonuses and other forms of compensation payable to such employees in respect of the services rendered by any of them prior to the date hereof have been or will be paid by the Company Group prior to the Closing Date.

5.18       Employee Benefits.

(a)       Schedule 5.18(a) of the Company Disclosure Schedules sets forth a correct and complete list of all material Plans. With respect to each Plan, the Company has made available to Parent or its counsel a true and complete copy, to the extent applicable, of: (i) each writing constituting a part of such Plan and all amendments thereto, including all plan documents, material employee communications, benefit schedules, trust agreements, and insurance contracts and other funding vehicles; (ii) the most recent annual reports on Form 5500 and accompanying schedules; (iii) the current summary plan description and any material modifications thereto; (iv) the most recent annual financial and actuarial reports; (v) the most recent determination or advisory letter received by the Company Group from the Internal Revenue Service regarding the tax-qualified status of such Plan and (vi) the three (3) most recent written results of all required compliance testing.

(b)       No Plan is (i) subject to Title IV or Section 302 of ERISA or Section 412 or 4971 of the Code or (ii) a “multiemployer plan” (as defined in Section 3(37) of ERISA). None of the Company Group, or any ERISA Affiliate, has withdrawn at any time since January 1, 2018 from any multiemployer plan or incurred any withdrawal liability which remains unsatisfied, and no events have occurred and, to the Knowledge of the Company, no circumstances exist that could reasonably be expected to result in any such liability to the Company Group.

(c)       With respect to each Plan that is intended to qualify under Section 401(a) of the Code, such Plan, including its related trust, has received a determination letter (or may rely upon opinion letters in the case of any prototype plans) from the Internal Revenue Service that it is so qualified and that its trust is exempt from Tax under Section 501(a) of the Code, and, to the Knowledge of the Company, nothing has occurred with respect to the operation of any such Plan that could cause the loss of such qualification or exemption or the imposition of any material liability, penalty or tax under ERISA or the Code.

(d)       There are no pending or, to the Knowledge of the Company, threatened Actions against or relating to the Plans, the assets of any of the trusts under such Plans or the Plan sponsor or the Plan administrator, or against any fiduciary of any Plan with respect to the operation of such Plan (other than routine benefits claims). No Plan is presently under audit or examination (nor has written notice been received of a potential audit or examination) by any Authority.

(e)       Each Plan has been established, administered and funded in accordance with its terms and in compliance in all material respects with the applicable provisions of ERISA, the Code and other applicable Laws. There is not now, nor do any circumstances exist that could give rise to, any requirement for the posting of security with respect to a Plan or the imposition of any Lien on the assets of the Company or any of its Subsidiaries under ERISA or the Code. All premiums due or payable with respect to insurance policies funding any Plan have been made or paid in full or, to the extent not required to be made or paid on or before the date hereof, have been fully reflected on the Company Financial Statements.

(f)       None of the Plans provide retiree health or life insurance benefits, except as may be required by Section 4980B of the Code, Section 601 of ERISA or any other applicable Law. There has been no violation of the “continuation coverage requirement” of “group health plans” as set forth in Section 4980B of the Code and Part 6 of Subtitle B of Title I of ERISA with respect to any Plan to which such continuation coverage requirements apply.

(g)       Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (either alone or in combination with another event) (i) result in any payment becoming due, or increase the amount of any compensation or benefits due, to any current or former employee of the Company Group with respect to any Plan; (ii) increase any benefits otherwise payable under any Plan; or (iii) result in the acceleration of the time of payment or vesting of any such compensation or benefits. No Person is entitled to receive any additional payment (including any tax gross-up or other payment) from the Company Group as a result of the imposition of the excise taxes required by Section 4999 of the Code or any taxes required by Section 409A of the Code.

(h)       Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (either alone or in combination with another event) result in the payment of any amount that would, individually or in combination with any other such payment, be an “excess parachute payment” within the meaning of Section 280G of the Code.

(i)       Each Plan that is a “nonqualified deferred compensation plan” (as defined in Section 409A(d)(1) of the Code), in all material respects, is in documentary compliance with, and has in all material respects been administered in compliance with Section 409A of the Code.

(j)       All Plans subject to the laws of any jurisdiction outside of the United States (i) if they are intended to qualify for special tax treatment, meet all requirements for such treatment, and (ii) if they are intended to be funded and/or book-reserved, are fully funded and/or book reserved, as appropriate, based upon reasonable actuarial assumptions.

5.19       Real Property.

(a)       The Company Group does not own any Real Property. The Leases are the only Contracts pursuant to which the Company Group leases any real property. The Company Group has provided to Parent and Merger Sub accurate and complete copies of all Leases. The Company Group has not materially breached or violated any local zoning ordinance, and no written notice from any Person has been received by the Company Group or served upon the Company Group claiming any violation of any local zoning ordinance.

(b)       With respect to each Lease: (i) it is valid, binding and enforceable in accordance with its terms (subject to the Enforceability Exceptions) and in full force and effect; (ii) all rents and additional rents and other sums, expenses and charges due thereunder have been paid; (iii) the Company Group has performed all material obligations imposed on it under such Lease and there exists no material default or event of default thereunder by the Company Group or, to the Company’s Knowledge, by any other party thereto; (iv) as of the date hereof, there are no outstanding claims of breach or indemnification or notice of default or termination thereunder, (iv) no waiver, indulgence or postponement of the Company Group’s obligations thereunder has been granted by the lessor, and (v) as of the date hereof, the Company Group has not exercised early termination options, if any, under such Lease. The Company Group holds the leasehold estate established under the Leases free and clear of all Liens, except for Permitted Liens and Liens of mortgagees of the Real Property on which such leasehold estate is located. The Company Group is in physical possession and actual and exclusive occupation of the whole of the leased premises, none of which is subleased or assigned to another Person. With respect to alterations or improvements made by the Company Group that require restoration by the Company Group upon the expiration or the earlier termination of the applicable Leases in accordance with the terms of such Leases, the cost of the Company Group’s restoration obligations are not material to the Company Group taken as a whole.

5.20       Tax Matters. Except as set forth on Schedule 5.20 of the Company Disclosure Schedules:

(a)       Except in each case as to matters that would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, (i) the Company Group has duly and timely filed all United States federal income and other material Tax Returns which are required to be filed by or with respect to it, and has paid all income and other material Taxes (whether or not shown on such Tax Returns) which have become due and payable by it; (ii) all such Tax Returns are true, correct and complete and accurate in all material respects; (iii) there is no Action, pending or proposed in writing, with respect to Taxes of the Company Group; (iv) no statute of limitations in respect of the assessment or collection of any Taxes of the Company Group for which a Lien may be imposed on any of the Company Group’s assets has been waived or extended, which waiver or extension is in effect (except to the extent resulting from automatic extensions of time to file Tax Returns obtained in the ordinary course of business); (v) to the Knowledge of the Company, the Company Group has complied in all material respects with all applicable Laws relating to the reporting, payment, collection and withholding of Taxes and has duly and timely withheld or collected, paid over to the applicable Taxing Authority and reported all material Taxes (including income, social, security and other payroll Taxes) required to be withheld or collected by the Company Group; (vi) the Company has properly collected all material sales Taxes required to be collected in the time and manner required by applicable Law and remitted all such sales Taxes to the applicable Taxing authority in the time and in the manner required by applicable Law (vii) there is no outstanding request for a ruling from any Taxing Authority, request for consent by a Taxing Authority for a change in a method of accounting, subpoena or request for information by any Taxing Authority or agreement with any Taxing Authority with respect to the Company Group; (viii) there is no Lien (other than Permitted Liens) for material Taxes upon any of the assets of the Company Group; (ix) within the last 3 years, no claim has been made by a Taxing Authority in a jurisdiction where the Company Group has not paid any Tax or filed Tax Returns, asserting that the Company Group is or may be subject to Tax in such jurisdiction (xi) no member of the Company Group is a party to any Tax sharing, Tax indemnity or Tax allocation Contract (other than any such Contract the principal subject matter of which is unrelated to Taxes); (xii) the Company has not been a member of an “affiliated group” within the meaning of Section 1504(a) of the Code filing a consolidated federal income Tax Return (other than a group the common parent of which was the Company); (xiii) other than with respect to the consolidated tax group the common parent of which is the Company, the Company has no liability for the Taxes of any other Person: (A) under Treasury Regulation Section 1.1502-6 (or any similar provision of applicable Law), (B) as a transferee or successor or by contract (other than any contract the principal subject matter of which is unrelated to Taxes) or (C) otherwise by operation of applicable Law; (xiv) the Company Group has not requested any extension of time within which to file any Tax Return (other than automatic extensions or extensions requested in the ordinary course of business), which Tax Return has since not been filed; and (xv) the Company has not disclosed on its Tax Returns any Tax reporting position taken in any Tax Return which could result in the imposition of penalties under Section 6662 of the Code (or any comparable provisions of state, local or foreign Law) and the Company has not been a party to any “reportable transaction” or “listed transaction” as defined in Section 6707A(c) of the Code and Treasury Regulation Section 1.6011-4(b).

(b)       No member of the Company Group will be required to include any material item of income or exclude any material item of deduction for any taxable period beginning after the Closing Date as a result of: (i) Code Section 481 resulting from a change in method of accounting made by a member of the Company Group before the Closing Date; (ii) any closing agreement described in Section 7121 of the Code (or similar provision of state, local or foreign Law) entered into by a member of the Company Group before the Closing; (iii) any installment sale or open sale transaction disposition made by a Member of the Company Group before the Closing; (iv) any prepaid amount received outside of the ordinary course of business by a Member of the Company Group before the Closing; or (v) any intercompany transaction or excess loss account described in Treasury Regulations under Section 1502 of the Code (or any corresponding or similar provision of state, local or non-U.S. income Tax law) existing before the Closing.

(c)       The unpaid Taxes of the Company Group (i) did not, as of the most recent fiscal month end, materially exceed the reserve for Tax liability (rather than any reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the Unaudited Financial Statements and (ii) will not materially exceed that reserve as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of the Company in filing its Tax Return.

(d)       The Company is not aware of any fact or circumstance that would reasonably be expected to prevent either of the Domestication or the Merger from qualifying as a “reorganization” within the meaning of Section 368(a) of the Code. The Company has not taken or agreed to take any action not contemplated by this Agreement or any related ancillary documents that could reasonably be expected to prevent either the Domestication or the Merger from qualifying as a “reorganization” within the meaning of Section 368(a) of the Code.

(e)       The Company Group has not deferred the withholding or remittance of any Applicable Taxes related or attributable to any Applicable Wages for any employees of the Company.

(f)       Notwithstanding any other provision of this Agreement to the contrary, (i) the representations and warranties set forth in this Section 5.20 shall constitute the sole and exclusive representations and warranties made in this Agreement with respect to Tax matters of the Company Group, and (ii) no representation or warranty is made in this Agreement with respect to Taxes for any taxable period (or portion thereof) beginning after the Closing Date or the existence, availability, amount, usability or limitation of any net operating loss, Tax basis, or other Tax attribute of the Company Group after the Closing Date.

5.21       Environmental Laws. The Company Group has complied and is in compliance with all Environmental Laws, and there are no Actions pending or, to the Knowledge of the Company Group, threatened against the Company Group alleging any failure to so comply. The Company Group has not (a) received any notice of any alleged claim, violation of or liability under any Environmental Law nor any claim of potential liability with regard to any Hazardous Material, which has not heretofore been cured or for which there is any remaining liability; (b) disposed of, emitted, discharged, handled, stored, transported, used or released any Hazardous Material; arranged for the disposal, discharge, storage or release of any Hazardous Material; or exposed any employee or other individual or property to any Hazardous Material that would reasonably be expected to give rise to any liability or corrective or remedial obligation under any Environmental Laws; or (c) entered into any agreement that may require it to guarantee, reimburse, pledge, defend, hold harmless or indemnify any other Person with respect to liabilities arising out of Environmental Laws or the Hazardous Material Activity. There are no Hazardous Materials in, on or under any properties owned, leased or used at any time by the Company Group that would reasonably be expected give rise to any liability or corrective or remedial obligation of the Company Group under any Environmental Laws.

5.22       Finders’ Fees. Except as set forth on Schedule 5.22 of the Company Disclosure Schedules, there is no investment banker, broker, finder or other intermediary which has been retained by or is authorized to act on behalf of the Company or any other member the Company Group or any of its respective Affiliates who might be entitled to any fee or commission from the Company, any other member of the Company Group, Merger Sub, Parent or any of its respective Affiliates upon consummation of the transactions contemplated by this Agreement or any of the Additional Agreements.

5.23       Powers of Attorney, Suretyships and Bank Accounts. The Company Group does not have any general or special powers of attorney outstanding (whether as grantor or grantee thereof) or any obligation or liability (whether actual, accrued, accruing, contingent or otherwise) as guarantor, surety, co-signer, endorser, co-maker, indemnitor or otherwise in respect of the obligation of any Person.

5.24       Directors and Officers. Schedule 5.24 of the Company Disclosure Schedules sets forth a true, correct and complete list of all directors and officers of each member of the Company Group.

5.25       International Trade Control Laws.

(a)       The Company Group currently is and, since January 1, 2018, has been, in compliance with applicable Laws related to (i) anti-corruption or anti-bribery, including the U.S. Foreign Corrupt Practices Act of 1977, 15 U.S.C. §§ 78dd-1, et seq., as amended (the “Foreign Corrupt Practices Act”) and any other equivalent or comparable Laws of other countries (collectively, “Anti-Corruption Laws”); (ii) economic sanctions administered, enacted or enforced by any Authority (collectively, “Sanctions Laws”); (iii) export controls, including the U.S. Export Administration Regulations, 15 C.F.R. §§ 730 et seq., and any other equivalent or comparable Laws of other countries (collectively, “Export Control Laws”); (iv) anti-money laundering, including the Money Laundering Control Act of 1986, 18 U.S.C. §§ 1956, 1957, and any other equivalent or comparable Laws of other countries (collectively, “Money Laundering Laws”) in all material respects; (v) anti-boycott regulations, as administered by the U.S. Department of Commerce; and (vi) importation of goods, including Laws administered by the U.S. Customs and Border Protection, Title 19 of the U.S.C. and C.F.R., and any other equivalent or comparable Laws of other countries (collectively, “International Trade Control Laws”).

(b)       Neither the Company Group nor, to the Knowledge of the Company, any Representative of the Company Group (acting on behalf of the Company Group) is or is acting under the direction of, on behalf of or for the benefit of a Person that is (i) the target of Sanctions Laws or identified on any sanctions or similar lists administered by an Authority, including the U.S. Department of the Treasury’s Specially Designated Nationals List, the U.S. Department of Commerce’s Denied Persons List and Entity List, the U.S. Department of State’s Debarred List, HM Treasury’s Consolidated List of Financial Sanctions Targets and the Investment Bank List, or any similar list enforced by any other relevant Authority, as amended from time to time, or any Person owned or controlled by any of the foregoing; (ii) located, organized or resident in a country or territory that is, or whose government is, the target of comprehensive trade sanctions under Sanctions Laws, including, as of the date of this Agreement, Cuba, Iran, North Korea, Syria, and the Crimea and so-called Donetsk People’s Republic and Luhansk People’s Republic regions of Ukraine (collectively with the foregoing clause (i), a “Prohibited Party”); or (iii) an officer or employee of any Authority or public international organization, or officer of a political party or candidate for political office.

(c)       Neither the Company Group nor, to the Knowledge of the Company, any Representative of the Company Group (acting on behalf of the Company Group) (i) has participated in any transaction involving a Prohibited Party (ii) to the Knowledge of the Company, has exported (including deemed exportation) or re-exported, directly or indirectly, any commodity, software, technology, or services in material violation of any applicable Export Control Laws or (iii) has participated in any transaction in violation of or connected with any purpose prohibited by Anti-Corruption Laws or any applicable International Trade Control Laws, including support for international terrorism and nuclear, chemical, or biological weapons proliferation.

(d)       The Company Group has not received written notice of nor, to the Knowledge of the Company, is or has any of its Representatives been the subject of any investigation, inquiry or enforcement proceedings by any Authority regarding any offense or alleged offense under Anti-Corruption Laws, Sanctions Laws, Export Control Laws or International Trade Control Laws (including by virtue of having made any disclosure relating to any offense or alleged offense) and, to the Knowledge of the Company, no such investigation, inquiry or proceeding is pending.

5.26       Insurance. All forms of material insurance owned or held by and insuring any member of the Company Group are set forth on Schedule 5.26 of the Company Disclosure Schedules, and such policies are in full force and effect. As of the date hereof, (i) all premiums with respect to such policies have been paid, (ii) no written notice of cancellation or termination has been received with respect to any such policy which was not replaced on substantially similar terms prior to the date of such cancellation or termination, (iii) there is no claim by the Company Group or, to the Company’s Knowledge, any other Person pending under any of such insurance policies as to which coverage has been questioned, denied or disputed by the underwriters or issuers of such policies except as would not be reasonably expected to, individually or in the aggregate, have a Material Adverse Effect on the Company Group. The Company Group does not have any self-insurance arrangements. No fidelity bonds, letters of credit, performance bonds or bid bonds have been issued to or in respect of the Company Group.

5.27       Related Party Transactions. Except as set forth in Schedule 5.27 of the Company Disclosure Schedules, as contemplated by this Agreement or as provided in the Company Financial Statements, no Affiliate of the Company Group, current or former director, manager, officer or employee of any Person in the Company Group or any immediate family member or Affiliate of any of the foregoing (collectively, the “Company Related Parties”) (a) is a party to any Contract, or has otherwise entered into any transaction or arrangement, with any member of the Company Group, other than (i) Contracts with respect to a Company Related Party’s employment with (including benefit plans and other ordinary course compensation from) any member of the Company Group, (ii) Contracts with respect to a holder of Company Capital Stock, Company Warrants or Company Options status as a holder of such securities of the Company and (iii) Contracts entered into after the date of this Agreement that are either permitted pursuant to Section 7.1 or entered into in accordance with Section 7.1, (b) owns any material asset, property or right, tangible or intangible, which is used by any member of the Company Group in the Business, or (c) is a borrower or lender, as applicable, under any Indebtedness owed by or to any member of the Company Group since January 1, 2019.

5.28       No Trading or Short Position. None of the Company, any other member of the Company Group has engaged in any short sale of Parent’s voting shares or any other type of hedging transaction involving Parent’s securities (including depositing shares of Parent with a brokerage firm where such securities are made available by the broker to other customers of the firm for purposes of hedging or short selling Parent’s securities).

5.29       Not an Investment Company. Neither the Company nor any other member of the Company Group is an “investment company” within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations promulgated thereunder.

5.30       Healthcare Compliance.

(a)       The Company Group is, and has been since January 1, 2018, in compliance in all material respects with all applicable Healthcare Laws.

(b)       Since January 1, 2019, the Company Group has not received written or, to the Knowledge of the Company, oral notice of: (i) any pending or threatened Action by the FDA or any other Authority alleging that any operation or activity of the Company Group is in violation of any applicable Healthcare Law, (ii) any investigation by an Authority related to any potential or alleged violation by the Company Group of any applicable Healthcare Laws, or (iii) being charged with any act that would subject the Company Group to liability for criminal or civil money penalties, product seizure, injunction, mandatory exclusion, permissive exclusion, or other administrative sanctions under any Healthcare Laws. The Company Group is not and since January 1, 2019 has not been a party or subject to a corporate integrity agreement or any administrative or judicial consent order imposed pursuant to action by the Office of Inspector General of the United States Department of Health and Human Services or any similar monitoring agreement or consent order pursuant to action by any other Authority. The Company Group has no reporting obligations pursuant to any settlement agreement entered into with any Authority for an alleged violation of any Healthcare Laws. As of the date hereof, there are no restrictions imposed by any Authority upon the Business, activities, or services of the Company Group that would prevent it from operating as it currently operates or intends to operate.

(c)       All pre-clinical and clinical investigations conducted or sponsored by the Company Group and submitted or intended to be submitted to an Authority to support a regulatory approval, clearance, or other form of marketing authorization in any country, were and are being conducted in compliance in all material respects with all applicable Healthcare Laws administered or issued by the applicable Authority, including: (i) FDA regulations for conducting non-clinical laboratory studies contained in Title 21 part 58 of the Code of Federal Regulations, (ii) applicable FDA standards for the design, conduct, monitoring, auditing, recording, analysis and reporting of clinical trials contained in Title 21 parts 50, 54, 56 and 812 of the Code of Federal Regulations and (iii) applicable Healthcare Laws restricting the use and disclosure of individually identifiable health information, including HIPAA.

(d)       All commercialized Company Products have all required regulatory approvals, clearances, or other form of marketing authorization and are in material compliance with FDA regulations for medical devices contained in Title 21 parts 801, 803, 807, 812, 814 and 820, as applicable, of the Code of Federal Regulations as well as applicable Healthcare Laws in each country in which such Company Product(s) are marketed or commercialized, and the Company Group is the sole holder of all such approvals, clearances or marketing authorizations. To the Knowledge of the Company, all reports, documents, claims, permits, adverse event reports and notices on commercialized Company Products required to be filed, maintained or furnished to the FDA or any other Authority by the Company Group have been so filed, maintained or furnished in a timely manner. To the Knowledge of Company, all such reports, documents, claims, permits, adverse event reports and notices were complete and accurate on the date filed (or were corrected in or supplemented by a subsequent filing) and were in compliance in all material respects with applicable Laws. To the Knowledge of the Company, no deficiencies, liabilities, restrictions or limitations on the use of the commercialized Company Products have been asserted by any Authority with respect thereto, and no restrictions or limitation on the use of any commercialized Company Product have been ordered by any Authority, except those restrictions or limitations that are generally applicable to regulated medical products.

(e)       Neither the Company Group nor, to the Knowledge of the Company, any officer, employee or agent of the Company Group has (i) made an untrue statement of a material fact or any fraudulent statement to the FDA or any other Authority, (ii) failed to disclose a material fact required to be disclosed to the FDA or any other Authority or (iii) committed an act, made a statement, or failed to make a statement that, at the time such disclosure was made, would reasonably be expected to provide a reasonable basis for the FDA or any other regulatory authority to invoke its policy respecting “Fraud, Untrue Statements of Material Facts, Bribery, and Illegal Gratuities”, set forth in 56 Fed. Reg. 46191 (September 10, 1991) or any similar policy.

(f)       To the Knowledge of Company, no officer, employee or agent of the Company Group has been convicted of any crime or engaged in any conduct for which exclusion, debarment, or suspension is mandated by 21 U.S.C. §335a(a), 42 U.S.C. §1320a-7 or any similar Healthcare Laws or authorized by 21 U.S.C. §335a(b), 42 U.S.C. §1320a-7 or any similar Healthcare Laws. Neither the Company Group nor, to the Knowledge of Company, any officer, employee or agent of the Company Group has been charged with or convicted of any crime or engaged in any conduct for which such person could be excluded, debarred, suspended or otherwise deemed ineligible from participating in the federal health care programs under Section 1128 of the Social Security Act of 1935 or any Healthcare Laws. No Actions that would reasonably be expected to result in debarment, suspension or exclusion are pending or, to Company’s Knowledge, threatened against the Company Group or, to the Company’s Knowledge, any of its Representatives performing research or work on behalf of the Company Group.

(g)       The Company Group has not received any written (or, to the Knowledge of the Company, oral) notice or correspondence from the FDA or any other Authority or from any institutional review board requiring the termination, suspension or material modification of any ongoing or planned clinical trials conducted by, or on behalf of, the Company Group.

(h)       No data generated by the Company Group with respect to the Company Products is the subject of any Action, either pending or, to Company’s Knowledge, threatened, by any Authority relating to the truthfulness or scientific integrity of such data.

(i)       To the Company’s Knowledge, no Company Product is (A) adulterated within the meaning of 21 U.S.C. §351 (or any similar Healthcare Law), (B) misbranded within the meaning of 21 U.S.C. § 352 (or any similar Healthcare Law) or (C) in violation of the FDCA (or any similar Healthcare Law). Since January 1, 2019, neither the Company Group nor, to Company’s Knowledge, any of its respective contract manufacturers of finished Company Products, has received any Form FDA 483, warning letter, untitled letter, or other similar correspondence or written notice from the FDA or any other Authority alleging or asserting material noncompliance with any applicable Healthcare Laws or Permits issued to the Company Group by the FDA or any other Authority. Each Company Product is being or has been developed, manufactured, stored, distributed and marketed in compliance in all material respects with all Healthcare Laws and all Applicable Laws, including those related to investigational use, marketing approval, quality systems regulations (QSR), current good manufacturing practices, packaging, labelling, advertising, storing, promotion, import/export, distribution, provision of samples, record keeping, and reporting. There is no investigation, action or proceeding pending or, to the Knowledge of the Company, threatened, including any prosecution, injunction, seizure, civil fine, debarment, suspension or recall, in each case alleging any violation applicable to any Company Product. No manufacturing site owned, leased or operated by the Company Group or, to Company’s Knowledge, any of their respective contract manufacturers of finished Company Products, is or has since January 1, 2019 been subject to a shutdown or import or export prohibition imposed or requested by FDA or another Authority. To the Company’s Knowledge, no event has occurred which would reasonably be expected to lead to any claim, suit, proceeding, investigation, enforcement, inspection or other action by any Authority or any FDA warning letter, untitled letter, or request or requirement to make material changes to the Company Products or the manner in which such Company Products are manufactured or distributed.

(j)       All advertising material used by or on behalf of the Company Group is consistent in all material respects with the Company Product information as approved or cleared by the FDA or other competent Authority in the country or jurisdiction where the advertising material has been or is used, and no advertising is conducted or disseminated for a Company Product in a country or jurisdiction where no approval, clearance or marketing authorization for such Company Product has been obtained from an Authority.

(k)       Since January 1 2019, the Company Group has neither voluntarily nor involuntarily initiated, conducted or issued, or caused to be initiated, conducted or issued, any recall or any field corrective action, market withdrawal or replacement, safety alert, warning, “dear doctor” letter, investigator notice, or other notice or action to wholesalers, distributors, retailers, healthcare professionals, consumers or patients relating to an alleged lack of safety, efficacy or regulatory compliance of any Company Product, nor is the Company Group currently considering initiating, conducting or issuing any of the foregoing actions with respect to any Company Product. The Company Group has not received any written notice from the FDA or any other Authority regarding (i) the recall, market withdrawal or replacement of any Company Product sold or intended to be sold by the Company Group, (ii) a change in the marketing classification or a material change in the labelling of any Company Product, (iii) termination, enjoinment or suspension of the manufacturing, marketing, or distribution of a Company Product, or (iv) a negative change in reimbursement status of a Company Product.

5.31       Information Supplied. None of the information supplied or to be supplied by the Company Group expressly for inclusion or incorporation by reference in (a) the filings with the SEC contemplated by Section 7.5, (b) mailings to Parent Shareholders with respect to the solicitation of proxies to approve the transactions contemplated by this Agreement and the Additional Agreements, if applicable, will, (i) at the time such information is filed or submitted with the SEC (provided, if such information is revised by any subsequently filed amendment to the Proxy Statement or S-4, this clause (i) shall solely refer to the time of such subsequent revision), (ii) at the time of the Parent Shareholder Meeting or (iii) at the S-4 Effective Date, as the case may be, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading (subject to the qualifications and limitations set forth in the materials provided by the Company Group and included in the Parent SEC Documents, the Additional Parent SEC Documents, the SEC Statement or any Other Filing).

ARTICLE VI
REPRESENTATIONS AND WARRANTIES OF the parent parties

Except as (a) set forth in the disclosure schedules delivered by Parent and Merger Sub (collectively, the “Parent Parties”) to the Company prior to the execution of this Agreement (the “Parent Disclosure Schedules”) (with specific reference to the particular section or subsection of this Agreement to which the information set forth in such disclosure letter relates (which qualify (i) the correspondingly numbered representation, warranty or covenant specified therein and (ii) such other representations, warranties or covenants where its relevance as an exception to (or disclosure for purposes of) such other representation, warranty or covenant is reasonably apparent on its face or cross-referenced) or (b) disclosed in the Parent SEC Documents filed with or furnished to the SEC prior to the date of this Agreement (other than any risk factor disclosures, disclosures in any forward-looking statements disclaimers or other similar cautionary or predictive statements therein) it being acknowledged that nothing disclosed in such Parent SEC Documents shall be deemed to modify or qualify the representations and warranties set forth in Sections 6.1, 6.2 or 6.5, the Parent Parties hereby represent and warrant to the Company that each of the following representations and warranties are true, correct and complete as of the date of this Agreement:

6.1       Corporate Existence and Power; Merger Sub. Parent is an exempted company duly incorporated, validly existing and in good standing under the laws of the Cayman Islands. Each of Parent and Merger Sub is a company duly organized, validly existing and in good standing under the laws of the State of Delaware. Each of the Parent Parties has all power and authority, corporate and otherwise, and all governmental licenses, franchises, Permits, authorizations, consents and approvals required to own and operate its properties and assets and to carry on its business as presently conducted. Each Parent Party is duly licensed or qualified to do business and is in good standing in each jurisdiction in which any properties owned or leased by it or the operation of its business as currently conducted makes such licensing or qualification necessary, except where the failure to be so licensed, qualified or in good standing would not have a Material Adverse Effect in respect of the Parent Parties. Merger Sub was formed solely for the purpose of engaging in the transactions contemplated by this Agreement and activities incidental thereto. Either Parent or a wholly owned Subsidiary of Parent owns beneficially and of record all of the outstanding capital stock of Merger Sub.

6.2       Corporate Authorization. Each of the Parent Parties has all requisite corporate power and authority to execute and deliver this Agreement and the Additional Agreements to which it is a party and to consummate the transactions contemplated hereby and thereby, in the case of the Merger, subject to receipt of the Parent Shareholder Approval. The execution and delivery by each of the Parent Parties of this Agreement and the Additional Agreements to which it is a party and the consummation by each of the Parent Parties of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of such Parent Party. No other corporate proceedings on the part of such Parent Party is necessary to authorize this Agreement or the Additional Agreements to which it is a party or to consummate the transactions contemplated by this Agreement (other than, in the case of the Merger, the receipt of the Parent Shareholder Approval) or the Additional Agreements. This Agreement and the Additional Agreements to which such Parent Party is a party have been duly executed and delivered by such Parent Party and, assuming the due authorization, execution and delivery by each of the other parties hereto and thereto (other than a Parent Party), this Agreement and the Additional Agreements to which such Parent Party is a party constitute a legal, valid and binding obligation of such Parent Party, enforceable against such Parent Party in accordance with their respective terms, subject to the Enforceability Exceptions. The only vote of Parent Shareholders necessary to adopt this Agreement and approve the Domestication, the Merger and the consummation of the other transactions contemplated hereby is: (a) with respect to the Domestication, a Special Resolution under Cayman Islands law, being the affirmative vote of a majority of at least two-thirds of the Parent Shareholders who attend and vote at the Parent Shareholder Meeting; and (b) with respect to any other proposal proposed to the Parent Shareholders, the requisite approval required under Parent’s amended and restated memorandum and articles of association, the Cayman Islands Companies Act or other applicable law (the “Parent Shareholder Approval”). The affirmative vote or written consent of the sole stockholder of Merger Sub is the only vote of the holders of any of Merger Sub’s capital stock necessary to adopt this Agreement and approve the Merger and the consummation of the other transactions contemplated hereby.

6.3       Governmental Authorization. Assuming the accuracy of the representations and warranties of the Company set forth in Section 5.3, none of the execution, delivery or performance of this Agreement or any Additional Agreement by a Parent Party or the consummation by a Parent Party of the transactions contemplated hereby and thereby requires any consent, approval, license or other action by or in respect of, or registration, declaration or filing with any Authority except for (a) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware pursuant to the DGCL and (b) in connection with the Domestication.

6.4       Non-Contravention. The execution, delivery and performance by a Parent Party of this Agreement or the consummation by a Parent Party of the transactions contemplated hereby do not and will not (a) contravene or conflict with the organizational or constitutive documents of the Parent Parties or (b) contravene or conflict with or constitute a violation of any provision of any Law or any Order binding upon the Parent Parties, (c) (i) require consent, approval or waiver under, (ii) constitute a default under or breach of (with or without the giving of notice or the passage of time or both), (iii) violate, (iv) give rise to any right of termination, cancellation, amendment or acceleration of any right or obligation of the Parent Parties or to a loss of any material benefit to which any Parent Party is entitled, in the case of each of clauses (i) – (iv), under any provision of any material Contract to which a Parent Party is a party or by which a Parent Party is bound, or (d) result in the creation or imposition of any Lien (except for Permitted Liens) on any Parent Party’s properties, rights or assets, in the cases of clauses (b) through (d), other than as would not be reasonably expected to, individually or in the aggregate, have a Material Adverse Effect in respect of the Parent Parties.

6.5         Finders’ Fees. Except for the Persons identified on Schedule 6.5 of the Parent Disclosure Schedules, there is no investment banker, broker, finder or other intermediary which has been retained by or is authorized to act on behalf of the Parent Parties or their Affiliates who might be entitled to any fee or commission from any Parent Party, the Company or any of its Affiliates upon consummation of the transactions contemplated by this Agreement or any of the Additional Agreements.

6.6         Issuance of Shares. The Merger Consideration Shares and Earnout Shares, when issued in accordance with this Agreement, will be duly authorized and validly issued, will be fully paid and nonassessable, and each such Merger Consideration Share and Earnout Share shall be issued free and clear of preemptive rights and all Liens, other than transfer restrictions under applicable securities laws or pursuant to an Additional Agreement and the organizational or constitutive documents of Parent. The Merger Consideration Shares and the Earnout Shares shall be issued in compliance with all applicable securities Laws and other applicable Laws and without contravention of any other person’s rights therein or with respect thereto.

6.7         Capitalization.

(a)       The share capital of Parent is US$10,100 divided into 100,000,000 Parent Ordinary Shares and 1,000,000 preference shares of a par value of US$0.0001 each (“Parent Preferred Shares”), of which 20,450,000 Parent Ordinary Shares and no Parent Preferred Shares are issued and outstanding. In addition, 1,500,000 Parent Warrants exercisable for 1,500,000 Parent Ordinary Shares are issued and outstanding. No other shares of capital stock or other voting securities of Parent are issued, reserved for issuance or outstanding. All issued and outstanding Parent Ordinary Shares are duly authorized, validly issued, fully paid and nonassessable and are not subject to, and were not issued in violation of, any purchase option, right of first refusal, preemptive right, subscription right or any similar right under any provision of Cayman Islands law, Parent’s amended and restated memorandum and articles of association or any contract to which Parent is a party or by which Parent is bound. Except as set forth in Parent’s amended and restated memorandum and articles of association, there are no outstanding contractual obligations of Parent to repurchase, redeem or otherwise acquire any Parent Ordinary Shares or any capital equity of Parent. There are no outstanding contractual obligations of Parent to provide funds to, or make any investment (in the form of a loan, capital contribution or otherwise) in, any other Person. All outstanding Parent Ordinary Shares and Parent Warrants have been issued in compliance with all applicable securities and other applicable Laws and were issued free and clear of all Liens other than transfer restrictions under applicable securities Laws and the organizational or constitute documents of Parent.

(b)       Merger Sub is authorized to issue 1,000 shares of common stock, par value $0.01 per share (“Merger Sub Common Stock”), of which 1,000 shares of Merger Sub Common Stock are issued and outstanding as of the date hereof. No other shares of capital stock or other voting securities of Merger Sub are issued, reserved for issuance or outstanding. All issued and outstanding shares of Merger Sub Common Stock are duly authorized, validly issued, fully paid and nonassessable and are not subject to, and were not issued in violation of, any purchase option, right of first refusal, preemptive right, subscription right or any similar right under any provision of the DGCL, Merger Sub’s organizational documents or any contract to which Merger Sub is a party or by which Merger Sub is bound. There are no outstanding contractual obligations of Merger Sub to repurchase, redeem or otherwise acquire any shares of Merger Sub Common Stock or any equity capital of Merger Sub. There are no outstanding contractual obligations of Merger Sub to provide funds to, or make any investment (in the form of a loan, capital contribution or otherwise) in, any other Person.

6.8         Information Supplied. None of the information supplied or to be supplied by the Parent Parties expressly for inclusion or incorporation by reference in the filings with the SEC and mailings to Parent Shareholders with respect to the solicitation of proxies to approve the transactions contemplated by this Agreement and the Additional Agreements, if applicable, will, at the date of filing or mailing, at the time of the Parent Shareholder Meeting or at the Effective Time, as the case may be, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading (subject to the qualifications and limitations set forth in the materials provided by Parent or included in the Parent SEC Documents, the Additional Parent SEC Documents, the SEC Statement or any Other Filing).

6.9       Trust Fund. As of the date of this Agreement, Parent has at least $160,036,712 in the trust fund established by Parent for the benefit of its public stockholders (the “Trust Fund”) in a trust account (the “Trust Account”) maintained by Continental Stock Transfer & Trust Company (the “Trustee”) at J.P. Morgan Chase Bank, N.A., and such monies are invested in “government securities” (as such term is defined in the Investment Company Act of 1940) and held in trust by the Trustee pursuant to the Investment Management Trust Agreement dated as of August 3, 2020, between Parent and the Trustee (the “Trust Agreement”). The Trust Agreement is valid and in full force and effect and enforceable in accordance with its terms, except as may be limited by the Enforceability Exceptions, and has not been amended or modified. There are no separate agreements, side letters or other agreements or understandings (whether written or unwritten, express or implied) that would cause the description of the Trust Agreement in the Parent SEC Documents to be inaccurate in any material respect or that would entitle any Person (other than Parent Shareholders holding Parent Ordinary Shares sold in Parent’s IPO who shall have elected to redeem their Parent Ordinary Shares pursuant to Parent’s amended and restated memorandum and articles of association) to any portion of the proceeds in the Trust Account. Prior to the Closing, none of the funds held in the Trust Account may be, and none of such have been, released except in accordance with the Trust Agreement and Parent’s amended and restated memorandum and articles of association. Parent has performed all material obligations required to be performed by it to date under the Trust Agreement and is not in material default or delinquent in performance or any other respect (claimed or actual) in connection with, the Trust Agreement, and, to the Knowledge of Parent, no event has occurred which, with due notice or lapse of time or both, would reasonably be expected to constitute such a material default thereunder. There are no claims or proceedings pending with respect to the Trust Account. Upon the consummation of the transactions contemplated hereby, including the distribution of assets from the Trust Account, (a) in respect of deferred underwriting commissions or Taxes or (b) to holders of Parent Ordinary Shares who have elected to redeem their Parent Ordinary Shares pursuant to Parent’s amended and restated memorandum and articles of association, each in accordance with the terms of and as set forth in the Trust Agreement, Parent shall have no further obligation under either the Trust Agreement or Parent’s organizational documents to liquidate or distribute any assets held in the Trust Account, and the Trust Agreement shall terminate in accordance with its terms.

6.10       Board Approval.

(a)       Parent’s board of directors (the “Parent Board”) (including any required committee or subgroup of such board) has unanimously (i) declared the advisability of the transactions contemplated by this Agreement, (ii) determined that the transactions contemplated hereby are in the best interests of the Parent Shareholders, (iii) determined that the transactions contemplated hereby constitutes a “Business Combination” as such term is defined in Parent’s amended and restated memorandum and articles of association and (iv) recommended to Parent Shareholders to adopt and approve each of the Parent Proposals (“Parent Board Recommendation”).

(b)       Merger Sub’s Board of Directors has, as of the date of this Agreement, unanimously (i) declared the advisability of the transactions contemplated by this Agreement and (ii) determined that the transactions contemplated hereby are in the best interests of its sole stockholder.

6.11       Parent SEC Documents and Financial Statements.

(a)       Except as set forth on Schedule 6.11 of the Parent Disclosure Schedules, Parent has timely filed all forms, reports, schedules, statements and other documents, including any exhibits thereto, required to be filed or furnished by Parent with the SEC since Parent’s incorporation under the Exchange Act or the Securities Act, together with any amendments, restatements or supplements thereto, and will use commercially reasonable efforts to file all such forms, reports, schedules, statements and other documents required to be filed subsequent to the date of this Agreement (the “Additional Parent SEC Documents”). Parent has made available to the Company copies in the form filed with the SEC of all of the following, except to the extent available in full without redaction on the SEC’s website through EDGAR for at least two (2) Business Days prior to the date of this Agreement: (i) Parent’s Annual Reports on Form 10-K for each fiscal year of Parent beginning with the first year that Parent was required to file such a form, (ii) all proxy statements relating to general meetings of Parent (whether annual or extraordinary) held, and all information statements relating to stockholder consents, since the beginning of the first fiscal year referred to in clause (i) above, (iii) its Form 8-Ks filed since the beginning of the first fiscal year referred to in clause (i) above, and (iv) all other forms, reports, registration statements and other documents (other than preliminary materials if the corresponding definitive materials have been provided to the Company pursuant to this Section 6.11) filed by Parent with the SEC since Parent’s incorporation (the forms, reports, registration statements and other documents referred to in clauses (i) through (iv) above, whether or not available through EDGAR, collectively, the “Parent SEC Documents”). As of the date of this Agreement, there are no outstanding or unresolved comments in comment letters received from the SEC with respect to the Parent SEC Document or the Additional Parent SEC Documents.

(b)       Parent SEC Documents were, and the Additional Parent SEC Documents will be, prepared in all material respects in accordance with the requirements of the Securities Act, the Exchange Act, and the Sarbanes-Oxley Act, as the case may be, and the rules and regulations thereunder. Parent SEC Documents did not, and the Additional Parent SEC Documents will not, at the time they were or are filed, as the case may be, with the SEC (except to the extent that information contained in any Parent SEC Document or Additional Parent SEC Document has been or is revised or superseded by a later filed Parent SEC Document or Additional Parent SEC Document, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the foregoing does not apply to statements in or omissions in any information supplied or to be supplied by the Company Group expressly for inclusion or incorporation by reference in the SEC Statement or Other Filing.

(c)       As used in this Section 6.11, the term “file” shall be broadly construed to include any manner in which a document or information is furnished, supplied or otherwise made available to the SEC.

(d)       Except as not required in reliance on exemptions from various reporting requirements by virtue of Parent’s status as an “emerging growth company” within the meaning of the Securities Act, as modified by the JOBS Act, or “smaller reporting company” within the meaning of the Exchange Act, since its initial public offering, (i) Parent has established and maintained a system of internal control over financial reporting (as defined in Rule 13a-15 and Rule 15d-15 under the Exchange Act) sufficient to provide reasonable assurance regarding the reliability of Parent’s financial reporting and the preparation of Parent’s financial statements for external purposes in accordance with GAAP and (ii) Parent has established and maintained disclosure controls and procedures (as defined in Rule 13a-15 and Rule 15d-15 under the Exchange Act) designed to ensure that material information relating to Parent is made known to Parent’s principal executive officer and principal financial officer by others within Parent.

(e)       Parent has not taken any action prohibited by Section 402 of the Sarbanes-Oxley Act.

(f)       Since its initial public offering, Parent has complied in all material respects with all applicable listing and corporate governance rules and regulations of Nasdaq. The classes of securities representing issued and outstanding Parent Ordinary Shares are registered pursuant to Section 12(b) of the Exchange Act and are listed for trading on Nasdaq. As of the date of this Agreement, there is no material Action pending or, to the Knowledge of Parent, threatened against Parent by Nasdaq or the SEC with respect to any intention by such entity to deregister Parent Ordinary Shares or prohibit or terminate the listing of Parent Ordinary Shares. Parent has not taken any action that is designed to terminate the registration of Parent Ordinary Shares under the Exchange Act.

(g)       All of the financial statements of Parent included in the Parent SEC Documents and any amendments thereto (collectively, the “Parent Financial Statements”) (i) fairly present in all material respects the financial position of Parent as at the respective dates thereof, and the results of its operations, shareholders’ equity and cash flows for the respective periods then ended (subject, in the case of any unaudited interim financial statements, to normal year-end audit adjustments (none of which is material) and the absence of footnotes), (ii) were prepared in conformity with GAAP applied on a consistent basis during the periods involved (subject, in the case of any unaudited financial statements, to normal year-end audit adjustments (none of which is material) and the absence of footnotes), (iii) in the case of the audited Parent Financial Statements, were audited in accordance with the standards of the PCAOB and (iv) comply in all material respects with the applicable accounting requirements and with the rules and regulations of the SEC, the Exchange Act and the Securities Act in effect as of the respective dates thereof (including Regulation S-X or Regulation S-K, as applicable).

(h)       Parent has established and maintains systems of internal accounting controls that are designed to provide, in all material respects, reasonable assurance that (i) all of its transactions are executed in accordance with management’s authorization and (ii) all of its transactions are recorded as necessary to permit preparation of proper and accurate financial statements in accordance with GAAP and to maintain accountability for Parent’s and its Subsidiaries’ assets.

(i)       Since its initial public offering, Parent has not received any written complaint, allegation, assertion or claim that there is (i) a “significant deficiency” in the internal controls over financial reporting of Parent, (ii) a “material weakness” in the internal controls over financial reporting of Parent or (iii) fraud, whether or not material, that involves management or other employees of Parent who have a significant role in the internal controls over financial reporting of Parent.

6.12       Certain Business Practices. No Parent Party nor any Representative of a Parent Party has (a) used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity, (b) made any unlawful payment to foreign or domestic government officials, employees or political parties or campaigns, (c) violated any provision of the Foreign Corrupt Practices Act or (d) made any other unlawful payment. No Parent Party nor any director, officer, agent or employee of a Parent Party (nor any Person acting on behalf of any of the foregoing, but solely in his or her capacity as a director, officer, employee or agent of a Parent Party) has, since the IPO, directly or indirectly, given or agreed to give any gift or similar benefit in any material amount to any customer, supplier, governmental employee or other Person who is or may be in a position to help or hinder a Parent Party or assist a Parent Party in connection with any actual or proposed transaction, which, if not given or continued in the future, would reasonably be expected to (i) adversely affect the business of the Parent Parties and (ii) subject any Parent Party to suit or penalty in any private or governmental Action.

6.13       International Trade Control and Other Laws. The operations of the Parent Parties are and have at all times been conducted in compliance with International Trade Control Laws, and no Action involving a Parent Party with respect to the International Trade Control Laws is pending or, to the knowledge of the Parent Parties, threatened. Without limiting the generality of the foregoing, each Parent Party is (and since its organization, incorporation or formation, as applicable, has been) in compliance with all applicable Laws, other than as would not be reasonably expected to, individually or in the aggregate, have a Material Adverse Effect in respect of the Parent Parties.

6.14       Affiliate Transactions. Except as described in Parent SEC Documents, there are no transactions, agreements, arrangements or understandings between a Parent Party or any of its Subsidiaries, on the one hand, and any director, officer, employee, stockholder, warrant holder or Affiliate of a Parent Party or any of its Subsidiaries, on the other hand.

6.15       Litigation. There is no (a) Action pending or, to the Knowledge of Parent, threatened against Parent or any of its Subsidiaries or that affects its or their assets or properties, or (b) Order outstanding against Parent or any of its Subsidiaries or that affects its or their assets or properties. Neither Parent nor any of its Subsidiaries is party to a settlement or similar agreement regarding any of the matters set forth in the preceding sentence that contains any ongoing obligations, restrictions or liabilities (of any nature) that are material to Parent and any of its Subsidiaries. As of the date of this Agreement, there are no material Actions by any Parent Party pending against any other Person.

6.16       Expenses, Indebtedness and Other Liabilities. Except as set forth in the Parent SEC Documents, Parent does not have any Indebtedness or other liabilities.

6.17       Tax Matters.

(a)       (i) Each Parent Party has duly and timely filed all United States federal income Tax Returns and other material Tax returns it was required to file, and has paid all Taxes which have become due; (ii) all such Tax Returns are true, correct and complete in all material respects; (iii) there is no Action, pending or proposed in writing or, to the knowledge of the Parent Parties, threatened, with respect to Taxes of the Parent Parties; (iv) no statute of limitations in respect of the assessment or collection of any Taxes of the Parent Parties for which a Lien may be imposed on any of the Parent Parties’ assets has been waived or extended, which waiver or extension is in effect, except for automatic extensions of time to file Tax Returns obtained in the ordinary course of business; (v) to the knowledge of the Parent Parties, the Parent Parties complied with all applicable Laws relating to the reporting, payment, collection and withholding of Taxes and has duly and timely withheld or collected, paid over to the applicable Taxing Authority and reported all Taxes (including income, social, security and other payroll Taxes) required to be withheld or collected by the Purchase Parties; (vi) none of the assets of the Parent Parties is required to be treated as owned by another Person for U.S. federal income Tax purposes pursuant to Section 168(f)(8) of the Code (as in effect prior to its amendment by the Tax Reform Act of 1986); (vii) there is no Lien for Taxes upon any of the assets of the Parent Parties that arose in connection with any failure (or alleged failure) to pay any Tax; (viii) there is no outstanding request for a ruling from any Taxing Authority, request for a consent by a Taxing Authority for a change in a method of accounting or closing agreement with any Taxing Authority (within the meaning of Section 7121 of the Code or any analogous provision of the applicable Law), with respect to the Parent Parties; (ix) no claim has been made by a Taxing Authority in a jurisdiction where the Parent Parties have not paid any tax or filed Tax Returns, asserting that the any of the Parent Parties is or may be subject to Tax in such jurisdiction; (x) no Parent Party is, or has ever been, a party to any Tax sharing or Tax allocation Contract, other than any customary commercial contract the principal subject of which is not Taxes; (xiv) no Parent Party is currently or has ever been included in any consolidated, combined or unitary Tax Return other than a Tax Return that includes only the Parent Parties; (xv) the Parent Parties have properly collected all material sales Taxes required to be collected in the time and manner required by applicable Law and remitted all such sales Taxes to the applicable Taxing authority in the time and in the manner required by applicable Law; (xvi) no Parent Party has any liability for the Taxes of any other Person: (A) under Treasury Regulation Section 1.1502-6 (or any similar provision of applicable Law), (B) as a transferee or successor or by contract (other than any contract the principal subject matter of which is unrelated to Taxes) or (C) otherwise by operation of applicable Law; (xvii) no Parent Party has requested any extension of time within which to file any Tax Return (other than automatic extensions or extensions requested in the ordinary course of business), which Tax Return has since not been filed; and (xviii) no Parent Party has deferred the withholding or remittance of any Applicable Taxes related or attributable to any Applicable Wages for any employees of the Parent Parties; and (xix) no Parent Party has disclosed on its Tax Returns any Tax reporting position taken in any Tax Return which could result in the imposition of penalties under Section 6662 of the Code (or any comparable provisions of state, local or foreign Law) and no Parent Party has been a party to any “reportable transaction” or “listed transaction” as defined in Section 6707A(c) of the Code and Treasury Regulation Section 1.6011-4(b).

(b)       No Parent Party will be required to include any material item of income or exclude any material item of deduction for any taxable period beginning after the Closing Date as a result of: (i) Code Section 481 resulting from a change in method of accounting made before the Closing Date; (ii) any closing agreement described in Section 7121 of the Code (or similar provision of state, local or foreign Law) entered into by a Parent Party before the Closing; (iii) any installment sale or open sale transaction disposition made by a Parent Party before the Closing; (iv) any prepaid amount received outside of the ordinary course of business by a Parent Party before the Closing; or (v) any intercompany transaction or excess loss account described in Treasury Regulations under Section 1502 of the Code (or any corresponding or similar provision of state, local or non-U.S. income Tax law) existing before the Closing.

(c)       The unpaid Taxes of the Parent Parties for the current fiscal year (i) did not, as of the most recent fiscal month end, materially exceed the reserve for Tax liability (other than any reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the Financial Statements and (ii) will not, as of the Closing Date, materially exceed that reserve as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of the Parent Parties in filing its Tax Return.

(d)       None of the Parent Parties has taken, intends to take, or has agreed to take any action or is aware of any fact or circumstance that, to the Parent’s Knowledge, would prevent or impede, or would reasonably be expected to prevent or impede, either of the Domestication or the Merger from qualifying as reorganizations governed by Section 368 of the Code.

6.18       Business Activities; Contracts.

(a)       Since its incorporation, Parent has not conducted any business activities other than activities (i) in connection with or incidental or related to its incorporation, initial public offering or continuing corporate (or similar) existence, (ii) directed toward the accomplishment of a business combination, including those incidental or related to or incurred in connection with the negotiation, preparation or execution of this Agreement or any Additional Agreements, the performance of its covenants or agreements in this Agreement or any Additional Agreement or the consummation of the transactions contemplated hereby or thereby or (iii) those that are administrative, ministerial or otherwise immaterial in nature.

(b)       Merger Sub was organized solely for the purpose of entering into this Agreement, the Additional Agreements and consummating the transactions contemplated hereby and thereby and has not engaged in any activities or business, other than those incidental or related to or incurred in connection with its organization, incorporation or formation, as applicable, or continuing corporate (or similar) existence or the negotiation, preparation or execution of this Agreement or any Additional Agreements, the performance of its covenants or agreements in this Agreement or any Additional Agreement or the consummation of the transactions contemplated hereby or thereby.

(c)         Schedule 6.19(c) of the Parent Disclosure Schedules lists all material Contracts to which any of the Parent Parties is a party or by which any of the Parent Parties’ assets is bound as of the date hereof, other than those Contracts that are included in the Parent SEC Documents and are available in full without redaction on the SEC’s website through EDGAR.

ARTICLE VII
COVENANTS OF THE PARTIES PENDING CLOSING

7.1         Conduct of the Business.

(a)         Each of the Company and Parent covenants and agrees that, except as expressly contemplated by this Agreement or the Additional Agreements or as set forth on Schedule 7.1,1 from the date hereof until the earlier of the Closing Date and the termination of this Agreement in accordance with its terms (the “Interim Period”), each party shall (i) conduct its business only in the ordinary course consistent with past practice, (ii) duly and timely file all material Tax Returns required to be filed by it (or obtain a permitted extension with respect thereto) with the applicable Taxing Authorities and pay any and all material Taxes due and payable by it during such time period, (iii) duly observe and comply with all applicable Laws and Orders, and (iv) use commercially reasonable efforts to preserve substantially intact its current relationships with clients, suppliers, contract manufacturing organizations, contract research organizations and other third parties, in each case, with which such party has significant business relations.

(b)        Without limiting the generality of Section 7.1(a), and, except as expressly contemplated by this Agreement or the Additional Agreements, as required by applicable Law, or as set forth on Schedule 7.1, during the Interim Period, without the other party’s prior written consent (which shall not be unreasonably conditioned, withheld or delayed), neither the Company nor Parent shall, or permit its Subsidiaries to:

(i)           amend, modify or supplement its certificate of incorporation or bylaws or other organizational or governing documents except as contemplated hereby, or engage in any reorganization, reclassification, liquidation, dissolution or similar transaction;

(ii)          amend, waive any provision of, or terminate prior to its scheduled expiration date, (A) in the case of the Company, any Material Contract or (B) in the case of Parent, material contract, agreement, lease, license or other right or asset of Parent, as applicable;

(iii)         other than in the ordinary course of business consistent with past practice, enter into any contract, agreement, lease, license or commitment that would constitute a Material Contract hereunder;

(iv)        make any capital expenditures in excess of $100,000 (individually or in the aggregate);

(v)         sell, lease, license or otherwise dispose of any of the Company Group’s or Parent’s, as applicable, material assets, except pursuant to existing contracts or commitments disclosed herein or in the ordinary course of business consistent with past practice;

(vi)        solely in the case of the Company, sell, lease, license or otherwise dispose of any Company Owned IP;

(vii)       solely in the case of the Company, permit any material Registered Owned IP to go abandoned or expire for failure to make an annuity or maintenance fee payment, or file any necessary paper or action to maintain such rights;

(viii)       (A) pay, declare or promise to pay any dividends, distributions or other amounts with respect to its capital stock or other equity securities; (B) pay, declare or promise to pay any other amount to any stockholder or other equityholder in its capacity as such; and (C) except as contemplated hereby or by any Additional Agreement, amend any term, right or obligation with respect to any outstanding shares of its capital stock or other equity securities;

(ix)         (A) make any loan, advance or capital contribution to any Person; (B) incur any Indebtedness, including drawings under the lines of credit, if any, other than (1) loans evidenced by promissory notes made to Parent as working capital advances as described in the Prospectus, which shall not exceed $1,000,000 in the aggregate and (2) intercompany Indebtedness; or (C) repay or satisfy any Indebtedness, other than the repayment of Indebtedness in accordance with the terms thereof;

(x)          suffer or incur any Lien, except for Permitted Liens, on such Person’s material assets;

(xi)         delay, accelerate or cancel, or waive any material right with respect to, any receivable or Indebtedness in excess of $250,000 owed to the Company Group or Parent, as applicable, or write off or make reserves against the same (other than, in the case of the Company, in the ordinary course of business consistent with past practices);

(xii)        merge or consolidate or enter a similar transaction with, or acquire all or substantially all of the assets or business of, any other Person; or be acquired by any other Person;

(xiii)       adopt any severance, retention or other employee plan or fail to continue to make timely contributions to each Plan in accordance with the terms thereof;

(xiv)       terminate or allow to lapse any material insurance policy that provides insurance coverage for any of the Company Group’s material assets, the absence of which would or would reasonably be expected to be material to the Company Group taken as a whole, unless a replacement policy providing substantially comparable coverage to that of the terminated or lapsed policy is obtained;

(xv)       institute, settle or agree to settle any Action before any Authority, in each case in excess of $100,000 (exclusive of any amounts covered by insurance) or that imposes injunctive or other non-monetary relief on such party;

(xvi)      except as required by U.S. GAAP, make any material change in its accounting principles, methods or practices or write down the value of its assets;

(xvii)     change its principal place of business or jurisdiction of organization;

(xviii)     issue, redeem or repurchase any capital stock, membership interests or other securities, including, for the avoidance of doubt, the issuance of any shares of Series D-1 Preferred Stock or Series D-2 Preferred Stock, or issue any securities exchangeable for or convertible into any shares of its capital stock or other securities, other than any redemption of Parent Ordinary Shares held by its public stockholders, or as otherwise contemplated herein or in any Additional Agreement;

(xix)       (A) make, change or revoke any material Tax election; (B) change any method of accounting; (C) settle or compromise any material claim, notice, audit report or assessment in respect of Taxes of the Company Group; (D) enter into any Tax allocation, Tax sharing, Tax indemnity or closing agreement relating to any Taxes of the Company Group;

(xx)        enter into any transaction with or distribute or advance any material assets or property to any of its Affiliates, other than the payment of salary and benefits in the ordinary course;

(xxi)       solely in the case of the Company, other than as required by a Plan, (A) increase or change the compensation or benefits of any employee or service provider of the Company Group other than in the ordinary course of business consistent with past practice, (B) accelerate the vesting or payment of any compensation or benefits of any employee or service provider of the Company Group, (C) enter into, amend or terminate any Plan (or any plan, program, agreement or arrangement that would be a Plan if in effect on the date hereof) or grant, amend or terminate any awards thereunder (provided that the Company may grant additional Company Options provided that such Company Options have an exercise price per share of Company Common Stock no less than $4.65 and the aggregate amount of shares of Company Common Stock covered by Company Options issued between January 20, 2022 and immediately prior to Closing shall not exceed a number of shares equal to 17.5% of the Domesticated Parent Common Shares to be issued and outstanding immediately after the Closing), (D) fund any payments or benefits that are payable or to be provided under any Plan, (E) make any loan to any present or former employee or other individual service provider of the Company Group, other than advancement of expenses in the ordinary course of business consistent with past practices, or (F) enter into, amend or terminate any collective bargaining agreement or other agreement with a labor union or labor organization;

(xxii)      enter into any new Contract with any broker, finder, investment banker or other Person under which such Person is or will be entitled to any brokerage fee, finders’ fee or other commission in connection with the transactions contemplated by this Agreement; or

(xxiii)     agree or commit to do any of the foregoing.

(c)       Neither party shall (i) take or agree to take any action that would be reasonably likely to cause any representation or warranty of such party to be inaccurate or misleading in any respect at, or as of any time prior to, the Closing Date or (ii) omit to take, or agree to omit to take, any action necessary to prevent any such representation or warranty from being inaccurate or misleading in any respect at any such time.

(d)       Notwithstanding the foregoing, the Company and Parent and their respective Subsidiaries shall be permitted to take any and all actions required to comply in all material respects with the quarantine, “shelter in place,” “stay at home,” workforce reduction, social distancing, shut down, closure, sequester or any other Law, directive, guidelines or recommendations by any governmental authority (including the Centers for Disease Control and Prevention and the World Health Organization) in each case in connection with, related to or in response to COVID-19, including the CARES Act or any changes thereto.

7.2         Exclusivity.

(a)       During the Interim Period (other than in connection with the transactions contemplated hereby), neither the Company, on the one hand, nor Parent, on the other hand, shall, and such Persons shall cause each of their respective Representatives not to, without the prior written consent of the other party (which consent may be withheld in the sole and absolute discretion of the party asked to provide consent), directly or indirectly, (i) solicit, initiate, engage, participate in or knowingly encourage negotiations with any Person concerning any Alternative Transaction, (ii) take any other action intended or designed to facilitate the efforts of any Person relating to a possible Alternative Transaction or (iii) approve, recommend or enter into any Alternative Transaction or any contract or agreement related to any Alternative Transaction. Immediately following the execution of this Agreement, the Company, on the one hand, and Parent, on the other hand, shall, and shall cause each of their Representatives, to terminate any existing discussion or negotiations with any Persons other than the Company or Parent, as applicable, concerning any Alternative Transaction. Each of the Company and Parent shall be responsible for any acts or omissions of any of its respective Representatives that, if they were the acts or omissions of the Company or Parent, as applicable, would be deemed a breach of such party’s obligations hereunder (it being understood that such responsibility shall be in addition to and not by way of limitation of any right or remedy the Company or Parent, as applicable, may have against such Representatives with respect to any such acts or omissions). For purposes of this Agreement, the term “Alternative Transaction” means any of the following transactions involving the Company or Parent or their respective Subsidiaries (other than the transactions contemplated by this Agreement or the Additional Agreements): (A) any merger, consolidation, share exchange, business combination or other similar transaction, (B) any sale, lease, exchange, transfer or other disposition of all or a material portion of the assets of such Person or any capital stock or other equity interests of such party or its Subsidiaries in a single transaction or series of transactions or (C) with respect to Parent, any other Business Combination.

(b)       In the event that there is an unsolicited proposal for, or an indication of interest in entering into, an Alternative Transaction, communicated in writing to the Company or Parent or any of their respective Representatives (each, an “Alternative Proposal”), such party shall as promptly as practicable (and in any event within one (1) Business Day after receipt thereof) advise the other parties to this Agreement, orally and in writing, of such Alternative Proposal and the material terms and conditions thereof (including any changes thereto) and the identity of the Person making any such Alternative Proposal. The Company and Parent shall keep each other informed on a reasonably current basis of material developments with respect to any such Alternative Proposal. As used herein with respect to Parent, the term “Alternative Proposal” shall not include the receipt by Parent of any unsolicited communications (including the receipt of draft non-disclosure agreements) in the ordinary course of business inquiring as to Parent’s interest in a potential target for a business combination.

7.3         Access to Information. During the Interim Period, the Company and Parent shall each use its commercially reasonable efforts upon reasonable advance notice to (a) continue to give the other party, its legal counsel and its other Representatives full access to the offices, properties and Books and Records, (b) furnish to the other party, its legal counsel and its other Representatives such information relating to the business of the Company Group and Parent as such Persons may request and (c) cause its employees, legal counsel, accountants and other Representatives to cooperate with the other party in its investigation of the Business (in the case of the Company) or the business of Parent (in the case of Parent); provided that no investigation pursuant to this Section 7.3 (or any investigation made prior to the date hereof) shall affect any representation or warranty given by the Company or Parent; and provided, further, that any investigation pursuant to this Section 7.3 shall be conducted in such manner as not to interfere unreasonably with the conduct of the Business of the Company Group. Notwithstanding anything to the contrary in this Agreement, no party shall be required to provide the access described above or disclose any information if doing so is reasonably likely to (i) jeopardize protections afforded under attorney-client privilege, work product doctrine or similar privilege rights, (ii) violate any contract to which it is a party or to which it is subject, duty of confidentiality or applicable Law, provided, however, that the non-disclosing party must advise the other parties that it is withholding such access and/or information and (to the extent reasonably practicable) and provide a description of the access not granted.

7.4         Notices of Certain Events. During the Interim Period, each of Parent and the Company shall promptly notify the other party of:

(a)       any Actions to which it is a party commenced, relating to or involving or otherwise affecting either party or any of their stockholders or their equity, assets or business or that relate to the consummation of the transactions contemplated by this Agreement or the Additional Agreements, in each case, that if adversely determined would prevent or materially impair such party’s ability to consummate the Merger and the other transactions contemplated by this Agreement;

(b)       the occurrence of any fact or circumstance which constitutes or results, or would reasonably be expected to constitute or result, in a Material Adverse Effect; and

(c)       any inaccuracy of any representation or warranty of such party contained in this Agreement, or any failure of such party to comply with or satisfy any covenant or agreement to be complied with or satisfied by it hereunder, in each case, that would reasonably be expected to cause any of the conditions set forth in ARTICLE X not to be satisfied.

7.5         Cooperation with Form S-4/Proxy Statement; Other Filings.

(a)       The Company shall promptly provide to Parent such information concerning the Company and the Company Securityholders as is either required by the federal securities Laws or reasonably requested by Parent for inclusion in the Offer Documents. Promptly after the receipt by Parent from the Company of all such information (including such information required pursuant to Section 7.4 hereof), Parent and the Company shall prepare, and Parent shall file with the SEC, proxy materials for the purpose of soliciting proxies from holders of Parent Ordinary Shares sufficient to obtain Parent Shareholder Approval at a general meeting of Parent to be called and held for such purpose (the “Parent Shareholder Meeting”). Such proxy materials shall be in the form of a proxy statement (the “Proxy Statement”), which shall be included in a Registration Statement on Form S-4 (the “Form S-4”) filed by Parent with the SEC, pursuant to which (i) the Domesticated Parent Common Shares and the Domesticated Parent Warrants to be issued upon the conversion of the issued and outstanding Parent Ordinary Shares and Parent Warrants, respectively, pursuant to the Domestication and (ii) the other Domesticated Parent Common Shares and Domesticated Parent Warrants to be issued under this Agreement, in each case, shall be registered. The Company and Parent Parties shall use their reasonable best efforts to promptly respond to any SEC comments on the Form S-4. The Proxy Statement, the Form S-4 and the documents included or referred to therein, together with any supplements, amendments or exhibits thereto, are referred to herein as the “Offer Documents”.

(b)       Parent (i) shall provide the Company and its counsel a reasonable opportunity to review and comment in writing on the Proxy Statement and Form S-4 and any exhibits, amendments or supplements thereto (or other related documents); (ii) shall consider any such comments reasonably and in good faith; and (iii) shall not file the Proxy Statement and Form S-4 or any exhibit, amendment or supplement thereto without giving reasonable and good faith consideration to the comments of the Company. As promptly as practicable after receipt thereof, the Parent Parties shall provide to the Company and its counsel notice and a copy of all correspondence (or, to the extent such correspondence is oral, a summary thereof), including any comments from the SEC or its staff, between a Parent Party or any of its Representatives, on the one hand, and the SEC or its staff or other government officials, on the other hand, with respect to the Proxy Statement and the Form S-4, and, in each case, shall consult with the Company and its counsel concerning any such correspondence. No Parent Party shall file any response letters to any comments from the SEC before consulting reasonably and in good faith with the Company. The Parent Parties will advise the Company, promptly after it receives notice thereof, of the time when the Proxy Statement or the Form S-4 or any amendment or supplement thereto has been filed with the SEC and the time when the Form S-4 declared effective or any stop order relating to the Form S-4 is issued.

(c)       As soon as practicable following the date on which the Form S-4 is declared effective by the SEC (the “S-4 Effective Date”), Parent shall distribute the Proxy Statement to the holders of Parent Ordinary Shares and, pursuant thereto, shall call the Parent Shareholder Meeting in accordance with its organizational documents and the laws of the Cayman Islands and, subject to the other provisions of this Agreement, solicit proxies from such holders to vote in favor of the adoption of this Agreement and the approval of the transactions contemplated hereby and the other matters presented to the Parent Shareholders for approval or adoption at the Parent Shareholder Meeting.

(d)       Parent and the Company shall comply with all applicable provisions of and rules under the Securities Act and Exchange Act and all applicable Laws of the State of Delaware and the Cayman Islands and the applicable rules of Nasdaq, in the preparation, filing and distribution of the Form S-4 and the Proxy Statement (or any amendment or supplement thereto), as applicable, the solicitation of proxies under the Proxy Statement and the calling and holding of the Parent Shareholder Meeting. Without limiting the foregoing, Parent shall ensure that each of the Form S-4, as of the S-4 Effective Date, and the Proxy Statement, as of the date on which it is first distributed to Parent Shareholders, and as of the date of the Parent Shareholder Meeting, does not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading (provided, that Parent shall not be responsible for the accuracy or completeness of any information relating to the Company (or any other information) that is furnished by the Company expressly for inclusion in the Proxy Statement). The Company represents and warrants that the information relating to the Company supplied by the Company for inclusion in the Proxy Statement or the Form S-4, as applicable, will not as of the S-4 Effective Date and the date on which the Proxy Statement (or any amendment or supplement thereto) is first distributed to Parent Shareholders, or at the time of the Parent Shareholder Meeting, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made in light of the circumstances under which they were made not misleading. If, at any time prior to the Effective Time, a change in the information relating to the Company or any other information furnished by Parent, Merger Sub or the Company for inclusion in the Proxy Statement, which would make the preceding sentence incorrect, should be discovered by a Parent Party or the Company, as applicable, such party shall promptly notify the other parties of such change or discovery and an appropriate amendment or supplement describing such information shall be promptly filed with the SEC and, to the extent required by Law, disseminated to Parent Shareholders. In connection therewith, the Parent Parties and the Company shall instruct their respective employees, counsel, financial advisors, auditors and other authorized representatives to reasonably cooperate with Parent as relevant if required to achieve the foregoing.

(e)       In accordance with Parent’s amended and restated memorandum and articles of association and applicable securities laws, rules and regulations, including the Cayman Islands Companies Act, the DGCL and rules and regulations of Nasdaq, in the Proxy Statement, Parent shall seek from the holders of Parent Ordinary Shares the approval the following proposals: (i) the adoption and approval of this Agreement and the transactions contemplated hereby, including the Domestication; (ii) adoption and approval of the certificate of incorporation of Parent, in the form attached hereto as Exhibit D, including the change of the name of Parent to “Orchestra BioMed Holdings, Inc.” (the “Parent Charter”) in connection with the Domestication; (iii) adoption and approval of the bylaws of Parent in the form attached hereto as Exhibit E (the “Parent Bylaws”) in connection with the Domestication; (iv) approval of the Parent Equity Incentive Plan; (v) approval of the members of the Board of Directors of Parent immediately after the Closing; (vi) approval of the issuance of more than 20% of the issued and outstanding Domesticated Parent Common Shares to the Company Securityholders in connection with the Merger under applicable exchange listing rules; (vii) approval of a change in control under Nasdaq rules; (viii) approval to adjourn the Parent Shareholder Meeting, if necessary; and (ix) approval to obtain any and all other approvals necessary or advisable to effect the consummation of the Merger as reasonably determined by the Company and the Parent Parties (the proposals set forth in the forgoing clauses (i) through (ix) collectively, the “Parent Proposals”).

(f)       Parent, with the assistance of the Company, shall use its reasonable best efforts to cause the Form S-4 and the Proxy Statement to “clear” comments from the SEC and the Form S-4 to become effective as promptly as reasonably practicable thereafter. As soon as practicable after the Proxy Statement is “cleared” by the SEC, Parent shall cause the Proxy Statement, together will all other Offer Documents, to be disseminated to holders of Parent Ordinary Shares. The Offer Documents shall provide the public Parent Shareholders with the opportunity to redeem all or a portion of their public Parent Ordinary Shares (the “Parent Shareholder Redemption”), up to that number of Parent Ordinary Shares that would permit Parent to maintain consolidated net tangible assets of at least $5,000,001 either immediately prior to or upon the consummation of the Merger, at a price per share equal to the pro rata share of the funds in the Trust Account, all in accordance with and as required by Parent’s amended and restated memorandum and articles of association, the Trust Agreement, applicable Law and any applicable rules and regulations of the SEC. In accordance with Parent’s amended and restated memorandum and articles of association, the proceeds held in the Trust Account will first be used for the redemption of Parent Ordinary Shares held by Parent’s public shareholders who have elected to redeem such shares.

(g)       Parent shall call and hold the Parent Shareholder Meeting as promptly as practicable or advisable after the S-4 Effective Date for the purpose of seeking the approval of each of the Parent Proposals, and Parent shall consult in good faith with the Company with respect to the date on which such meeting is to be held. Parent shall use reasonable best efforts to solicit from its shareholders proxies in favor of the approval and adoption of the Merger and this Agreement and the other Parent Proposals. Parent’s Board of Directors shall recommend that the Parent Shareholders vote in favor of the Parent Proposals.

(h)       The Company acknowledges that a substantial portion of the Proxy Statement/Form S-4 and other filings required to be made by Parent or Parent in connection with the transactions contemplated hereby shall include disclosure regarding the Company and its management, operations and financial condition. Accordingly, the Company agrees to as promptly as reasonably practical provide Parent with such information as shall be requested by Parent for inclusion in or attachment to the Proxy Statement/Form S-4 or such other filings, and that such information is accurate in all material respects and complies as to form in all material respects with the requirements of the Exchange Act and the rules and regulations promulgated thereunder. The Company understands that such information shall be included in the Proxy Statement/Form S-4 or responses to comments from the SEC or its staff in connection therewith. In connection with the preparation and filing of the Form S-4 and any amendments thereto, the Company Group shall reasonably cooperate with the Parent Parties and shall make their affiliates, directors, officers and appropriate senior employees reasonably available to each Parent Party, its counsel, auditors and other Representatives in connection with the drafting of such filings and mailings and responding in a timely manner to comments from the SEC.

(i)       Notwithstanding anything else to the contrary in this Agreement or any Additional Agreements, the Parent Parties may make any public filing with respect to the Merger to the extent required by applicable Law, provided that prior to making any filing that includes information regarding the Company Group, Parent shall provide a copy of the filing to the Company and permit the Company to make revisions to protect confidential or proprietary information of the Company Group.

7.6         Trust Account. Parent covenants that it shall cause the funds in the Trust Account to be disbursed in accordance with the Trust Agreement, including for the payment of (a) all amounts payable to public holders of Parent Ordinary Shares (the “Parent Redemption Amount”), (b) deferred underwriting commissions and the expenses of Parent and the Company Group to the third parties to which they are owed, and (c) the remaining monies in the Trust Account to Parent or the Surviving Corporation after the Closing.

7.7         Obligations of Parent and Merger Sub. During the Interim Period, Parent shall take all action necessary to cause Merger Sub to perform its obligations under this Agreement and to consummate the transactions contemplated under this Agreement, upon the terms and subject to the conditions set forth in this Agreement.

7.8         [Reserved].

7.9         “Blank-Check Company”. In addition to, and not in limitation of, the restrictions set forth in Section 7.2, from the date hereof through the Effective Time, Parent shall remain a “blank check company” as defined under the Securities Act, shall not conduct any business operations other than in connection with this Agreement and ordinary course operations to maintain its status as a Nasdaq-listed SPAC pending the completion of the transactions contemplated hereby.

7.10       Parent Closing Statement. On the date that is five (5) Business Days prior to the Closing Date, Parent shall prepare and deliver to the Company a written statement (the “Parent Closing Statement”) setting forth its good faith estimate and calculation (to the extent then known) of: (a) the aggregate amount of cash in the Trust Account (prior to giving effect to the Parent Shareholder Redemption), the aggregate amount of cash in Parent’s working capital account, and the portion of the Investor Commitment received and to be received by Parent prior to the Closing; (b) the aggregate amount of all payments required to be made in connection with the Parent Shareholder Redemption; (c) all, as of the Closing, (i) unpaid fees and disbursements (whether accrued or anticipated) of Parent and Merger Sub for outside counsel and fees and expenses (whether accrued or anticipated) of Parent and Merger Sub for any other agents, advisors, consultants, experts and financial advisors employed by or on behalf of Parent or the Sponsor in connection with Parent’s initial public offering (including any deferred underwriter fees) or the transactions contemplated this Agreement, including preparation, negotiation and execution of this Agreement and the consummation of the transactions contemplated by this Agreement (together with written invoices and wire transfer instructions for the payment thereof) (“Outstanding Parent Expenses”) and (ii) the Parent Closing Indebtedness; and (d) the amount of Parent Closing Cash. The Parent Closing Statement and each component thereof shall be prepared and calculated in accordance with the definitions contained in this Agreement. From and after delivery of the Parent Closing Statement and through the Closing Date, Parent shall promptly provide to the Company any changes to the Parent Closing Statement (including any component thereof).

7.11       Extension Proxy Statement and Proposal.

(a)       If Parent does not receive comments from the SEC with respect to the preliminary Extension Proxy Statement, then Parent shall file with the SEC the definitive Extension Proxy Statement, and shall use its reasonable best efforts to cause distribution of the definitive Extension Proxy Statement to the holders of Parent Ordinary Shares, as soon as reasonably practicable after the tenth calendar day immediately following the date of filing of the preliminary Extension Proxy Statement with the SEC, and if Parent does receive comments from the SEC with respect to the preliminary Extension Proxy Statement, Parent shall file with the SEC the definitive Proxy Statement, and shall use its reasonable best efforts to cause the distribution of the definitive Proxy Statement to the holders of Parent Ordinary Shares, as soon as reasonably practicable following clearance by the SEC with respect to such comments. Pursuant to such distribution of the Extension Proxy Statement, Parent shall call the Extension Meeting in accordance with its organizational documents and the laws of the Cayman Islands and, solicit proxies from such holders to vote in favor of the approval of the Extension Proposal.

(b)       In the event that the requisite vote of Parent Shareholders in accordance with Parent’s amended and restated memorandum and articles of association and applicable Law to approve the Extension Proposal (the “Requisite Extension Approval”) is obtained, Parent shall (i) as soon as reasonably practicable, amend its amended and restated memorandum and articles of association and take all other actions necessary to reflect the terms of the Extension Proposal (including extension of the Business Combination End Date to November 6, 2022), including making all applicable filings and executing and delivering all applicable documentation; and (ii) until the valid termination of this Agreement in accordance with its terms, take all necessary actions to effectuate End Date Extension Elections as necessary to ensure that the Business Combination End Date does not occur prior to the Outside Closing Date.

ARTICLE VIII
COVENANTS OF THE COMPANY

8.1         Reporting; Compliance with Laws; No Insider Trading. During the Interim Period, the Company shall not, and it shall direct its Representatives to not, directly or indirectly, (a) purchase or sell (including entering into any hedge transaction with respect to) any Parent Ordinary Shares or Parent Warrants, except in compliance with all applicable securities Laws, including Regulation M under the Exchange Act; (b) use or disclose or permit any other Person to use or disclose any information that Parent or its Affiliates has made or makes available to the Company and its Representatives in violation of the Exchange Act, the Securities Act or any other applicable securities Law; or (c) disclose to any third party any non-public information about the Company, Parent, the Merger or the other transactions contemplated hereby or by any Additional Agreement.

8.2         [Reserved].

8.3         Company’s Stockholders Approval.

(a)       As promptly as reasonably practicable after the S-4 Effective Date and in any event within five (5) Business Days following the S-4 Effective Date (the “Company Stockholder Written Consent Deadline”), the Company shall solicit and use its reasonable best efforts to obtain the Company Stockholder Approval by written consent (in form and substance reasonably satisfactory to Parent) that is duly executed by the Company Stockholders that hold at least the requisite number and class of issued and outstanding shares of Company Capital Stock required to obtain the Company Stockholder Approval (the “Company Stockholder Written Consent”). In connection with such solicitation, the Company shall deliver to each Company Stockholder an Earnout Election Agreement in substantially in the form attached hereto as Exhibit F (the “Earnout Election Agreement”) pursuant to which, among other things, each such Company Stockholder may elect to possibly receive a portion of the Earnout Shares, in each case, subject to the terms and condition of Section 4.7 hereof and the Earnout Election Agreement.

(b)       The Company’s Board of Directors shall recommend that the Company Stockholders vote in favor of this Agreement, the transactions contemplated hereby and other related matters, and neither the Company’s Board of Directors, nor any committee thereof, shall withhold, withdraw, amend, modify, change or propose or resolve to withhold, withdraw, amend, modify or change, in each case in a manner adverse to the Parent Parties, the recommendation of the Company’s Board of Directors.

8.4       Additional Financial Information. Upon the filing of the Form S-4, the Company shall provide Parent with the Company’s audited financial statements for the twelve-month period ended December 31, 2021 consisting of the audited consolidated balance sheets as of such date, the audited consolidated income statements for the twelve-month period ended on such date, and the audited consolidated cash flow statements for the twelve-month period ended on such date. The Company’s consolidated interim financial information for each quarterly period after March 31, 2022, shall be delivered to Parent as promptly as possible following the end of such quarterly period, and in any event no later than forty-five (45) calendar days following the end of each quarterly period (the “Required Financial Statements”). All of the financial statements to be delivered pursuant to this Section 8.4, shall be prepared under U.S. GAAP in accordance with requirements of the PCAOB for public companies. The Company will promptly provide Parent with additional Company financial information (including selected financial data, a management’s discussion and analysis and results of operations prepared in accordance with Item 303 of Regulation S-K of the Securities Exchange Act, and pro forma financial information or pro forma financial adjustments) reasonably requested by the Parent Parties or otherwise required for inclusion in the Proxy Statement and any other filings to be made by a Parent Party with the SEC. The Company shall also provide to Parent as promptly as practicable after the date hereof, a description of the business and any other information concerning the Company, its directors, officers, operations and such other matters, as may be reasonably necessary or advisable in connection with the preparation of the Proxy Statement and any other filings to be made by a Parent Party with the SEC.

8.5       Indemnification Agreements. Prior to the Closing, the Company shall use commercially reasonable efforts to cause those persons set forth on Schedule 8.5 to enter into Indemnification Agreements with Parent to be effective as of the Closing (each, an “Indemnification Agreement”).

8.6       280G Approval. To the extent that any “disqualified individual” (within the meaning of Section 280G(c) of the Code and the regulations thereunder) has the right to receive any payments or benefits that could be deemed to constitute “parachute payments” (within the meaning of Section 280G(b)(2)(A) of the Code and the regulations thereunder), the Company will: (a) no later than ten (10) days prior to the Closing Date, use commercially reasonable efforts to solicit and obtain from each such “disqualified individual” a waiver of such disqualified individual’s rights to some or all of such payments or benefits (the “Waived 280G Benefits”) so that any remaining payments and/or benefits shall not be deemed to be “excess parachute payments” (within the meaning of Section 280G of the Code and the regulations thereunder); and (b) no later than three (3) days prior to the Closing Date, with respect to each individual who agrees to the waiver described in clause (a) above, submit to a vote of holders of the equity interests of the Company entitled to vote on such matters, in the manner required under Section 280G(b)(5) of the Code and the regulations promulgated thereunder, along with adequate disclosure intended to satisfy such requirements (including Q&A 7 of Section 1.280G-1 of such regulations), the right of any such “disqualified individual” to receive the Waived 280G Benefits. Prior to, and in no event later than four (4) days prior to soliciting such waivers and approval, the Company shall provide drafts of such waivers and approval materials to Parent for its reasonable review and comment, and the Company shall consider in good faith any changes reasonably requested by Parent. No later than seven (7) days prior to soliciting the waivers, the Company shall provide Parent with the calculations and related documentation to determine whether and to what extent the vote described in this Section 8.6 is necessary in order to avoid the imposition of Taxes under Section 4999 of the Code. Prior to the Closing Date, the Company shall deliver to Parent evidence that a vote of the stockholders of the Company was solicited in accordance with the foregoing and whether the requisite number of votes of the stockholders of the Company was obtained with respect to the Waived 280G Benefits or that the vote did not pass and the Waived 280G Benefits will not be paid or retained.

ARTICLE IX
COVENANTS OF ALL PARTIES HERETO

9.1         Commercially Reasonable Efforts; Further Assurances; Governmental Consents.

(a)       Subject to the terms and conditions of this Agreement (the obligations of which, for the avoidance of doubt, shall control to the extent of any conflict with the succeeding provisions of this Section 9.1), each party shall use its reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary or desirable under applicable Laws, and cooperate as reasonably requested by the other parties, in each case, to consummate and implement expeditiously each of the transactions contemplated by this Agreement, including using its commercially reasonable efforts to (i) obtain all necessary actions, nonactions, waivers, consents, approvals and other authorizations from all applicable Authorities prior to the Effective Time; (ii) avoid an Action by any Authority, and (iii) execute and deliver any additional instruments necessary to consummate the transactions contemplated by this Agreement. In the event that, at any time after the Closing, any further action is necessary or desirable to carry out the purposes of this Agreement, the proper officers and directors of each party shall use their commercially reasonable efforts to take all such action.

(b)       Subject to applicable Law, each of the Company and Parent agrees to (i) reasonably cooperate and consult with the other regarding obtaining and making all notifications and filings with Authorities, (ii) furnish to the other such information and assistance as the other may reasonably request in connection with its preparation of any notifications or filings, (iii) keep the other reasonably apprised of the status of matters relating to the completion of the transactions contemplated by this Agreement, including promptly furnishing the other with copies of notices and other communications received by such party from, or given by such party to, any third party or any Authority with respect to such transactions, (iv) permit the other party to review and incorporate the other party’s reasonable comments in any communication to be given by it to any Authority with respect to any filings required to be made with, or action or nonactions, waivers, expirations or terminations of waiting periods, clearances, consents or orders required to be obtained from, such Authority in connection with execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement and (v) to the extent reasonably practicable, consult with the other in advance of and not participate in any meeting or discussion relating to the transactions contemplated by this Agreement, either in person or by telephone, with any Authority in connection with the proposed transactions unless it gives the other party the opportunity to attend and observe; provided, however, that, in each of clauses (iii) and (iv) above, materials may be redacted (A) to remove references concerning the valuation of such party and its Affiliates, (B) as necessary to comply with contractual arrangements or applicable Laws, and (C) as necessary to address reasonable attorney-client or other privilege or confidentiality concerns.

(c)       During the Interim Period, Parent, on the one hand, and the Company, on the other hand, shall each notify the other in writing promptly after learning of any stockholder demands or other stockholder Action (including derivative claims) relating to this Agreement, any of the Additional Agreements or any matters relating thereto commenced against Parent, any of the Parent Parties or any of its or their respective Representatives in their capacity as a representative of a Parent Party or against any member of the Company Group (collectively, the “Transaction Litigation”). The Parent Parties shall control the negotiation, defense and settlement of any such Transaction Litigation brought against the Parent, Merger Sub or members of the boards of directors of Parent or Merger Sub and the Company shall control the negotiation, defense and settlement of any such Transaction Litigation brought against any member of the Company Group or the members of their boards of directors; provided, however, that in no event shall the Company or Parent settle, compromise or come to any arrangement with respect to any Transaction Litigation, or agree to do the same, without the prior written consent of the other party (not to be unreasonably withheld, conditioned or delayed; provided that it shall be deemed to be reasonable for Parent (if the Company is controlling the Transaction Litigation) or the Company (if the Parent is controlling the Transaction Litigation) to withhold, condition or delay its consent if any such settlement or compromise (i) does not provide for a legally binding, full, unconditional and irrevocable release of each Parent Party (if the Company is controlling the Transaction Litigation) or the Company and its Subsidiaries and related parties (if Parent is controlling the Transaction Litigation) and its respective Representative that is the subject of such Transaction Litigation, (ii) provides for any non-monetary, injunctive, equitable or similar relief against any Parent Party (if the Company is controlling the Transaction Litigation) or the Company and its Subsidiaries and related parties (if Parent is controlling the Transaction Litigation) or (iii) contains an admission of wrongdoing or liability by a Parent Party (if the Company is controlling the Transaction Litigation) or the Company and its Subsidiaries and related parties (if Parent is controlling the Transaction Litigation) and its respective Representative that is the subject of such Transaction Litigation. Parent and the Company shall each (A) keep the other reasonably informed regarding any Transaction Litigation, (B) give the other the opportunity to, at its own cost and expense, participate in the defense, settlement and compromise of any such Transaction Litigation and reasonably cooperate with the other in connection with the defense, settlement and compromise of any such Transaction Litigation, (C) consider in good faith the other’s advice with respect to any such Transaction Litigation and (D) reasonably cooperate with each other.

9.2         Compliance with SPAC Agreements. During the Interim Period, Parent shall (a) comply with the material terms of the Trust Agreement, the Underwriting Agreement, dated as of August 3, 2020, by and between Parent and Chardan Capital Markets, LLC and (b) enforce the material terms of (i) the letter agreements, dated as of August 3, 2020, by and among Parent, the Sponsor and each of the officers and directors of Parent named therein, and (ii) the Stock Escrow Agreement, dated as of August 3, 2020, by and among Parent, Continental Stock Transfer & Trust Company, as escrow agent, and the Sponsor and the other Parent Shareholders named therein.

9.3         Confidentiality. Except as necessary to complete the SEC Statement, the other Offer Documents or any Other Filings, the Company, on the one hand, and Parent, on the other hand, shall comply with the Confidentiality Agreement.

9.4         Directors’ and Officers’ Indemnification and Liability Insurance.

(a)       All rights to indemnification for acts or omissions occurring through the Closing Date now existing in favor of the current directors and officers of the Company or its Subsidiaries or the Parent Parties and Persons who served as a director, officer, member, trustee or fiduciary of another corporation, partnership, joint venture, trust, pension or other employee benefit plan or enterprise at the request of the Company or its Subsidiaries or the Parent Parties, as provided in their respective organizational documents or in any indemnification agreements, shall survive the Merger and shall continue in full force and effect in accordance with their terms. For a period of six (6) years after the Effective Time, Parent shall cause the organizational documents of Parent and the Surviving Corporation and their respective Subsidiaries to contain provisions no less favorable with respect to exculpation and indemnification of and advancement of expenses than are set forth as of the date of this Agreement in the organizational documents of Parent or the Company and its Subsidiaries, as applicable, to the extent permitted by applicable Law.

(b)       Prior to the Closing, Parent and the Company shall reasonably cooperate in order to obtain directors’ and officers’ liability insurance for Parent and the Company that shall be effective as of the Closing and will cover (i) those Persons who were directors and officers of the Company and Parent prior to the Closing and (ii) those Persons who will be the directors and officers of Parent and its Subsidiaries (including the Surviving Corporation after the Effective Time) at and after the Closing on terms not less favorable than the better of (x) the terms of the current directors’ and officers’ liability insurance in place for the Company’s directors and officers and (y) the terms of a typical directors’ and officers’ liability insurance policy for a company whose equity is listed on Nasdaq which policy has a scope and amount of coverage that is reasonably appropriate for a company of similar characteristics (including the line of business and revenues) as the Surviving Corporation.

(c)       The provisions of this Section 9.4 are intended to be for the benefit of, and shall be enforceable by, each Person who will have been a director or officer of the Company or a Parent Party for all periods ending on or before the Closing Date and may not be changed with respect to any officer or director without his or her written consent.

(d)       Prior to the Effective Time, the Company shall obtain and fully pay the premium for a six-year prepaid “tail” policy for the extension of the directors’ and officers’ liability coverage of the Parent’s and Company’s existing directors’ and officers’ liability insurance policies, for claims reporting or discovery period of six years from and after the Effective Time, on terms and conditions providing coverage retentions, limits and other material terms (other than premiums payable) substantially equivalent to the current policies of directors’ and officers’ liability insurance maintained by Parent and the Company with respect to matters arising on or before the Effective Time, covering without limitation the transactions contemplated hereby.

9.5         Parent Public Filings; Nasdaq. During the Interim Period, Parent will keep current and timely file all of its public filings with the SEC and otherwise comply in all material respects with applicable securities Laws and shall use its reasonable best efforts prior to the Closing to maintain the listing of the Parent Ordinary Shares on Nasdaq. During the Interim Period, Parent shall use its reasonable best efforts to cause (a) Parent’s initial listing application with Nasdaq in connection with the transactions contemplated by this Agreement to have been approved; (b) all applicable initial and continuing listing requirements of Nasdaq to be satisfied; and (c) the Parent Common Stock, including the Merger Consideration Shares, to be approved for listing on Nasdaq, subject to official notice of issuance, in each case, as promptly as reasonably practicable after the date of this Agreement and in any event prior to the Effective Time.

9.6         Certain Tax Matters.

(a)       Each of Parent and the Company and their respective Affiliates shall use its reasonable best efforts to cause the Domestication and Merger to qualify as a “reorganization” within the meaning of Section 368(a) of the Code. Neither Parent nor the Company nor any of their Affiliates shall take any action, or fail to take any action, that could reasonably be expected to cause the Merger to fail to qualify as a “reorganization” within the meaning of Section 368(a) of the Code. Each of the parties hereto agrees to promptly notify all other parties hereto of any challenge by any Governmental Authority to the characterization of either the Domestication or Merger as a “reorganization” within the meaning of Section 368(a) of the Code. Following the Closing, Parent shall continue at least one significant historic business line of the Company Group or use at least a significant portion of the Company Group’s historic business assets in a business, in each case within the meaning of Treasury Regulations Section 1.368-1(d).

(b)       Tax Opinions. If, in connection with the preparation and filing of the Registration Statement and Proxy Statement, the SEC requires that tax opinions be prepared and submitted, Parent, Merger Sub, and/or the Company shall deliver to Paul Hastings LLP and/or Loeb & Loeb LLP, respectively, customary Tax representation letters satisfactory to such counsel, dated and executed as of the date the Registration Statement and Proxy Statement shall have been declared effective by the SEC and such other date(s) as determined reasonably necessary by such counsel in connection with the preparation and filing of the Registration Statement and Proxy Statement. For the avoidance of doubt, if the SEC requires a tax opinion with respect to the qualification of the Merger as a tax-free reorganization under Section 368 be prepared and submitted, Loeb & Loeb LLP shall not be obligated or required to prepare and submit such tax opinion; provided, that the SEC has not explicitly requested such opinion from counsel to the Parent Parties.

(c)       Tax Matters Cooperation. Each of the parties hereto shall (and shall cause its respective Affiliates to) cooperate fully, as and to the extent reasonably requested by another party hereto, in connection with the filing of relevant Tax Returns, and any audit or tax proceeding. Such cooperation shall include the retention and (upon the other party’s request) the provision of records and information reasonably relevant to any tax proceeding or audit, making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder.

(d)       Transfer Taxes. Notwithstanding anything to the contrary contained herein, all transfer, documentary, sales, use, stamp, registration, value added or other similar Taxes incurred in connection with the Domestication and Merger and the other transactions contemplated hereby shall be borne by Parent, and Parent shall file all necessary Tax Returns with respect to all such Taxes and timely pay (or cause to be timely paid) to the applicable Governmental Authority such Taxes. The parties agree to reasonably cooperate to (i) sign and deliver such resale and other certificates or forms as may be necessary or appropriate to establish an exemption from (or otherwise reduce) any such Taxes and (ii) prepare and file (or cause to be prepared and filed) all Tax Returns in respect of any such Taxes.

9.7         Parent Equity Incentive Plan. Prior to the Closing, Parent shall approve and adopt and submit for shareholder approval a new equity incentive plan in substantially the form attached hereto as Exhibit G, with such changes or modifications thereto as the Company and Parent may mutually agree (such agreement not to be unreasonably withheld, conditioned or delayed) (the “Parent Equity Incentive Plan”). The Parent Equity Incentive Plan shall have such number of shares available for issuance equal to 17.5% of the Domesticated Parent Common Shares to be issued and outstanding immediately after the Closing and shall include an “evergreen” provision that is mutually agreeable to the Company and Parent that will provide for an automatic increase on the first day of each fiscal year in the number of shares available for issuance under the Parent Equity Incentive Plan.

ARTICLE X
CONDITIONS TO CLOSING

10.1       Condition to the Obligations of the Parties. The obligations of all of the parties to consummate the Closing are subject to the satisfaction or written waiver (where permissible) by Parent and the Company of all the following conditions:

(a)       No provisions of any applicable Law then in effect and no Order issued by an Authority that has jurisdiction over the parties hereto with respect to the transactions contemplated hereby shall restrain or prohibit the consummation of the transactions contemplated hereby, including the Merger.

(b)       [Reserved.]

(c)       After giving effect to any redemption of shares of Purchase Ordinary Shares in connection with the transactions contemplated by this Agreement, Parent shall have net tangible assets of at least $5,000,001 upon consummation of the Merger.

(d)       The Company Stockholder Approval shall have been obtained.

(e)       Each of the Parent Proposals shall have been approved at the Parent Shareholder Meeting by the requisite vote of Parent Shareholders in accordance with Parent’s amended and restated memorandum and articles of association and applicable Law.

(f)       Parent’s initial listing application with Nasdaq in connection with the transactions contemplated by this Agreement shall have been conditionally approved and, immediately following the Effective Time, Parent shall satisfy any applicable initial and continuing listing requirements of Nasdaq, and Parent shall not have received any notice of non-compliance therewith, and the Merger Consideration Shares shall have been approved for listing on Nasdaq.

(g)       The Form S-4 shall have become effective in accordance with the provisions of the Securities Act, no stop order suspending the effectiveness of the Form S-4 shall have been issued by the SEC that remains in effect and no proceeding seeking such a stop order shall have been initiated by the SEC and not withdrawn.

10.2       Conditions to Obligations of Parent and Merger Sub. The obligation of Parent and Merger Sub to consummate the Closing is subject to the satisfaction, or the waiver in Parent’s sole and absolute discretion, of all the following further conditions:

(a)       The Company shall have duly performed or complied with, in all material respects, all of its obligations hereunder required to be performed or complied with (without giving effect to any materiality or similar qualifiers contained therein) by the Company at or prior to the Closing Date.

(b)       The representations and warranties of the Company contained in this Agreement (disregarding all qualifications contained therein relating to materiality or Material Adverse Effect), other than the Company Fundamental Representations, shall be true and correct in all respects as of the date of this Agreement and as of the Closing Date, as if made at and as of such date (except to the extent that any such representation and warranty is made as of an earlier date, in which case such representation and warranty shall be true and correct in all material respects at and as of such earlier date) other than as would not in individually or in the aggregate reasonably be expected to have a Material Adverse Effect in respect of the Company Group.

(c)       The Company Fundamental Representations shall be true and correct in all respects at and as of the date of this Agreement and as of the Closing Date, as if made as of such date (except to the extent that any such representation and warranty is expressly made as of a specific date, in which case such representation and warranty shall be true and correct in all respects at and as of such specific date), other than de minimis inaccuracies in respect of the fourth and seventh sentences of Section 5.1, Section 5.5(a), and Section 5.5(c).

(d)       Since the date of this Agreement, there shall not have occurred any Material Adverse Effect pursuant to clause (a) of the definition thereof in respect of the Company Group that is continuing.

(e)       Parent shall have received a certificate, dated as of the Closing Date, signed by the Chief Executive Officer of the Company certifying the accuracy of the provisions of the foregoing clauses (a), (b), (c) and (d) of this Section 10.2.

(f)       Parent shall have received a certificate, dated as of the Closing Date, signed by the Secretary of the Company attaching true, correct and complete copies of (i) the Company Certificate of Incorporation, certified as of a recent date by the Secretary of State of the State of Delaware; (ii) the Company Bylaws; (iii) copies of resolutions duly adopted by the Board of Directors of the Company authorizing this Agreement, the Additional Agreements to which the Company is a party and the transactions contemplated hereby and thereby and the Company Stockholder Written Consent; and (iv) a certificate of good standing of the Company, certified as of a recent date by the Secretary of State of the State of Delaware.

(g)       Each of the Company and the Company Securityholders, as applicable, shall have executed and delivered to Parent a copy of each Additional Agreement to which the Company or such Company Securityholder, as applicable, is a party.

(h)       The Company shall have delivered to Parent a duly executed certificate conforming to the requirements of Sections 1.897-2(h)(1)(i) and 1.1445-2(c)(3)(i) of the United States Treasury regulations, and a notice to be delivered to the United States Internal Revenue Service as required under Section 1.897-2(h)(2) of the United States Treasury regulations, each dated no more than thirty (30) days prior to the Closing Date and in form and substance reasonably acceptable to Parent.

(i)       The Company shall have delivered to Parent the financial statements required to be delivered to Parent pursuant to Section 8.4 to be included in the Parent SEC Documents.

(j)       The Series A Conversion shall have been completed.

(k)       The Preferred Stock Conversion shall have been completed.

(l)       Each Company Warrant shall have been amended in accordance with its terms to permit the conversion thereof into a Domesticated Parent Warrant and any Company Warrants not so amended shall be canceled by the Company.

(m)       The transactions contemplated by the Investor Commitment shall have been consummated.

10.3       Conditions to Obligations of the Company. The obligations of the Company to consummate the Closing is subject to the satisfaction, or the waiver in the Company’s sole and absolute discretion, of all of the following further conditions:

(a)       Each Parent Party shall each have duly performed or complied with, in all material respects, all of its respective obligations hereunder required to be performed or complied with (without giving effect to any materiality or similar qualifiers contained therein) by such Parent Party, as applicable, at or prior to the Closing Date.

(b)       The representations and warranties of the Parent Parties contained in this Agreement (disregarding all qualifications contained therein relating to materiality or Material Adverse Effect), other than the Parent Party Fundamental Representations, shall be true and correct in all respects as of the date of this Agreement and as of the Closing Date, as if made at and as of such date (except to the extent that any such representation and warranty is made as of an earlier date, in which case such representation and warranty shall be true and correct in all respects at and as of such earlier date) other than as would not in individually or in the aggregate reasonably be expected to have a Material Adverse Effect in respect of the Parent Parties.

(c)       The Parent Party Fundamental Representations shall be true and correct in all respects at and as of the date of this Agreement and as of the Closing Date, as if made as of such date (except to the extent that any such representation and warranty is expressly made as of a specific date, in which case such representation and warranty shall be true and correct at and as of such specific date), other than de minimis inaccuracies.

(d)       Since the date of this Agreement, there shall not have occurred any Material Adverse Effect pursuant to clause (a) of the definition thereof in respect of Parent that is continuing.

(e)       The Company shall have received a certificate, dated as of the Closing Date, signed by the Chief Executive Officer of Parent accuracy of the provisions of the foregoing clauses (a), (b), (c) and (d) of this Section 10.3.

(f)       Each of Parent, Sponsor, Parent or other Parent Shareholder, as applicable, shall have executed and delivered to the Company a copy of each Additional Agreement to which Parent, Sponsor or such other Parent Shareholder, as applicable, is a party.

(g)       The size and composition of the post-Closing Parent Board of Directors shall have been appointed as set forth in Section 3.6.

(h)       The amount of Parent Closing Cash shall be no less than $60,000,000 (the “Minimum Available Cash Condition”).

(i)       The Domestication shall have been completed as provided in Section 2.1.

(j)       The transactions contemplated by the Sponsor Commitment shall have been consummated.

ARTICLE XI
TERMINATION

11.1       Termination Without Default.

(a)       In the event that (i) the closing of the transactions contemplated hereunder has not occurred by February 6, 2023 (the “Outside Closing Date”) and (ii) the material breach or violation of any representation, warranty, covenant or obligation under this Agreement by the party (i.e., a Parent Party, on one hand, or the Company, on the other hand) seeking to terminate this Agreement was not the cause of, or resulted in, the failure of the Closing to occur on or before the Outside Closing Date, then Parent or the Company, as applicable, shall have the right, at its sole option, to terminate this Agreement without liability to the other party. Such right may be exercised by Parent or the Company, as the case may be, giving written notice to the other at any time after the Outside Closing Date.

(b)       In the event an Authority that has jurisdiction over the parties hereto with respect to the transactions contemplated hereby shall have issued an Order or enacted a Law having the effect of permanently restraining, enjoining or otherwise prohibiting the Merger, which Order or Law is final and non-appealable, Parent or the Company shall have the right, at its sole option, to terminate this Agreement without liability to the other party; provided, however, that the right to terminate this Agreement pursuant to this Section shall not be available to the Company or Parent if the failure by such party or its Affiliates to comply with any provision of this Agreement has been a substantial cause of, or substantially resulted in, such action by such Authority.

(c)       In the event that the Extension Meeting is held and the Requisite Extension Approval is not obtained, then the Company shall have the right, at its sole option, to terminate this Agreement without liability to the Parent Parties.

(d)       This Agreement may be terminated at any time by mutual written consent of the Company and Parent duly authorized by each of their respective boards of directors.

11.2       Termination Upon Default.

(a)       Parent may terminate this Agreement by giving notice to the Company, without prejudice to any rights or obligations any Parent Party may have: (i) at any time prior to the Closing Date if the Company shall have breached any representation, warranty, agreement or covenant contained herein to be performed on or prior to the Closing Date, which has rendered or would reasonably be expected to render the satisfaction of any of the conditions set forth in Section 10.2(a) or 10.2(b) incapable of being satisfied and such breach cannot be cured or is not cured by the earlier of the Outside Closing Date and thirty (30) days following receipt by the Company of a written notice from Parent describing in reasonable detail the nature of such breach; or (ii) at any time after the Company Stockholder Written Consent Deadline if the Company has not previously received the Company Stockholder Approval (provided that, upon the Company’s receipt of the Company Stockholder Approval, Parent shall no longer have any right to terminate this Agreement under this clause (ii)).

(b)       The Company may terminate this Agreement by giving notice to Parent, without prejudice to any rights or obligations the Company may have, if: (i) Parent shall have breached any of its covenants, agreements, representations, and warranties contained herein to be performed on or prior to the Closing Date, which has rendered or reasonably would render the satisfaction of any of the conditions set forth in Section 10.3(a) or 10.3(b) incapable of being satisfied and such breach cannot be cured or is not cured by the earlier of the Outside Closing Date and thirty (30) days following receipt by Parent of a written notice from the Company describing in reasonable detail the nature of such breach.

11.3       Effect of Termination. If this Agreement is terminated pursuant to this ARTICLE XI (other than as may be agreed in a termination pursuant to Section 11.1(c)), this Agreement shall become void and of no further force or effect; provided that, if such termination shall result from the Willful Breach by a party or its Affiliate of its covenants and agreements hereunder or Fraud in connection with the transactions contemplated by this Agreement, such party shall not be relieved of liability to the other parties for any such Willful Breach or Fraud. The provisions of Section 9.3, this Section 11.3 and ARTICLE XII, and the Confidentiality Agreement, shall survive any termination hereof pursuant to this ARTICLE XI.

ARTICLE XII
MISCELLANEOUS

12.1       Notices. Any notice hereunder shall be sent in writing, addressed as specified below, and shall be deemed given: (a) if by hand, electronic mail or nationally recognized overnight courier service, by 5:00 PM Pacific Time on a Business Day, addressee’s day and time, on the date of delivery, and if delivered after 5:00 PM Eastern Time, on the first Business Day after such delivery; (b) if by email, on the date of transmission with affirmative confirmation of receipt; or (c) three (3) Business Days after mailing by prepaid certified or registered mail, return receipt requested. Notices shall be addressed to the respective parties as follows (excluding telephone numbers, which are for convenience only), or to such other address as a party shall specify to the others in accordance with these notice provisions:

if to the Company (or, following the Closing, the Surviving Corporation or Parent), to:

Orchestra BioMed, Inc.

150 Union Square Drive

New Hope PA 18938

Attn; David Hochman, Chairman & CEO
E-mail: DHochman@orchestrabiomed.com

with a copy (which shall not constitute notice) to:

Paul Hastings LLP

200 Park Avenue

New York, New York 10166

Attn: Samuel A. Waxman

E-mail: samuelwaxman@paulhastings.com

if to Parent or Merger Sub (prior to the Closing):

Health Sciences Acquisitions Corporation 2

c/o RTW Investments, LP

40 10th Avenue, Floor 7
New York, New York 10014
Attn: Legal Department
E-mail: al@hsac2.com, gd@hsac2.com

with a copy (which shall not constitute notice) to:

Loeb & Loeb LLP
345 Park Ave
New York, NY 10154
Attention: Giovanni Caruso
E-mail: gcaruso@loeb.com

12.2       Amendments; No Waivers; Remedies.

(a)       This Agreement cannot be amended, except by a writing signed by each party, and cannot be terminated orally or by course of conduct. No provision hereof can be waived, except by a writing signed by the party against whom such waiver is to be enforced, and any such waiver shall apply only in the particular instance in which such waiver shall have been given.

(b)       Neither any failure or delay in exercising any right or remedy hereunder or in requiring satisfaction of any condition herein nor any course of dealing shall constitute a waiver of or prevent any party from enforcing any right or remedy or from requiring satisfaction of any condition. No notice to or demand on a party waives or otherwise affects any obligation of that party or impairs any right of the party giving such notice or making such demand, including any right to take any action without notice or demand not otherwise required by this Agreement. No exercise of any right or remedy with respect to a breach of this Agreement shall preclude exercise of any other right or remedy, as appropriate to make the aggrieved party whole with respect to such breach, or subsequent exercise of any right or remedy with respect to any other breach.

(c)       Except as otherwise expressly provided herein, no statement herein of any right or remedy shall impair any other right or remedy stated herein or that otherwise may be available.

(d)       Notwithstanding anything to the contrary contained herein, no party shall seek, nor shall any party be liable for, punitive or exemplary damages under any tort, contract, equity or other legal theory with respect to any breach (or alleged breach) of this Agreement or any provision hereof or any matter otherwise relating hereto or arising in connection herewith.

12.3       Arm’s Length Bargaining; No Presumption Against Drafter. This Agreement has been negotiated at arm’s length by parties of equal bargaining strength, each represented by counsel or having had but declined the opportunity to be represented by counsel and having participated in the drafting of this Agreement. This Agreement creates no fiduciary or other special relationship between the parties, and no such relationship otherwise exists. No presumption in favor of or against any party in the construction or interpretation of this Agreement or any provision hereof shall be made based upon which Person might have drafted this Agreement or such provision.

12.4       Publicity. Except as required by Law or applicable stock exchange rules and except with respect to the Additional Parent SEC Documents, the parties agree that neither they nor their Representatives shall issue any press release or make any other public disclosure concerning the transactions contemplated hereunder without the prior approval of the other party hereto (such approval not to be unreasonably withheld, conditioned or delayed). If a party is required to make such a disclosure as required by Law or applicable stock exchange rules, the party making such determination will, if practicable in the circumstances, use reasonable commercial efforts to allow the other party reasonable time to comment on such disclosure in advance of its issuance.

12.5       Expenses. Except as otherwise expressly set forth herein, the costs and expenses in connection with this Agreement and the transactions contemplated hereby shall be paid jointly and severally by Parent and the Surviving Corporation upon the Closing. If the Closing does not take place, each party shall be responsible for its own expenses.

12.6       No Assignment or Delegation. No party may assign any right or delegate any obligation hereunder, including by merger, consolidation, operation of law or otherwise, without the written consent of the other party. Any purported assignment or delegation without such consent shall be void, in addition to constituting a material breach of this Agreement.

12.7       Governing Law. This Agreement and all disputes or controversies arising out of or relating to this Agreement or the transactions contemplated hereby, including the applicable statute of limitations, shall be governed by and construed in accordance with the Laws of the State of Delaware, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the Law of any jurisdiction other than the State of Delaware.

12.8       Counterparts; Facsimile Signatures. This Agreement may be executed in counterparts, each of which shall constitute an original, but all of which shall constitute one agreement. This Agreement shall become effective upon delivery to each party of an executed counterpart or the earlier delivery to each party of original, photocopied, or electronically transmitted signature pages that together (but need not individually) bear the signatures of all other parties.

12.9       Entire Agreement. This Agreement, together with the Additional Agreements, sets forth the entire agreement of the parties with respect to the subject matter hereof and thereof and supersedes all prior and contemporaneous understandings and agreements related thereto (whether written or oral), all of which are merged herein. No provision of this Agreement or any Additional Agreement may be explained or qualified by any agreement, negotiations, understanding, discussion, conduct or course of conduct or by any trade usage. Except as otherwise expressly stated herein or in any Additional Agreement, there is no condition precedent to the effectiveness of any provision hereof or thereof. Notwithstanding the foregoing, the Confidentiality Agreement is not superseded by this Agreement or merged herein and shall continue in accordance with its terms, including in the event of any termination of this Agreement.

12.10       Severability. A determination by a court or other legal authority that any provision that is not of the essence of this Agreement is legally invalid shall not affect the validity or enforceability of any other provision hereof. The parties shall cooperate in good faith to substitute (or cause such court or other legal authority to substitute) for any provision so held to be invalid a valid provision, as alike in substance to such invalid provision as is lawful.

12.11       Further Assurances. Each party shall execute and deliver such documents and take such action, as may reasonably be considered within the scope of such party’s obligations hereunder, necessary to effectuate the transactions contemplated by this Agreement.

12.12       Third Party Beneficiaries. Except as provided in Section 9.4 and Section 12.19, neither this Agreement nor any provision hereof confers any benefit or right upon or may be enforced by any Person not a signatory hereto.

12.13       Waiver. Reference is made to the final prospectus of Parent, dated August 3, 2020 (the “Prospectus”). The Company has read the Prospectus and understands that Parent has established the Trust Account for the benefit of the public Parent Shareholders and the underwriters of the IPO pursuant to the Trust Agreement and that, except for a portion of the interest earned on the amounts held in the Trust Account, Parent may disburse monies from the Trust Account only for the purposes set forth in the Trust Agreement. For and in consideration of Parent agreeing to enter into this Agreement, the Company, for itself and on behalf of the Company Securityholders, hereby agrees that it does not now and shall not at any time hereafter prior to the Closing have any right, title, interest or claim of any kind in or to any monies in the Trust Account as a result of, or arising out of, any negotiations, contracts or agreements with Parent and hereby agrees that it will not seek recourse against the Trust Account for any reason.

12.14       No Other Representations; No Reliance.

(a)       NONE OF THE COMPANY, ANY COMPANY SECURITYHOLDER NOR ANY OF THEIR RESPECTIVE REPRESENTATIVES HAS MADE ANY REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED, OF ANY NATURE WHATSOEVER RELATING TO THE COMPANY OR THE BUSINESS OR OTHERWISE IN CONNECTION WITH THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT OR ANY ADDITIONAL AGREEMENT, OTHER THAN THOSE REPRESENTATIONS AND WARRANTIES EXPRESSLY SET FORTH IN ARTICLE V, IN EACH CASE, AS MODIFIED BY THE SCHEDULES TO THIS AGREEMENT. Without limiting the generality of the foregoing, neither the Company, any Company Securityholder nor any of their respective Representatives has made, and shall not be deemed to have made, any representations or warranties in the materials relating to the Company made available to Parent and its Representatives, including due diligence materials, or in any presentation of the business of the Company by management of the Company or others in connection with the transactions contemplated hereby, and no statement contained in any of such materials or made in any such presentation shall be deemed a representation or warranty hereunder or otherwise or deemed to be relied upon by Parent or Merger Sub in executing, delivering and performing this Agreement, the Additional Agreements or the transactions contemplated hereby or thereby, in each case, except for the representations and warranties set forth in ARTICLE V as modified by the Company Disclosure Schedules. It is understood that any cost estimates, projections or other predictions, any data, any financial information or any memoranda or offering materials or presentations, including any offering memorandum or similar materials made available by the Company, any Company Securityholder or their respective Representatives are not and shall not be deemed to be or to include representations or warranties of the Company or any Company Securityholder, and are not and shall not be deemed to be relied upon by Parent or Merger Sub in executing, delivering and performing this Agreement, the Additional Agreements and the transactions contemplated hereby or thereby, in each case, except for the representations and warranties set forth in ARTICLE V, in each case, as modified by the Company Disclosure Schedules. Except for the specific representations and warranties expressly made by the Company in ARTICLE V, in each case, as modified by the Company Disclosure Schedules: (a) Parent acknowledges and agrees that: (i) neither the Company, the Company Securityholders nor any of their respective representatives is making or has made any representation or warranty, express or implied, at law or in equity, in respect of the Company, the business, assets, liabilities, operations, prospects or condition (financial or otherwise) of the Company, the nature or extent of any liabilities of the Company, the effectiveness or the success of any operations of the Company or the accuracy or completeness of any confidential information memoranda, projections, forecasts or estimates of earnings, or other information (financial or otherwise) regarding the Company furnished to Parent, Merger Sub or their respective representatives or made available to Parent and its representatives in any “data rooms,” “virtual data rooms,” management presentations or any other form in expectation of, or in connection with, the transactions contemplated hereby, or in respect of any other matter or thing whatsoever; and (ii) no representative of any Company Securityholder or the Company has any authority, express or implied, to make any representations, warranties or agreements not specifically set forth in ARTICLE V and subject to the limited remedies herein provided; (b) each of Parent and Merger Sub specifically disclaims that it is relying upon or has relied upon any such other representations or warranties that may have been made by any Person, and acknowledges and agrees that the Company Securityholders and the Company have specifically disclaimed and do hereby specifically disclaim any such other representation or warranty made by any Person; and (c) none of the Company, the Company Securityholders nor any other Person shall have any liability to Parent, Merger Sub or any other Person with respect to any such other representations or warranties, including projections, forecasts, estimates, plans or budgets of future revenue, expenses or expenditures, future results of operations, future cash flows or the future financial condition of the Company or the future business, operations or affairs of the Company.

(b)       NONE OF PARENT, MERGER SUB NOR ANY OF THEIR RESPECTIVE REPRESENTATIVES HAS MADE ANY REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED, OF ANY NATURE WHATSOEVER RELATING TO PARENT, MERGER SUB OR OTHERWISE IN CONNECTION WITH THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT OR ANY ADDITIONAL AGREEMENT, OTHER THAN THOSE REPRESENTATIONS AND WARRANTIES EXPRESSLY SET FORTH IN ARTICLE VI, IN EACH CASE, AS MODIFIED BY THE SCHEDULES TO THIS AGREEMENT AND THE PARENT SEC DOCUMENTS. Without limiting the generality of the foregoing, none of Parent, Merger Sub nor any of their respective Representatives has made, and shall not be deemed to have made, any representations or warranties in the materials relating to Parent and Merger Sub made available to the Company and the Company Securityholders and their Representatives, including due diligence materials, or in any presentation of the business of the Parent by management of the Parent or others in connection with the transactions contemplated hereby, and no statement contained in any of such materials or made in any such presentation shall be deemed a representation or warranty hereunder or otherwise or deemed to be relied upon by the Company and the Company Securityholders in executing, delivering and performing this Agreement, the Additional Agreements or the transactions contemplated hereby or thereby, in each case, except for the representations and warranties set forth in ARTICLE VI as modified by the Parent Disclosure Schedules and the Parent SEC Documents. It is understood that any cost estimates, projections or other predictions, any data, any financial information or any memoranda or offering materials or presentations, including any offering memorandum or similar materials made available by Parent, Merger Sub or their respective Representatives are not and shall not be deemed to be or to include representations or warranties of Parent and Merger Sub, and are not and shall not be deemed to be relied upon by the Company or Company Securityholders in executing, delivering and performing this Agreement, the Additional Agreements and the transactions contemplated hereby or thereby, in each case, except for the representations and warranties set forth in ARTICLE VI, in each case, as modified by the Parent Disclosure Schedules and the Parent SEC Documents. Except for the specific representations and warranties expressly made by Parent and Merger Sub in ARTICLE VI, in each case as modified by the Parent Disclosure Schedules and Parent SEC Documents: (a) the Company acknowledges and agrees that: (i) none of the Parent Parties nor any of their respective Representatives is making or has made any representation or warranty, express or implied, at law or in equity, in respect of the Parent Parties, the business, assets, liabilities, operations, prospects or condition (financial or otherwise) of the Parent Parties, the nature or extent of any liabilities of the Parent Parties, the effectiveness or the success of any operations of the Parent Parties or the accuracy or completeness of any confidential information memoranda, projections, forecasts or estimates of earnings, or other information (financial or otherwise) regarding the Parent Parties furnished to the Company, the Company Securityholders or their respective Representatives or made available to the Company, the Company Securityholders and their Representatives in any “data rooms,” “virtual data rooms,” management presentations or any other form in expectation of, or in connection with, the transactions contemplated hereby, or in respect of any other matter or thing whatsoever; and (ii) no Representative of the Parent Parties has any authority, express or implied, to make any representations, warranties or agreements not specifically set forth in ARTICLE VI and subject to the limited remedies herein provided; (b) the Company specifically disclaims that it is relying upon or has relied upon any such other representations or warranties that may have been made by any Person, and acknowledges and agrees that the Parent Parties have each specifically disclaimed and do hereby specifically disclaim any such other representation or warranty made by any Person; and (c) none of the Parent Parties nor any other Person shall have any liability to the Company, the Company Securityholders or any other Person with respect to any such other representations or warranties, including projections, forecasts, estimates, plans or budgets of future revenue, expenses or expenditures, future results of operations, future cash flows or the future financial condition of the Parent or the future business, operations or affairs of the Parent.

12.15       Waiver of Jury Trial. THE PARTIES EACH HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHT TO TRIAL BY JURY OF ANY PROCEEDING (A) ARISING UNDER THIS AGREEMENT OR UNDER ANY ADDITIONAL AGREEMENT OR (B) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES IN RESPECT OF THIS AGREEMENT OR ANY ADDITIONAL AGREEMENT OR ANY OF THE TRANSACTIONS RELATED HERETO OR THERETO OR ANY FINANCING IN CONNECTION WITH THE TRANSACTIONS CONTEMPLATED HEREBY OR ANY OF THE TRANSACTIONS CONTEMPLATED THEREBY, IN EACH CASE, WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER IN CONTRACT, TORT, EQUITY, OR OTHERWISE. THE PARTIES EACH HEREBY AGREES AND CONSENTS THAT ANY SUCH PROCEEDING SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT THE PARTIES MAY FILE AN ORIGINAL COUNTERPART OF A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (II) EACH SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (III) EACH SUCH PARTY MAKES THIS WAIVER VOLUNTARILY AND (IV) EACH SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 12.15.

12.16       Submission to Jurisdiction. Each of the parties hereto irrevocably and unconditionally submits to the exclusive jurisdiction of the Court of Chancery of the State of Delaware (or, to the extent such court does not have subject matter jurisdiction, the Superior Court of the State of Delaware), or, if it has or can acquire jurisdiction, in the United States District Court for the District of Delaware, for the purposes of any Action (a) arising under this Agreement or under any Additional Agreement or (b) in any way connected with or related or incidental to the dealings of the parties in respect of this Agreement or any Additional Agreement or any of the transactions contemplated hereby or thereby, and irrevocably and unconditionally waives any objection to the laying of venue of any such Action in any such court, and further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such Action has been brought in an inconvenient forum. Each party hereby irrevocably and unconditionally waives, and agrees not to assert, by way of motion or as a defense, counterclaim or otherwise, in any Action (i) arising under this Agreement or under any Additional Agreement or (ii) in any way connected with or related or incidental to the dealings of the parties in respect of this Agreement or any Additional Agreement or any of the transactions contemplated hereby or thereby, (A) any claim that it is not personally subject to the jurisdiction of the courts as described in this Section 12.16 for any reason, (B) that it or its property is exempt or immune from the jurisdiction of any such court or from any Action commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (C) that (x) the Action in any such court is brought in an inconvenient forum, (y) the venue of such Action is improper or (z) this Agreement, or the subject matter hereof, may not be enforced in or by such courts. Each party hereto agrees that service of any process, summons, notice or document by registered mail to such party’s respective address set forth in Section 12.1 shall be effective service of process for any such Action.

12.17       Attorneys’ Fees. In the event of any legal action initiated by any party arising under or out of, in connection with or in respect of, this Agreement, the prevailing party shall be entitled to reasonable attorneys’ fees, costs and expenses incurred in such action, as determined and fixed by the court.

12.18       Remedies. Except as otherwise expressly provided herein, any and all remedies provided herein will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon a party hereto, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy. The parties agree that irreparable damage for which monetary damages, even if available, would not be an adequate remedy would occur in the event that the parties do not perform their respective obligations under the provisions of this Agreement (including failing to take such actions as are required of them hereunder to consummate the transactions contemplated by this Agreement) in accordance with their specific terms or otherwise breach such provisions. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions, specific performance and other equitable relief to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, in each case, without posting a bond or undertaking and without proof of damages and this being in addition to any other remedy to which they are entitled at law or in equity. Each of the parties agrees that it will not oppose the granting of an injunction, specific performance and other equitable relief when expressly available pursuant to the terms of this Agreement on the basis that the other parties have an adequate remedy at law or an award of specific performance is not an appropriate remedy for any reason at law or equity.

12.19       Non-Recourse. This Agreement may be enforced only against, and any dispute, claim or controversy based upon, arising out of or related to this Agreement or the transactions contemplated hereby may be brought only against, the entities that are expressly named as parties hereto and then only with respect to the specific obligations set forth in this Agreement with respect to such party. No past, present or future director, officer, employee, incorporator, member, partner, shareholder, agent, attorney, advisor, lender or representative or Affiliate of any named party to this Agreement (which Persons are intended third-party beneficiaries of this Section 12.19) shall have any liability (whether in contract or tort, at law or in equity or otherwise, or based upon any theory that seeks to impose liability of an entity party against its owners or Affiliates) for any one or more of the representations, warranties, covenants, agreements or other obligations or liabilities of such named party or for any dispute, claim or controversy based on, arising out of, or related to this Agreement or the transactions contemplated hereby.

12.20       Non-Survival of Representations, Warranties and Covenants. Except in the case of claims against a Person in respect of such Person’s Fraud or Willful Breach, none of the representations, warranties, covenants, obligations or other agreements in this Agreement or in any certificate, statement or instrument delivered pursuant to this Agreement, including any rights arising out of any breach of such representations, warranties, covenants, obligations, agreements and other provisions, shall survive the Closing and shall terminate and expire upon the occurrence of the Effective Time, except for (a) those covenants and agreements contained herein that by their terms expressly apply in whole or in part after the Closing and then only with respect to any breaches occurring after the Closing and (b) this Article XII.

[The remainder of this page intentionally left blank; signature pages to follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

Parent:

HEALTH SCIENCES ACQUISITION
CORPORATION 2

By:	/s/ Roderick Wong
Name: Roderick Wong, M.D.
Title: President and Chief Executive Officer

Merger Sub:

HSAC OLYMPUS MERGER SUB, INC.

By:	/s/ Roderick Wong
Name: Roderick Wong, M.D.
Title: Chief Executive Officer

[Signature Page to Merger Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

Company:

ORCHESTRA BIOMED, INC.

By:	/s/ David Hochman
Name: David Hochman
Title: Chairman and Chief Executive Officer

[Signature Page to Merger Agreement]

Exhibit A

SUPPORT AGREEMENT

This SUPPORT AGREEMENT (this “Agreement”), dated as of [●], 2022, is made by and among Health Sciences Acquisitions Corporation 2, a Cayman Islands exempted company (which shall deregister in the Cayman Islands and domesticate as a Delaware corporation prior to the Closing) (“Parent”), Orchestra BioMed, Inc., a Delaware corporation (the “Company”), and the undersigned holder of Company Capital Stock (“Holder”). Parent, the Company and Holder shall be referred to herein from time to time collectively as the “Parties.” Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Merger Agreement (as defined below).

WHEREAS, Parent, the Company and HSAC Olympus Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of Parent (“Merger Sub”), shall enter into that certain Agreement and Plan of Merger, dated as of the date hereof (as it may be amended, restated or otherwise modified from time to time in accordance with its terms, the “Merger Agreement”);

WHEREAS, Holder is the record and beneficial owner of all of the issued and outstanding shares of Company Capital Stock set forth on its signature page hereto; and

WHEREAS, the Merger Agreement contemplates that the Parties will enter into this Agreement concurrently with the execution and delivery of the Merger Agreement by the parties thereto, pursuant to which, among other things, Holder will vote in favor of approval of (i) the adoption of the Merger Agreement and the approval of the Merger and the other transactions contemplated thereby, and (ii) if applicable, approval of the conversion of issued and outstanding shares of Series A Preferred Stock immediately prior to consummation of the Merger (collectively, the “Company Proposals”).

NOW, THEREFORE, in consideration of the premises and the mutual promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, each intending to be legally bound, hereby agree as follows:

1.         Agreement to Vote. Holder hereby irrevocably and unconditionally agrees (a) to vote at any meeting of the stockholders of the Company (whether annual or special and whether or not an adjourned or postponed meeting however called and including any adjournment or postponement thereof), and in any action by written resolution of the stockholders of the Company, all of Holder’s shares of Company Capital Stock and any other equity securities of the Company that Holder holds of record or beneficially as of the date of this Agreement or acquires record or beneficial ownership after the date hereof, including any securities convertible into or exercisable or exchangeable for shares of Company Capital Stock (collectively, the “Subject Company Equity Securities”), (i) in favor of the Company Proposals; (ii) to authorize and approve any amendment or amendments to the Company Certificate of Incorporation or other organizational documents of the Company that are reasonably necessary for purposes of effecting the transactions contemplated by the Merger Agreement and (iii) against, and withhold consent with respect to, (A) any change in the business, management or board of directors of the Company (other than in connection with the Merger Agreement and the Transactions) and (B) any other matter, action or proposal that would reasonably be expected to (x) result in a breach of any of the Company’s covenants, agreements or obligations under the Merger Agreement, (y) result in any of the conditions to the Closing set forth in Section 10.1 or Section 10.2 of the Merger Agreement not being satisfied or (z) impede, frustrate, prevent or nullify any provision of this Agreement or the Merger Agreement or any of the transactions contemplated hereby or thereby; and (b) if a meeting is held in respect of the matters set forth in clause (a), to appear at the meeting, in person or by proxy, or otherwise cause all of Holder’s Subject Company Equity Securities to be counted as present thereat for purposes of establishing a quorum.

2.           Transfer of Shares. Holder hereby agrees that it shall not (a) sell, assign, transfer (including by operation of law), place a lien on, pledge, hypothecate, grant an option to purchase, distribute, dispose of or otherwise encumber any of its Subject Company Equity Securities or otherwise enter into any contract, option or other arrangement or undertaking to do any of the foregoing, (b) deposit any of its Subject Company Equity Securities into a voting trust or enter into a voting agreement or arrangement or grant any proxy or power of attorney with respect to any of its Subject Company Equity Securities that conflicts with any of the covenants or agreements set forth in this Agreement, (c) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any Subject Securities, (d) take any action that would have the effect of preventing or materially delaying the performance of its obligations hereunder or (e) publicly announce any intention to effect any transaction specified in clause (a) through (d).

3.           Other Covenants.

(a)       Holder hereby agrees not to commence or participate in any claim, derivative or otherwise, against the Company, Parent or any of their respective Affiliates (i) challenging the validity of, or seeking to enjoin the operation of, any provision of this Agreement or (ii) alleging a breach of any fiduciary duty of the board of directors of the Company in connection with this Agreement, the Company Proposals, the Merger Agreement or the transactions contemplated thereby.

(b)       Holder acknowledges and agrees that the Company and Parent are entering into the Merger Agreement in reliance upon Holder entering into this Agreement and agreeing to be bound by, and perform, or otherwise comply with, as applicable, the agreements, covenants and obligations contained in this Agreement and but for Holder entering into this Agreement and agreeing to be bound by, and perform, or otherwise comply with, as applicable, the agreements, covenants and obligations contained in this Agreement the Company and Parent would not have entered into, or agreed to consummate the transactions contemplated by, the Merger Agreement.

4.           Representations and Warranties. Holder represents and warrants to the Company and Parent as follows: (a) this Agreement has been duly executed and delivered by Holder and, assuming due authorization, execution and delivery by the other parties to this Agreement, this Agreement constitutes a legally valid and binding obligation of Holder, enforceable against Holder in accordance with the terms hereof (except as enforceability may be limited by bankruptcy Laws, other similar Laws affecting creditors’ rights and general principles of equity affecting the availability of specific performance and other equitable remedies); (b) the execution and delivery of this Agreement by Holder does not, and the performance by Holder of his, her or its obligations hereunder will not, (i) if Holder is not an individual, conflict with or result in a violation of the organizational documents of Holder or (ii) require any consent or approval that has not been given or other action that has not been taken by any Person (including under any contract binding upon Holder or Holder’s Subject Company Equity Securities), in each case, to the extent such consent, approval or other action would prevent, enjoin or materially delay the performance by Holder of its, his or her obligations under this Agreement; (c) Holder has not entered into, and shall not enter into or otherwise amend, any contract or other agreement that would result in the restriction, limitation or interference with the performance of Holder’s obligations hereunder; (d) Holder is the record and beneficial owner of all of its Subject Company Equity Securities, and there exist no Liens or any other limitation or restriction (including any restriction on the right to vote, sell or otherwise dispose of such securities), other than pursuant to (i) this Agreement, (ii) the Company Certificate of Incorporation, (iii) the Merger Agreement, (iv) that certain Voting Agreement, dated May 31, 2018, by and among the Company and the stockholders signatory thereto or (v) any applicable securities Laws; (e) Holder is sophisticated in financial matters and is able to evaluate the risks and benefits of holding its Subject Company Equity Securities; (f) Holder acknowledges that it has had the opportunity to review this Agreement and the transactions contemplated by this Agreement with Holder’s own legal counsel, investment and tax advisors; (g) Holder is not relying on any statements or representations of the Company or any of its representatives or agents for legal, tax or investment advice with respect to this Agreement or the transactions contemplated by the Merger Agreement; (h) there are no Actions pending against Holder or, to the knowledge of Holder, threatened against Holder, before (or, in the case of threatened Actions, that would be before) any Authority, which in any manner challenges or seeks to prevent, enjoin or materially delay the performance by Holder of Holder’s obligations under this Agreement; and (i) no broker, finder, investment banker or other Person is entitled to any brokerage fee, finders’ fee or other commission in connection with this Agreement or any of the respective transactions contemplated hereby, based upon arrangements made by Holder.

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5.           Termination. This Agreement shall automatically terminate, without any notice or other action by any Party, and upon the earlier of (a) the Effective Time and (b) the termination of the Merger Agreement in accordance with its terms. Upon termination of this Agreement as provided in the immediately preceding sentence, none of the Parties shall have any further obligations or liabilities under, or with respect to, this Agreement. Notwithstanding the foregoing or anything to the contrary in this Agreement, (i) the termination of this Agreement pursuant to Section 5(b) shall not affect any liability on the part of any Party for a Willful Breach of any covenant or agreement set forth in this Agreement prior to such termination or Fraud, and (ii) Sections 5, 6, 7, 8 and 9 shall each survive the termination of this Agreement.

6.           No Recourse. Except for claims pursuant to the Merger Agreement or any other Additional Agreement by any party(ies) thereto against any other party(ies) thereto, each Party agrees that (a) this Agreement may only be enforced against, and any action for breach of this Agreement may only be made against, the Parties, and no claims of any nature whatsoever (whether in tort, contract or otherwise) arising under or relating to this Agreement, the negotiation hereof or its subject matter, or the transactions contemplated hereby shall be asserted against any Affiliate of the Company or any Affiliate of Parent (other than Holder, on the terms and subject to the conditions set forth herein), and (b) none of the Affiliates of the Company or the Affiliates of Parent (other than Holder, on the terms and subject to the conditions set forth herein) shall have any liability arising out of or relating to this Agreement, the negotiation hereof or its subject matter, or the transactions contemplated hereby, including with respect to any claim (whether in tort, contract or otherwise) for breach of this Agreement or in respect of any written or oral representations made or alleged to be made in connection herewith, as expressly provided herein, or for any actual or alleged inaccuracies, misstatements or omissions with respect to any information or materials of any kind furnished in connection with this Agreement, the negotiation hereof or the transactions contemplated hereby.

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7.           Waiver.

(a)       Holder (i) acknowledges that Parent and the Company may possess or have access to material non-public information which has not been communicated to Parent Shareholder; (ii) hereby waives any and all claims, whether at law, in equity or otherwise, that he, she, or it may now have or may hereafter acquire, whether presently known or unknown, against Parent or the Company or any of their respective officers, directors, employees, agents, affiliates, subsidiaries, successors or assigns relating to any failure to disclose any non-public information in connection with the transactions contemplated by this Agreement, including any such claims arising under the securities or other laws, rules and regulations, and (iii) is aware that Parent and the Company are relying on the foregoing acknowledgement and waiver in clauses (i) and (ii) above, respectively, in connection with the transactions contemplated by this Agreement.

(b)       Holder has read the Final Prospectus of Parent, dated August 3, 2020 (the “Parent Prospectus”), and understands that Parent has established a “trust account,” initially in an amount of at least $160.0 million for the benefit of the “public stockholders” and the underwriters of Parent’s initial public offering and that, except for (i) interest earned on the trust account that may be released to Parent to pay any taxes it incurs, and (ii) interest earned by the trust account that may be released to Parent from time to time to fund Parent’s working capital and general corporate requirements, proceeds in the trust account will not be released until (A) the consummation of a Business Combination (as defined in the Parent Prospectus) or (B) the dissolution and liquidation of Parent if it is unable to consummate a Business Combination within the allotted time. For and in consideration of Parent entering into this Agreement with Holder, each Parent Shareholder hereby agrees that it does not have any right, title, interest or claim of any kind in or to any monies in the trust account (other than in connection with redemption rights or the dissolution of Parent) (“Claim”) and hereby waives any Claim it may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with Parent and will not seek recourse against the trust account for any reason whatsoever, other than in connection with redemption rights or the dissolution of Parent.

8.           No Third- Party Beneficiaries. This Agreement shall be for the sole benefit of the Parties and their respective successors and permitted assigns and is not intended, nor shall be construed, to give any Person, other than the Parties and their respective successors and assigns, any legal or equitable right, benefit or remedy of any nature whatsoever by reason this Agreement. Nothing in this Agreement, expressed or implied, is intended to or shall constitute the Parties, partners or participants in a joint venture.

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9.           Incorporation by Reference. Sections 1.2 (Construction), 12.2 (Amendments; No Waivers; Remedies), 12.6 (No Assignment or Delegation), 12.7 (Governing Law), 12.8 (Counterparts; Facsimile Signatures), 12.9 (Entire Agreement), 12.10 (Severability), 12.15 (Waiver of Jury Trial), 12.16 (Submission to Jurisdiction), and 12.18 (Remedies) of the Merger Agreement are incorporated herein by reference and shall apply to this Agreement mutatis mutandis.

[signature page follows]

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IN WITNESS WHEREOF, each of the Parties has caused this Agreement to be duly executed on its behalf as of the day and year first above written.

HEALTH SCIENCES ACQUISITIONS CORPORATION 2

By:

	Name:	Roderick Wong, M.D
	Title:	President and Chief Executive Officer

[Signature Page to Support Agreement]

ORCHESTRA BIOMED, INC.

By:

Name: David Hochman
Title: Chief Executive Officer

[Signature Page to Support Agreement]

HOLDER:

COVIDIEN GROUP S.À.R.L.

By:

Name:
Title:

Series A Preferred Stock:

Series B Preferred Stock:

Series B-1 Preferred Stock:

Series D-1 Preferred Stock:

Series D-2 Preferred Stock:

Company Common Stock:

[Signature Page to Support Agreement]

 Exhibit B

Execution Copy

SUPPORT AGREEMENT

This SUPPORT AGREEMENT (this “Agreement”), dated as of [ ● ], 2022, is made by and among Health Sciences Acquisitions Corporation 2, a Cayman Islands exempted company (which shall deregister in the Cayman Islands and domesticate as a Delaware corporation prior to the Closing) (“Parent”), Orchestra BioMed, Inc., a Delaware corporation (the “Company”), and the undersigned holders of ordinary shares of Parent, par value $0.0001 per share (such shares, “Parent Ordinary Shares” and the holders thereof, collectively, the “Parent Shareholders”). Parent, the Company and the Parent Shareholders shall be referred to herein from time to time collectively as the “Parties.” Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Merger Agreement (as defined below).

WHEREAS, Parent, the Company and HSAC Olympus Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of Parent (“Merger Sub”), shall enter into that certain Agreement and Plan of Merger, dated as of the date hereof (as it may be amended, restated or otherwise modified from time to time in accordance with its terms, the “Merger Agreement”);

WHEREAS, the Parent Shareholders, including HSAC 2 Holdings, LLC, a Delaware limited liability company (the “Sponsor”), are the record and beneficial owners of all of the issued and outstanding Parent Ordinary Shares set forth across from such shareholder’s name on the signature pages hereto; and

WHEREAS, the Merger Agreement contemplates that the Parties will enter into this Agreement concurrently with the execution and delivery of the Merger Agreement by the parties thereto.

NOW, THEREFORE, in consideration of the premises and the mutual promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, each intending to be legally bound, hereby agree as follows:

1.            Sponsor Agreement to Vote. The Sponsor hereby irrevocably and unconditionally agrees (a) to vote at any meeting of the shareholders of Parent (whether annual or special and whether or not an adjourned or postponed meeting however called and including any adjournment or postponement thereof), and in any action by written resolution of the shareholders of Parent, all of Sponsor’s Parent Ordinary Shares and any other equity securities of Parent that Sponsor holds of record or beneficially as of the date of this Agreement or acquires record or beneficial ownership after the date hereof, including any Parent Warrants or other securities convertible into or exercisable or exchangeable for Parent Ordinary Shares (collectively, the “Subject Parent Equity Securities”), (i) in favor of the Parent Proposals, (ii) in favor of any proposal to amend the Parent organizational documents to extend the period of time Parent is afforded under its organizational documents and its prospectus to consummate an initial business combination (“Extension Proposal”) and (iii) against, and withhold consent with respect to, (A) any change in the business, management or board of directors of Parent (other than in connection with the Merger Agreement and the Transactions) and (B) any other matter, action or proposal that would reasonably be expected to (x) result in a breach of any of the Parent’s or Merger Sub’s covenants, agreements or obligations under the Merger Agreement, (y) result in any of the conditions to the Closing set forth in Section 10.1 or Section 10.3 of the Merger Agreement not being satisfied or (z) impede, frustrate, prevent or nullify any provision of this Agreement or the Merger Agreement or any of the transactions contemplated hereby or thereby, and (b) if a meeting is held in respect of the matters set forth in clause (a), to appear at the meeting, in person or by proxy, or otherwise cause all of Sponsor’s Subject Parent Equity Securities to be counted as present thereat for purposes of establishing a quorum. Prior to any valid termination of the Merger Agreement, Sponsor shall take, or cause to be taken, all actions and to do, or cause to be done, all things reasonably necessary under applicable Laws to consummate the Merger and the other Transactions and on the terms and subject to the conditions set forth therein. The obligations of Sponsor specified in this Section 1 shall apply whether or not the Merger, any of the Transactions or any action described above is recommend by Parent’s board of directors.

2.            Schedule 2 Shareholder Agreement to Vote. Each Parent Shareholder set forth on Schedule 2 (the “Schedule 2 Shareholder”) hereby irrevocably and unconditionally agrees (a) to vote at any meeting of the shareholders of Parent (whether annual or special and whether or not an adjourned or postponed meeting however called and including any adjournment or postponement thereof), and in any action by written resolution of the shareholders of Parent, all of such Schedule 2 Shareholder’s Subject Parent Equity Securities, (i) in favor of the Extension Proposal and (ii) against, and withhold consent with respect to, (A) any change in the business, management or board of directors of Parent (other than in connection with the Merger Agreement and the Transactions) and (B) any other matter, action or proposal that would reasonably be expected to (x) result in a breach of any of the Parent’s or Merger Sub’s covenants, agreements or obligations under the Merger Agreement, (y) result in any of the conditions to the Closing set forth in Section 10.1 or Section 10.3 of the Merger Agreement not being satisfied or (z) impede, frustrate, prevent or nullify any provision of this Agreement or the Merger Agreement or any of the transactions contemplated hereby or thereby, and (b) if a meeting is held in respect of the matters set forth in clause (a), to appear at the meeting, in person or by proxy, or otherwise cause all of such Schedule 2 Shareholder’s Subject Parent Equity Securities to be counted as present thereat for purposes of establishing a quorum. The obligations of each Schedule 2 Shareholder specified in this Section 2 shall apply whether or not the Merger, any of the Transactions or any action described above is recommend by Parent’s board of directors.

3.             Non-Redemption. Each Parent Shareholder hereby irrevocably and unconditionally agrees not to redeem, elect to redeem or tender or submit any of its Subject Parent Equity Securities for redemption in connection with such shareholder approval, the Merger, the Parent Proposals or any other transactions contemplated by the Merger Agreement or the Extension Proposal (the “Transactions”) and any attempt to redeem such Subject Parent Equity Securities will be void ab initio and of no effect.

4.            Transfer of Shares. Each Parent Shareholder hereby agrees that it shall not (a) sell, assign, transfer (including by operation of law), place a lien on, pledge, hypothecate, grant an option to purchase, distribute, dispose of or otherwise encumber any of its Subject Parent Equity Securities or otherwise enter into any contract, option or other arrangement or undertaking to do any of the foregoing, (b) deposit any of its Subject Parent Equity Securities into a voting trust or enter into a voting agreement or arrangement or grant any proxy or power of attorney with respect to any of its Subject Parent Equity Securities that conflicts with any of the covenants or agreements set forth in this Agreement, (c) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any Subject Securities, (d) take any action that would have the effect of preventing or materially delaying the performance of its obligations hereunder or (e) publicly announce any intention to effect any transaction specified in clause (a) through (d).

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5.            Waiver of Anti-Dilution Rights. Each Parent Shareholder hereby waives any and all anti-dilution or similar rights (if any) that may otherwise be available under the Parent Organizational Documents, applicable Law or pursuant to any contract or other agreement between or among such Parent Shareholder or any Affiliate of such Parent Shareholder (other than Parent or any of its Subsidiaries), on the one hand, and Parent or any of Parent’s Subsidiaries, on the other hand, with respect to the Transactions and that it shall not take any action in furtherance of exercising any such rights.

6.            Vesting Shares.

(a)         Effective as of, and contingent upon the Effective Time, upon receipt thereof, 1,000,000 Domesticated Parent Common Shares (the “Vesting Shares”) received by the Sponsor shall be deemed unvested and be irrevocably forfeited and surrendered to Parent for no consideration on the first (1st) Business Day following the expiration of the Earnout Period; provided, however:

(i)        500,000 Vesting Shares shall be deemed to have vested and shall cease to be subject to forfeiture under this Section 6 upon the occurrence (or deemed occurrence pursuant to Section 4.7(c) of the Merger Agreement) of the Initial Milestone Event; and

(ii)       500,000 Vesting Shares shall be deemed to have vested and shall cease to be subject to forfeiture under this Section 6 upon the occurrence (or deemed occurrence pursuant to Section 4.7(c) of the Merger Agreement) of the Final Milestone Event.

(b)         The registered holder(s) of any Vesting Shares that remain unvested as of any time prior to the expiration of the Earnout Period shall be entitled to all of the rights of ownership thereof, including the right to vote and receive dividends and other distributions in respect of such Vesting Shares. Notwithstanding the foregoing, to the extent that any dividends or other distributions are paid in cash in respect of any Vesting Shares that have not vested in accordance with Section 6(a), such dividends and distributions shall be set aside by and paid to the holder(s) thereof as promptly as reasonably practicable following the vesting of such Vesting Shares (if at all).

(c)         Following the Closing, the Sponsor shall not with respect to any of its Vesting Shares that remain unvested (i) sell, assign, transfer (including by operation of law), place a lien on, pledge, hypothecate, grant an option to purchase, distribute, dispose of such shares, (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of such shares or (iii) otherwise encumber enter into any contract, option or other arrangement or undertaking to do any of the foregoing.

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(d)        Certificates or book entries representing unvested Vesting Shares shall bear a legend referencing that they are subject to forfeiture and restrictions on transfer pursuant to the provisions of this Agreement, and any transfer agent for Parent will be given appropriate stop transfer orders with respect to such unvested Vesting Shares. Upon vesting of the applicable Vesting Shares, Parent shall take all actions necessary to cause such legends to be removed.

(e)         In the event Parent shall at any time during the Earnout Period pay any dividend on Domesticated Parent Common Shares by the issuance of additional Domesticated Parent Common Shares, or effect a subdivision or combination or consolidation of the outstanding Domesticated Parent Common Shares (by reclassification or otherwise) into a greater or lesser number of Domesticated Parent Common Shares, then, in each such case, the number of Vesting Shares that remain unvested shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of Domesticated Parent Common Shares (including any other shares so reclassified as Domesticated Parent Common Shares) outstanding immediately after such event and the denominator of which is the number of Domesticated Parent Common Shares that were outstanding immediately prior to such event.

7.            Forfeiture of Warrants. The Sponsor hereby agrees that, subject to and contingent upon the Closing, automatically and without any further action by any other Person, the Sponsor shall forfeit a number of Parent Warrants equal to fifty percent (50%) of all Parent Warrants held by the Sponsor immediately prior to Closing, and all such Parent Warrants shall be cancelled and forfeited for no consideration and shall cease to exist. As soon as reasonably practicable following the Closing, in respect of such forfeiture, Parent shall take all actions necessary to issue an equal number of Domesticated Parent Warrants having substantially similar terms to the Parent Warrants forfeited pursuant to the preceding sentence to employees of Parent or its Subsidiaries.

8.            Other Covenants.

(a)       Each Parent Shareholder agrees not to, directly or indirectly, take any action, or authorize or knowingly permit any of its Affiliates or representatives to take any action on its behalf, that would be a breach of Sections 7.2 (Exclusivity) or 12.4 (Publicity) of the Merger Agreement if such action were taken by Parent.

(b)       Each Parent Shareholder hereby agrees not to commence or participate in any claim, derivative or otherwise, against the Company, Parent or any of their respective Affiliates (i) challenging the validity of, or seeking to enjoin the operation of, any provision of this Agreement or (ii) alleging a breach of any fiduciary duty of the board of directors of Parent in connection with this Agreement, the Parent Shareholder Approval Matters, the Merger Agreement or the transactions contemplated thereby.

(c)       On the Closing Date, each Parent Shareholder set forth on Schedule A to the Registration Rights Agreement shall deliver to Parent and the Company a duly executed copy of the Registration Rights Agreement.

(d)       Each Parent Shareholder shall comply with, and fully perform all of its obligations, covenants and agreements set forth in, that certain Letter Agreement, dated as of August 3, 2020, with Parent to which it is a party.

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Each Parent Shareholder acknowledges and agrees that the Company and Parent are entering into the Merger Agreement in reliance upon such Parent Shareholder entering into this Agreement and agreeing to be bound by, and perform, or otherwise comply with, as applicable, the agreements, covenants and obligations contained in this Agreement and but for such Parent Shareholder entering into this Agreement and agreeing to be bound by, and perform, or otherwise comply with, as applicable, the agreements, covenants and obligations contained in this Agreement the Company and Parent would not have entered into, or agreed to consummate the transactions contemplated by, the Merger Agreement.

9.       Representations and Warranties. Each Parent Shareholder represents and warrants to the Company as follows: (a) this Agreement has been duly executed and delivered by such Parent Shareholder and, assuming due authorization, execution and delivery by the other parties to this Agreement, this Agreement constitutes a legally valid and binding obligation of such Parent Shareholder, enforceable against such Parent Shareholder in accordance with the terms hereof (except as enforceability may be limited by bankruptcy Laws, other similar Laws affecting creditors’ rights and general principles of equity affecting the availability of specific performance and other equitable remedies); (b) the execution and delivery of this Agreement by such Parent Shareholder does not, and the performance by such Parent Shareholder of his, her or its obligations hereunder will not, (i) if such Parent Shareholder is not an individual, conflict with or result in a violation of the organizational documents of such Parent Shareholder or (ii) require any consent or approval that has not been given or other action that has not been taken by any Person (including under any contract binding upon such Parent Shareholder or such Parent Shareholder’s Subject Parent Equity Securities), in each case, to the extent such consent, approval or other action would prevent, enjoin or materially delay the performance by such Sponsor of its, his or her obligations under this Agreement; (c) such Parent Shareholder has not entered into, and shall not enter into or otherwise amend, any contract or other agreement that would result in the restriction, limitation or interference with the performance of such Parent Shareholder’s obligations hereunder; (d) such Parent Shareholder is the record and beneficial owner of all of its Subject Parent Equity Securities, and there exist no Liens or any other limitation or restriction (including any restriction on the right to vote, sell or otherwise dispose of such securities), other than pursuant to (i) this Agreement, (ii) the Parent Organizational Documents, (iii) the Merger Agreement, or (iv) any applicable securities Laws; (e) such Parent Shareholder is sophisticated in financial matters and is able to evaluate the risks and benefits of holding its Subject Parent Equity Securities; (f) such Parent Shareholder, in making the decision to not redeem its Subject Parent Equity Securities, has not relied upon any oral or written representations or assurances from Parent or any of its officers, directors or employees or any other representatives or agents of Parent other than as set forth in this Agreement and such Parent Shareholder has had access to all of the filings made by Parent with the SEC; (g) such Parent Shareholder acknowledges that it has had the opportunity to review this Agreement and the transactions contemplated by this Agreement with such Parent Shareholder’s own legal counsel, investment and tax advisors; (h) such Parent Shareholder is not relying on any statements or representations of Parent or any of its representatives or agents for legal, tax or investment advice with respect to this Agreement or the transactions contemplated by the Merger Agreement; (i) there are no Actions pending against such Parent Shareholder or, to the knowledge of such Parent Shareholder, threatened against such Parent Shareholder, before (or, in the case of threatened Actions, that would be before) any Authority, which in any manner challenges or seeks to prevent, enjoin or materially delay the performance by such Parent Shareholder of such Parent Shareholder’s obligations under this Agreement; (j) no broker, finder, investment banker or other Person is entitled to any brokerage fee, finders’ fee or other commission in connection with this Agreement or any of the respective transactions contemplated hereby, based upon arrangements made by the Parent Shareholder; and (k) except as set forth on Schedule 9(k) hereto, such Parent Shareholder nor, to the knowledge of such Parent Shareholder, anyone related by blood, marriage or adoption to such Parent Shareholder or any Person in which such Parent Shareholder has a direct or indirect legal, contractual or beneficial ownership of 5% or more is party to, or has any rights with respect to or arising from, any contract or other agreement with Parent or its Subsidiaries.

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10.          Termination. This Agreement shall automatically terminate, without any notice or other action by any Party, and upon the earlier of (a) the Effective Time and (b) the termination of the Merger Agreement in accordance with its terms. Upon termination of this Agreement as provided in the immediately preceding sentence, none of the Parties shall have any further obligations or liabilities under, or with respect to, this Agreement. Notwithstanding the foregoing or anything to the contrary in this Agreement, (i) the termination of this Agreement pursuant to Section 10(b) shall not affect any liability on the part of any Party for a Willful Breach of any covenant or agreement set forth in this Agreement prior to such termination or Fraud, and (ii) Sections 11, 12, 13 and 14 shall each survive the termination of this Agreement.

11.          No Recourse. Except for claims pursuant to the Merger Agreement or any other Additional Agreement by any party(ies) thereto against any other party(ies) thereto, each Party agrees that (a) this Agreement may only be enforced against, and any action for breach of this Agreement may only be made against, the Parties, and no claims of any nature whatsoever (whether in tort, contract or otherwise) arising under or relating to this Agreement, the negotiation hereof or its subject matter, or the transactions contemplated hereby shall be asserted against any Affiliate of the Company or any Affiliate of Parent (other than the Parent Shareholders, on the terms and subject to the conditions set forth herein), and (b) none of the Affiliates of the Company or the Affiliates of Parent (other than the Parent Shareholders, on the terms and subject to the conditions set forth herein) shall have any liability arising out of or relating to this Agreement, the negotiation hereof or its subject matter, or the transactions contemplated hereby, including with respect to any claim (whether in tort, contract or otherwise) for breach of this Agreement or in respect of any written or oral representations made or alleged to be made in connection herewith, as expressly provided herein, or for any actual or alleged inaccuracies, misstatements or omissions with respect to any information or materials of any kind furnished in connection with this Agreement, the negotiation hereof or the transactions contemplated hereby.

12.          Waiver.

(a)       Each Parent Shareholder (i) acknowledges that Parent and the Company may possess or have access to material non-public information which has not been communicated to Parent Shareholder; (ii) hereby waives any and all claims, whether at law, in equity or otherwise, that he, she, or it may now have or may hereafter acquire, whether presently known or unknown, against Parent or the Company or any of their respective officers, directors, employees, agents, affiliates, subsidiaries, successors or assigns relating to any failure to disclose any non-public information in connection with the transactions contemplated by this Agreement, including any such claims arising under the securities or other laws, rules and regulations, and (iii) is aware that Parent and the Company are relying on the foregoing acknowledgement and waiver in clauses (i) and (ii) above, respectively, in connection with the transactions contemplated by this Agreement.

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(b)       Each Parent Shareholder has read the Final Prospectus of Parent, dated August 3, 2020 (the “Parent Prospectus”), and understands that Parent has established a “trust account,” initially in an amount of at least $160.0 million for the benefit of the “public stockholders” and the underwriters of Parent’s initial public offering and that, except for (i) interest earned on the trust account that may be released to Parent to pay any taxes it incurs, and (ii) interest earned by the trust account that may be released to Parent from time to time to fund Parent’s working capital and general corporate requirements, proceeds in the trust account will not be released until (A) the consummation of a Business Combination (as defined in the Parent Prospectus) or (B) the dissolution and liquidation of Parent if it is unable to consummate a Business Combination within the allotted time. For and in consideration of Parent entering into this Agreement with the Parent Shareholders, each Parent Shareholder hereby agrees that it does not have any right, title, interest or claim of any kind in or to any monies in the trust account (other than in connection with redemption rights or the dissolution of Parent) (“Claim”) and hereby waives any Claim it may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with Parent and will not seek recourse against the trust account for any reason whatsoever, other than in connection with redemption rights or the dissolution of Parent.

13.          Fiduciary Duties. Notwithstanding anything in this Agreement to the contrary (other than Section 8(a)), (a) each Parent Shareholder makes no agreement or understanding herein in any capacity other than in its capacity as a record holder and beneficial owner of the Subject Parent Equity Securities and (b) nothing herein will be construed to limit or affect any action or inaction by any representative of the Sponsor in its capacity as a member of the board of directors (or other similar governing body) of Parent or any of its Affiliates or as an officer, employee or fiduciary of Parent or any of its Affiliates, in each case, acting in such person’s capacity as a director, officer, employee or fiduciary of Parent or such Affiliate.

14.          No Third-Party Beneficiaries. This Agreement shall be for the sole benefit of the Parties and their respective successors and permitted assigns and is not intended, nor shall be construed, to give any Person, other than the Parties and their respective successors and assigns, any legal or equitable right, benefit or remedy of any nature whatsoever by reason this Agreement. Nothing in this Agreement, expressed or implied, is intended to or shall constitute the Parties, partners or participants in a joint venture.

15.          Incorporation by Reference. Sections 1.2 (Construction), 12.2 (Amendments; No Waivers; Remedies), 12.6 (No Assignment or Delegation), 12.7 (Governing Law), 12.8 (Counterparts; Facsimile Signatures), 12.9 (Entire Agreement), 12.10 (Severability), 12.15 (Waiver of Jury Trial), 12.16 (Submission to Jurisdiction), and 12.18 (Remedies) of the Merger Agreement are incorporated herein by reference and shall apply to this Agreement mutatis mutandis.

[signature page follows]

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IN WITNESS WHEREOF, each of the Parties has caused this Agreement to be duly executed on its behalf as of the day and year first above written.

HEALTH SCIENCES ACQUISITIONS CORPORATION 2

By:

Name:	Roderick Wong, M.D.
Title:	President and Chief Executive Officer

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ORCHESTRA BIOMED, INC.

By:

Name:
Title:

PARENT SHAREHOLDERS

HSAC 2 HOLDINGS, LLC

By:
Name: Alice Lee
Title: Director
4,360,956 Ordinary Shares

Name: Alice Lee
10,000 Ordinary Shares

Name: Stephanie A. Sirota
20,000 Ordinary Shares

Name: Pedro Granadillo
22,261 Ordinary Shares

Name: Stuart Peltz
22,261 Ordinary Shares

Name: Michael Brophy
22,261 Ordinary Shares

Name: Carsten Boess
22,261 Ordinary Shares

Schedule 2

Alice Lee

Stephanie A. Sirota

Pedro Granadillo

Stuart Peltz

Michael Brophy

Carsten Boess

Schedule 9(k)

Administrative Services Agreement dated August 3, 2020 between HSAC 2 Holdings, LLC and Health Sciences Acquisitions Corporation 2.

Exhibit C

AMENDED AND RESTATED REGISTRATION RIGHTS AND LOCK-UP AGREEMENT

THIS AMENDED AND RESTATED REGISTRATION RIGHTS AND LOCK-UP AGREEMENT (this “Agreement”), dated as of [●], 2022, is made and entered into by and among, (i) Health Sciences Acquisitions Corporation 2, a Delaware corporation (the “Company”), (ii) the equityholders designated as Sponsor Equityholders on Schedule A hereto (collectively, the “Sponsor Equityholders”); and (iii) certain stockholders of Orchestra BioMed, Inc. designated as Legacy Orchestra Equityholders on Schedule B hereto (the “Legacy Orchestra Equityholders” and, together with the Sponsor Equityholders and any person or entity who hereafter becomes a party to this Agreement pursuant to Section 6.2 of this Agreement, the “Holders” and each individually a “Holder”). Capitalized terms used but not otherwise defined in this Agreement shall have the meanings ascribed to such terms in the Merger Agreement (as defined below).

RECITALS

WHEREAS, the Company and the Sponsor Equityholders are parties to that certain Registration Rights Agreement, entered into as of August 3, 2020 (the “Prior Agreement”);

WHEREAS, the Company, HSAC Olympus Merger Sub, Inc., a Delaware corporation (“Merger Sub”), and Orchestra BioMed, Inc., a Delaware corporation (“Legacy Orchestra”), are party to that certain Agreement and Plan of Merger, dated as of [●], 2022 (as amended or restated from time to time, the “Merger Agreement”), pursuant to which the Company changed its jurisdiction of incorporation from the Cayman Islands to the State of Delaware (the “Domestication”) and on the date hereof: (a) Merger Sub will merge (the “Merger”) with and into Legacy Orchestra, with Legacy Orchestra surviving the Merger as a wholly owned subsidiary of the Company, and (b) the Company will change its name to “Orchestra BioMed, Inc.”;

WHEREAS, the Legacy Orchestra Equityholders and the Sponsor Equityholders are receiving shares of Common Stock, par value $0.0001 per share, of the Company (the “Common Stock”) on or about the date hereof, pursuant to the Merger Agreement (the “Merger Shares”);

WHEREAS, in connection with the consummation of the Merger, the parties to the Prior Agreement desire to amend and restate the Prior Agreement in its entirety as set forth herein, and the parties hereto desire to enter into this Agreement pursuant to which the Company shall grant the Holders certain registration rights with respect to the Registrable Securities (as defined below) on the terms and conditions set forth in this Agreement;

WHEREAS, pursuant to Section 6.7 of the Prior Agreement, no amendment, modification or termination of the Prior Agreement shall be binding upon any party unless executed in writing by such party; and

WHEREAS, all of the parties to the Prior Agreement desire to amend and restate the Prior Agreement in its entirety and enter into this Agreement, pursuant to which the Company shall grant the Holders certain registration rights with respect to certain securities of the Company, as set forth in this Agreement, effective as of the Closing.

NOW, THEREFORE, in consideration of the representations, covenants and agreements contained herein, and certain other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

Article I
DEFINITIONS

1.1       Definitions. The terms defined in this Article I shall, for all purposes of this Agreement, have the respective meanings set forth below:

“Adverse Disclosure” shall mean any public disclosure of material non-public information, which disclosure, in the good faith judgment of the Chief Executive Officer or Chief Financial Officer of the Company, after consultation with counsel to the Company, (i) would be required to be made in any Registration Statement or Prospectus in order for the applicable Registration Statement or Prospectus not to contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained therein (in the case of any prospectus and any preliminary prospectus, in the light of the circumstances under which they were made) not misleading, (ii) would not be required to be made at such time if the Registration Statement were not being filed, declared effective or used, as the case may be, and (iii) the Company has a bona fide business purpose for not making such information public.

“Backstop Agreement” shall mean that certain Backstop Agreement, dated as of [•], 2022 by and among the Company, Orchestra BioMed, Inc. and the purchasing parties signatory thereto.

“Block Trade” shall mean an offering and/or sale of Registrable Securities by any Holder on a block trade or underwritten or other coordinated basis (whether firm commitment or otherwise) without substantial marketing efforts prior to pricing, including, without limitation, a same day trade, overnight trade or similar transaction.

“Board” shall mean the Board of Directors of the Company.

“Change in Control” shall mean any transfer (whether by tender offer, merger, stock purchase, consolidation or other similar transaction), in one transaction or a series of related transactions, to a person or group of affiliated persons of the Company’s voting securities if, after such transfer, such person or group of affiliated persons would hold more than 50% of outstanding voting securities of the Company (or surviving entity) or would otherwise have the power to control the Board or to direct the operations of the Company.

“Commitment Shares” shall mean any shares of Common Stock that the Sponsor Equityholders or their respective designees receive in connection with the Domestication or the Closing, including as a result of purchases contemplated by the Sponsor Forward Purchase Agreement (as defined below), the Backstop Agreement, and any other Additional Agreement or any ancillary agreements with Orchestra BioMed, Inc. which designate such shares as Commitment Shares under this Agreement.

“Covidien Forward Purchase Shares” shall mean any shares of Common Stock that Covidien Group or its designees receive in connection with the Domestication as a result of purchases contemplated by the Covidien Forward Purchase Agreement.

“Commission” shall mean the Securities and Exchange Commission.

“Earnout Election Agreement” shall have the meaning given in the Merger Agreement.

“Earnout Shares” shall have the meaning given in the Merger Agreement.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as it may be amended from time to time.

“Forward Purchase Agreements” shall mean, collectively, that certain Forward Purchase Agreement by and among the Company, Orchestra BioMed, Inc., and certain funds managed by RTW Investments, LP as Purchasing Parties (the “Sponsor Forward Purchase Agreement”), and that certain Forward Purchase Agreement by and among the Company, Orchestra BioMed, Inc., and Covidien Group S.à.r.l. (“Covidien Group”), an affiliate of Medtronic plc (the “Covidien Forward Purchase Agreement”).

“Founder Shares” shall mean the 4,000,000 shares of Common Stock of the Company issued to the Company’s initial shareholders in connection with the Domestication upon the conversion of the 4,000,000 ordinary shares, par value $0.0001 per share of the Company (“Ordinary Shares”) issued to such initial shareholders prior to the Company’s initial public offering.

“Holders” shall have the meaning given in the Preamble, for so long as such person or entity holds any Registrable Securities.

“Lock-up Period” shall have the meaning given in Section 4.1.1.

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“Misstatement” shall mean an untrue statement of a material fact or an omission to state a material fact required to be stated in a Registration Statement or Prospectus, or necessary to make the statements in a Registration Statement or Prospectus (in the case of a Prospectus, in the light of the circumstances under which they were made) not misleading.

“Permitted Transferees” shall mean: (a) with respect to any Sponsor Equityholder, any person or entity to whom a Holder of Registrable Securities is permitted to transfer such Registrable Securities prior to the expiration of the Lock-up Period on approval of both the Company and the Sponsor, and (b) any person or entity to whom a Holder of Registrable Securities is permitted to transfer such Registrable Securities prior to the expiration of the Lock-up Period under this Agreement and any other applicable agreement between such Holder and the Company, and to any transferee thereafter.

“Private Shares” shall mean the 450,000 shares of Common Stock issued by the Company in connection with the Domestication upon the conversion of Ordinary Shares that were privately purchased simultaneously with the consummation of the Company’s initial public offering.

“Private Warrants” shall mean the 1,500,000 warrants to purchase Common Stock issued by the Company in connection with the Domestication upon the conversion of 1,500,000 warrants to purchase Ordinary Shares issued by the Company that were privately purchased simultaneously with the consummation of the Company’s initial public offering.

“Prospectus” shall mean the prospectus included in any Registration Statement, as supplemented by any and all prospectus supplements and as amended by any and all post-effective amendments and including all material incorporated by reference in such prospectus.

“Registrable Security” shall mean (a) the Merger Shares (b) the Founder Shares, (c) the Private Shares, (c) the Private Warrants and the Common Stock issued or issuable upon the exercise of the Private Warrants, (d) the Working Capital Warrants and any shares of Common Stock issued or issuable upon the exercise of the Working Capital Warrants, (e) the Commitment Shares, (f) the Earnout Shares, (g) the Covidien Forward Purchase Shares, (h) any outstanding share of the Common Stock or any other equity security (including the shares of Common Stock issued or issuable upon the exercise of any other equity security) of the Company held by a Holder as of the date of this Agreement and (i) any other equity security of the Company issued or issuable with respect to any such share of the Common Stock by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation, spin-off, reorganization or similar transaction; provided, however, that, as to any particular Registrable Security, such securities shall cease to be Registrable Securities upon the earliest occur of: (A) a Registration Statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been sold, transferred, disposed of or exchanged in accordance with such Registration Statement; (B) such securities shall have been otherwise transferred (other than to a Permitted Transferee), new certificates for such securities not bearing (or book entry positions not subject to) a legend restricting further transfer shall have been delivered by the Company and subsequent public distribution of such securities shall not require registration under the Securities Act; (C) such securities shall have ceased to be outstanding; (D) such securities may be sold without registration pursuant to Rule 144 promulgated under the Securities Act (or any successor rule promulgated thereafter by the Commission) (but with no volume or other restrictions or limitations); or (E) such securities have been sold to, or through, a broker, dealer or underwriter in a public distribution or other public securities transaction.1

“Registration” shall mean a registration effected by preparing and filing a Registration Statement, Prospectus or similar document in compliance with the requirements of the Securities Act, and the applicable rules and regulations promulgated thereunder, and such registration statement becoming effective.

“Registration Expenses” shall mean the out-of-pocket expenses of a Registration, including, without limitation, the following:

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(A)       all registration and filing fees (including fees with respect to filings required to be made with the Financial Industry Regulatory Authority, Inc.) and any securities exchange on which the Common Stock is then listed;

(B)       fees and expenses of compliance with securities or blue sky laws (including reasonable fees and disbursements of counsel for the Underwriters in connection with blue sky qualifications of Registrable Securities);

(C)       printing, messenger, telephone and delivery expenses;

(D)       reasonable fees and disbursements of counsel for the Company;

(E)       reasonable fees and disbursements of all independent registered public accountants of the Company incurred specifically in connection with such Registration;

(F)       in an Underwritten Offering, reasonable and documented fees and expenses of one (1) legal counsel selected by the majority-in-interest of the Demanding Holders; and

(G)       the costs and expenses of the Company and any of its officers, directors, counsel or other representatives in connection with presentations or meetings undertaken in connection with the offering of the Registrable Securities, including, without limitation, expenses associated with the production of road show slides and graphics and the production and hosting of any electronic road shows, fees and expenses of any consultants engaged in connection with road show presentations, and travel, lodging, transportation, and other expenses of the officers, directors, counsel and other representatives of the Company incurred in connection with any such presentations or meetings.

“Registration Statement” shall mean any registration statement filed by the Company with the Commission that covers the Registrable Securities pursuant to the provisions of this Agreement, including the Prospectus included in such registration statement, amendments (including post-effective amendments) and supplements to such registration statement, and all exhibits to and all material incorporated by reference in such registration statement.

“Securities Act” shall mean the Securities Act of 1933, as amended from time to time.

“Shelf” shall mean the Form S-1 Shelf, the Form S-3 Shelf or any subsequent Shelf Registration.

“Shelf Registration” shall mean a registration of securities pursuant to a Registration Statement filed with the Commission in accordance with and pursuant to Rule 415 promulgated under the Securities Act (or any successor rule then in effect).

“Sponsor” shall mean HSAC 2 Holdings, LLC.

“Sponsor Forward Purchase Agreement” shall have the meaning given in the definition of “Forward Purchase Agreements.”

“Transfer” shall mean the (a) the sale or assignment of, offer to sell, contract or agreement to sell, grant of any option to purchase or otherwise dispose of or agreement to dispose of, directly or indirectly, or establishment or increase of a put equivalent position or liquidation with respect to or decrease of a call equivalent position within the meaning of Section 16 of the Exchange Act with respect to, any security, (b) entry into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any security, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise, or (c) public announcement of any intention to effect any transaction specified in clause (a) or (b).

“Underwriter” shall mean a securities dealer who purchases any Registrable Securities as principal in an Underwritten Offering and not as part of such dealer’s market-making activities.

“Underwritten Registration” or “Underwritten Offering” shall mean a Registration in which securities of the Company are sold to an Underwriter in a firm commitment underwriting for distribution to the public.

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“Working Capital Warrants” shall mean any warrants issued in payment for working capital loans from the Sponsor to the Company, including any warrants issued by the Company in connection with the Domestication upon the conversion of warrants issued in payment for working capital loans from the Sponsor.

Article II
REGISTRATIONS

2.1          Shelf Registration.

2.1.1       Filing. The Company shall as soon as reasonably practicable, but in any event within forty-five (45) days after the Closing Date, file with the Commission a Registration Statement for a Shelf Registration on Form S-1 (the “Form S-1 Shelf”) covering, subject to Section 3.4, the public resale of all of the Registrable Securities (determined as of two (2) business days prior to such filing) on a delayed or continuous basis and shall use its commercially reasonable efforts to cause such Form S-1 Shelf to be declared effective as soon as practicable after the filing thereof, but in no event later than the earlier of (i) the 30th calendar day (or the 90th calendar day if the Commission notifies the Company that it will “review” the Registration Statement) following the filing of the Registration Statement and (ii) the tenth (10th) business day after the date the Company is notified (orally or in writing, whichever is earlier) by the Commission that the Registration Statement will not be “reviewed” or will not be subject to further review. Such Form S-1 Shelf shall provide for the resale of the Registrable Securities included therein pursuant to any method or combination of methods legally available to, and requested by, any Holder named therein. The Company shall maintain a Shelf in accordance with the terms hereof and shall prepare and file with the Commission such amendments, including post-effective amendments, and supplements as may be necessary to keep a Shelf continuously effective, available for use to permit the Holders named therein to sell their Registrable Securities included therein and in compliance with the provisions of the Securities Act until such time as there are no longer any Registrable Securities. Following the filing of a Form S-1 Shelf, the Company shall use its commercially reasonable efforts to convert the Form S-1 Shelf (and any Subsequent Shelf Registration) to a Registration Statement on Form S-3 (the “Form S-3 Shelf”) as soon as reasonably practicable after the Company is eligible to use Form S-3. As soon as reasonably practicable following the effective date of a Registration Statement filed pursuant to this Section 2.1.1, but in any event within one (1) business day of such date, the Company shall notify the Holders of the effectiveness of such Registration Statement. The Company’s obligation under this Section 2.1.1 shall, for the avoidance of doubt be subject to Section 3.4 hereto.

2.1.2       Subsequent Shelf Registration. If any Shelf ceases to be effective under the Securities Act for any reason at any time while Registrable Securities are still outstanding, the Company shall, subject to Section 3.4, use its commercially reasonable efforts to as promptly as is reasonably practicable cause such Shelf to again become effective under the Securities Act (including using commercially reasonable efforts to obtain the prompt withdrawal of any order suspending the effectiveness of such Shelf), and shall use its commercially reasonable efforts to as promptly as is reasonably practicable amend such Shelf in a manner reasonably expected to result in the withdrawal of any order suspending the effectiveness of such Shelf or file an additional registration statement as a Shelf Registration (a “Subsequent Shelf Registration”) registering the resale of all Registrable Securities (determined as of two (2) business days prior to such filing), and pursuant to any method or combination of methods legally available to, and requested by, any Holder named therein. If a Subsequent Shelf Registration is filed, the Company shall use its commercially reasonable efforts to (i) cause such Subsequent Shelf Registration to become effective under the Securities Act as promptly as is reasonably practicable after the filing thereof (it being agreed that the Subsequent Shelf Registration shall be an automatic shelf registration statement (as defined in Rule 405 promulgated under the Securities Act) if the Company is a well-known seasoned issuer (as defined in Rule 405 promulgated under the Securities Act) at the most recent applicable eligibility determination date) and (ii) keep such Subsequent Shelf Registration continuously effective, available for use to permit the Holders named therein to sell their Registrable Securities included therein and in compliance with the provisions of the Securities Act until such time as there are no longer any Registrable Securities. Any such Subsequent Shelf Registration shall be on Form S-3 to the extent that the Company is eligible to use such form. Otherwise, such Subsequent Shelf Registration shall be on another appropriate form. The Company’s obligation under this Section 2.1.2 shall, for the avoidance of doubt be subject to Section 3.4 hereto.

2.1.3       Requests for Underwritten Shelf Takedowns. At any time and from time to time when an effective Shelf is on file with the Commission, any one or more Holder (any Holder being, in such case, a “Demanding Holder”) may request to sell all or any portion of their Registrable Securities in an underwritten offering that is registered pursuant to the Shelf (each, an “Underwritten Shelf Takedown”); provided that the Company shall only be obligated to effect an Underwritten Offering if such offering: (i) shall include Registrable Securities proposed to be sold by the Demanding Holder(s), either individually or together with other Demanding Holders, with a total offering price reasonably expected to exceed, in the aggregate, $25 million (the “Minimum Takedown Threshold”), or (ii) is comprised of all remaining Registrable Securities held by the Demanding Holder. All requests for Underwritten Shelf Takedowns shall be made by giving written notice to the Company, which shall specify the approximate number of Registrable Securities proposed to be sold in the Underwritten Offering. Subject to Section 2.3.4, a majority-in-interest of the Demanding Holders shall have the right to select the Underwriters for such offering (which shall consist of one or more reputable nationally recognized investment banks), subject to the Company’s prior approval (which shall not be unreasonably withheld, conditioned or delayed). The Legacy Orchestra Equityholders, on the one hand, and the Sponsor Equityholders, on the other hand, may each demand not more than one (1) Underwritten Shelf Takedown pursuant to this Section 2.1.3 within any nine (9)-month period; provided, however, that no Demanding Holder may request an Underwritten Shelf Takedown during the six-month period following the closing of a prior Underwritten Shelf Takedown. Notwithstanding anything to the contrary in this Agreement, the Company may effect any Underwritten Offering pursuant to any then effective Registration Statement, including a Form S-3, that is then available for such offering.

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2.1.4       Reduction of Underwritten Offering. If the managing Underwriter or Underwriters in an Underwritten Shelf Takedown, in good faith, advises the Company, the Demanding Holders and Holders requesting piggyback rights pursuant to this Agreement with respect to such Underwritten Shelf Takedown (the “Requesting Holders”) (if any) in writing that the dollar amount or number of Registrable Securities that the Demanding Holders and the Requesting Holders (if any) desire to sell, taken together with all other shares of Common Stock or other equity securities that the Company desires to sell and all other shares of Common Stock or other equity securities, if any, as to which a Registration has been requested pursuant to separate written contractual piggyback registration rights entered into after the date hereof held by any other stockholders who desire to sell, exceeds the maximum dollar amount or maximum number of equity securities that can be sold in the Underwritten Offering without materially affecting the proposed offering price, the timing, the distribution method, or the probability of success of such offering (such maximum dollar amount or maximum number of such securities, as applicable, the “Maximum Number of Securities”), then the Company shall include in such Underwritten Offering, as follows: (i) first, the Registrable Securities of the Demanding Holders and the Requesting Holders (if any) (pro rata based on the respective number of Registrable Securities that each Demanding Holder and Requesting Holder (if any) has requested be included in such Underwritten Registration and the aggregate number of Registrable Securities that the Demanding Holders and Requesting Holders have requested be included in such Underwritten Registration (such proportion is referred to herein as “Pro Rata”)) that can be sold without exceeding the Maximum Number of Securities; (ii) second, to the extent that the Maximum Number of Securities has not been reached under the foregoing clause (i), the shares of Common Stock or other equity securities that the Company desires to sell, which can be sold without exceeding the Maximum Number of Securities; and (iii) third, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (i) and (ii), the shares of Common Stock or other equity securities of other persons or entities that the Company is obligated to register in a Registration pursuant to separate written contractual arrangements entered into after the date hereof with such persons and that can be sold without exceeding the Maximum Number of Securities.

2.1.5       Withdrawal. Prior to the pricing of an Underwritten Shelf Takedown, a majority-in-interest of the Demanding Holders initiating such Underwritten Offering shall have the right to withdraw from a Registration pursuant to such Underwritten Offering for any or no reason whatsoever upon written notification (a “Withdrawal Notice”) to the Company and the Underwriter or Underwriters (if any) of their intention to withdraw from such Underwritten Offering; provided that any Legacy Orchestra Equityholder or Sponsor Equityholder may elect to have the Company continue an Underwritten Offering if the Minimum Takedown Threshold would still be satisfied by the Registrable Securities proposed to be sold in the Underwritten Offering by the Legacy Orchestra Equityholders and the Sponsor Equityholders. If withdrawn, a demand for an Underwritten Offering shall constitute a demand for an Underwritten Offering by the withdrawing Demanding Holder for purposes of Section 2.1.3, unless either (i) such Demanding Holder has not previously withdrawn any Underwritten Offering or (ii) such Demanding Holder reimburses the Company for all Registration Expenses with respect to such Underwritten Offering (or, if there is more than one Demanding Holder, a pro rata portion of such Registration Expenses based on the respective number of Registrable Securities that each Demanding Holder has requested be included in such Underwritten Offering); provided that, if a Legacy Orchestra Equityholder or a Sponsor Equityholder elects to continue an Underwritten Offering pursuant to the proviso in the immediately preceding sentence, such Underwritten Offering shall instead count as an Underwritten Offering demanded by such Legacy Orchestra Equityholder or the Sponsor Equityholders, as applicable, for purposes of Section 2.1.3. Following the receipt of any Withdrawal Notice, the Company shall promptly forward such Withdrawal Notice to any other Holders that had elected to participate in such Underwritten Shelf Takedown. Notwithstanding anything to the contrary in this Agreement, the Company shall be responsible for the Registration Expenses incurred in connection with an Underwritten Shelf Takedown prior to its withdrawal under this Section 2.1.5, other than if a Demanding Holder elects to pay such Registration Expenses pursuant to clause (ii) of the second sentence of this Section 2.1.5.

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2.1.6       Notwithstanding the registration obligations set forth in this Section 2.1, in the event the Commission informs the Company that all of the Registrable Securities cannot, as a result of the application of Rule 415, be registered for resale as a secondary offering on a single registration statement, the Company agrees to promptly (i) inform each of the Holders and use its commercially reasonable efforts to file amendments to the Registration Statement as required by the Commission and/or (ii) withdraw the Registration Statement and file a new registration statement (a “New Registration Statement”), on Form S-3, or if Form S-3 is not then available to the Company for such registration statement, on such other form available to register for resale the Registrable Securities as a secondary offering; provided, however, that prior to filing such amendment or New Registration Statement, the Company shall use its commercially reasonable efforts to advocate with the Commission for the registration of all of the Registrable Securities in accordance with any publicly-available written or oral guidance, comments, requirements or requests of the Commission staff (the “SEC Guidance”), including without limitation, the Manual of Publicly Available Telephone Interpretations D.29. Notwithstanding any other provision of this Agreement, if any SEC Guidance sets forth a limitation of the number of Registrable Securities permitted to be registered on a particular Registration Statement as a secondary offering (and notwithstanding that the Company used commercially reasonable efforts to advocate with the Commission for the registration of all or a greater number of Registrable Securities), unless otherwise directed in writing by a Holder as to its Registrable Securities, the number of Registrable Securities to be registered on such Registration Statement will be reduced on a pro rata basis based on the total number of Registrable Securities held by the Holders, subject to a determination by the Commission that certain Holders must be reduced first based on the number of Registrable Securities held by such Holders. In the event the Company amends the Registration Statement or files a New Registration Statement, as the case may be, under clauses (i) or (ii) above, the Company will use its commercially reasonable efforts to file with the Commission, as promptly as allowed by Commission or SEC Guidance provided to the Company or to registrants of securities in general, one or more registration statements on Form S-3 or such other form available to register for resale those Registrable Securities that were not registered for resale on the Registration Statement, as amended, or the New Registration Statement.

2.1.7       Effective Registration. Except with respect to withdrawals covered by Section 2.1.5, a Registration shall not count as a Registration unless and until (i) the Registration Statement has been declared effective by the Commission and (ii) the Company has complied with all of its obligations under this Agreement with respect thereto; provided, further, that if, after such Registration Statement has been declared effective, an offering of Registrable Securities is subsequently interfered with by any stop order or injunction of the Commission, federal or state court or any other governmental agency, the Registration Statement with respect to such Registration shall be deemed not to have been declared effective, unless and until (i) such stop order or injunction is removed, rescinded or otherwise terminated, and (ii) a majority-in-interest of the Demanding Holders initiating such Registration thereafter affirmatively elect to continue with such Registration and accordingly notify the Company in writing, but in no event later than five (5) days, of such election; provided, further, that the Company shall not be obligated or required to file another Registration Statement until the Registration Statement that has been previously filed with respect to a Registration pursuant to an Underwritten Demand Registration becomes effective or is subsequently terminated.

2.2          Piggyback Registration.

2.2.1       Piggyback Rights. If the Company proposes to file a Registration Statement under the Securities Act with respect to an offering of equity securities, or securities or other obligations exercisable or exchangeable for, or convertible into equity securities, for its own account or for the account of stockholders of the Company (or by the Company and by the stockholders of the Company including, without limitation, pursuant to Section 2.1 hereof), other than a Registration Statement (or any registered offering with respect thereto) (i) filed in connection with any employee stock option or other benefit plan, (ii) for an exchange offer or offering of securities solely to the Company’s existing stockholders, (iii) for an offering of debt that is convertible into equity securities of the Company, (iv) pursuant to a Registration Statement on Form S-4 (or similar form that relates to a transaction subject to Rule 145 under the Securities Act or any successor rule thereto), (v) for a dividend reinvestment plan, or (vi) for a Block Trade, then the Company shall give written notice of such proposed filing to all of the Holders of Registrable Securities as soon as practicable but not less than ten (10) days before the anticipated filing date of such Registration Statement or, in the case of an Underwritten Offering pursuant to a Shelf Registration, the applicable “red herring” prospectus or prospectus supplement used for marketing such offering, which notice shall (A) describe the amount and type of securities to be included in such offering, the intended method(s) of distribution, and the name of the proposed managing Underwriter or Underwriters, if any, in such offering, and (B) offer to all of the Holders of Registrable Securities the opportunity to register the sale of such number of Registrable Securities as such Holders may request in writing within five (5) days after receipt of such written notice (such Registration a “Piggyback Registration”). Subject to Section 2.2.2, the Company shall, in good faith, cause such Registrable Securities to be included in such Piggyback Registration and, if applicable, shall use commercially reasonable efforts to cause the managing Underwriter or Underwriters of a proposed Underwritten Offering to permit the Registrable Securities requested by the Holders pursuant to this Section 2.2.1 to be included in a Piggyback Registration on the same terms and conditions as any similar securities of the Company included in such registered offering and to permit the sale or other disposition of such Registrable Securities in accordance with the intended method(s) of distribution thereof. All such Holders proposing to distribute their Registrable Securities through an Underwritten Offering under this Section 2.2.1 shall enter into an underwriting agreement in customary form with the Underwriter(s) selected for such Underwritten Offering by the Company.

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2.2.2       Reduction of Piggyback Registration. If the managing Underwriter or Underwriters in an Underwritten Registration that is to be a Piggyback Registration, in good faith, advises the Company and the Holders of Registrable Securities participating in the Piggyback Registration in writing that the dollar amount or number of shares of Common Stock or other equity securities that the Company desires to sell, taken together with (i) the shares of Common Stock or other equity securities, if any, as to which Registration or a registered offering has been demanded pursuant to separate written contractual arrangements with persons or entities other than the Holders of Registrable Securities hereunder, (ii) the Registrable Securities as to which registration has been requested pursuant to Section 2.2 hereof, and (iii) the shares of Common Stock or other equity securities, if any, as to which Registration or a registered offering has been requested pursuant to separate written contractual piggyback registration rights of stockholders of the Company other than the Holders of Registrable Securities, exceeds the Maximum Number of Securities, then:

(a)       If the Registration or a registered offering is undertaken for the Company’s account, the Company shall include in any such Registration or a registered offering (A) first, the shares of Common Stock or other equity securities that the Company desires to sell, which can be sold without exceeding the Maximum Number of Securities; (B) second, to the extent that the Maximum Number of Securities has not been reached under the foregoing clause (A), the Registrable Securities of Holders exercising their rights to register their Registrable Securities pursuant to Section 2.2.1 hereof, Pro Rata, based on the respective number of Registrable Securities that each Holder has so requested to be included in such Registration or such registered offering, which can be sold without exceeding the Maximum Number of Securities; and (C) third, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (A) and (B), the shares of Common Stock or other equity securities, if any, as to which Registration or a registered offering has been requested pursuant to written contractual piggyback registration rights of stockholders of the Company entered into after the date hereof, other than the Holders of Registrable Securities, which can be sold without exceeding the Maximum Number of Securities;

(b)       If the Registration or a registered offering is pursuant to a request by persons or entities other than the Holders of Registrable Securities, then the Company shall include in any such Registration or a registered offering (A) first, the shares of Common Stock or other equity securities, if any, of such requesting persons or entities, other than the Holders of Registrable Securities, which can be sold without exceeding the Maximum Number of Securities; (B) second, to the extent that the Maximum Number of Securities has not been reached under the foregoing clause (A), the Registrable Securities of Holders exercising their rights to register their Registrable Securities pursuant to Section 2.2.1, Pro Rata, based on the respective number of Registrable Securities that each Holder has so requested to be included in such Registration or such registered offering, which can be sold without exceeding the Maximum Number of Securities; (C) third, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (A) and (B), the shares of Common Stock or other equity securities that the Company desires to sell, which can be sold without exceeding the Maximum Number of Securities; and (D) fourth, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (A), (B) and (C), the shares of Common Stock or other equity securities, if any, as to which Registration or a registered offering has been requested pursuant to separate written contractual piggyback registration rights entered into after the date hereof, of persons or entities other than the Holders of Registrable Securities hereunder, which can be sold without exceeding the Maximum Number of Securities; and

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(c)       If the Registration or registered offering is pursuant to a request by Holder(s) of Registrable Securities pursuant to Section 2.1 hereof, then the Company shall include in any such Registration or registered offering securities in the priority set forth in Section 2.1.4.

2.2.3       Piggyback Registration Withdrawal. Any Holder of Registrable Securities (other than a Demanding Holder, whose right to withdraw from an Underwritten Shelf Takedown, and related obligations, shall be governed by Section 2.1.5) shall have the right to withdraw from a Piggyback Registration for any or no reason whatsoever upon written notification to the Company and the Underwriter or Underwriters (if any) of his, her or its intention to withdraw from such Piggyback Registration prior to the effectiveness of the Registration Statement filed with the Commission with respect to such Piggyback Registration or, in the case of a Piggyback Registration pursuant to a Shelf Registration, the filing of the applicable “red herring” prospectus or prospectus supplement with respect to such Piggyback Registration used for marketing such transaction. Other than with respect to an Underwritten Shelf Takedown by a Demanding Holder pursuant to Section 2.1.3, the Company (whether on its own good faith determination or as the result of a request for withdrawal by persons or entities pursuant to separate written contractual obligations) may withdraw a Registration Statement filed with the Commission in connection with a Piggyback Registration at any time prior to the effectiveness of such Registration Statement or abandon the Underwritten Shelf Takedown in connection with a Piggyback Registration at any time prior to the launch of such Underwritten Shelf Takedown. Notwithstanding anything to the contrary in this Agreement, the Company shall be responsible for the Registration Expenses incurred in connection with the Piggyback Registration prior to its withdrawal under this Section 2.2.3.

2.2.4       Unlimited Piggyback Registration Rights. For purposes of clarity, any Piggyback Registration effected pursuant to Section 2.2 hereof shall not be counted as a Registration pursuant to an Underwritten Shelf Takedown effected under Section 2.1 hereof.

2.3          Block Trades.

2.3.1       Notwithstanding the foregoing, at any time and from time to time when an effective Shelf is on file with the Commission and effective, if a Demanding Holder wishes to engage in a Block Trade, (x) with a total offering price reasonably expected to exceed $75 million in the aggregate or (y) with respect to all remaining Registrable Securities held by the Demanding Holder (the “Minimum Block Threshold”), then such Demanding Holder only needs to notify the Company of the Block Trade at least five (5) business days prior to the day such offering is to commence and the Company shall as expeditiously as possible use its commercially reasonable efforts to facilitate such Block Trade; provided that the Demanding Holders representing a majority of the Registrable Securities wishing to engage in the Block Trade shall use commercially reasonable efforts to work with the Company and any Underwriters prior to making such request in order to facilitate preparation of the registration statement, prospectus and other offering documentation related to the Block Trade.

2.3.2       Prior to the filing of the applicable “red herring” prospectus or prospectus supplement used in connection with a Block Trade, a majority-in-interest of the Demanding Holders initiating such Block Trade shall have the right to submit a Withdrawal Notice to the Company and the Underwriter or Underwriters (if any) of their intention to withdraw from such Block Trade, provided that any other Demanding Holder(s) may elect to have the Company continue a Block Trade if the Minimum Block Threshold would still be satisfied by the Registrable Securities proposed to be sold in the Block Trade by the remaining Demanding Holder(s). Notwithstanding anything to the contrary in this Agreement, the Company shall be responsible for the Registration Expenses incurred in connection with a Block Trade prior to its withdrawal under this Section 2.3.2.

2.3.3       Notwithstanding anything to the contrary in this Agreement, Section 2.2 hereof shall not apply to a Block Trade initiated by a Demanding Holder pursuant to this Agreement.

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2.3.4       The Demanding Holder in a Block Trade shall have the right to select the Underwriters for such Block Trade (which shall consist of one or more reputable nationally recognized investment banks).

2.3.5       Each Legacy Orchestra Equityholder and Sponsor Equityholder may demand no more than one (1) Block Trade pursuant to this Section 2.3 in any twelve (12) month period. For the avoidance of doubt, any Block Trade effected pursuant to this Section 2.3 shall not be counted as a demand for an Underwritten Shelf Takedown pursuant to Section 2.1.3 hereof.

Article III
COMPANY PROCEDURES

3.1          General Procedures. If the Company is required to effect the Registration of Registrable Securities pursuant to this Agreement, the Company shall use its best efforts to effect such Registration to permit the sale of such Registrable Securities in accordance with the intended plan of distribution thereof, and pursuant thereto the Company shall, as expeditiously as possible:

3.1.1       prepare and file with the Commission within the time frame required by Section 2.1.1 (to the extent applicable) a Registration Statement with respect to such Registrable Securities and use its reasonable best efforts to cause such Registration Statement to become effective and remain effective, until all Registrable Securities covered by such Registration Statement have been sold or have ceased to be Registrable Securities;

3.1.2       prepare and file with the Commission such amendments and post-effective amendments to the Registration Statement, and such supplements to the Prospectus, as may be reasonably requested by any Holder with Registrable Securities registered on such Registration Statement or any Underwriter of Registrable Securities or as may be required by the rules, regulations or instructions applicable to the registration form used by the Company or by the Securities Act or rules and regulations thereunder to keep the Registration Statement effective until all Registrable Securities covered by such Registration Statement are sold in accordance with the intended plan of distribution set forth in such Registration Statement or supplement to the Prospectus or have ceased to be Registrable Securities;

3.1.3       at least two (2) business days prior to filing a Registration Statement or Prospectus, or any amendment or supplement thereto (or such shorter period of time as may be (a) necessary in order to comply with the Securities Act, the Exchange Act and the rules and regulations promulgated thereunder or (b) advisable in order to reduce the number of days that sales are suspended pursuant to Section 3.4), furnish without charge to the Underwriters, if any, and each Holder of Registrable Securities included in such Registration, and each such Holder’s legal counsel, copies of such Registration Statement as proposed to be filed, each amendment and supplement to such Registration Statement (in each case including all exhibits thereto and documents incorporated by reference therein), the Prospectus included in such Registration Statement (including each preliminary Prospectus), and such other documents as the Underwriters and each Holder of Registrable Securities included in such Registration or the legal counsel for any such Holders may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such Holders; provided, that the Company shall have no obligation to furnish any documents publicly filed or furnished with the Commission pursuant to the Electronic Data Gathering Analysis and Retrieval System (“EDGAR”); and provided further, provided that the Company shall provide each Holder and its legal counsel with a reasonable opportunity to review such documents and comment thereon, and the Company shall consider in good faith any comments provided by such Holder or their legal counsel;

3.1.4       prior to any public offering of Registrable Securities, use commercially reasonable efforts to (i) register or qualify the Registrable Securities covered by the Registration Statement under such securities or “blue sky” laws of such jurisdictions in the United States as any Holder of Registrable Securities included in such Registration Statement (in light of their intended plan of distribution) may request (or provide evidence reasonably satisfactory to such Holders and their respective legal counsel that the Registrable Securities are exempt from such registration or qualification) and (ii) take such action necessary to cause such Registrable Securities covered by the Registration Statement to be registered with or approved by such other governmental authorities as may be necessary by virtue of the business and operations of the Company and do any and all other acts and things that may be necessary or advisable to enable the Holders of Registrable Securities included in such Registration Statement to consummate the disposition of such Registrable Securities in such jurisdictions; provided, however, that the Company shall not be required to qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify or take any action to which it would be subject to general service of process or taxation in any such jurisdiction where it is not then otherwise so subject;

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3.1.5       cause all Registrable Securities included in any Registration to be listed on such exchanges or otherwise designated for trading in the same manner as similar securities issued by the Company are then listed or designated;

3.1.6       provide a transfer agent or warrant agent, as applicable, and registrar for all such Registrable Securities no later than the effective date of such Registration Statement;

3.1.7       advise each seller of such Registrable Securities, promptly after it shall receive notice or obtain knowledge thereof, of the issuance of any stop order by the Commission suspending the effectiveness of such Registration Statement or the initiation or threatening of any proceeding for such purpose and promptly use its commercially reasonable efforts to prevent the issuance of any stop order or to obtain its withdrawal if such stop order should be issued;

3.1.8       notify the Holders at any time when a Prospectus relating to such Registration Statement is required to be delivered under the Securities Act, of the happening of any event as a result of which the Prospectus included in such Registration Statement, as then in effect, includes a Misstatement, and then to correct such Misstatement as set forth in Section 3.4 hereof;

3.1.9       in the event of an Underwritten Offering, a Block Trade, or sale by a broker, placement agent or sales agent pursuant to such Registration, in each of the cases to the extent customary for a transaction of its type, permit a representative of the Holders (such representative to be selected by a majority of the participating Holders), the Underwriters or other financial institutions facilitating such Underwritten Offering, Block Trade or other sale pursuant to such Registration, if any, and any attorney, consultant or accountant retained by such Holders or Underwriters to participate, at each such person’s or entity’s own expense, in the preparation of the Registration Statement, and cause the Company’s officers, directors and employees to supply all information reasonably requested by any such representative, Underwriter, financial institution, attorney, consultant or accountant in connection with the Registration; provided, however, that such representatives, Underwriters or financial institutions enter into a confidentiality agreement, in customary form and substance reasonably satisfactory to the Company, prior to the release or disclosure of any such information and provided, further, that, except as required by Law, the Company may not include the name of any Holder or Underwriter or any information regarding any Holder or Underwriter in any Registration Statement or Prospectus, any amendment or supplement to such Registration Statement or Prospectus, any document that is to be incorporated by reference into such Registration Statement or Prospectus, or any response to any comment letter, without the prior written consent of such Holder or Underwriter and providing each such Holder or Underwriter a reasonable amount of time to review and comment on such applicable document, which comments the Company shall consider shall consider in good faith and, to the extent deemed appropriate by the Company in its sole discretion, include.

3.1.10       obtain a “comfort” letter from the Company’s independent registered public accountants in the event of an Underwritten Offering, a Block Trade or sale by a broker, placement agent or sales agent pursuant to such Registration in customary form and covering such matters of the type customarily covered by “comfort” letters for a transaction of its type as the managing Underwriter may reasonably request, and reasonably satisfactory to a majority-in-interest of the participating Holders;

3.1.11       in the event of an Underwritten Offering, a Block Trade or sale by a broker, placement agent or sales agent pursuant to such Registration, on the date the Registrable Securities are delivered for sale pursuant to such Registration, to the extent customary for a transaction of its type, obtain an opinion, dated such date, of counsel representing the Company for the purposes of such Registration, addressed to the participating Holders, the broker, placement agents or sales agent, if any, and the Underwriters, if any, covering such legal matters with respect to the Registration in respect of which such opinion is being given as the participating Holders, broker, placement agents, sales agent, or Underwriter may reasonably request and as are customarily included in such opinions and negative assurance letters;

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3.1.12       in the event of any Underwritten Offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing Underwriter of such offering;

3.1.13      make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve (12) months beginning with the first day of the Company’s first full calendar quarter after the effective date of the Registration Statement which satisfies the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder (or any successor rule then in effect), and which requirement will be deemed to be satisfied if the Company timely files complete and accurate information on Forms 10-Q, 10-K and 8-K under the Exchange Act and otherwise complies with Rule 158 under the Securities Act;

3.1.14       if the Registration involves the Registration of Registrable Securities involving gross proceeds in excess of $25 million, use its commercially reasonable efforts to make available senior executives of the Company to participate in customary “road show” presentations that may be reasonably requested by the Underwriter in such Underwritten Offering; and

3.1.15     otherwise, in good faith, cooperate reasonably with, and take such customary actions as may reasonably be requested by the participating Holders, consistent with the terms of this Agreement, in connection with such Registration.

Notwithstanding the foregoing, the Company shall not be required to provide any documents or information to an Underwriter, broker, sales agent or placement agent if such Underwriter, broker, sales agent or placement agent has not then been named with respect to the applicable Underwritten Offering or other offering involving a registration as an Underwriter, broker, sales agent or placement agent, as applicable.

3.2          Registration Expenses. Except as otherwise provided herein, the Registration Expenses of all Registrations, including a Registration that is postponed, suspended, delayed or withdrawn, and any failed Registrations that are withdrawn or abandoned by the Company for any reason shall be borne by the Company, unless a Demanding Holder elects to reimburse the Company pursuant to clause (ii) of the second sentence of Section 2.1.5. It is acknowledged by the Holders that each Holder shall bear, severally and not jointly, with respect to such Holder’s Registrable Securities being sold, all incremental selling expenses relating to the sale of Registrable Securities, such as Underwriters’ commissions and discounts, brokerage fees, Underwriter marketing costs and, other than as set forth in the definition of “Registration Expenses,” all reasonable fees and expenses of any legal counsel representing the Holders.

3.3          Requirements for Participation in Underwritten Offerings. Notwithstanding anything in this Agreement to the contrary, if any Holder does not provide the Company with its requested Holder Information (as defined in Section 5.1.2), the Company may exclude such Holder’s Registrable Securities from the applicable Registration Statement or Prospectus if the Company determines in good faith, based on the advice of counsel, that it is necessary or advisable to include such information in the applicable Registration Statement or Prospectus and such Holder continues thereafter to withhold such information. In addition, no person or entity may participate in any Underwritten Offering or other offering for equity securities of the Company pursuant to a Registration initiated by the Company hereunder unless such person or entity (i) agrees to sell such person’s or entity’s securities on the basis provided in any underwriting arrangements approved by the Company and (ii) completes and executes all customary questionnaires, powers of attorney, indemnities, lock-up agreements, underwriting agreements and other customary documents as may be reasonably required under the terms of such underwriting arrangements. For the avoidance of doubt, the exclusion of a Holder’s Registrable Securities as a result of this Section 3.3 shall not affect the registration of the other Registrable Securities to be included in such Registration.

3.4          Suspension of Sales; Adverse Disclosure.

3.4.1       Upon receipt of written notice from the Company that a Registration Statement or Prospectus contains a Misstatement, each of the Holders shall forthwith discontinue disposition of Registrable Securities until it has received copies of a supplemented or amended Prospectus correcting the Misstatement (it being understood that the Company hereby covenants to prepare and file such supplement or amendment as soon as reasonably practicable after the time of such notice), or until it is advised in writing by the Company that the use of the Prospectus may be resumed.

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3.4.2       If the filing, initial effectiveness or continued use of a Registration Statement in respect of any Registration at any time would (a) require the Company to make an Adverse Disclosure, (b) require the inclusion in such Registration Statement of financial statements that are unavailable to the Company for reasons beyond the Company’s control, or (c) in the good faith judgment of the majority of the Board such Registration, be seriously detrimental to the Company and the majority of the Board concludes as a result that it is essential to defer such filing, initial effectiveness or continued use at such time, the Company may, upon giving prompt written notice of such action to the Holders, delay the filing or initial effectiveness of, or suspend use of, such Registration Statement for the shortest period of time, but in no event no more than three (3) occasions or for more than sixty (60) consecutive days, or more than ninety (90) total calendar days, in each case, during any 12-month period, determined in good faith by the Company to be necessary for such purpose. In the event the Company exercises its rights under the preceding sentence, the Holders agree to suspend, immediately upon their receipt of the notice referred to above, their use of the Prospectus relating to any Registration in connection with any sale or offer to sell Registrable Securities until such Holder receives written notice from the Company that such sales or offers of Registrable Securities may be resumed, and in each case maintain the confidentiality of such notice and its contents. The Company shall promptly notify the Holders of the expiration of any period during which it exercised its rights under this Section 3.4, and, upon the expiration of any such period, the Holders shall be entitled to resume the use of any such Prospectus in connection with any sale or offer to sell Registrable Securities.

3.5       Reporting Obligations. As long as any Holder shall own Registrable Securities, the Company, at all times while it shall be a reporting company under the Exchange Act, covenants to file timely (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to Sections 13(a) or 15(d) of the Exchange Act and to promptly furnish the Holders with true and complete copies of all such filings; provided that any documents publicly filed or furnished with the Commission pursuant to EDGAR shall be deemed to have been furnished or delivered to the Holders pursuant to this Section 3.5. The Company further covenants that it shall take such further action as any Holder may reasonably request, all to the extent required from time to time to enable such Holder to sell shares of Common Stock held by such Holder without registration under the Securities Act within the limitation of the exemptions provided by Section 4(a)(1) of the Securities Act or Rule 144 promulgated under the Securities Act (or any successor rule then in effect), including providing any legal opinions. Upon the request of any Holder, the Company shall deliver to such Holder a written certification of a duly authorized officer as to whether it has complied with such requirements.

Article IV
LOCK-UP

4.1          Lock-up.

4.1.1       Except as permitted by Section 4.2, each Legacy Orchestra Equityholder and Sponsor Equityholder (each, a “Lock-up Party”) shall not Transfer (the “Lock-up”) any shares of Common Stock or any security convertible into or exercisable or exchanged for Common Stock beneficially owned or owned of record by such Holder (the “Lock-up Shares”) until the date that is the earlier of (i) six (6) months from the date hereof (or twelve (12) months with respect to the Founder Shares and the Private Shares and any shares of Common Stock or any security convertible into or exercisable or exchanged for Common Stock beneficially owned or owned of record by RTW and its Affiliates as of the date of this Agreement), or (ii) the date on which the Company completes a liquidation, merger, stock exchange, reorganization or other similar transaction that results in all of the Company’s stockholders having the right to exchange their shares of Common Stock for cash, securities or other property (the “Lock-up Period”). Notwithstanding anything to the contrary in this Agreement, (A) to the extent any Holder has executed any other agreement with the Company or any of its Affiliates that provides for a longer lock-up period than the Lock-up Period, the lock-up period in such other agreement shall control and (B) the Company may at any time or from time to time, in its sole discretion, elect to release from the Lock-up some or all of the Lock-up Shares purchased in connection with the Backstop Agreement by providing written notice of such election to the holders of such Lock-up Shares.

4.2          Exceptions. The provisions of Section 4.1 shall not apply to:

4.2.1       transactions relating to shares of Common Stock or warrants acquired in open market transactions;

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4.2.2       Transfers of shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock as a bona fide gift or charitable contribution;

4.2.3       Transfers of shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock to a trust, family limited partnership or other entity formed for estate planning purposes for the primary benefit of the spouse, domestic partner, parent, sibling, child or grandchild of a Holder or any other person with whom a Holder has a relationship by blood, marriage or adoption not more remote than first cousin and Transfers to any such family member;

4.2.4       Transfers of shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock by will or intestate succession or the laws of descent and distributions upon the death of a Holder (it being understood and agreed that the appointment of one or more executors, administrators or personal representatives of the estate of a Holder shall not be deemed a Transfer hereunder to the extent that such executors, administrators and/or personal representatives comply with the terms of this Article IV on behalf of such estate);

4.2.5       Transfers of shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock pursuant to a qualified domestic order or in connection with a divorce settlement;

4.2.6       if a Holder is a corporation, partnership (whether general, limited or otherwise), limited liability company, trust or other business entity, (i) Transfers of shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock to another corporation, partnership, limited liability company, trust or other business entity that controls, is controlled by or is under common control or management with a Holder (including, for the avoidance of doubt, where such Holder is a partnership, to its general partner or a successor partnership or fund, or any other funds managed by such partnership), or (ii) Transfers of shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock as part of a dividend, distribution, transfer or other disposition of shares of Common Stock to partners, limited liability company members, direct or indirect stockholders or other equity holders of a Holder, including, for the avoidance of doubt, where such Holder is a partnership, to its general partner or a successor partnership, fund or investment vehicle, or any other partnerships, funds or investment vehicles controlled or managed by such partnership;

4.2.7       if the Holder is a trust, Transfers of shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock to a trustor or beneficiary of such trust or to the estate of a beneficiary of such trust;

4.2.8       Transfers of shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock to the Company’s or the Holder’s officers, directors, members, consultants or their affiliates;

4.2.9       pledges of shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock as security or collateral in connection with any borrowing or the incurrence of any indebtedness by any Holder (provided such borrowing or incurrence of indebtedness is secured by a portfolio of assets or equity interests issued by multiple issuers);

4.2.10       Transfers of shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock pursuant to a bona fide third-party tender offer, merger, asset acquisition, stock sale, recapitalization, consolidation, business combination or other transaction or series of related transactions involving a Change in Control of the Company, provided that in the event that such tender offer, merger, asset acquisition, stock sale, recapitalization, consolidation, business combination or other such transaction is not completed, the securities subject to this Agreement shall remain subject to this Agreement;

4.2.11       Transfers of shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock to the Company in connection with the liquidation or dissolution of the Company by virtue of the laws of the state of the Company’s organization and the Company’s organizational documents;

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4.2.12       the establishment of a trading plan pursuant to Rule 10b5-1 promulgated under the Exchange Act, provided that such plan does not provide for the Transfer of any shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock during the Lock-Up Period; and

4.2.13       Transfers of shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock to satisfy any U.S. federal, state, or local income tax obligations of the Lock-up Party (or its direct or indirect owners) arising from a change in the U.S. Internal Revenue Code of 1986, as amended (the “Code”), or the U.S. Treasury Regulations promulgated thereunder (the “Regulations”) after the date on which the Merger Agreement was executed by the parties, and such change prevents the Merger from qualifying as a “reorganization” pursuant to Section 368 of the Code (and the Merger does not qualify for similar tax-free treatment pursuant to any successor or other provision of the Code or Regulations taking into account such changes), in each case solely and to the extent necessary to cover any tax liability as a direct result of the transaction;

PROVIDED, THAT IN THE CASE OF ANY TRANSFER OR DISTRIBUTION PURSUANT TO SECTIONS 4.2.2 THROUGH 4.2.9 AND 4.2.13, EACH DONEE, DISTRIBUTEE OR OTHER TRANSFEREE SHALL AGREE IN WRITING, IN FORM AND SUBSTANCE REASONABLY SATISFACTORY TO THE COMPANY, TO BE BOUND BY THE PROVISIONS OF THIS AGREEMENT.

4.3       Null and Void. If any Transfer of shares of Common Stock prior to the end of the Lock-up Period is made or attempted contrary to the provisions of this Agreement, such purported Transfer shall be null and void ab initio, and the Company shall refuse to recognize any such purported transferee of the Common Stock as one of its equityholders for any purpose.

4.4       Legend. During the Lock-up Period, each certificate evidencing any Common Stock shall be stamped or otherwise imprinted with a legend in substantially the following form, in addition to any other applicable legends:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON TRANSFER SET FORTH IN AN AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT, DATED AS OF [•], 2022 (AS MAY BE AMENDED OR RESTATED FROM TIME TO TIME), A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE COMPANY. NO TRANSFER, SALE, ASSIGNMENT, PLEDGE, HYPOTHECATION OR OTHER DISPOSITION OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY BE MADE EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF SUCH AGREEMENT.”

Promptly upon the expiration of the Lock-up Period, the Company shall cause the removal of such legend and, if determined appropriate by the Company, any restrictive legend related to compliance with the federal securities laws from the certificates evidencing the Common Stock.

Article V
INDEMNIFICATION AND CONTRIBUTION

5.1          Indemnification.

5.1.1       The Company agrees to indemnify and hold harmless, to the extent permitted by law, each Holder of Registrable Securities, its partners, members, managers, officers, directors and agents and each person or entity who controls such Holder (within the meaning of the Securities Act) against all losses, claims, damages, liabilities and out-of-pocket expenses (including without limitation actual, reasonable and documented attorneys’ fees or other fees and expenses incurred thereby in connection with investigating or defending any such claim or proceeding), caused by any untrue or alleged untrue statement of material fact contained or incorporated by reference in any Registration Statement, Prospectus or preliminary Prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading (except insofar as the same are caused by or contained in any information or affidavit so furnished in writing to the Company by such Holder expressly for use therein). The Company shall indemnify the Underwriters, their officers and directors and each person or entity who controls such Underwriters (within the meaning of the Securities Act) to the same extent as provided in the foregoing with respect to the indemnification of the Holder.

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5.1.2       In connection with any Registration Statement in which a Holder of Registrable Securities is participating, such Holder shall furnish (or cause to be furnished) to the Company in writing such information and affidavits as the Company reasonably requests for use in connection with any such Registration Statement or Prospectus (the “Holder Information”) and, to the extent permitted by law, shall indemnify the Company, its directors, officers and agents and each person or entity who controls the Company (within the meaning of the Securities Act) against any losses, claims, damages, liabilities and out-of-pocket expenses (including without limitation actual, reasonable and documented attorneys’ fees) resulting from any untrue or alleged untrue statement of material fact contained in any Registration Statement, Prospectus or preliminary Prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that such untrue statement is contained in (or not contained in, in the case of an omission) the Holder Information; provided, however, that the obligation to indemnify shall be several, not joint and several, among such Holders of Registrable Securities, and the liability of each such Holder of Registrable Securities shall be in proportion to and limited to the net proceeds received by such Holder from the sale of Registrable Securities pursuant to such Registration Statement. The Holders of Registrable Securities shall indemnify the Underwriters, their officers, directors and each person or entity who controls such Underwriters (within the meaning of the Securities Act) to the same extent as provided in the foregoing with respect to indemnification of the Company.

5.1.3       Any person or entity entitled to indemnification herein shall (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification (provided, that the failure to give prompt notice shall not impair any person’s or entity’s right to indemnification hereunder to the extent such failure has not materially prejudiced the indemnifying party) and (ii) unless in such indemnified party’s reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, the indemnifying party shall not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent shall not be unreasonably withheld). An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim shall not be obligated to pay the fees and expenses of more than one (1) counsel (plus one (1) local counsel) for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim. No indemnifying party shall, without the consent of the indemnified party, consent to the entry of any judgment or enter into any settlement which cannot be settled in all respects by the payment of money (and such money is so paid by the indemnifying party pursuant to the terms of such settlement) or which settlement includes a statement or admission of fault and culpability on the part of such indemnified party or which settlement does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

5.1.4       The indemnification provided for under this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director or controlling person or entity of such indemnified party and shall survive the transfer of securities. The Company and each Holder of Registrable Securities participating in an offering also agrees to make such provisions as are reasonably requested by any indemnified party for contribution to such party in the event the Company’s or such Holder’s indemnification is unavailable for any reason.

5.1.5       If the indemnification provided under Section 5.1 hereof from the indemnifying party is unavailable or insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities and out-of-pocket expenses referred to herein, then the indemnifying party, in lieu of indemnifying the indemnified party, shall contribute to the amount paid or payable by the indemnified party as a result of such losses, claims, damages, liabilities and out-of-pocket expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and the indemnified party, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and indemnified party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, was made by (or not made by, in the case of an omission), or relates to information supplied by (or not supplied by, in the case of an omission), such indemnifying party or indemnified party, and the indemnifying party’s and indemnified party’s relative intent, knowledge, access to information and opportunity to correct or prevent such action and the benefits received by such indemnified party or indemnifying party; provided, however, that the liability of any Holder under this Section 5.1.5 shall be limited to the amount of the net proceeds received by such Holder in such offering giving rise to such liability. The amount paid or payable by a party as a result of the losses or other liabilities referred to above shall be deemed to include, subject to the limitations set forth in Sections 5.1.1, 5.1.2 and 5.1.3 above, any legal or other fees, charges or out-of-pocket expenses reasonably incurred by such party in connection with any investigation or proceeding. The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 5.1.5 were determined by pro rata allocation or by any other method of allocation, which does not take account of the equitable considerations referred to in this Section 5.1.5. No person or entity guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution pursuant to this Section 5.1.5 from any person or entity who was not guilty of such fraudulent misrepresentation.

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Article VI
MISCELLANEOUS

6.1       Notices. Any notice hereunder shall be sent in writing, addressed as specified below, and shall be deemed given: (a) if by hand or recognized courier service, by 4:00PM on a business day, addressee’s day and time, on the date of delivery, and otherwise on the first business day after such delivery; (b) if by fax or email, on the date that transmission is confirmed electronically, if by 4:00PM on a business day, addressee’s day and time, and otherwise on the first business day after the date of such confirmation; or (c) five days after mailing by certified or registered mail, return receipt requested. Notices shall be addressed to the respective parties as follows, or to such other address as a party shall specify to the others in accordance with this Section 6.1:

if to the Company, to:

Orchestra BioMed, Inc.
150 Union Square Drive
New Hope PA 18938
Attn: David Hochman, Chairman & CEO
E-mail: DHochman@orchestrabiomed.com,

with a copy to:

Paul Hastings LLP
200 Park Avenue
New York, NY 10166
Attn: Samuel A. Waxman
E-mail: samuelwaxman@paulhastings.com;

if to any Holder, at such Holder’s address or contact information as set forth in the Company’s books and records.

6.2          Assignment; No Third-Party Beneficiaries.

6.2.1       This Agreement and the rights, duties and obligations of the Company hereunder may not be assigned or delegated by the Company in whole or in part.

6.2.2       Subject to Section 6.2.4 and Section 6.2.5, this Agreement and the rights, duties and obligations of a Holder hereunder may be assigned in whole or in part to such Holder’s Permitted Transferees; provided that, (a)(i) the Legacy Orchestra Equityholders shall be permitted to transfer their rights hereunder as a Legacy Orchestra Equityholder to one or more affiliates or any direct or indirect partners, members or equity holders of the Legacy Orchestra Equityholders (it being understood that no such transfer shall reduce any rights of the Legacy Orchestra Equityholders or such transferees) and (ii) the Sponsor Equityholders shall be permitted to transfer their rights hereunder as the Sponsor Equityholders to one or more of their respective affiliates or any direct or indirect partners, members or equity holders of the Sponsor Equityholders (it being understood that no such transfer shall reduce any rights of the Sponsor Equityholders or such transferees).

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6.2.3       This Agreement and the provisions hereof shall be binding upon and shall inure to the benefit of each of the parties and its successors and the permitted assigns of the Holders, which shall include Permitted Transferees.

6.2.4       This Agreement shall not confer any rights or benefits on any persons or entities that are not parties hereto, other than as expressly set forth in this Agreement and Section 6.2 hereof.

6.2.5       No assignment by any party hereto of such party’s rights, duties and obligations hereunder shall be binding upon or obligate the Company unless and until the Company shall have received (i) written notice of such assignment as provided in Section 6.1 hereof and (ii) the written agreement of the assignee, in a form reasonably satisfactory to the Company, to be bound by the terms and provisions of this Agreement (which may be accomplished by an addendum or certificate of joinder to this Agreement). Any transfer or assignment made other than as provided in this Section 6.2 shall be null and void.

6.3         Counterparts; Facsimile Signatures. This Agreement may be executed in separate counterparts, each of which shall constitute an original, and all of which together shall constitute one and the same agreement binding on all the parties hereto. This Agreement shall become effective upon delivery to each party of an executed counterpart or the earlier delivery to each party of original, photocopied, or electronically transmitted signature pages that together (but need not individually) bear the signatures of all other parties. For the avoidance of doubt, each party agrees that an electronic copy of this Agreement shall be considered and treated like an original, and that an electronic or digital signature shall be as valid as a handwritten signature (including .pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000 (e.g., www.docusign.com)).

6.4         Governing Law; Venue. This Agreement shall be construed in accordance with and governed by the laws of the State of Delaware, without giving effect to the conflict of laws principles thereof. Any Action based upon, arising out of or related to this Agreement or the transactions contemplated hereby must be brought in the Court of Chancery of the State of Delaware (or, to the extent such court does not have subject matter jurisdiction, the Superior Court of the State of Delaware), or, if it has or can acquire jurisdiction, in the United States District Court for the District of Delaware, and each of the parties irrevocably (i) submits to the exclusive jurisdiction of each such court in any such proceeding or Action, (ii) waives any objection it may now or hereafter have to personal jurisdiction, venue or to convenience of forum, (iii) agrees that all claims in respect of the proceeding or Action shall be heard and determined only in any such court, and (iv) agrees not to bring any proceeding or Action arising out of or relating to this Agreement or the transactions contemplated hereby in any other court. Nothing herein contained shall be deemed to affect the right of any party to serve process in any manner permitted by Law or to commence Proceedings or otherwise proceed against any other party in any other jurisdiction, in each case, to enforce judgments obtained in any Action brought pursuant to this Section 6.4.

6.5         Waiver of Jury Trial. THE PARTIES TO THIS AGREEMENT HEREBY KNOWINGLY, VOLUNTARILY AND IRREVOCABLY WAIVE ANY RIGHT EACH SUCH PARTY MAY HAVE TO TRIAL BY JURY IN ANY ACTION OF ANY KIND OR NATURE, IN ANY COURT IN WHICH AN ACTION MAY BE COMMENCED, ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR ANY ADDITIONAL AGREEMENT, OR BY REASON OF ANY OTHER CAUSE OR DISPUTE WHATSOEVER BETWEEN OR AMONG ANY OF THE PARTIES TO THIS AGREEMENT OF ANY KIND OR NATURE. NO PARTY SHALL BE AWARDED PUNITIVE OR OTHER EXEMPLARY DAMAGES RESPECTING ANY DISPUTE ARISING UNDER THIS AGREEMENT OR ANY ADDITIONAL AGREEMENT.

6.6         Amendments and Modifications. Upon the written consent of the Company, the Holders of a majority-in-interest of the Registrable Securities at the time in question, compliance with any of the provisions, covenants and conditions set forth in this Agreement may be waived, or any of such provisions, covenants or conditions may be amended or modified; provided, however, that, notwithstanding the foregoing, any amendment hereto or waiver hereof that (i) adversely affects one Holder, solely in its capacity as a holder of the shares of capital stock of the Company, in a manner that is materially different from the other Holders (in such capacity) shall require the consent of the Holder so affected, (ii) any amendment or waiver hereof that adversely affects the rights of Sponsor (or its successor) shall require the consent of the Sponsor (or its successor), (iii) any amendment or waiver hereof that adversely affects the rights of Covidien Group (or its successor) shall require the consent of Covidien Group (or its successor), and (iv) any amendment or waiver hereof that adversely affects the rights of the Legacy Orchestra Equityholders shall require the consent a majority-in-interest of the Registrable Securities held by the Legacy Orchestra Equityholders at the time in question. No course of dealing between any Holder or the Company and any other party hereto or any failure or delay on the part of a Holder or the Company in exercising any rights or remedies under this Agreement shall operate as a waiver of any rights or remedies of any Holder or the Company. No single or partial exercise of any rights or remedies under this Agreement by a party shall operate as a waiver or preclude the exercise of any other rights or remedies hereunder or thereunder by such party.

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6.7         Other Registration Rights. The Company represents and warrants that no person or entity, other than a Holder of Registrable Securities, has any right to require the Company to register any securities of the Company for sale or to include such securities of the Company in any Registration filed by the Company for the sale of securities for its own account or for the account of any other person or entity. Further, the Company represents and warrants that this Agreement supersedes any other registration rights agreement or agreement with similar terms and conditions and in the event of a conflict between any such agreement or agreements and this Agreement, the terms of this Agreement shall prevail. This Agreement supersedes, and amends and restates in its entirety, the Prior Agreement.

6.8         Term. This Agreement shall terminate upon the earlier of (i) the tenth (10th) anniversary of the date of this Agreement, (ii) the date as of which all of the Registrable Securities have been sold or disposed of, or (iii) with respect to any particular Holder, on the date such Holder no longer holds Registrable Securities. The provisions of Section 3.5 and Article V shall survive any termination.

6.9         Holder Information. Each Holder agrees, if requested in writing, to represent to the Company the total number of Registrable Securities held by such Holder in order for the Company to make determinations hereunder.

6.10       Severability. A determination by a court or other legal authority that any provision that is not of the essence of this Agreement is legally invalid shall not affect the validity or enforceability of any other provision hereof. The parties shall cooperate in good faith to substitute (or cause such court or other legal authority to substitute) for any provision so held to be invalid a valid provision, as alike in substance to such invalid provision as is lawful.

[Signature Page Follows]

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IN WITNESS WHEREOF, the parties have caused this Amended and Restated Registration Rights Agreement to be executed and delivered by their duly authorized representatives as of the date first written above.

COMPANY:

ORCHESTRA BIOMED, INC.

By:
Name:	David Hochman
Title:	Chief Executive Officer

SPONSOR EQUITYHOLDERS:

HSAC 2 HOLDINGS, LLC

By:
Name:	[●]
Title:	[●]

Pedro Granadillo

Stuart Peltz

Michael Brophy

Carsten Boess

RTW Master Fund, Ltd.

By:
Name: Roderick Wong, M.D.
Title: Director

RTW Innovation Master Fund, Ltd.

By:
Name: Roderick Wong, M.D.
Title: Director

RTW Venture Fund Limited

By: RTW Investments, LP, its Investment Manager

By:
Name: Roderick Wong, M.D.
Title: Managing Partner

[Signature Page to Registration Rights Agreement]

LEGACY ORCHESTRA EQUITYHOLDERS:

[TO COME]

By:
Name:
Title:

21

SCHEDULE A – SPONSOR EQUITYHOLDERS

Name and Address of Equityholder

HSAC 2 Holdings, LLC

40 10th Avenue, Floor 7

New York, New York 10014

Pedro Granadillo

40 10th Avenue, Floor 7

New York, New York 10014

Stuart Peltz

40 10th Avenue, Floor 7

New York, New York 10014

Michael Brophy

40 10th Avenue, Floor 7

New York, New York 10014

Carsten Boess

40 10th Avenue, Floor 7

New York, New York 10014

RTW Master Fund, Ltd.

40 10th Avenue, Floor 7

New York, New York 10014

RTW Innovation Master Fund, Ltd.

40 10th Avenue, Floor 7

New York, New York 10014

RTW Venture Fund Limited

40 10th Avenue, Floor 7

New York, New York 10014

A-1

SCHEDULE B – LEGACY ORCHESTRA EQUITYHOLDERS

Name and Address of Equityholder

[SUBJECT TO COMPLETION]

RTW Master Fund, Ltd. 40 10th Avenue, Floor 7 New York, New York 10014	Pam Connealy Orchestra BioMed, Inc. 150 Union Square Drive New Hope, PA 18938

RTW Innovation Master Fund, Ltd. 40 10th Avenue, Floor 7 New York, New York 10014	Geoffrey W Smith Orchestra BioMed, Inc. 150 Union Square Drive New Hope, PA 18938

RTW Venture Fund Limited 40 10th Avenue, Floor 7 New York, New York 10014	Covidien Group S.à.r.l.

David Hochman Orchestra BioMed, Inc. 150 Union Square Drive New Hope, PA 18938	[First Riverside]

Darren Sherman Orchestra BioMed, Inc. 150 Union Square Drive New Hope, PA 18938	[Perceptive]

Michael Kaswan Orchestra BioMed, Inc. 150 Union Square Drive New Hope, PA 18938

Yuval Mika Orchestra BioMed, Inc. 150 Union Square Drive New Hope, PA 18938

Eric Fain Orchestra BioMed, Inc. 150 Union Square Drive New Hope, PA 18938

Eric Rose Orchestra BioMed, Inc. 150 Union Square Drive New Hope, PA 18938

Jason Aryeh Orchestra BioMed, Inc. 150 Union Square Drive New Hope, PA 18938

 Exhibit D

CERTIFICATE OF INCORPORATION
OF
ORCHESTRA BIOMED HOLDINGS, INC.

I.

The name of the corporation is Orchestra Biomed Holdings, Inc. (hereinafter called the “Corporation”).

II.

The address of the registered office of the Corporation in the State of Delaware is [•] and the name of the registered agent of the Corporation in the State of Delaware at such address is [•].

III.

The nature of the business or purposes to be conducted or promoted by the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware (“DGCL”).

IV.

A. The Corporation is authorized to issue two classes of stock to be designated, respectively, “Common Stock,” and “Preferred Stock.” The total number of shares that the Corporation is authorized to issue is [•] shares, [•] shares of which shall be Common Stock (the “Common Stock”), and [•] shares of which shall be Preferred Stock (the “Preferred Stock”). The Preferred Stock shall have a par value of $0.0001 per share and the Common Stock shall have a par value of $0.0001 per share.

B. The Preferred Stock may be issued from time to time in one or more series, the shares of each series to have such designations and powers, preferences, privileges and rights, and qualifications, limitations and restrictions thereof, as are stated and expressed herein and in the resolution or resolutions providing for the issue of such series adopted by the Board of Directors as hereafter prescribed (a “Preferred Stock Designation”). Subject to any limitation prescribed by law and the rights of any series of the Preferred Stock then outstanding, if any, authority is hereby expressly granted to and vested in the Board of Directors to authorize the issuance of all or any of the shares of the Preferred Stock in one or more series, and, with respect to each series of Preferred Stock, to fix the number of shares and state by the Preferred Stock Designation, the designations, powers, preferences, privileges and relative participating, optional, or other rights and such qualifications, limitations, or restrictions thereof, as shall be stated and expressed in the resolution or resolutions adopted by the Board of Directors providing for the issuance of such shares and as may be permitted by the DGCL. The Board of Directors is also expressly authorized to increase (but not above the authorized number of shares of Preferred Stock) or decrease (but not below the number of shares of such series then outstanding) the number of shares of any series subsequent to the issuance of shares of that series.

C. The number of authorized shares of Preferred Stock, or Common Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the voting power of all of the outstanding shares of stock of the Corporation entitled to vote thereon, without a separate vote of the holders of the Preferred Stock, or of any series thereof, or Common Stock, irrespective of the provisions of Section 242(b)(2) of the DGCL, unless a vote of any such holders is required pursuant to the terms of any Preferred Stock Designation filed with respect to any series of Preferred Stock.

D. Except as provided above, the designations, powers, preferences, privileges and relative participating, optional, or other rights, and qualifications, limitations, or restrictions of the Common Stock are as follows:

1. Rights Relating to Dividends, Subdivisions and Combinations. Subject to the prior rights of holders of all classes and series of stock at the time outstanding having prior rights as to dividends, the holders of the Common Stock shall be entitled to receive, when, as and if declared by the Board of Directors, out of any assets of the Corporation legally available therefor, such dividends as may be declared from time to time by the Board of Directors. Any dividends paid to the holders of shares of Common Stock shall be paid pro rata, on an equal priority, pari passu basis, unless different treatment of the shares of each such class is approved by the affirmative vote of the holders of a majority of the outstanding shares of the applicable class of Common Stock treated adversely, voting separately as a class.

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2. Voting Rights.

(a) Except as otherwise required by law or this Certificate of Incorporation (the “Certificate of Incorporation”) (including any Preferred Stock Designation), at any annual or special meeting of the stockholders of the Corporation, holders of the Common Stock shall have the exclusive right to vote for the election of directors and on all other matters properly submitted to a vote of the stockholders.

(b) Except as otherwise required by law or the Certificate of Incorporation (including any Preferred Stock Designation), the holders of shares of Common Stock shall be entitled to one vote for each such share on each matter properly submitted to the stockholders on which the holders of the Common Stock are entitled to vote.

(c) Except as otherwise required by applicable law, holders of Common Stock, as such, shall not be entitled to vote on any amendment to the Certificate of Incorporation that relates solely to the terms of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together with the holders of one or more other such series, to vote thereon pursuant to the Certificate of Incorporation or applicable law.

3. Liquidation Rights.

In the event of any voluntary or involuntary liquidation, dissolution or winding-up of the Corporation, upon the completion of the distributions required with respect to each series of Preferred Stock that may then be outstanding, the remaining assets of the Corporation legally available for distribution to stockholders shall be distributed on an equal priority, pro rata basis to the holders of Common Stock, unless different treatment of the shares of each such class is approved by the affirmative vote of the holders of a majority of the outstanding shares of Common Stock; provided, however, for the avoidance of doubt, compensation pursuant to any employment, consulting, severance or other compensatory arrangement to be paid to or received by a person who is also a holder of Common Stock does not constitute consideration or a “distribution to stockholders” in respect of the Common Stock.

V.

A. The liability of the directors of the Corporation for monetary damages for breach of fiduciary duty as a director shall be eliminated to the fullest extent authorized under applicable law, unless they violated their duty of loyalty to the Corporation or its stockholders, acted in bad faith, knowingly or intentionally violated the law, authorized unlawful payments of dividends, unlawful stock purchases or unlawful redemptions, or derived improper personal benefit from their actions as directors. Any amendment, modification or repeal of the foregoing sentence shall not adversely affect any right or protection of a director of the Corporation hereunder in respect of any act or omission occurring prior to the time of such amendment, modification or repeal.

B. To the fullest extent permitted by applicable law, the Corporation is authorized to provide indemnification of (and advancement of expenses to) directors, officers and other agents of the Corporation (and any other persons to which applicable law permits the Corporation to provide indemnification) through Bylaw provisions, agreements with such agents or other persons, vote of stockholders or disinterested directors or otherwise in excess of the indemnification and advancement otherwise permitted by such applicable law.

C. If applicable law is amended after approval by the stockholders of this Article V to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director to the Corporation shall be eliminated or limited to the fullest extent permitted by applicable law as so amended. Any repeal or modification of this Article V shall only be prospective and shall not affect the rights under this Article V in effect at the time of the alleged occurrence of any action or omission to act giving rise to liability.

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VI.

A. Unless the Corporation consents in writing to the selection of an alternative forum, (a) the Court of Chancery (the “Chancery Court”) of the State of Delaware (or, in the event that the Chancery Court does not have jurisdiction, the federal district court for the District of Delaware or other state courts of the State of Delaware) shall, to the fullest extent permitted by law, be the sole and exclusive forum for (i) any derivative action, suit or proceeding brought on behalf of the Corporation, (ii) any action, suit or proceeding asserting a claim of breach of a fiduciary duty owed by any director, officer or stockholder of the Corporation to the Corporation or to the Corporation’s stockholders, (iii) any action, suit or proceeding arising pursuant to any provision of the DGCL or the bylaws of the Corporation or this Certificate of Incorporation (as either may be amended from time to time) or (iv) any action, suit or proceeding asserting a claim against the Corporation governed by the internal affairs doctrine; and (b) subject to the preceding provisions of this Article VI, the federal district courts of the United States of America shall be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act of 1933, as amended (the “Securities Act”). If any action the subject matter of which is within the scope of clause (a) of the immediately preceding sentence is filed in a court other than the courts in the State of Delaware (a “Foreign Action”) in the name of any stockholder, such stockholder shall be deemed to have consented to (x) the personal jurisdiction of the state and federal courts in the State of Delaware in connection with any action brought in any such court to enforce the provisions of clause (a) of the immediately preceding sentence and (y) having service of process made upon such stockholder in any such action by service upon such stockholder’s counsel in the Foreign Action as agent for such stockholder.

B. Any person or entity purchasing or otherwise acquiring any interest in any security of the Corporation shall be deemed to have notice of and consented to this Article VI. Notwithstanding the foregoing, the provisions of this Article VI shall not apply to suits brought to enforce any liability or duty created by the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or any other claim for which the federal courts of the United States have exclusive jurisdiction.

C. If any provision or provisions of this Article VI shall be held to be invalid, illegal or unenforceable as applied to any circumstance for any reason whatsoever, (a) the validity, legality and enforceability of such provisions in any other circumstance and of the remaining provisions of this Article VI (including, without limitation, each portion of any paragraph of this Article VI containing any such provision held to be invalid, illegal or unenforceable that is not itself held to be invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby and (b) the application of such provision to other persons or entities and circumstances shall not in any way be affected or impaired thereby.

VII.

For the management of the business and for the conduct of the affairs of the Corporation, and in further definition, limitation and regulation of the powers of the Corporation, of its directors and of its stockholders or any class thereof, as the case may be, it is further provided that:

A. Board of Directors.

1. Generally. The management of the business and the conduct of the affairs of the Corporation shall be vested in the Board of Directors. The authorized number of directors which shall constitute the Board of Directors shall be fixed by the Board of Directors in the manner provided in the Bylaws.

2. Election.

(a) Subject to the rights of the holders of any series of Preferred Stock to elect additional directors as specified in any Preferred Stock Designation, the directors shall be divided into three classes designated as Class I, Class II and Class III, respectively. Each class shall consist, as nearly as possible, of one-third of the total number of such directors. The Board of Directors is authorized to assign members of the Board of Directors already in office to such classes at the time the classification becomes effective. At the first annual meeting of stockholders following such initial classification of the Board of Directors, the initial term of office of the Class I directors shall expire and Class I directors shall be elected for a full term of three years. At the second annual meeting of stockholders following such initial classification of the Board of Directors, the initial term of office of the Class II directors shall expire and Class II directors shall be elected for a full term of three years. At the third annual meeting of stockholders following such initial classification of the Board of Directors, the initial term of office of the Class III directors shall expire and Class III directors shall be elected for a full term of three years. At each succeeding annual meeting of stockholders, directors shall be elected for a full term of three years to succeed the directors of the class whose terms expire at such annual meeting.

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(b) At any time that applicable law prohibits a classified board as described in Section A.2.(a) of this Article VII, all directors shall be elected at each annual meeting of stockholders to hold office until the next annual meeting. The directors of the Corporation need not be elected by written ballot unless the Bylaws so provide.

(c) No stockholder entitled to vote at an election for directors may cumulate votes to which such stockholder is entitled unless required by applicable law at the time of such election. During such time or times that applicable law requires cumulative voting, every stockholder entitled to vote at an election for directors may cumulate such stockholder’s votes and give one candidate a number of votes equal to the number of directors to be elected multiplied by the number of votes to which such stockholder’s shares are otherwise entitled, or distribute the stockholder’s votes on the same principle among as many candidates as such stockholder thinks fit. No stockholder, however, shall be entitled to so cumulate such stockholder’s votes unless (i) the names of such candidate or candidates have been placed in nomination prior to the voting and (ii) the stockholder has given notice at the meeting, prior to the voting, of such stockholder’s intention to cumulate such stockholder’s votes. If any stockholder has given proper notice to cumulate votes, all stockholders may cumulate their votes for any candidates who have been properly placed in nomination. Under cumulative voting, the candidates receiving the highest number of votes, up to the number of directors to be elected, are elected.

(d) Notwithstanding the foregoing provisions of this section, each director shall serve until his or her successor is duly elected and qualified or until his or her earlier death, resignation or removal. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

3. Removal of Directors. Subject to any limitations imposed by applicable law, removal shall be as provided in Section 141(k) of the DGCL.

4. Vacancies. Subject to any limitations imposed by applicable law and subject to the rights of the holders of any series of Preferred Stock, any vacancies on the Board of Directors resulting from death, resignation, disqualification, removal or other causes and any newly created directorships resulting from any increase in the number of directors, shall, unless the Board of Directors determines by resolution that any such vacancies or newly created directorships shall be filled by the stockholders and except as otherwise provided by applicable law, be filled only by a majority of the directors then in office, although less than a quorum, or by the sole remaining director, and not by the stockholders. Any director elected in accordance with the preceding sentence shall hold office for the remainder of the full term of the director for which the vacancy was created or occurred and until such director’s successor shall have been elected and qualified.

B. Stockholder Actions. No action shall be taken by the stockholders of the Corporation except at an annual or special meeting of stockholders called in accordance with the Bylaws, and no action shall be taken by the stockholders by written consent. Advance notice of stockholder nominations for the election of directors and of business to be brought by stockholders before any meeting of the stockholders of the Corporation shall be given in the manner provided in the Bylaws.

C. Bylaws. The Board of Directors is expressly empowered to adopt, amend or repeal the Bylaws. The stockholders shall also have the power to adopt, amend or repeal the Bylaws; provided, however, that, in addition to any vote of the holders of any class or series of stock of the Corporation required by law or by the Certificate of Incorporation, such action by stockholders shall require the affirmative vote of the holders of at least 66 2/3% of the voting power of all of the then-outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class.

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VIII.

A. Section 203 of the DGCL. The Corporation expressly elects not to be governed by Section 203 of the DGCL and the restrictions and limitations set forth therein.

B. Interested Stockholder Transactions. Notwithstanding anything to the contrary set forth in this Certificate of Incorporation, the Corporation shall not engage in any Business Combination (as defined below) at any point in time at which the Common Stock is registered under Section 12(b) or 12(g) of the Exchange Act with any Interested Stockholder (as defined below) for a period of three (3) years following the time that such stockholder became an Interested Stockholder, unless:

1. prior to such time that such stockholder became an Interested Stockholder, the Board of Directors approved either the Business Combination or the transaction which resulted in such stockholder becoming an Interested Stockholder;

2.  upon consummation of the transaction which resulted in the stockholder becoming an Interested Stockholder, the Interested Stockholder owned at least 85% of the voting stock (as defined below) of the Corporation outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding (but not the outstanding voting stock owned by the Interested Stockholder) those shares owned by (i) persons who are directors and also officers and (ii) employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

3. at or subsequent to such time that such stockholder became an Interested Stockholder, the Business Combination is approved by the Board of Directors and authorized at an annual or special meeting of stockholders by the affirmative vote of at least sixty-six and two-thirds percent (66 2/3%) of the voting power of the outstanding shares of capital stock of the Corporation which is not owned by such Interested Stockholder.

C. Definitions. As used in this Certificate of Incorporation, the following terms shall have the following meaning:

1. “Affiliate” means a Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, another Person;

2. “Associate”, when used to indicate a relationship with any Person, means: (i) any corporation, partnership, unincorporated association or other entity of which such Person is a director, officer or partner or is, directly or indirectly, the owner of twenty percent (20%) or more of any class of shares of voting stock of the Corporation; (ii) any trust or other estate in which such Person has at least a twenty percent (20%) beneficial interest or as to which such Person serves as trustee or in a similar fiduciary capacity; and (iii) any relative or spouse of such Person, or any relative of such spouse, who has the same residence as such Person.

3. “Business Combination” means (i) any merger or consolidation of the Corporation or any direct or indirect majority-owned subsidiary of the Corporation with the Interested Stockholder or (ii) any sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions), except proportionately as a stockholder of the Corporation, to or with the Interested Stockholder, whether as part of a dissolution or otherwise, of assets of the Corporation or of any direct or indirect majority-owned subsidiary of the Corporation which assets have an aggregate market value equal to ten percent (10%) or more of either the aggregate market value of all the assets of the Corporation determined on a consolidated basis or the aggregate market value of all the outstanding shares of capital stock of the Corporation.

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4. “Change of Control” means the occurrence of any of the following events: (i) any “person” or “group” (within the meaning of Sections 13(d) and 14(d) of the Exchange Act, but excluding any employee benefit plan of such person and its subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan) becomes the “beneficial owner” (within the meaning of Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of shares of Common Stock, Preferred Stock and/or any other class or classes of capital stock of the Corporation (if any) representing in the aggregate more than fifty percent (50%) of the voting power of all of the outstanding shares of capital stock of the Corporation entitled to vote; (ii) the stockholders of the Corporation approve a plan of complete liquidation or dissolution of the Corporation or there is consummated a transaction or series of related transactions for the sale, lease, exchange or other disposition, directly or indirectly, by the Corporation of all or substantially all of the Corporation’s assets (including a sale of all or substantially all of the assets of Orchestra BioMed, Inc.); (iii) there is consummated a merger or consolidation of the Corporation with any other corporation or entity, and, immediately after the consummation of such merger or consolidation, the voting securities of the Corporation immediately prior to such merger or consolidation do not continue to represent, or are not converted into, voting securities representing more than fifty percent (50%) of the combined voting power of the outstanding voting securities of the Person resulting from such merger or consolidation or, if the surviving company is a subsidiary, the ultimate parent thereof; or (iv) the Corporation ceases to be the sole stockholder of Orchestra BioMed, Inc.; provided, however, that a “Change of Control” shall not be deemed to have occurred by virtue of the consummation of any transaction or series of related transactions immediately following which the beneficial owners of Common Stock, Preferred Stock and/or any other class or classes of capital stock of the Corporation immediately prior to such transaction or series of transactions continue to have substantially the same proportionate ownership in and voting control over, and own substantially all of the shares of, an entity which owns all or substantially all of the assets of the Corporation immediately following such transaction or series of transactions.

5. “Control,” including the terms “controlling,” “controlled by” and “under common control with,” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting stock, by contract or otherwise. A Person who is the owner of 20% or more of the outstanding voting stock of any corporation, partnership, unincorporated association or other entity shall be presumed to have control of such entity, in the absence of proof by a preponderance of the evidence to the contrary. Notwithstanding the foregoing, a presumption of control shall not apply where such Person holds voting stock, in good faith and not for the purpose of circumventing this section, as an agent, bank, broker, nominee, custodian or trustee for one or more owners who do not individually or as a group have control of such entity.

6.  “Interested Stockholder” means any Person (other than the Corporation and any direct or indirect majority-owned subsidiary of the Corporation) that (i) is the beneficial owner of fifteen percent (15%) or more of the outstanding shares of capital stock of the Corporation that are entitled to vote, or (ii) is an Affiliate of the Corporation and was the beneficial owner of fifteen percent (15%) or more of the outstanding shares of capital stock of the Corporation that are entitled to vote at any time within the three-year period immediately prior to the date on which it is sought to be determined whether such Person is an Interested Stockholder, and the Affiliates and Associates of such Person.

7.  “owner,” including the terms “own” and “owned,” when used with respect to any stock, means a Person that individually or with or through any of its Affiliates or associates:

(a) beneficially owns such stock, directly or indirectly; or

(b) has (i) the right to acquire such stock (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding, or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise; provided, however, that a Person shall not be deemed the owner of stock tendered pursuant to a tender or exchange offer made by such person or any of such Person’s Affiliates or associates until such tendered stock is accepted for purchase or exchange; or (ii) the right to vote such stock pursuant to any agreement, arrangement or understanding; provided, however, that a Person shall not be deemed the owner of any stock because of such Person’s right to vote such stock if the agreement, arrangement or understanding to vote such stock arises solely from a revocable proxy or consent given in response to a proxy or consent solicitation made to ten or more Persons; or

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(c) has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting (except voting pursuant to a revocable proxy or consent as described in item (ii) of subsection (b) above), or disposing of such stock with any other Person that beneficially owns, or whose Affiliates or associates beneficially own, directly or indirectly, such stock.

8. “Person” means, except as otherwise provided in the definition of “Change of Control”, any individual, corporation, partnership, limited liability company, unincorporated association or other entity.

9. “stock” means, with respect to any corporation, capital stock and, with respect to any other entity, any equity interest.

IX.

A. The Corporation reserves the right to amend, alter, change or repeal any provision contained in the Certificate of Incorporation, in the manner now or hereafter prescribed by the DGCL, except as provided in paragraph B. of this Article VIII, and all rights conferred upon the stockholders herein are granted subject to this reservation.

B. Notwithstanding any other provisions of the Certificate of Incorporation or any provision of law that might otherwise permit a lesser vote or no vote, but in addition to any affirmative vote of the holders of any particular class or series of the Corporation required by law or by the Certificate of Incorporation or any Preferred Stock Designation filed with respect to a series of Preferred Stock, the affirmative vote of the holders of at least sixty-six and two-thirds percent (66 2/3%) of the voting power of all of the then-outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to alter, amend or repeal Articles V, VI, VII, VIII and IX.

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IN WITNESS WHEREOF, the Corporation has caused this Certificate of Incorporation to be signed on this [●], 2022.

ORCHESTRA BIOMED HOLDINGS, INC.

By:
Name:
Title:

8

 Exhibit E

BYLAWS

OF

ORCHESTRA BIOMED HOLDINGS, INC.

(A DELAWARE CORPORATION)

Article I

OFFICES

Section 1. Registered Office. The registered office of the corporation in the State of Delaware shall be as set forth in the certificate of incorporation of the corporation (the “Certificate of Incorporation”).

Section 2. Other Offices. The corporation shall also have and maintain an office or principal place of business at such place as may be fixed by the Board of Directors of the corporation (the “Board of Directors”), and may also have offices at such other places, both within and without the State of Delaware, as the Board of Directors may from time to time determine or as may be necessary or convenient to the business of the corporation.

Article II

CORPORATE SEAL

Section 3. Corporate Seal. The Board of Directors may adopt a corporate seal. If adopted, the corporate seal shall consist of a die bearing the name of the corporation and the inscription, “Corporate Seal-Delaware.” Said seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

Article III

STOCKHOLDERS’ MEETINGS

Section 4. Place of Meetings. Meetings of the stockholders of the corporation may be held at such place (if any), either within or without the State of Delaware, as may be determined from time to time by the Board of Directors. The Board of Directors may, in its sole discretion, determine that the meeting shall not be held at any place, but may instead be held solely by means of remote communication as provided under the Delaware General Corporation Law (the “DGCL”). For the avoidance of doubt, the Board of Directors may, in its sole discretion, determine that a meeting of stockholders of the corporation may be held both in a place and by means of remote communication. For any meeting of stockholders to be held by remote communication, the corporation shall (i) implement reasonable measures to verify that each person deemed present and permitted to vote at the meeting by remote communication is a stockholder or proxy holder, (ii) implement reasonable measures to provide such stockholders and proxy holders a reasonable opportunity to participate in the meeting and to vote on matters submitted to the stockholders, including an opportunity to read or hear the proceedings of the meeting substantially concurrently with such proceedings, and (iii) if any stockholder or proxy holder votes or takes other action at the meeting by means of remote communication, a record of such vote or other action shall be maintained by the corporation.

Section 5. Annual Meeting.

(a) The annual meeting of the stockholders of the corporation, for the purpose of election of directors and for such other business as may properly come before it, shall be held at such place, if any, and on such date and at such time as shall be designated from time to time by the Board of Directors and stated in the corporation’s notice of meeting of stockholders. Nominations of persons for election to the Board of Directors and proposals of business to be considered by the stockholders may be made at an annual meeting of stockholders: (i) pursuant to the corporation’s notice of meeting of stockholders given by or at the direction of the Board of Directors; (ii) brought specifically by or at the direction of the Board of Directors or a duly authorized committee thereof; or (iii) by any stockholder of the corporation who was a stockholder of record at the time of giving the stockholder’s notice provided for in Section 5(b) below, who is entitled to vote at the meeting and who complied with the notice procedures set forth in Section 5. For the avoidance of doubt, clause (iii) above shall be the exclusive means for a stockholder to make nominations and submit other business (other than matters properly included in the corporation’s notice of meeting of stockholders and proxy statement under Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “1934 Act”), and the rules and regulations thereunder before an annual meeting of stockholders).

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(b) At an annual meeting of the stockholders, only such business shall be conducted as is a proper matter for stockholder action under Delaware law and as shall have been properly brought before the meeting in accordance with Section 5(a) and the procedures below.

(i) For nominations for the election to the Board of Directors to be properly brought before an annual meeting by a stockholder pursuant to clause (iii) of Section 5(a), such stockholder must deliver written notice to the Secretary at the principal executive offices of the corporation on a timely basis as set forth in Section 5(b)(iii) and must update and supplement such written notice on a timely basis as set forth in Section 5(c). Such stockholder’s notice shall set forth: (A) as to each nominee such stockholder proposes to nominate at the meeting: (1) the name, age, business address and residence address of such nominee; (2) the principal occupation or employment of such nominee; (3) the class or series and number of shares of each class or series of capital stock of the corporation that are owned beneficially and of record by such nominee; (4) the date or dates on which such shares were acquired and the investment intent of such acquisition; (5) a statement whether such nominee, if elected, intends to tender, promptly following such person’s failure to receive the required vote for election or re-election at the next meeting at which such person would face election or re-election, an irrevocable resignation effective upon acceptance of such resignation by the Board of Directors; and (6) such other information concerning such nominee as would be required to be disclosed in a proxy statement soliciting proxies for the election of such nominee as a director in an election contest (even if an election contest is not involved), or that is otherwise required to be disclosed pursuant to Section 14 of the 1934 Act and the rules and regulations promulgated thereunder (including such person’s written consent to being named in the corporation’s proxy statement and associated proxy card as a nominee of the stockholder and to serving as a director if elected); and (B) the information required by Section 5(b)(iv). The corporation may require any proposed nominee to furnish such other information as it may reasonably require to determine the eligibility of such proposed nominee to serve (i) as an independent director (as such term is used in any applicable stock exchange listing requirements or applicable law) of the corporation or (ii) on any committee or sub-committee of the Board of Directors under any applicable stock exchange listing requirements or applicable law, and that could be material to a reasonable stockholder’s understanding of the independence, or lack thereof, of such proposed nominee. The notice in this paragraph must also be accompanied by (X) a completed written questionnaire (in a form provided by the Corporation) with respect to the background, qualifications, stock ownership and independence of such proposed nominee, and such additional information with respect to such proposed nominee as would be required to be provided by the Company pursuant to Schedule 14A if such proposed nominee were a participant in the solicitation of proxies by the Company in connection with such annual or special meeting and (Y) a written representation and agreement (in form provided by the Corporation) that such nominee (i) if elected as director of the Corporation, intends to serve the entire term until the next meeting at which such nominee would face re-election and (ii) consents to being named as a nominee in the Corporation’s proxy statement pursuant to Rule 14a-4(d) under the Exchange Act and any associated proxy card of the Corporation and agrees to serve if elected as a director.

(ii) Other than proposals sought to be included in the corporation’s proxy materials pursuant to Rule 14a-8 under the 1934 Act, for business other than nominations for the election to the Board of Directors to be properly brought before an annual meeting by a stockholder pursuant to clause (iii) of Section 5(a), the stockholder must deliver written notice to the Secretary at the principal executive offices of the corporation on a timely basis as set forth in Section 5(b)(iii), and must update and supplement such written notice on a timely basis as set forth in Section 5(c). Such stockholder’s notice shall set forth: (A) as to each matter such stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend the Bylaws of the corporation (the “Bylaws”), the language of the proposed amendment), the reasons for conducting such business at the meeting, and any material interest (including any anticipated benefit of such business to any Proponent (as defined below) other than solely as a result of its ownership of the corporation’s capital stock, that is material to any Proponent individually, or to the Proponents in the aggregate) in such business of any Proponent; and (B) the information required by Section 5(b)(iv).

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(iii) To be timely, the written notice required by Section 5(b)(i) or 5(b)(ii) must be received by the Secretary at the principal executive offices of the corporation not later than the close of business on the ninetieth (90th) day nor earlier than the close of business on the one hundred twentieth (120th) day prior to the first anniversary of the preceding year’s annual meeting; provided, however, that, subject to the last sentence of this Section 5(b)(iii), in the event that the date of the annual meeting is advanced more than thirty (30) days prior to or delayed by more than thirty (30) days after the anniversary of the preceding year’s annual meeting, notice by the stockholder to be timely must be so received (A) not earlier than the close of business on the one hundred twentieth (120th) day prior to such annual meeting and (B) not later than the close of business on the later of the ninetieth (90th) day prior to such annual meeting or, if later than the ninetieth (90th) day prior to such annual meeting, the tenth (10th) day following the day on which public announcement of the date of such meeting is first made. In no event shall an adjournment or a postponement of an annual meeting for which notice has been given, or the public announcement thereof has been made, commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above.

(iv) The written notice required by Section 5(b)(i) or 5(b)(ii) shall also set forth, as of the date of the notice and as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (each, a “Proponent” and collectively, the “Proponents”): (A) the name and address of each Proponent, as they appear on the corporation’s books; (B) the class or series and number of shares of each class of capital stock of the corporation that are owned of record and beneficially by each Proponent; (C) a description of any agreement, arrangement or understanding (whether oral or in writing) with respect to such nomination or proposal between or among any Proponent and any of its affiliates or associates, and any others (including their names) acting in concert, or otherwise under the agreement, arrangement or understanding, with any of the foregoing; (D) a representation that the Proponents are holders of record or beneficial owners, as the case may be, of shares of the corporation entitled to vote at the meeting and intend to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice (with respect to a notice under Section 5(b)(i)) or to propose the business that is specified in the notice (with respect to a notice under Section 5(b)(ii)); (E) a representation as to whether the Proponents intend to deliver a proxy statement and form of proxy to holders of a sufficient number of holders of the corporation’s voting shares to elect such nominee or nominees (with respect to a notice under Section 5(b)(i)) or to carry such proposal (with respect to a notice under Section 5(b)(ii)); (F) to the extent known by any Proponent, the name and address of any other stockholder supporting the proposal on the date of such stockholder’s notice; and (G) a description of all Derivative Transactions (as defined below) by each Proponent during the previous twelve (12) month period, including the date of the transactions and the class, series and number of securities involved in, and the material economic terms of, such Derivative Transactions.

(c) A stockholder providing the written notice required by Section 5(b)(i) or 5(b)(ii) shall update and supplement such notice in writing, if necessary, so that the information provided or required to be provided in such notice is true and correct in all material respects as of (i) the record date for the meeting and (ii) the date that is five (5) Business Days (as defined below) prior to the meeting and, in the event of any adjournment or postponement thereof, five (5) Business Days prior to such adjourned or postponed meeting. In the case of an update and supplement pursuant to clause (i) of this Section 5(c), such update and supplement shall be received by the Secretary at the principal executive offices of the corporation not later than five (5) Business Days after the record date for the meeting. In the case of an update and supplement pursuant to clause (ii) of this Section 5(c), such update and supplement shall be received by the Secretary at the principal executive offices of the corporation not later than two (2) Business Days prior to the date for the meeting, and, in the event of any adjournment or postponement thereof, two (2) Business Days prior to such adjourned or postponed meeting.

(d) Notwithstanding anything herein to the contrary, in the event that the number of directors to be elected to the Board of Directors of the corporation at the annual meeting is increased effective after the time period for which nominations would otherwise be due under Section 5(b)(iii) and there is no public announcement by the corporation naming the nominees for the additional directorships at least one hundred (100) days prior to the first anniversary of the preceding year’s annual meeting, a stockholder’s notice required by this Section 5 shall also be considered timely, but only with respect to nominees for the additional directorships, if it shall be delivered to the Secretary at the principal executive offices of the corporation not later than the close of business on the tenth (10th) day following the day on which such public announcement is first made by the corporation.

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(e) A person shall not be eligible for election or re-election as a director at the annual meeting unless the person is nominated either in accordance with clause (ii) or clause (iii) of Section 5(a). Except as otherwise required by law, the chairperson of the annual meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made, or proposed, as the case may be, in accordance with the procedures set forth in these Bylaws and, if any proposed nomination or business is not in compliance with these Bylaws, or the Proponent does not act in accordance with the representations in Sections 5(b)(iv)(D) and 5(b)(iv)(E), to declare that such proposal or nomination shall not be presented for stockholder action at the meeting and shall be disregarded, notwithstanding that proxies in respect of such nomination or such business may have been solicited or received.

(f) Notwithstanding the foregoing provisions of this Section 5, in order to include information with respect to a stockholder proposal in the proxy statement and form of proxy for a stockholders’ meeting, a stockholder must also comply with all applicable requirements of the 1934 Act and the rules and regulations thereunder. Nothing in these Bylaws shall be deemed to affect any rights of stockholders to request inclusion of proposals in the corporation’s proxy statement pursuant to Rule 14a-8 under the 1934 Act; provided, however, that any references in these Bylaws to the 1934 Act or the rules and regulations thereunder are not intended to and shall not limit the requirements applicable to proposals and/or nominations to be considered pursuant to Section 5(a).

(g) For purposes of Sections 5 and 6,

(1) “affiliates” and “associates” shall have the meanings set forth in Rule 405 under the Securities Act of 1933, as amended (the “1933 Act”);

(2) “Business Day” means any day other than Saturday, Sunday or a day on which banks are closed in New York City, New York.

(3) “Derivative Transaction” means any agreement, arrangement, interest or understanding entered into by, or on behalf or for the benefit of, any Proponent or any of its affiliates or associates, whether record or beneficial: (A) the value of which is derived in whole or in part from the value of any class or series of shares or other securities of the corporation; (B) that otherwise provides any direct or indirect opportunity to gain or share in any gain derived from a change in the value of securities of the corporation; (C) the effect or intent of which is to mitigate loss, manage risk or benefit of security value or price changes; or (D) that provides the right to vote or increase or decrease the voting power of, such Proponent, or any of its affiliates or associates, with respect to any securities of the corporation, which agreement, arrangement, interest or understanding may include, without limitation, any option, warrant, debt position, note, bond, convertible security, swap, stock appreciation right, short position, profit interest, hedge, right to dividends, voting agreement, performance-related fee or arrangement to borrow or lend shares (whether or not subject to payment, settlement, exercise or conversion in any such class or series), and any proportionate interest of such Proponent in the securities of the corporation held by any general or limited partnership, or any limited liability company, of which such Proponent is, directly or indirectly, a general partner or managing member; and

(4) “public announcement” shall mean disclosure in a press release reported by the Dow Jones Newswires, Associated Press or comparable national news service or in a document publicly filed by the corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the 1934 Act or by such other means reasonably designed to inform the public or security holders in general of such information including, without limitation, posting on the corporation’s investor relations website.

Section 6. Special Meetings.

(a) Special meetings of the stockholders of the corporation may be called, for any purpose as is a proper matter for stockholder action under Delaware law, by (i) the Chairperson of the Board of Directors, (ii) the Chief Executive Officer, or (iii) the Board of Directors pursuant to a resolution adopted by the Board of Directors.

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(b) For a special meeting called pursuant to Section 6(a), the person(s) calling the meeting shall determine the time and place, if any, of the meeting; provided, however, that only the Board of Directors or a duly authorized committee thereof may authorize a meeting solely by means of remote communication. Upon determination of the date, time and place, if any, of the meeting, the Secretary shall cause a notice of meeting to be given to the stockholders entitled to vote, in accordance with the provisions of Section 7. No business may be transacted at a special meeting otherwise than as specified in the notice of meeting.

(c) Nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders at which directors are to be elected (i) by or at the direction of the Board of Directors or a duly authorized committee thereof or (ii) by any stockholder of the corporation who is a stockholder of record or beneficial owner at the time of giving notice provided for in this paragraph, who is entitled to vote at the meeting and who delivers written notice to the Secretary of the corporation setting forth the information required by Section 5(b)(i) and the information required by Section 5(b)(iv). In the event the corporation calls a special meeting of stockholders for the purpose of electing one or more directors to the Board of Directors, any such stockholder of record or beneficial owner may nominate a person or persons (as the case may be), for election to such position(s) as specified in the corporation’s notice of meeting, if written notice setting forth the information required by Section 5(b)(i) and the information required by Section 5(b)(iv) shall be received by the Secretary at the principal executive offices of the corporation not later than the close of business on the later of the ninetieth (90th) day prior to such meeting or the tenth (10th) day following the day on which the corporation first makes a public announcement of the date of the special meeting at which directors are to be elected. The stockholder shall also update and supplement such information as required under Section 5(c). In no event shall an adjournment or a postponement of a special meeting for which notice has been given, or the public announcement thereof has been made, commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above.

(d) A person shall not be eligible for election or re-election as a director at the special meeting unless the person is nominated either in accordance with clause (i) or clause (ii) of Section 6(c). Except as otherwise required by law, the chairperson of the special meeting shall have the power and duty to determine whether a nomination was made in accordance with the procedures set forth in these Bylaws and, if any nomination or business is not in compliance with these Bylaws, to declare that such nomination shall not be presented for stockholder action at the meeting and shall be disregarded, notwithstanding that proxies in respect of such nomination may have been solicited or received.

(e) Notwithstanding the foregoing provisions of this Section 6, a stockholder must also comply with all applicable requirements of the 1934 Act and the rules and regulations thereunder with respect to matters set forth in this Section 6. Nothing in these Bylaws shall be deemed to affect any rights of stockholders to request inclusion of proposals in the corporation’s proxy statement pursuant to Rule 14a-8 under the 1934 Act; provided, however, that any references in these Bylaws to the 1934 Act or the rules and regulations thereunder are not intended to and shall not limit the requirements applicable to nominations for the election to the Board of Directors or proposals of other businesses to be considered pursuant to Section 6(c).

Section 7. Notice of Meetings. Except as otherwise provided by law, notice, given in writing or by electronic transmission, of each meeting of stockholders shall be given not fewer than ten (10) nor more than sixty (60) days before the date of the meeting to each stockholder entitled to vote at such meeting, such notice to specify the place, if any, date and hour, in the case of special meetings, the purpose or purposes of the meeting, the record date for determining the stockholders entitled to notice of the meeting, and the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at any such meeting. If mailed, notice is given when deposited in the United States mail, postage prepaid, directed to the stockholder at such stockholder’s mailing address as it appears on the records of the corporation. If delivered by courier service, notice is given at the earlier of when the notice is received or left at such stockholder’s address as it appears on the records of the corporation. If sent via electronic transmission, notice is given when directed to such stockholder’s electronic mail address as it appears on the records of the corporation unless the stockholder has notified the corporation in writing or by electronic transmission of an objection to receiving notice by electronic mail or such notice is prohibited by Section 232(e) of the DGCL. Notice of the time, place, if any, and purpose of any meeting of stockholders (to the extent required) may be waived in writing, signed by the person entitled to notice thereof or by electronic transmission by such person, either before or after such meeting, and will be waived by any stockholder by his or her attendance thereat in person, by remote communication, if applicable, or by proxy, except when the stockholder attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Any stockholder so waiving notice of such meeting shall be bound by the proceedings of any such meeting in all respects as if due notice thereof had been given.

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Section 8. Quorum; Voting. At all meetings of stockholders, except where otherwise provided by statute or by the Certificate of Incorporation, or by these Bylaws, the presence, in person, by remote communication, if applicable, or by proxy duly authorized, of the holders of a majority of the voting power of the outstanding shares of stock entitled to vote at the meeting shall constitute a quorum for the transaction of business. In the absence of a quorum, any meeting of stockholders may be adjourned, from time to time, either by the chairperson of the meeting or by vote of the holders of a majority of the voting power of the shares represented thereat and entitled to vote thereon, but no other business shall be transacted at such meeting. The stockholders present at a duly called or convened meeting, at which a quorum is present, may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum. Except as otherwise provided by statute or by applicable stock exchange rules, or by the Certificate of Incorporation or these Bylaws, in all matters other than the election of directors, the affirmative vote of the holders of a majority of the voting power of the shares present in person, by remote communication, if applicable, or represented by proxy duly authorized at the meeting and entitled to vote generally on the subject matter shall be the act of the stockholders. Except as otherwise provided by statute, the Certificate of Incorporation or these Bylaws, directors shall be elected by a plurality of the votes of the shares present in person, by remote communication, if applicable, or represented by proxy duly authorized at the meeting and entitled to vote generally on the election of directors. Where a separate vote by a class or classes or series is required, except where otherwise provided by statute, by applicable stock exchange rules or by the Certificate of Incorporation or these Bylaws, a majority of the voting power of the outstanding shares of such class or classes or series, present in person, by remote communication, if applicable, or represented by proxy duly authorized, shall constitute a quorum entitled to take action with respect to that vote on that matter. Except where otherwise provided by statute, by applicable stock exchange rules or by the Certificate of Incorporation or these Bylaws, the affirmative vote of the holders of a majority (plurality, in the case of the election of directors) of voting power of such class or classes or series present in person, by remote communication, if applicable, or represented by proxy at the meeting shall be the act of such class or classes or series.

Section 9. Adjournment and Notice of Adjourned Meetings. Any meeting of stockholders, whether annual or special, may be adjourned from time to time either by the person(s) who called the meeting or the chairperson of the meeting, or by the vote of the holders of a majority of the voting power of the shares present in person, by remote communication, if applicable, or represented by proxy duly authorized at the meeting and entitled to vote thereon. When a meeting is adjourned to another time or place, if any, notice need not be given of the adjourned meeting if the time and place, if any, and means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such adjourned meeting are announced at the meeting at which the adjournment is taken. At the adjourned meeting, the corporation may transact any business that might have been transacted at the original meeting. If the adjournment is for more than thirty (30) days, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. If after the adjournment a new record date for determination of stockholders entitled to vote is fixed for the adjourned meeting, the Board of Directors shall fix as the record date for determining stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for determination of stockholders entitled to vote at the adjourned meeting, and shall give notice of the adjourned meeting to each stockholder of record as of the record date so fixed for notice of such adjourned meeting.

Section 10. Voting Rights. For the purpose of determining those stockholders entitled to vote at any meeting of the stockholders, except as otherwise provided by law, only persons in whose names shares stand on the stock records of the corporation on the record date shall be entitled to vote at any meeting of stockholders. Every person entitled to vote shall have the right to do so either in person, by remote communication, if applicable, or by an agent or agents authorized by a proxy granted in accordance with Delaware law. An agent so appointed need not be a stockholder. No proxy shall be voted or acted upon after three (3) years from its date of creation unless the proxy provides for a longer period. A proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A stockholder may revoke any proxy which is not irrevocable by attending the meeting and voting in person or by delivering to the Secretary of the corporation a revocation of the proxy or a new proxy bearing a later date. Voting at meetings of stockholders need not be by written ballot.

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Section 11. Joint Owners of Stock. If shares or other securities having voting power stand of record in the names of two (2) or more persons, whether fiduciaries, members of a partnership, joint tenants, tenants in common, tenants by the entirety, or otherwise, or if two (2) or more persons have the same fiduciary relationship respecting the same shares, unless the Secretary is given written notice to the contrary and is furnished with a copy of the instrument or order appointing them or creating the relationship wherein it is so provided, their acts with respect to voting shall have the following effect: (a) if only one (1) votes, his or her act binds all; (b) if more than one (1) votes, the act of the majority so voting binds all; and (c) if more than one (1) votes, but the vote is evenly split on any particular matter, each faction may vote the securities in question proportionally, or any person voting the shares, or a beneficiary, may apply to the Delaware Court of Chancery for relief as provided in DGCL Section 217(b). If the instrument filed with the Secretary shows that any such tenancy is held in unequal interests, a majority or even-split for the purpose of subsection (c) shall be a majority or even-split in interest.

Section 12. List of Stockholders. The corporation shall prepare, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders of record entitled to vote at said meeting, arranged in alphabetical order, showing the address of each stockholder and the number and class of shares registered in the name of each stockholder. The Corporation shall not be required to include electronic mail addresses or other electronic contact information on such list. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting for a period of at least ten (10) days prior to the meeting, (a) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting, or (b) during ordinary business hours, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the principal place of business of the corporation. In the event that the corporation determines to make the list available on an electronic network, the corporation may take reasonable steps to ensure that such information is available only to stockholders of the corporation. The list shall be open to examination of any stockholder during the time of the meeting as provided by law.

Section 13. Action without Meeting. Unless otherwise provided in the Certificate of Incorporation, no action shall be taken by the stockholders of the corporation except at an annual or a special meeting of the stockholders called in accordance with these Bylaws, and no action of the stockholders of the corporation may be taken by the stockholders by written consent or electronic transmission.

Section 14. Organization.

(a) At every meeting of stockholders, the Chairperson of the Board of Directors, or, if a chairperson has not been appointed, is absent or refuses to act, the Chief Executive Officer, or, if no Chief Executive Officer is then serving, is absent or refuses to act, the President, or, if the President is absent or refuses to act, a chairperson of the meeting designated by the Board of Directors, or, if the Board of Directors does not designate such chairperson, a chairperson chosen by a majority of the voting power of the stockholders entitled to vote, present in person or by proxy duly authorized, shall act as chairperson. The Chairperson of the Board may appoint the Chief Executive Officer as chairperson of the meeting. The Secretary, or, in his or her absence, an Assistant Secretary directed to do so by the chairperson of the meeting, shall act as secretary of the meeting.

(b) The Board of Directors of the corporation shall be entitled to make such rules or regulations for the conduct of meetings of stockholders as it shall deem necessary, appropriate or convenient. Subject to such rules and regulations of the Board of Directors, if any, the chairperson of the meeting shall have the right and authority to convene and (for any or no reason) to recess and/or adjourn the meeting, to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chairperson, are necessary, appropriate or convenient for the proper conduct of the meeting, including, without limitation, establishing an agenda or order of business for the meeting, rules and procedures for maintaining order at the meeting and the safety of those present, limitations on participation in such meeting to stockholders of record of the corporation and their duly authorized and constituted proxies and such other persons as the chairperson shall permit, restrictions on entry to the meeting after the time fixed for the commencement thereof, limitations on the time allotted to questions or comments by participants and regulation of the opening and closing of the polls for balloting on matters which are to be voted on by ballot. The date and time of the opening and closing of the polls for each matter upon which the stockholders will vote at the meeting shall be announced at the meeting. Unless and to the extent determined by the Board of Directors or the chairperson of the meeting, meetings of stockholders shall not be required to be held in accordance with rules of parliamentary procedure.

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(c) The corporation shall, in advance of any meeting of stockholders, appoint one (1) or more inspectors to act at the meeting and make a written report thereof. The corporation may designate one (1) or more persons as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at a meeting of stockholders, the chairperson of the meeting shall appoint one (1) or more inspectors to act at the meeting. Each inspector, before entering upon the discharge of the duties of inspector, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of such inspector’s ability. The inspectors shall: (1) ascertain the number of shares outstanding and the voting power of each; (2) determine the shares represented at a meeting and the validity of proxies and ballots; (3) count all votes and ballots; (4) determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors; and (5) certify their determination of the number of shares represented at the meeting, and their count of all votes and ballots. The inspectors may appoint or retain other persons or entities to assist the inspectors in the performance of the duties of the inspectors. In determining the validity and counting of proxies and ballots, the inspectors shall be limited to an examination of the proxies, any envelopes submitted with those proxies, any information provided in accordance with Sections 211(e) or 212(c)(2) of the DGCL, or any information provided pursuant to Sections 211(a)(2)b.(i) or (iii) of the DGCL, ballots and the regular books and records of the corporation, except that the inspectors may consider other reliable information for the limited purpose of reconciling proxies and ballots submitted by or on behalf of banks, brokers, their nominees or similar persons which represent more votes than the holder of a proxy is authorized by the record owner to cast or more votes than the stockholder holds of record. If the inspectors consider other reliable information for the limited purpose permitted herein, the inspectors at the time they make their certification pursuant to Section 231(b)(5) of the DGCL shall specify the precise information considered by them including the person or persons from whom they obtained the information, when the information was obtained, the means by which the information was obtained and the basis for the inspectors’ belief that such information is accurate and reliable.

Article IV

DIRECTORS

Section 15. Number and Term of Office. The authorized number of directors of the corporation shall be fixed exclusively from time to time by a resolution adopted by the majority of the Board of Directors. Directors need not be stockholders unless so required by the Certificate of Incorporation. If for any cause, the directors shall not have been elected at an annual meeting, they may be elected as soon thereafter as convenient at a special meeting of the stockholders called for that purpose in the manner provided in these Bylaws, or such vacancies may be filled in accordance with Section 18 herein.

Section 16. Powers. The business and affairs of the corporation shall be managed by or under the direction of the Board of Directors, except as may be otherwise provided by statute or by the Certificate of Incorporation.

Section 17. Classes of Directors. The directors shall be divided into classes as and to the extent provided in the Certificate of Incorporation, except as otherwise required by applicable law.

Section 18. Vacancies. Vacancies on the Board of Directors shall be filled as provided in the Certificate of Incorporation, except as otherwise required by applicable law.

Section 19. Resignation. Any director may resign at any time by delivering his or her notice in writing or by electronic transmission to the Secretary, such resignation to specify whether it will be effective at a particular time. If no such specification is made, the resignation shall be effective at the time of delivery of the resignation to the Secretary.

Section 20. Removal. Subject to the rights of holders of any series of Preferred Stock (as defined in the Certificate of Incorporation) to elect additional directors or remove such directors under specified circumstances, neither the Board of Directors nor any individual director may be removed except in the manner specified in Section 141(k) of the DGCL.

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Section 21. Meetings.

(a) Regular Meetings. Unless otherwise restricted by the Certificate of Incorporation, regular meetings of the Board of Directors may be held at any time or date and at any place, if any, within or without the State of Delaware which has been designated by the Board of Directors and publicized among all directors, either orally or in writing, by telephone, including a voice-messaging system or other system designed to record and communicate messages, facsimile, telegraph or telex, or by electronic mail or other electronic means. No further notice shall be required for regular meetings of the Board of Directors.

(b) Special Meetings. Unless otherwise restricted by the Certificate of Incorporation, special meetings of the Board of Directors may be held at any date, time and place, if any, within or without the State of Delaware whenever called by the Chairperson of the Board, the Chief Executive Officer or the Board of Directors.

(c) Meetings by Electronic Communications Equipment. Any member of the Board of Directors, or of any committee thereof, may participate in a meeting by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting by such means shall constitute presence in person at such meeting.

(d) Notice of Special Meetings. Notice of the time and place of all special meetings of the Board of Directors shall be given orally or in writing, by telephone, including a voice messaging system or other system or technology designed to record and communicate messages, facsimile, telegraph or telex, or by electronic mail or other electronic means, during normal business hours, at least twenty-four (24) hours before the date and time of the meeting. If notice is sent by U.S. mail, it shall be sent by first class mail, postage prepaid at least three (3) days before the date of the meeting. Notice of any special meeting may be waived in writing or by electronic transmission at any time before or after the meeting and will be waived by any director by attendance thereat, except when the director attends the meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

(e) Waiver of Notice. The transaction of all business at any meeting of the Board of Directors, or any committee thereof, however called or noticed, or wherever held, shall be as valid as though it had been transacted at a meeting duly held after regular call and notice, if a quorum be present and if, either before or after the meeting, each of the directors not present who did not receive notice shall sign a written waiver of notice or shall waive notice by electronic transmission. All such waivers shall be filed with the corporate records or made a part of the minutes of the meeting. Notice of any meeting will be waived by any director by attendance thereat, except when the director attends the meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

Section 22. Quorum and Voting.

(a) Unless the Certificate of Incorporation requires a greater number, a quorum of the Board of Directors shall consist of a majority of the directors currently serving on the Board of Directors (but in no event less than one-third of the total authorized number of directors); provided, however, at any meeting whether a quorum be present or otherwise, a majority of the directors present may adjourn from time to time until the time fixed for the next regular meeting of the Board of Directors, without notice other than by announcement at the meeting.

(b) At each meeting of the Board of Directors at which a quorum is present, all questions and business shall be determined by the affirmative vote of a majority of the directors present, unless a different vote be required by law, the Certificate of Incorporation or these Bylaws.

Section 23. Action Without Meeting. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all members of the Board of Directors or committee, as the case may be, consent thereto in writing or by electronic transmission. The consent or consents shall be filed with the minutes of proceedings of the Board of Directors or committee, in the same paper or electronic form as the minutes are maintained.

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Section 24. Fees and Compensation. Directors shall be entitled to such compensation for their services as may be approved by the Board of Directors or a committee thereof to which the Board of Directors has delegated such responsibility and authority, including, if so approved, by resolution of the Board of Directors or a committee thereof to which the Board of Directors has delegated such responsibility and authority, a fixed sum and expenses of attendance, if any, for attendance at each regular or special meeting of the Board of Directors and at any meeting of a committee of the Board of Directors. Nothing herein contained shall be construed to preclude any director from serving the corporation in any other capacity as an officer, agent, employee, or otherwise and receiving compensation therefor.

Section 25. Committees.

(a) Executive Committee. The Board of Directors may appoint an Executive Committee to consist of one or more members of the Board of Directors. The Executive Committee, to the extent permitted by law and provided in the resolution of the Board of Directors, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to (i) approving or adopting, or recommending to the stockholders, any action or matter (other than the election or removal of directors) expressly required by the DGCL to be submitted to stockholders for approval, or (ii) adopting, amending or repealing any Bylaw of the corporation.

(b) Other Committees. The Board of Directors may, from time to time, appoint such other committees as may be permitted by law. Such other committees appointed by the Board of Directors shall consist of one (1) or more members of the Board of Directors and shall have such powers and perform such duties as may be prescribed by the resolution or resolutions creating such committees, but in no event shall any such committee have the powers denied to the Executive Committee in these Bylaws.

(c) Term. The Board of Directors, subject to any requirements of any outstanding series of Preferred Stock and the provisions of subsections (a) or (b) of this Section 25, may at any time increase or decrease the number of members of a committee or terminate the existence of a committee. The membership of a committee member shall terminate on the date of his or her death or voluntary resignation from the committee or from the Board of Directors. The Board of Directors may at any time for any reason remove any individual committee member and the Board of Directors may fill any committee vacancy created by death, resignation, removal or increase in the number of members of the committee. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee, and, in addition, in the absence or disqualification of any member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he, she or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member.

(d) Meetings. Unless the Board of Directors shall otherwise provide, regular meetings of the Executive Committee or any other committee appointed pursuant to this Section 25 shall be held at such times and places, if any, as are determined by the Board of Directors, or by any such committee, and when notice thereof has been given to each member of such committee, no further notice of such regular meetings need be given thereafter. Special meetings of any such committee may be held at any place, if any, which has been determined from time to time by such committee, and may be called by any director who is a member of such committee, upon notice to the members of such committee of the time and place of such special meeting given in the manner provided for the giving of notice to members of the Board of Directors of the time and place of special meetings of the Board of Directors. Notice of any regular or special meeting of any committee may be waived in writing or by electronic transmission at any time before or after the meeting and will be waived by any director by attendance thereat, except when the director attends such regular or special meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Unless otherwise provided by the Board of Directors in the resolutions authorizing the creation of the committee, a majority of the authorized number of members of any such committee shall constitute a quorum for the transaction of business, and the act of a majority of those members of the committee present at any meeting at which a quorum is present shall be the act of such committee.

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Section 26. Duties of Chairperson of the Board of Directors. The Chairperson of the Board of Directors, if appointed and when present, shall preside at all meetings of the stockholders and the Board of Directors. The Chairperson of the Board of Directors shall perform other duties commonly incident to the office and shall also perform such other duties and have such other powers, as the Board of Directors shall designate from time to time.

Section 27. Organization. At every meeting of the directors, the Chairperson of the Board of Directors, or, if a Chairperson has not been appointed or is absent, the Chief Executive Officer (if a director), or, if a Chief Executive Officer is absent, the President (if a director), or if the President is absent, the most senior Vice President (if a director), or, in the absence of any such person, a chairperson of the meeting chosen by a majority of the directors present, shall preside over the meeting. The Secretary, or in his or her absence, any Assistant Secretary or other officer, director or other person directed to do so by the person presiding over the meeting, shall act as secretary of the meeting.

Section 28. Interested Directors. No contract or transaction between the corporation and one or more of its directors or officers, or between the corporation and any other corporation, partnership, association or other organization in which one or more of its directors or officers are directors or officers or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board of Directors or committee thereof which authorizes the contract or transaction, or solely because any such director’s or officer’s vote is counted for such purpose if: (i) the material facts as to the director’s or officer’s relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board of Directors or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or (ii) the material facts as to the director’s or officer’s relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or (iii) the contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified by the Board of Directors, a committee thereof or the stockholders. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes the contract or transaction.

Article V

OFFICERS

Section 29. Officers Designated. The officers of the corporation shall include, if and when designated by the Board of Directors, the Chief Executive Officer, the President, one or more Vice Presidents, the Secretary, the Chief Financial Officer and the Treasurer. The Board of Directors may also appoint one or more Assistant Secretaries and Assistant Treasurers and such other officers and agents with such powers and duties as it shall deem necessary. The Board of Directors may assign such additional titles to one or more of the officers as it shall deem appropriate. Any one person may hold any number of offices of the corporation at any one time unless specifically prohibited therefrom by law. The salaries and other compensation of the officers of the corporation shall be fixed in the manner required by applicable law or stock exchange rules.

Section 30. Tenure and Duties of Officers.

(a) General. All officers shall be designated and hold office at the pleasure of the Board of Directors and until their successors shall have been duly elected and qualified, or until their earlier death, resignation, retirement, disqualification or removal from office. If the office of any officer becomes vacant for any reason, the vacancy may be filled by the Board of Directors.

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(b) Duties of Chief Executive Officer. The Chief Executive Officer shall preside at all meetings of the stockholders and at all meetings of the Board of Directors (if a director), unless the Chairperson of the Board of Directors has been appointed and is present. Unless an officer has been appointed Chief Executive Officer of the corporation, the President shall be the chief executive officer of the corporation and shall, subject to the control of the Board of Directors, have general supervision, direction and control of the business and officers of the corporation. To the extent that a Chief Executive Officer has been appointed and no President has been appointed, all references in these Bylaws to the President shall be deemed references to the Chief Executive Officer. The Chief Executive Officer shall perform other duties commonly incident to the office and shall also perform such other duties and have such other powers, as the Board of Directors shall designate from time to time.

(c) Duties of President. The President shall preside at all meetings of the stockholders and at all meetings of the Board of Directors (if a director), unless the Chairperson of the Board of Directors or the Chief Executive Officer has been appointed and is present. Unless another officer has been appointed Chief Executive Officer of the corporation, the President shall be the chief executive officer of the corporation and shall, subject to the control of the Board of Directors, have general supervision, direction and control of the business and officers of the corporation. The President shall perform other duties commonly incident to the office and shall also perform such other duties and have such other powers, as the Board of Directors (or the Chief Executive Officer, if the Chief Executive Officer and President are not the same person and the Board of Directors has delegated the designation of the President’s duties to the Chief Executive Officer) shall designate from time to time.

(d) Duties of Vice Presidents. A Vice President may assume and perform the duties of the President in the absence or disability of the President or whenever the office of President is vacant (unless the duties of the President are being filled by the Chief Executive Officer). A Vice President shall perform other duties commonly incident to their office and shall also perform such other duties and have such other powers as the Board of Directors or the Chief Executive Officer, or, if the Chief Executive Officer has not been appointed or is absent, the President shall designate from time to time.

(e) Duties of Secretary and Assistant Secretary. The Secretary shall attend all meetings of the stockholders and of the Board of Directors and shall record all acts and proceedings thereof in the minute book of the corporation. The Secretary shall give notice in conformity with these Bylaws of all meetings of the stockholders and of all meetings of the Board of Directors and any committee thereof requiring notice. The Secretary shall perform all other duties provided for in these Bylaws and other duties commonly incident to the office and shall also perform such other duties and have such other powers, as the Board of Directors shall designate from time to time. The Chief Executive Officer, or if no Chief Executive Officer is then serving, the President may direct any Assistant Secretary or other officer to assume and perform the duties of the Secretary in the absence or disability of the Secretary, and each Assistant Secretary shall perform other duties commonly incident to the office and shall also perform such other duties and have such other powers as the Board of Directors or the Chief Executive Officer, or if no Chief Executive Officer is then serving, the President shall designate from time to time.

(f) Duties of Chief Financial Officer. The Chief Financial Officer shall keep or cause to be kept the books of account of the corporation in a thorough and proper manner and shall render statements of the financial affairs of the corporation in such form and as often as required by the Board of Directors or the Chief Executive Officer, or if no Chief Executive Officer is then serving, the President. The Chief Financial Officer, subject to the order of the Board of Directors, shall have the custody of all funds and securities of the corporation. The Chief Financial Officer shall perform other duties commonly incident to the office and shall also perform such other duties and have such other powers as the Board of Directors or the Chief Executive Officer, or if no Chief Executive Officer is then serving, the President shall designate from time to time. To the extent that a Chief Financial Officer has been appointed and no Treasurer has been appointed, all references in these Bylaws to the Treasurer shall be deemed references to the Chief Financial Officer. The Chief Executive Officer, or if no Chief Executive Officer is then serving, the President may direct the Treasurer, if any, or any Assistant Treasurer, or the controller or any assistant controller to assume and perform the duties of the Chief Financial Officer in the absence or disability of the Chief Financial Officer, and each Treasurer and Assistant Treasurer and each controller and assistant controller shall perform other duties commonly incident to the office and shall also perform such other duties and have such other powers as the Board of Directors or the Chief Executive Officer, or if no Chief Executive Officer is then serving, the President shall designate from time to time.

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(g) Duties of Treasurer and Assistant Treasurer. Unless another officer has been appointed Chief Financial Officer of the corporation, the Treasurer shall be the chief financial officer of the corporation and shall keep or cause to be kept the books of account of the corporation in a thorough and proper manner and shall render statements of the financial affairs of the corporation in such form and as often as required by the Board of Directors or the Chief Executive Officer, or if no Chief Executive Officer is then serving, the President, and, subject to the order of the Board of Directors, shall have the custody of all funds and securities of the corporation. The Treasurer shall perform other duties commonly incident to the office and shall also perform such other duties and have such other powers as the Board of Directors or the Chief Executive Officer, or if no Chief Executive Officer is then serving, the President and Chief Financial Officer (if not Treasurer) shall designate from time to time. The Chief Executive Officer, or if no Chief Executive Officer is then serving, the President and Chief Financial Officer may direct any Assistant Treasurer or the controller or any assistant controller to assume and perform the duties of the Treasurer in the absence or disability of the Treasurer, and each Assistant Treasurer and each controller and assistant controller shall perform other duties commonly incident to the office and shall also perform such other duties and have such other powers as the Board of Directors or the Chief Executive Officer, or if no Chief Executive Officer is then serving, the President and Chief Financial Officer shall designate from time to time.

Section 31. Delegation of Authority. The Board of Directors may from time to time delegate the powers or duties of any officer to any other officer or agent, notwithstanding any provision hereof.

Section 32. Resignations. Any officer may resign at any time by giving notice in writing or by electronic transmission to the Board of Directors or to the Chief Executive Officer, or if no Chief Executive Officer is then serving, to the President or to the Secretary. Any such resignation shall be effective when received by the person or persons to whom such notice is given, unless a later time is specified therein, in which event the resignation shall become effective at such later time. Unless otherwise specified in such notice, the acceptance of any such resignation shall not be necessary to make it effective. Any resignation shall be without prejudice to the rights, if any, of the corporation under any contract with the resigning officer.

Section 33. Removal. Any officer may be removed from office at any time, either with or without cause, by the Board of Directors, or by any committee or superior officer upon whom such power of removal may have been conferred by the Board of Directors.

Article VI

EXECUTION OF CORPORATE INSTRUMENTS AND VOTING
OF SECURITIES OWNED BY THE CORPORATION

Section 34. Execution of Corporate Instruments. The Board of Directors may, in its discretion, determine the method and designate the signatory officer or officers, or other person or persons, to execute on behalf of the corporation any corporate instrument or document, or to sign on behalf of the corporation the corporate name without limitation, or to enter into contracts on behalf of the corporation, except where otherwise provided by applicable law or these Bylaws, and such execution or signature shall be binding upon the corporation. All checks and drafts drawn on banks or other depositaries on funds to the credit of the corporation or in special accounts of the corporation shall be signed by such person or persons as the Board of Directors shall authorize so to do. Unless (i) authorized or ratified by the Board of Directors or (ii) within the agency power of an officer of any designee of any such officer (each, an “Authorized Employee”), no officer, agent or employee other than an Authorized Employee shall have any power or authority to bind the corporation by any contract or engagement or to pledge its credit or to render it liable for any purpose or for any amount.

Section 35. Voting of Securities Owned by the Corporation. All stock and other securities and interests of other corporations and entities owned or held by the corporation for itself, or for other parties in any capacity, shall be voted, and all proxies with respect thereto shall be executed, by the person authorized so to do by resolution of the Board of Directors, or, in the absence of such authorization, by the Chairperson of the Board of Directors, the Chief Executive Officer, the President, or any Vice President.

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Article VII

SHARES OF STOCK

Section 36. Form and Execution of Certificates.

(a) The shares of the corporation shall be represented by certificates, or shall be uncertificated if so provided by resolution or resolutions of the Board of Directors. Certificates, if any, for the shares of stock shall be in such form as is consistent with the Certificate of Incorporation and applicable law.

(b) Every holder of stock in the corporation represented by certificate shall be entitled to have a certificate signed by, or in the name of, the corporation by any two (2) authorized officers of the corporation, certifying the number of shares owned by such holder in the corporation. Any or all of the signatures on the certificate may be facsimiles. In case any officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent, or registrar before such certificate is issued, it may be issued with the same effect as if he or she were such officer, transfer agent, or registrar at the date of issue.

Section 37. Lost Certificates. A new certificate or certificates shall be issued in place of any certificate or certificates theretofore issued by the corporation alleged to have been lost, stolen, or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen, or destroyed. The corporation may require, as a condition precedent to the issuance of a new certificate or certificates, the owner of such lost, stolen, or destroyed certificate or certificates, or the owner’s legal representative, to agree to indemnify the corporation in such manner as it shall require or to give the corporation a surety bond in such form and amount as it may direct as indemnity against any claim that may be made against the corporation with respect to the certificate alleged to have been lost, stolen, or destroyed.

Section 38. Transfers.

(a) Transfers of record of shares of stock of the corporation shall be made only upon its books by the holders thereof, in person or by attorney duly authorized, and, in the case of stock represented by certificate, upon the surrender of a properly endorsed certificate or certificates for a like number of shares.

(b) The corporation shall have power to enter into and perform any agreement with any number of stockholders of any one or more classes or series of stock of the corporation to restrict the transfer of shares of stock of the corporation of any one or more classes owned by such stockholders in any manner not prohibited by the DGCL.

Section 39. Fixing Record Dates.

(a) In order that the corporation may determine the stockholders entitled to notice of any meeting of stockholders or any adjournment thereof, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall, subject to applicable law, not be more than sixty (60) nor fewer than ten (10) days before the date of such meeting. If the Board of Directors so fixes a date, such date shall also be the record date for determining the stockholders entitled to vote at such meeting unless the Board of Directors determines, at the time it fixes such record date, that a later date on or before the date of the meeting shall be the date for making such determination. If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for determination of stockholders entitled to vote at the adjourned meeting, and in such case shall also fix as the record date for stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for determination of stockholders entitled to vote in accordance herewith at the adjourned meeting.

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(b) In order that the corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than sixty (60) days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

Section 40. Registered Stockholders. The corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.

Article VIII

OTHER SECURITIES OF THE CORPORATION

Section 41. Execution of Other Securities. All bonds, debentures and other corporate securities of the corporation, other than stock certificates (covered in Section 35), may be signed by any executive officer (as defined in Article XI) or any other officer or person as may be authorized by the Board of Directors; provided, however, that where any such bond, debenture or other corporate security shall be authenticated by the manual signature, or where permissible facsimile signature, of a trustee under an indenture pursuant to which such bond, debenture or other corporate security shall be issued, the signatures of the persons signing and attesting the corporate seal on such bond, debenture or other corporate security may be the imprinted facsimile of the signatures of such persons. Interest coupons appertaining to any such bond, debenture or other corporate security, authenticated by a trustee as aforesaid, shall be signed by an executive officer of the corporation or such other officer or person as may be authorized by the Board of Directors, or bear imprinted thereon the facsimile signature of such person. In case any officer who shall have signed or attested any bond, debenture or other corporate security, or whose facsimile signature shall appear thereon or on any such interest coupon, shall have ceased to be such officer before the bond, debenture or other corporate security so signed or attested shall have been delivered, such bond, debenture or other corporate security nevertheless may be adopted by the corporation and issued and delivered as though the person who signed the same or whose facsimile signature shall have been used thereon had not ceased to be such officer of the corporation.

Article IX

DIVIDENDS

Section 42. Declaration of Dividends. Dividends upon the outstanding capital stock of the corporation, subject to the provisions of the Certificate of Incorporation and applicable law, if any, may be declared by the Board of Directors. Dividends may be paid in cash, in property, or in shares of the corporation’s capital stock, subject to the provisions of the Certificate of Incorporation and applicable law.

Section 43. Dividend Reserve. Before payment of any dividend, there may be set aside out of any funds of the corporation available for dividends such sum or sums as the Board of Directors from time to time, in its absolute discretion, thinks proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the corporation, or for such other purpose as the Board of Directors shall think conducive to the interests of the corporation, and the Board of Directors may modify or abolish any such reserve in the manner in which it was created.

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Article X

FISCAL YEAR

Section 44. Fiscal Year. The fiscal year of the corporation shall end on December 31 or on such other date as may otherwise be fixed by resolution of the Board of Directors.

Article XI

INDEMNIFICATION

Section 45. Indemnification of Directors, Executive Officers, Employees and Other Agents.

(a) Directors and Executive Officers. The corporation shall indemnify and hold harmless, to the fullest extent permitted by the DGCL as it presently exists or may hereafter be amended, any director or officer of the Corporation who was or is made or is threatened to be made a party or is otherwise involved in any Proceeding (as defined below) by reason of the fact that he or she, or a person for whom he or she is the legal representative, is or was a director or officer of the corporation or, while serving as a director or officer of the corporation, is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership (a “covered person”), joint venture, trust, enterprise or non-profit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including attorneys’ fees, judgments, fines ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred by such person in connection with any such Proceeding. Notwithstanding the preceding sentence, except as otherwise provided in Section 45(d), the corporation shall be required to indemnify a person in connection with a Proceeding initiated by such person only if the Proceeding was authorized in the specific case by the Board.

(b) Other Officers, Employees and Other Agents. The corporation shall have the power to indemnify and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, any employee or agent of the corporation who was or is made or is threatened to be made a party or is otherwise involved in any Proceeding by reason of the fact that he or she, or a person for whom he or she is the legal representative, is or was an employee or agent of the Corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, enterprise or non-profit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses reasonably incurred by such person in connection with any such Proceeding.

(c) Expenses. The corporation shall advance to any person who was or is a party or is threatened to be made a party to any Proceeding by reason of the fact that he or she is or was a director or executive officer of the corporation, or is or was serving at the request of the corporation as a director or executive officer of another corporation, partnership, joint venture, trust or other enterprise, prior to the final disposition of the proceeding, promptly following request therefor, all expenses incurred by any director or executive officer in connection with such Proceeding provided, however, that if the DGCL requires, an advancement of expenses incurred by a director or executive officer in his or her capacity as a director or executive officer (and not in any other capacity in which service was or is rendered by such indemnitee, including, without limitation, service to an employee benefit plan) shall be made only upon delivery to the corporation of an undertaking (hereinafter an “undertaking”), by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (hereinafter a “final adjudication”) that such indemnitee is not entitled to be indemnified for such expenses under this section or otherwise.

(d) Enforcement. Without the necessity of entering into an express contract, all rights to indemnification and advances to directors and executive officers under this Bylaw shall be deemed to be contractual rights and be effective to the same extent and as if provided for in a contract between the corporation and the director or executive officer. Any right to indemnification or advances granted by this section to a director or executive officer shall be enforceable by or on behalf of the person holding such right in the Court of Chancery of the State of Delaware if (i) the claim for indemnification or advances is denied by the Board of Directors, in whole or in part, or (ii) no disposition of such claim is made within ninety (90) days of request therefor. To the extent permitted by law, the claimant in such enforcement action, if successful in whole or in part, shall be entitled to be paid also the expense of prosecuting the claim to the fullest extent permitted by law. In connection with any claim for indemnification, the corporation shall be entitled to raise as a defense to any such action that the claimant has not met the standards of conduct that make it permissible under the DGCL or any other applicable law for the corporation to indemnify the claimant for the amount claimed. In connection with any claim by an executive officer of the corporation (except in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such executive officer is or was a director of the corporation) for advances, the corporation shall be entitled to raise a defense as to any such action clear and convincing evidence that such person acted in bad faith or in a manner that such person did not reasonably believe to be in or not opposed to the best interests of the corporation, or with respect to any criminal action or proceeding that such person acted without reasonable cause to believe that his or her conduct was lawful. Neither the failure of the corporation (including its Board of Directors, independent legal counsel or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the DGCL or any other applicable law, nor an actual determination by the corporation (including its Board of Directors, independent legal counsel or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that claimant has not met the applicable standard of conduct. In any suit brought by a director or executive officer to enforce a right to indemnification or to an advancement of expenses hereunder, the burden of proving that the director or executive officer is not entitled to be indemnified, or to such advancement of expenses, under this section or otherwise shall be on the corporation.

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(e) Non-Exclusivity of Rights. The rights conferred on any person by this Bylaw shall not be exclusive of any other right which such person may have or hereafter acquire under any applicable statute, provision of the Certificate of Incorporation, Bylaws, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding office. The corporation is specifically authorized to enter into individual contracts with any or all of its directors, officers, employees or agents respecting indemnification and advances, to the fullest extent not prohibited by the DGCL, or by any other applicable law.

(f) Survival of Rights. The rights conferred on any person by this Bylaw shall continue as to a person who has ceased to be a director or executive officer or officer, employee or other agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

(g) Insurance. To the fullest extent permitted by the DGCL or any other applicable law, the corporation, upon approval by the Board of Directors, may purchase insurance on behalf of any person required or permitted to be indemnified pursuant to this section.

(h) Amendments. Any amendment, repeal or modification of this section shall only be prospective and shall not affect the rights under this Bylaw in effect at the time of the alleged occurrence of any action or omission to act that is the cause of any proceeding against any agent of the corporation.

(i) Saving Clause. If this Bylaw or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the corporation shall nevertheless indemnify each director and executive officer to the full extent not prohibited by any applicable portion of this section that shall not have been invalidated, or by any other applicable law. If this section shall be invalid due to the application of the indemnification provisions of another jurisdiction, then the corporation shall indemnify each director and executive officer to the full extent under any other applicable law.

(j) Certain Definitions. For the purposes of this Bylaw, the following definitions shall apply:

(i) The term “Proceeding” shall be broadly construed and shall include, without limitation, the investigation, preparation, prosecution, defense, settlement, arbitration and appeal of, and the giving of testimony in, any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative.

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(ii) The term “expenses” shall be broadly construed and shall include, without limitation, court costs, attorneys’ fees, witness fees, fines, amounts paid in settlement or judgment and any other costs and expenses of any nature or kind incurred in connection with any proceeding.

(iii) The term the “corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this section with respect to the resulting or surviving corporation as he or she would have with respect to such constituent corporation if its separate existence had continued.

(iv) References to a “director,” “executive officer,” “officer,” “employee,” or “agent” of the corporation shall include, without limitation, situations where such person is serving at the request of the corporation as, respectively, a director, executive officer, officer, employee, trustee or agent of another corporation, partnership, joint venture, trust or other enterprise.

(v) References to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to “serving at the request of the corporation” shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants, or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the corporation” as referred to in this section.

Article XII

NOTICES

Section 46. Notices.

(a) Notice to Stockholders. Notice to stockholders of stockholder meetings shall be given as provided in Section 7 herein. Without limiting the manner by which notice may otherwise be given effectively to stockholders, including under any agreement or contract with such stockholder, subject to Section 232(e) of the DGCL, any written notice to stockholders given by the corporation under any provision of the DGCL, the Certificate of Incorporation or the Bylaws shall be effective if given by a form of electronic transmission consented to by the stockholder to whom the notice is given. Any such consent shall be revocable by the stockholder by written notice or electronic transmission to the corporation. Notice shall be deemed given pursuant to this Section 45, (1) if by facsimile telecommunication, when directed to a number at which the stockholder has consented to receive notice; (2) if by a posting on an electronic network together with separate notice to the stockholder of such specific posting, upon the later of (a) such posting, and (b) the giving of such separate notice; and (3) if by any other form of electronic transmission, when directed to the stockholder. For purposes of these Bylaws, (1) “Electronic transmission” means any form of communication, not directly involving the physical transmission of paper, including the use of, or participation in, one or more electronic networks or databases (including one or more distributed electronic networks or databases), that creates a record that may be retained, retrieved and reviewed by a recipient thereof, and that may be directly reproduced in paper form by such a recipient through an automated process; (2) “Electronic mail” means an electronic transmission directed to a unique electronic mail address (which electronic mail shall be deemed to include any files attached thereto and any information hyperlinked to a website if such electronic mail includes the contact information of an officer or agent of the corporation who is available to assist with accessing such files and information); and (3) “Electronic mail address” means a destination, commonly expressed as a string of characters, consisting of a unique user name or mailbox (commonly referred to as the “local part” of the address) and a reference to an internet domain (commonly referred to as the “domain part” of the address), whether or not displayed, to which electronic mail can be sent or delivered.

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(b) Notice to Directors. Any notice required to be given to any director may be given by the method stated in subsection (a) or as otherwise provided in these Bylaws, with notice other than one which is delivered personally to be sent to such address as such director shall have filed in writing with the Secretary, or, in the absence of such filing, to the last known address of such director.

(c) Affidavit of Mailing. An affidavit of mailing, executed by a duly authorized and competent employee of the corporation or its transfer agent appointed with respect to the class of stock affected or other agent, specifying the name and address or the names and addresses of the stockholder or stockholders, or director or directors, to whom any such notice or notices was or were given, and the time and method of giving the same, shall in the absence of fraud, be prima facie evidence of the facts therein contained.

(d) Methods of Notice. It shall not be necessary that the same method of giving notice be employed in respect of all recipients of notice, but one permissible method may be employed in respect of any one or more, and any other permissible method or methods may be employed in respect of any other or others.

(e) Notice to Person with Whom Communication is Unlawful. Whenever notice is required to be given, under any provision of law or of the Certificate of Incorporation or Bylaws, to any person with whom communication is unlawful, the giving of such notice to such person shall not be required and there shall be no duty to apply to any governmental authority or agency for a license or permit to give such notice to such person. Any action or meeting which shall be taken or held without notice to any such person with whom communication is unlawful shall have the same force and effect as if such notice had been duly given. In the event that the action taken by the corporation is such as to require the filing of a certificate under any provision of the DGCL, the certificate shall state, if such is the fact and if notice is required, that notice was given to all persons entitled to receive notice except such persons with whom communication is unlawful.

(f) Notice to Stockholders Sharing an Address. Except as otherwise prohibited under the DGCL, any notice given under the provisions of the DGCL, the Certificate of Incorporation or the Bylaws shall be effective if given by a single written notice to stockholders who share an address if consented to by the stockholders at that address to whom such notice is given. Such consent shall have been deemed to have been given if such stockholder fails to object in writing to the corporation within sixty (60) days of having been given notice by the corporation of its intention to send the single notice. Any consent shall be revocable by the stockholder by written notice to the corporation.

Article XIII

AMENDMENTS

Section 47. Amendments. Subject to the limitations set forth in Section 44(h) of these Bylaws or the provisions of the Certificate of Incorporation, the Board of Directors is expressly empowered to adopt, amend or repeal the Bylaws. Any adoption, amendment or repeal of the Bylaws by the Board of Directors shall require the approval of a majority of the authorized number of directors. The stockholders also shall have power to adopt, amend or repeal the Bylaws; provided, however, that, in addition to any vote of the holders of any class or series of stock of the corporation required by law or by the Certificate of Incorporation, such action by stockholders shall require the affirmative vote of the holders of at least sixty- six and two-thirds percent (66 2/3%) of the voting power of all of the then-outstanding shares of the capital stock of the corporation entitled to vote generally in the election of directors, voting together as a single class.

Article XIV

LOANS TO OFFICERS

Section 48. Loans to Officers. Except as otherwise prohibited by applicable law, the corporation may lend money to, or guarantee any obligation of, or otherwise assist any officer or other employee of the corporation or of its subsidiaries, including any officer or employee who is a director of the corporation or its subsidiaries, whenever, in the judgment of the Board of Directors, such loan, guarantee or assistance may reasonably be expected to benefit the corporation. The loan, guarantee or other assistance may be with or without interest and may be unsecured, or secured in such manner as the Board of Directors shall approve, including, without limitation, a pledge of shares of stock of the corporation. Nothing in these Bylaws shall be deemed to deny, limit or restrict the powers of guaranty or warranty of the corporation at common law or under any statute.

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Article XV

BOOKS AND RECORDS

Section 49. Books and Records. The books and records of the corporation may be kept within or outside the State of Delaware at such place or places as may from time to time be designated by the Board of Directors. Any books or records maintained by the corporation in the regular course of its business, including its stock ledger, books of account, and minute books, may be kept on, or by means of, or be in the form of, any information storage device or method; provided, however, that the books and records so kept can be converted into clearly legible paper form within a reasonable time. The corporation shall so convert any books or records so kept upon the request of any person entitled to inspect such records pursuant to the Certificate of Incorporation, these Bylaws or the DGCL.

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 Exhibit F

EARNOUT ELECTION AGREEMENT

THIS EARNOUT ELECTION AGREEMENT (this “Agreement”), dated as of [●], 2022, is made and entered into by and among, (i) Health Sciences Acquisitions Corporation 2, a Cayman Islands exempted company (which shall deregister in the Cayman Islands and domesticate as a Delaware corporation prior to the Closing, “Parent”) (“Parent”), (ii) Orchestra BioMed, Inc., a Delaware corporation (the “Company”), and (iii) the Company Securityholder set forth on the signature page hereto (“Holder”). Capitalized terms used but not otherwise defined in this Agreement shall have the meanings ascribed to such terms in the Merger Agreement (as defined below).

RECITALS

WHEREAS, Parent, HSAC Olympus Merger Sub, Inc., a Delaware corporation (“Merger Sub”), and the Company, are party to that certain Agreement and Plan of Merger, dated as of [●], 2022 (as amended or restated from time to time, the “Merger Agreement”), pursuant to which, at the Closing, Merger Sub will merge (the “Merger”) with and into the Company, with the Company surviving the Merger as a wholly owned subsidiary of Parent;

WHEREAS, immediately prior to the Effective Time, all of the issued and outstanding shares of Company Preferred Stock held by Holder, if any, will automatically convert into shares of Company Common Stock in accordance with the applicable terms of the Company Certificate of Incorporation (the “Conversion”);

WHEREAS, at the Effective Time each share of Company Common Stock issued and outstanding immediately prior to the Effective Time (assuming completion of the Conversion) held by Holder will automatically be cancelled, extinguished and converted into the right to receive a number of Domesticated Parent Common Shares as calculated in accordance with Section 4.1(b) of the Merger Agreement (the “Merger Shares”); and

WHEREAS, pursuant to Section 4.7 of the Merger Agreement (the “Earnout Provisions”), each Person that was a Company Stockholder immediately prior to the Effective Time (other than holders of Dissenting Shares) that delivers this Agreement or an agreement substantially similar to this Agreement duly executed to the Company (copies of which will be provided to Parent) will be entitled to, among other things, its Pro Rata Portion of the Earnout Shares, subject to the terms and conditions set forth in the Merger Agreement.

NOW, THEREFORE, in consideration of the representations, covenants and agreements contained herein, and certain other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

1.            Earnout Election. The parties acknowledge and agree that, effective as of and contingent upon the Closing, Holder shall be deemed an “Earnout Participant” for purposes of the Earnout Provisions and, without limiting the foregoing, shall be entitled to the rights, benefits and privileges, and subject to the restrictions and obligations, of (a) an Earnout Participant under the Earnout Provisions and (b) this Agreement.

2.            No Security Interest. The parties intend that none of Holder’s rights to receive its portion of the Earnout Shares in accordance with the Merger Agreement (“Holder’s Earnout Rights”) and any interest therein shall be deemed to be a “security” for purposes of any securities law of any jurisdiction. Holder’s Earnout Rights are deemed contractual rights in connection with the Merger and the parties do not view Holder’s Earnout Rights as an investment by Holder. Holder’s Earnout Rights will not be represented by any physical certificate or similar instrument. Holder’s Earnout Rights do not represent an equity or ownership interest in any entity. No interest in Holder’s Earnout Rights may be sold, transferred assigned, pledged, hypothecated, encumbered or otherwise disposed of, except by operation of law, and any attempt to do so shall be null and void. For the avoidance of doubt, once issued to Holder, its portion of the Earnout Shares shall be considered a “security” for purposes of any securities law of any jurisdiction and the restrictions set forth in the foregoing sentence shall not apply to such issued Earnout Shares.

3.            Lock-Up.

(a)       Except as permitted by Section 4, Holder shall not Transfer any Subject Shares (as defined below) (the “Lock-up”) until the date that is the earlier of (i) one (1) year from the date of the Closing or (ii) the date on which Parent completes a liquidation, merger, stock exchange, reorganization or other similar transaction that results in all of Parent’s stockholders having the right to exchange their Domesticated Parent Common Shares for cash, securities or other property (the “Lock-up Period”).

(b)       For Purposes of this Agreement, “Subject Shares” shall mean any (i) Merger Shares and (ii) Earnout Shares issued prior to the expiration of the Lock-Up Period, in each case, that are beneficially owned or owned of record by such Holder.

(c)       For purposes of this Agreement, “Transfer” shall mean the (i) the sale or assignment of, offer to sell, contract or agreement to sell, grant of any option to purchase or otherwise dispose of or agreement to dispose of, directly or indirectly, or establishment or increase of a put equivalent position or liquidation with respect to or decrease of a call equivalent position within the meaning of Section 16 of the Exchange Act with respect to any Subject Shares, (ii) entry into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any Subject Shares, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise, or (iii) public announcement of any intention to effect any transaction specified in clause (i) or (ii).

4.            Exceptions to Lock-Up. The provisions of Section 3 shall not apply to:

(a)       Transfers of Subject Shares as a bona fide gift or charitable contribution;

(b)       Transfers of Subject Shares to a trust, family limited partnership or other entity formed for estate planning purposes for the primary benefit of the spouse, domestic partner, parent, sibling, child or grandchild of Holder or any other person with whom Holder has a relationship by blood, marriage or adoption not more remote than first cousin and Transfers to any such family member;

(c)       Transfers of Subject Shares by will or intestate succession or the laws of descent and distributions upon the death of Holder (it being understood and agreed that the appointment of one or more executors, administrators or personal representatives of the estate of Holder shall not be deemed a Transfer hereunder to the extent that such executors, administrators and/or personal representatives comply with the terms of this Agreement on behalf of such estate);

(d)       Transfers of Subject Shares pursuant to a qualified domestic order or in connection with a divorce settlement;

(e)       if Holder is a corporation, partnership (whether general, limited or otherwise), limited liability company, trust or other business entity, (i) Transfers of Subject Shares to another corporation, partnership, limited liability company, trust or other business entity that controls, is controlled by or is under common control or management with Holder (including, for the avoidance of doubt, where such Holder is a partnership, to its general partner or a successor partnership or fund, or any other funds managed by such partnership), or (ii) Transfers of Subject Shares as part of a dividend, distribution, transfer or other disposition of shares to partners, limited liability company members, direct or indirect stockholders or other equity holders of Holder, including, for the avoidance of doubt, where such Holder is a partnership, to its general partner or a successor partnership, fund or investment vehicle, or any other partnerships, funds or investment vehicles controlled or managed by such partnership;

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(f)       if Holder is a trust, Transfers of Subject Shares to a trustor or beneficiary of such trust or to the estate of a beneficiary of such trust;

(g)       Transfers of Subject Shares to Parent’s or Holder’s officers, directors, members, consultants or their affiliates;

(h)       pledges of Subject Shares as security or collateral in connection with any borrowing or the incurrence of any indebtedness by any Holder (provided such borrowing or incurrence of indebtedness is secured by a portfolio of assets or equity interests issued by multiple issuers);

(i)       Transfers of Subject Shares pursuant to a bona fide third-party tender offer, merger, asset acquisition, stock sale, recapitalization, consolidation, business combination or other transaction or series of related transactions involving a Change in Control in Parent, provided that in the event that such tender offer, merger, asset acquisition, stock sale, recapitalization, consolidation, business combination or other such transaction is not completed, the securities subject to this Agreement shall remain subject to this Agreement;

(j)       Transfers of Subject Shares to Parent in connection with the liquidation or dissolution of Parent by virtue of the laws of the state of Parent’s organization and Parent’s organizational documents;

(k)       the establishment of a trading plan pursuant to Rule 10b5-1 promulgated under the Exchange Act, provided that such plan does not provide for the Transfer of any Subject Shares during the Lock-Up Period; and

(l)       Transfers of Subject Shares to satisfy any U.S. federal, state, or local income tax obligations of the Lock-up Party (or its direct or indirect owners) arising from a change in the U.S. Internal Revenue Code of 1986, as amended (the “Code”), or the U.S. Treasury Regulations promulgated thereunder (the “Regulations”) after the date on which the Merger Agreement was executed by the parties, and such change prevents the Merger from qualifying as a “reorganization” pursuant to Section 368 of the Code (and the Merger does not qualify for similar tax-free treatment pursuant to any successor or other provision of the Code or Regulations taking into account such changes), in each case solely and to the extent necessary to cover any tax liability as a direct result of the transaction;

PROVIDED, THAT IN THE CASE OF ANY TRANSFER OR DISTRIBUTION PURSUANT TO SECTIONS 4(a) THROUGH 4(g) AND 4(l), EACH DONEE, DISTRIBUTEE OR OTHER TRANSFEREE SHALL AGREE IN WRITING, IN FORM AND SUBSTANCE REASONABLY SATISFACTORY TO PARENT, TO BE BOUND BY THE PROVISIONS OF THIS AGREEMENT.

5.            Null and Void. If any Transfer of Subject Shares prior to the end of the Lock-up Period is made or attempted contrary to the provisions of this Agreement, such purported Transfer shall be null and void ab initio, and Parent shall refuse to recognize any such purported transferee of such Subject Shares as one of its equityholders for any purpose.

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6.            Legend. During the Lock-up Period, each certificate evidencing any Subject Shares shall be stamped or otherwise imprinted with a legend in substantially the following form, in addition to any other applicable legends:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON TRANSFER SET FORTH IN AN EARNOUT ELECTION AGREEMENT, DATED AS OF [•], 2022 (AS MAY BE AMENDED OR RESTATED FROM TIME TO TIME), A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE COMPANY. NO TRANSFER, SALE, ASSIGNMENT, PLEDGE, HYPOTHECATION OR OTHER DISPOSITION OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY BE MADE EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF SUCH AGREEMENT.”

Promptly upon the expiration of the Lock-up Period, Parent shall cause the removal of such legend and, if determined appropriate by Parent, any restrictive legend related to compliance with the federal securities laws from the certificates evidencing the Subject Shares.

7.            Representations and Warranties. Holder represents and warrants to Parent and the Company as follows: (a) this Agreement has been duly executed and delivered by Holder and, assuming due authorization, execution and delivery by the other parties to this Agreement, this Agreement constitutes a legally valid and binding obligation of Holder, enforceable against Holder in accordance with the terms hereof (except as enforceability may be limited by bankruptcy Laws, other similar Laws affecting creditors’ rights and general principles of equity affecting the availability of specific performance and other equitable remedies); (b) the execution and delivery of this Agreement by Holder does not, and the performance by Holder of his, her or its obligations hereunder will not, (i) if such Holder is not an individual, conflict with or result in a violation of the organizational documents of Holder or (ii) require any consent or approval that has not been given or other action that has not been taken by any Person (including under any contract binding upon Holder), in each case, to the extent such consent, approval or other action would prevent, enjoin or materially delay the performance by Holder of its, his or her obligations under this Agreement; (c) Holder has not entered into, and shall not enter into or otherwise amend, any contract or other agreement that would result in the restriction, limitation or interference with the performance of Holder’s obligations hereunder; (d) Holder acknowledges that it has had the opportunity to review this Agreement and the transactions contemplated by this Agreement with Holder’s own legal counsel, investment and tax advisors; and (e) Holder is not relying on any statements or representations of Parent or any of its representatives or agents for legal, tax or investment advice with respect to this Agreement.

8.            Notices. Any notice hereunder shall be sent in writing, addressed as specified below, and shall be deemed given: (a) if by hand or recognized courier service, by 4:00 PM on a business day, addressee’s day and time, on the date of delivery, and otherwise on the first business day after such delivery; (b) if by fax or email, on the date that transmission is confirmed electronically, if by 4:00 PM on a business day, addressee’s day and time, and otherwise on the first business day after the date of such confirmation; or (c) five days after mailing by certified or registered mail, return receipt requested. Notices shall be addressed to the respective parties as follows, or to such other address as a party shall specify to the others in accordance with this Section 8:

if to Parent or the Company, to:

Orchestra BioMed, Inc.
150 Union Square Drive
New Hope PA 18938
Attn: David Hochman, Chairman & CEO
E-mail: DHochman@orchestrabiomed.com,

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with a copy to:

Paul Hastings LLP
200 Park Avenue
New York, NY 10166
Attn: Samuel A. Waxman
E-mail: samuelwaxman@paulhastings.com;

if to any Holder, at such Holder’s address or contact information as set forth in Parent’s books and records.

9.            No Third-Party Beneficiaries. This Agreement shall be for the sole benefit of the parties and their respective successors and permitted assigns and is not intended, nor shall be construed, to give any Person, other than the parties and their respective successors and assigns, any legal or equitable right, benefit or remedy of any nature whatsoever by reason this Agreement.

10.          Counterparts; Facsimile Signatures. This Agreement may be executed in separate counterparts, each of which shall constitute an original, and all of which together shall constitute one and the same agreement binding on all the parties hereto. This Agreement shall become effective upon delivery to each party of an executed counterpart or the earlier delivery to each party of original, photocopied, or electronically transmitted signature pages that together (but need not individually) bear the signatures of all other parties. For the avoidance of doubt, each party agrees that an electronic copy of this Agreement shall be considered and treated like an original, and that an electronic or digital signature shall be as valid as a handwritten signature (including .pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000 (e.g., www.docusign.com)).

11.          Governing Law; Venue. This Agreement shall be construed in accordance with and governed by the laws of the State of Delaware, without giving effect to the conflict of laws principles thereof. Any Action based upon, arising out of or related to this Agreement or the transactions contemplated hereby must be brought in the Court of Chancery of the State of Delaware (or, to the extent such court does not have subject matter jurisdiction, the Superior Court of the State of Delaware), or, if it has or can acquire jurisdiction, in the United States District Court for the District of Delaware, and each of the parties irrevocably (i) submits to the exclusive jurisdiction of each such court in any such proceeding or Action, (ii) waives any objection it may now or hereafter have to personal jurisdiction, venue or to convenience of forum, (iii) agrees that all claims in respect of the proceeding or Action shall be heard and determined only in any such court, and (iv) agrees not to bring any proceeding or Action arising out of or relating to this Agreement or the transactions contemplated hereby in any other court. Nothing herein contained shall be deemed to affect the right of any party to serve process in any manner permitted by Law or to commence Proceedings or otherwise proceed against any other party in any other jurisdiction, in each case, to enforce judgments obtained in any Action brought pursuant to this Section 11.

12.          Waiver of Jury Trial. THE PARTIES TO THIS AGREEMENT HEREBY KNOWINGLY, VOLUNTARILY AND IRREVOCABLY WAIVE ANY RIGHT EACH SUCH PARTY MAY HAVE TO TRIAL BY JURY IN ANY ACTION OF ANY KIND OR NATURE, IN ANY COURT IN WHICH AN ACTION MAY BE COMMENCED, ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR ANY ADDITIONAL AGREEMENT, OR BY REASON OF ANY OTHER CAUSE OR DISPUTE WHATSOEVER BETWEEN OR AMONG ANY OF THE PARTIES TO THIS AGREEMENT OF ANY KIND OR NATURE. NO PARTY SHALL BE AWARDED PUNITIVE OR OTHER EXEMPLARY DAMAGES RESPECTING ANY DISPUTE ARISING UNDER THIS AGREEMENT OR ANY ADDITIONAL AGREEMENT.

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13.          Amendments; Waiver. This Agreement cannot be amended, except by a writing signed by each party, and cannot be terminated orally or by course of conduct. No provision hereof can be waived, except by a writing signed by the party against whom such waiver is to be enforced, and any such waiver shall apply only in the particular instance in which such waiver shall have been given.

14.          Term. This Agreement shall terminate upon the earlier of (a) termination of the Merger Agreement in accordance with its terms; (b) the later of (i) the expiration of the Lock-Up Period and (ii) the date in which all Earnout Shares to which Holder may be entitled to receive pursuant to Holder’s Earnout Rights have been issued to Holder; (c) the expiration of the Earnout Period; and (d) mutual written agreement by the parties.

15.          Severability. A determination by a court or other legal authority that any provision that is not of the essence of this Agreement is legally invalid shall not affect the validity or enforceability of any other provision hereof. The parties shall cooperate in good faith to substitute (or cause such court or other legal authority to substitute) for any provision so held to be invalid a valid provision, as alike in substance to such invalid provision as is lawful.

[Signature Page Follows]

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IN WITNESS WHEREOF, the parties have caused this Earnout Election Agreement to be executed and delivered by their duly authorized representatives as of the date first written above.

PARENT:

HEALTH SCIENCES ACQUISITIONS CORPORATION 2

By:
Name:
Title:

COMPANY:

ORCHESTRA BIOMED, INC.

By:
Name:	David Hochman
Title:	Chief Executive Officer

HOLDER:

By:
Name:	[●]
Title:	[●]

 Exhibit G

Orchestra Biomed Holdings, Inc.
2022 Equity Incentive Plan

Adopted By The Board Of Directors: [•], 2022
Approved By The Stockholders: [•], 2022
Effective Date: [•], 2022

1.            General.

(a)       Plan Purpose. The Company, by means of the Plan, seeks to secure and retain the services of Employees, Directors and Consultants, to provide incentives for such persons to exert maximum efforts for the success of the Company and any Affiliate and to provide a means by which such persons may be given an opportunity to benefit from increases in value of the Common Stock through the granting of Awards.

(b)       Available Awards. The Plan provides for the grant of the following Awards: (i) Incentive Stock Options; (ii) Nonstatutory Stock Options; (iii) SARs; (iv) Restricted Stock Awards; (v) RSU Awards; and (vi) Other Awards.

(c)       Adoption Date; Effective Date. The Plan will come into existence on the Adoption Date, but no Award may be granted prior to the Effective Date.

2.             Shares Subject To The Plan.

(a)       Share Reserve. Subject to adjustment in accordance with Section 2(c) and any adjustments as necessary to implement any Capitalization Adjustments, the aggregate number of shares of Common Stock that may be issued pursuant to Awards will not exceed [•] shares plus a number of shares of Common Stock equal to the number of Returning Shares, if any, as such shares become available from time to time. In addition, subject to any adjustments as necessary to implement any Capitalization Adjustments, such aggregate number of shares of Common Stock will automatically increase on January 1 of each year for a period of ten years commencing on January 1, 2023 and ending on (and including) January 1, 2032, in an amount equal to the lesser of (i) [•]% of the total number of shares of Common Stock outstanding on December 31 of the preceding year, (ii) [•] shares of Common Stock, and (iii) such number of shares of Common Stock determined by the Board or the Compensation Committee prior to January 1st of a given year.

(b)       Aggregate Incentive Stock Option Limit. Notwithstanding anything to the contrary in Section 2(a) and subject to any adjustments as necessary to implement any Capitalization Adjustments, the aggregate maximum number of shares of Common Stock that may be issued pursuant to the exercise of Incentive Stock Options is [•] shares, which such amount shall be increased commencing on January 1, 2023 and ending on (and including) January 1, 2032, in an amount equal to the lesser of (i) [•]% of the total number of shares of Common Stock outstanding on December 31 of the preceding year, (ii) [•] shares of Common Stock, and (iii) such number of shares of Common Stock determined by the Board or the Compensation Committee prior to January 1st of a given year.

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(c)         Share Reserve Operation.

(i)       Limit Applies to Common Stock Issued Pursuant to Awards. For clarity, the Share Reserve is a limit on the number of shares of Common Stock that may be issued pursuant to Awards and does not limit the granting of Awards, except that the Company will keep available at all times the number of shares of Common Stock reasonably required to satisfy its obligations to issue shares pursuant to such Awards. Shares may be issued in connection with a merger or acquisition as permitted by, as applicable, Nasdaq Listing Rule 5635(c), NYSE Listed Company Manual Section 303A.08, NYSE American Company Guide Section 711 or other applicable rule, and such issuance will not reduce the number of shares available for issuance under the Plan.

(ii)       Actions that Do Not Constitute Issuance of Common Stock and Do Not Reduce Share Reserve. The following actions do not result in an issuance of shares under the Plan and accordingly do not reduce the number of shares subject to the Share Reserve and available for issuance under the Plan: (1) the expiration or termination of any portion of an Award without the shares covered by such portion of the Award having been issued, (2) the settlement of any portion of an Award in cash (i.e., the Participant receives cash rather than Common Stock), (3) the withholding of shares that would otherwise be issued by the Company to satisfy the exercise, strike or purchase price of an Award; or (4) the withholding of shares that would otherwise be issued by the Company to satisfy a tax withholding obligation in connection with an Award. For the avoidance of doubt, with respect to a SAR, only shares of Common Stock which are issued upon settlement of the SAR shall count towards reducing the number of shares available for issuance under the Plan.

(iii)       Reversion of Previously Issued Shares of Common Stock to Share Reserve. The following shares of Common Stock previously issued pursuant to an Award and accordingly initially deducted from the Share Reserve will be added back to the Share Reserve and again become available for issuance under the Plan: (1) any shares that are forfeited back to or repurchased by the Company because of a failure to meet a contingency or condition required for the vesting of such shares; (2) any shares that are reacquired by the Company to satisfy the exercise, strike or purchase price of an Award; and (3) any shares that are reacquired by the Company to satisfy a tax withholding obligation in connection with an Award.

3.            Eligibility and Limitations.

(a)         Eligible Award Recipients. Subject to the terms of the Plan, Employees, Directors and Consultants are eligible to receive Awards.

(b)         Specific Award Limitations.

(i)       Limitations on Incentive Stock Option Recipients. Incentive Stock Options may be granted only to Employees of the Company or a “parent corporation” or “subsidiary corporation” thereof (as such terms are defined in Sections 424(e) and (f) of the Code).

(ii)       Incentive Stock Option $100,000 Limitation. To the extent that the aggregate Fair Market Value (determined at the time of grant) of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by any Optionholder during any calendar year (under all plans of the Company and any Affiliates) exceeds $100,000 (or such other limit established in the Code) or otherwise does not comply with the rules governing Incentive Stock Options, the Options or portions thereof that exceed such limit (according to the order in which they were granted) or otherwise do not comply with such rules will be treated as Nonstatutory Stock Options, notwithstanding any contrary provision of the applicable Option Agreement(s).

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(iii)       Limitations on Incentive Stock Options Granted to Ten Percent Stockholders. A Ten Percent Stockholder may not be granted an Incentive Stock Option unless (i) the exercise price of such Option is at least 110% of the Fair Market Value on the date of grant of such Option and (ii) the Option is not exercisable after the expiration of five years from the date of grant of such Option.

(iv)       Limitations on Nonstatutory Stock Options and SARs. Nonstatutory Stock Options and SARs may not be granted to Employees, Directors and Consultants who are providing Continuous Service only to any “parent” of the Company (as such term is defined in Rule 405) unless the stock underlying such Awards is treated as “service recipient stock” under Section 409A because the Awards are granted pursuant to a corporate transaction (such as a spin off transaction) or unless such Awards otherwise comply with the distribution requirements of Section 409A.

(c)         Aggregate Incentive Stock Option Limit. The aggregate maximum number of shares of Common Stock that may be issued pursuant to the exercise of Incentive Stock Options is the number of shares specified in Section 2(b).

(d)         Non-Employee Director Compensation Limit. The aggregate value of all compensation granted or paid, as applicable, in each case following the Effective Date, to any individual for service as a Non-Employee Director with respect to any fiscal year, including Awards granted and cash fees paid by the Company to such Non-Employee Director for his or her service as a Non-Employee Director, will not exceed (i) $750,000 in total value or (ii) in the event such Non-Employee Director is first appointed or elected to the Board during such fiscal year, $1,000,000 in total value, in each case calculating the value of any equity awards based on the grant date fair value of such equity awards for financial reporting purposes.

4.            Options and Stock Appreciation Rights.

Each Option and SAR will have such terms and conditions as determined by the Board. Each Option will be designated in writing as an Incentive Stock Option or Nonstatutory Stock Option at the time of grant; provided, however, that if an Option is not so designated, then such Option will be a Nonstatutory Stock Option, and the shares purchased upon exercise of each type of Option will be separately accounted for. Each SAR will be denominated in shares of Common Stock equivalents. The terms and conditions of separate Options and SARs need not be identical; provided, however, that each Option Agreement and SAR Agreement will conform (through incorporation of provisions hereof by reference in the Award Agreement or otherwise) to the substance of each of the following provisions:

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(a)         Term. Subject to Section 3(b) regarding Ten Percent Stockholders, no Option or SAR will be exercisable after the expiration of ten years from the date of grant of such Award or such shorter period specified in the Award Agreement.

(b)         Exercise or Strike Price. Subject to Section 3(b) regarding Ten Percent Stockholders, the exercise or strike price of each Option or SAR will not be less than 100% of the Fair Market Value on the date of grant of such Award. Notwithstanding the foregoing, an Option or SAR may be granted with an exercise or strike price lower than 100% of the Fair Market Value on the date of grant of such Award if such Award is granted pursuant to an assumption of or substitution for another option or stock appreciation right pursuant to a Corporate Transaction and in a manner consistent with the provisions of Sections 409A and, if applicable, 424(a) of the Code.

(c)         Exercise Procedure and Payment of Exercise Price for Options. In order to exercise an Option, the Participant must provide notice of exercise to the Plan Administrator in accordance with the procedures specified in the Option Agreement or otherwise provided by the Company. The Board has the authority to grant Options that do not permit all of the following methods of payment (or otherwise restrict the ability to use certain methods) and to grant Options that require the consent of the Company to utilize a particular method of payment. The exercise price of an Option may be paid, to the extent permitted by Applicable Law and as determined by the Board, by one or more of the following methods of payment to the extent set forth in the Option Agreement:

(i)       by cash or check, bank draft or money order payable to the Company;

(ii)       pursuant to a “cashless exercise” program developed under Regulation T as promulgated by the U.S. Federal Reserve Board that, prior to the issuance of the Common Stock subject to the Option, results in either the receipt of cash (or check) by the Company or the receipt of irrevocable instructions to pay the exercise price to the Company from the sales proceeds;

(iii)       by delivery to the Company (either by actual delivery or attestation) of shares of Common Stock that are already owned by the Participant free and clear of any liens, claims, encumbrances or security interests, with a Fair Market Value on the date of exercise that does not exceed the exercise price, provided that (1) at the time of exercise the Common Stock is publicly traded, (2) any remaining balance of the exercise price not satisfied by such delivery is paid by the Participant in cash or other permitted form of payment, (3) such delivery would not violate any Applicable Law or agreement restricting the redemption of the Common Stock, (4) any certificated shares are endorsed or accompanied by an executed assignment separate from certificate and (5) such shares have been held by the Participant for any minimum period necessary to avoid adverse accounting treatment as a result of such delivery;

(iv)       if the Option is a Nonstatutory Stock Option, by a “net exercise” arrangement pursuant to which the Company will reduce the number of shares of Common Stock issuable upon exercise by the largest whole number of shares with a Fair Market Value on the date of exercise that does not exceed the exercise price, provided that (1) such shares used to pay the exercise price will not be exercisable thereafter and (2) any remaining balance of the exercise price not satisfied by such net exercise is paid by the Participant in cash or other permitted form of payment; or

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(v)       in any other form of consideration that may be acceptable to the Board and permissible under Applicable Law.

(d)         Exercise Procedure and Payment of Appreciation Distribution for SARs. In order to exercise any SAR, the Participant must provide notice of exercise to the Plan Administrator in accordance with the SAR Agreement. The appreciation distribution payable to a Participant upon the exercise of a SAR will not be greater than an amount equal to the excess of (i) the aggregate Fair Market Value on the date of exercise of a number of shares of Common Stock equal to the number of Common Stock equivalents that are vested and being exercised under such SAR, over (ii) the strike price of such SAR. Such appreciation distribution may be paid to the Participant in the form of Common Stock or cash (or any combination of Common Stock and cash) or in any other form of payment, as determined by the Board and specified in the SAR Agreement.

(e)         Transferability. Options and SARs may not be transferred to third-party financial institutions for value. The Board may impose such additional limitations on the transferability of an Option or SAR as it determines. In the absence of any such determination by the Board, the following restrictions on the transferability of Options and SARs will apply, provided that except as explicitly provided herein, neither an Option nor a SAR may be transferred for consideration and provided, further, that if an Option is an Incentive Stock Option, such Option may be deemed to be a Nonstatutory Stock Option as a result of such transfer:

(i)       Restrictions on Transfer. An Option or SAR will not be transferable, except by will or by the laws of descent and distribution, and will be exercisable during the lifetime of the Participant only by the Participant; provided, however, that the Board may permit transfer of an Option or SAR in a manner that is not prohibited by applicable tax and securities laws upon the Participant’s request, including to a trust if the Participant is considered to be the sole beneficial owner of such trust (as determined under Section 671 of the Code and applicable U.S. state law) while such Option or SAR is held in such trust, provided that the Participant and the trustee enter into a transfer and other agreements required by the Company.

(ii)       Domestic Relations Orders. Notwithstanding the foregoing, subject to the execution of transfer documentation in a format acceptable to the Company and subject to the approval of the Board or a duly authorized Officer, an Option or SAR may be transferred pursuant to a domestic relations order.

(f)          Vesting. The Board may impose such restrictions on or conditions to the vesting and/or exercisability of an Option or SAR as determined by the Board. Except as otherwise provided in the applicable Award Agreement or other written agreement between a Participant and the Company, vesting of Options and SARs will cease upon termination of the Participant’s Continuous Service.

(g)         Termination of Continuous Service for Cause. Except as explicitly otherwise provided in the Award Agreement or other written agreement between a Participant and the Company, if a Participant’s Continuous Service is terminated for Cause, the Participant’s Options and SARs will terminate and be forfeited immediately upon such termination of Continuous Service, and the Participant will be prohibited from exercising any portion (including any vested portion) of such Awards on and after the date of such termination of Continuous Service and the Participant will have no further right, title or interest in such forfeited Award, the shares of Common Stock subject to the forfeited Award, or any consideration in respect of the forfeited Award.

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(h)         Post-Termination Exercise Period Following Termination of Continuous Service for Reasons Other than Cause. Subject to Section 4(i), if a Participant’s Continuous Service terminates for any reason other than for Cause, the Participant may exercise his or her Option or SAR to the extent vested, but only within the following period of time or, if applicable, such other period of time provided in the Award Agreement or other written agreement between a Participant and the Company; provided, however, that in no event may such Award be exercised after the expiration of its maximum term (as set forth in Section 4(a)):

(i)       three months following the date of such termination if such termination is a termination without Cause (other than any termination due to the Participant’s Disability or death);

(ii)      12 months following the date of such termination if such termination is due to the Participant’s Disability;

(iii)     18 months following the date of such termination if such termination is due to the Participant’s death; or

(iv)       18 months following the date of the Participant’s death if such death occurs following the date of such termination but during the period such Award is otherwise exercisable (as provided in (i) or (ii) above).

Following the date of such termination, to the extent the Participant does not exercise such Award within the applicable Post-Termination Exercise Period (or, if earlier, prior to the expiration of the maximum term of such Award), such unexercised portion of the Award will terminate, and the Participant will have no further right, title or interest in terminated Award, the shares of Common Stock subject to the terminated Award, or any consideration in respect of the terminated Award.

(i)         Restrictions on Exercise; Extension of Exercisability. A Participant may not exercise an Option or SAR at any time that the issuance of shares of Common Stock upon such exercise would violate Applicable Law. Except as otherwise provided in the Award Agreement or other written agreement between a Participant and the Company, if a Participant’s Continuous Service terminates for any reason other than for Cause and, at any time during the last thirty days of the applicable Post-Termination Exercise Period: (i) the exercise of the Participant’s Option or SAR would be prohibited solely because the issuance of shares of Common Stock upon such exercise would violate Applicable Law, or (ii) the immediate sale of any shares of Common Stock issued upon such exercise would violate the Company’s Trading Policy, then the applicable Post-Termination Exercise Period will be extended to the last day of the calendar month that commences following the date the Award would otherwise expire, with an additional extension of the exercise period to the last day of the next calendar month to apply if any of the foregoing restrictions apply at any time during such extended exercise period, generally without limitation as to the maximum permitted number of extensions; provided, however, that in no event may such Award be exercised after the expiration of its maximum term (as set forth in Section 4(a)).

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(j)         Non-Exempt Employees. No Option or SAR, whether or not vested, granted to an Employee who is a non-exempt employee for purposes of the Fair Labor Standards Act of 1938, as amended, will be first exercisable for any shares of Common Stock until at least six months following the date of grant of such Award. Notwithstanding the foregoing, in accordance with the provisions of the Worker Economic Opportunity Act, any vested portion of such Award may be exercised earlier than six months following the date of grant of such Award in the event of (i) such Participant’s death or Disability, (ii) a Corporate Transaction in which such Award is not assumed, continued or substituted, (iii) a Change in Control, or (iv) such Participant’s retirement (as such term may be defined in the Award Agreement or another applicable agreement or, in the absence of any such definition, in accordance with the Company’s then current employment policies and guidelines). This Section 4(j) is intended to operate so that any income derived by a non-exempt employee in connection with the exercise or vesting of an Option or SAR will be exempt from his or her regular rate of pay.

(k)         Whole Shares. Options and SARs may be exercised only with respect to whole shares of Common Stock or their equivalents.

5.       Awards Other Than Options and Stock Appreciation Rights.

(a)         Restricted Stock Awards and RSU Awards. Each Restricted Stock Award and RSU Award will have such terms and conditions as determined by the Board; provided, however, that each Restricted Stock Award Agreement and RSU Award Agreement will conform (through incorporation of the provisions hereof by reference in the Award Agreement or otherwise) to the substance of each of the following provisions:

(i)           Form of Award.

(1)       RSAs: To the extent consistent with the Company’s Bylaws, at the Board’s election, shares of Common Stock subject to a Restricted Stock Award may be (i) held in book entry form subject to the Company’s instructions until such shares become vested or any other restrictions lapse, or (ii) evidenced by a certificate, which certificate will be held in such form and manner as determined by the Board. Unless otherwise determined by the Board, a Participant will have voting and other rights as a stockholder of the Company with respect to any shares subject to a Restricted Stock Award.

(2)       RSUs: A RSU Award represents a Participant’s right to be issued on a future date the number of shares of Common Stock that is equal to the number of restricted stock units subject to the RSU Award. As a holder of a RSU Award, a Participant is an unsecured creditor of the Company with respect to the Company’s unfunded obligation, if any, to issue shares of Common Stock in settlement of such Award and nothing contained in the Plan or any RSU Agreement, and no action taken pursuant to its provisions, will create or be construed to create a trust of any kind or a fiduciary relationship between a Participant and the Company or an Affiliate or any other person. A Participant will not have voting or any other rights as a stockholder of the Company with respect to any RSU Award (unless and until shares are actually issued in settlement of a vested RSU Award).

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(ii)         Consideration.

(1)       RSA: A Restricted Stock Award may be granted in consideration for (A) cash or check, bank draft or money order payable to the Company, (B) past services to the Company or an Affiliate, or (C) any other form of consideration as the Board may determine and permissible under Applicable Law.

(2)       RSU: Unless otherwise determined by the Board at the time of grant, a RSU Award will be granted in consideration for the Participant’s services to the Company or an Affiliate, such that the Participant will not be required to make any payment to the Company (other than such services) with respect to the grant or vesting of the RSU Award, or the issuance of any shares of Common Stock pursuant to the RSU Award. If, at the time of grant, the Board determines that any consideration must be paid by the Participant (in a form other than the Participant’s services to the Company or an Affiliate) upon the issuance of any shares of Common Stock in settlement of the RSU Award, such consideration may be paid in any form of consideration as the Board may determine and permissible under Applicable Law.

(iii)       Vesting. The Board may impose such restrictions on or conditions to the vesting of a Restricted Stock Award or RSU Award as determined by the Board. Except as otherwise provided in the Award Agreement or other written agreement between a Participant and the Company or an Affiliate, vesting of Restricted Stock Awards and RSU Awards will cease upon termination of the Participant’s Continuous Service.

(iv)       Termination of Continuous Service. Except as otherwise provided in the Award Agreement or other written agreement between a Participant and the Company, if a Participant’s Continuous Service terminates for any reason, (i) the Company may receive through a forfeiture condition or a repurchase right any or all of the shares of Common Stock held by the Participant under his or her Restricted Stock Award that have not vested as of the date of such termination as set forth in the Restricted Stock Award Agreement and (ii) any portion of his or her RSU Award that has not vested will be forfeited upon such termination and the Participant will have no further right, title or interest in the RSU Award, the shares of Common Stock issuable pursuant to the RSU Award, or any consideration in respect of the RSU Award.

(v)       Dividends and Dividend Equivalents. Dividends or dividend equivalents may be paid or credited, as applicable, with respect to any shares of Common Stock subject to a Restricted Stock Award or RSU Award, as determined by the Board and specified in the Award Agreement).

(vi)       Settlement of RSU Awards. A RSU Award may be settled by the issuance of shares of Common Stock or cash (or any combination thereof) or in any other form of payment, as determined by the Board and specified in the RSU Award Agreement. At the time of grant, the Board may determine to impose such restrictions or conditions that delay such delivery to a date following the vesting of the RSU Award.

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(b)         Other Awards. Other Awards may be granted either alone or in addition to Awards provided for under Section 4 and the preceding provisions of this Section 5. Subject to the provisions of the Plan, the Board will have sole and complete discretion to determine the persons to whom and the time or times at which such Other Awards will be granted, the number of shares of Common Stock (or the cash equivalent thereof) to be granted pursuant to such Other Awards and all other terms and conditions of such Other Awards.

6.           Adjustments Upon Changes in Common Stock; Other Corporate Events.

(a)         Capitalization Adjustments. In the event of a Capitalization Adjustment, the Board shall appropriately and proportionately adjust: (i) the class(es) and maximum number of shares of Common Stock subject to the Plan and the maximum number of shares by which the Share Reserve may annually increase pursuant to Section 2(a), (ii) the class(es) and maximum number of shares that may be issued pursuant to the exercise of Incentive Stock Options pursuant to Section 2(b), and (iii) the class(es) and number of securities and exercise price, strike price or purchase price of Common Stock subject to outstanding Awards. The Board shall make such adjustments, and its determination shall be final, binding and conclusive. Notwithstanding the foregoing, no fractional shares or rights for fractional shares of Common Stock shall be created in order to implement any Capitalization Adjustment. The Board shall determine an appropriate equivalent benefit, if any, for any fractional shares or rights to fractional shares that might be created by the adjustments referred to in the preceding provisions of this Section.

(b)       Dissolution or Liquidation. Except as otherwise provided in the Award Agreement, in the event of a dissolution or liquidation of the Company, all outstanding Awards (other than Awards consisting of vested and outstanding shares of Common Stock not subject to a forfeiture condition or the Company’s right of repurchase) will terminate immediately prior to the completion of such dissolution or liquidation, and the shares of Common Stock subject to the Company’s repurchase rights or subject to a forfeiture condition may be repurchased or reacquired by the Company notwithstanding the fact that the holder of such Award is providing Continuous Service, provided, however, that the Board may determine to cause some or all Awards to become fully vested, exercisable and/or no longer subject to repurchase or forfeiture (to the extent such Awards have not previously expired or terminated) before the dissolution or liquidation is completed but contingent on its completion.

(c)         Corporate Transaction. The following provisions will apply to Awards in the event of a Corporate Transaction except as set forth in Section 11, and unless otherwise provided in the instrument evidencing the Award or any other written agreement between the Company or any Affiliate and the Participant or unless otherwise expressly provided by the Board at the time of grant of an Award.

(i)       Awards May Be Assumed. In the event of a Corporate Transaction, any surviving corporation or acquiring corporation (or the surviving or acquiring corporation’s parent company) may assume or continue any or all Awards outstanding under the Plan or may substitute similar awards for Awards outstanding under the Plan (including but not limited to, awards to acquire the same consideration paid to the stockholders of the Company pursuant to the Corporate Transaction), and any reacquisition or repurchase rights held by the Company in respect of Common Stock issued pursuant to Awards may be assigned by the Company to the successor of the Company (or the successor’s parent company, if any), in connection with such Corporate Transaction. A surviving corporation or acquiring corporation (or its parent) may choose to assume or continue only a portion of an Award or substitute a similar award for only a portion of an Award, or may choose to assume or continue the Awards held by some, but not all Participants. The terms of any assumption, continuation or substitution will be set by the Board.

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(ii)       Awards Held by Current Participants. In the event of a Corporate Transaction in which the surviving corporation or acquiring corporation (or its parent company) does not assume or continue such outstanding Awards or substitute similar awards for such outstanding Awards, then with respect to Awards that have not been assumed, continued or substituted and that are held by Participants whose Continuous Service has not terminated prior to the effective time of the Corporate Transaction (referred to as the “Current Participants”), the vesting of such Awards (and, with respect to Options and Stock Appreciation Rights, the time when such Awards may be exercised) will be accelerated in full to a date prior to the effective time of such Corporate Transaction (contingent upon the effectiveness of the Corporate Transaction) as the Board determines (or, if the Board does not determine such a date, to the date that is five days prior to the effective time of the Corporate Transaction), and such Awards will terminate if not exercised (if applicable) at or prior to the effective time of the Corporate Transaction, and any reacquisition or repurchase rights held by the Company with respect to such Awards will lapse (contingent upon the effectiveness of the Corporate Transaction). With respect to Awards with performance-based vesting that will accelerate upon the occurrence of a Corporate Transaction pursuant to this subsection (ii) and that have multiple vesting levels depending on the level of performance, unless otherwise provided in the Award Agreement, the vesting of such Awards will accelerate at 100% of the target level upon the occurrence of the Corporate Transaction. With respect to the vesting of Awards that will accelerate upon the occurrence of a Corporate Transaction pursuant to this subsection (ii) and are settled in the form of a cash payment, such cash payment will be made no later than 30 days following the occurrence of the Corporate Transaction.

(iii)       Awards Held by Persons other than Current Participants. In the event of a Corporate Transaction in which the surviving corporation or acquiring corporation (or its parent company) does not assume or continue such outstanding Awards or substitute similar awards for such outstanding Awards, then with respect to Awards that have not been assumed, continued or substituted and that are held by persons other than Current Participants, such Awards will terminate if not exercised (if applicable) prior to the occurrence of the Corporate Transaction; provided, however, that any reacquisition or repurchase rights held by the Company with respect to such Awards will not terminate and may continue to be exercised notwithstanding the Corporate Transaction.

(iv)       Payment for Awards in Lieu of Exercise. Notwithstanding the foregoing, in the event an Award will terminate if not exercised prior to the effective time of a Corporate Transaction, the Board may provide, in its sole discretion, that the holder of such Award may not exercise such Award but will receive a payment, in such form as may be determined by the Board, equal in value, at the effective time, to the excess, if any, of (1) the value of the property the Participant would have received upon the exercise of the Award (including, at the discretion of the Board, any unvested portion of such Award), over (2) any exercise price payable by such holder in connection with such exercise.

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(d)         Appointment of Stockholder Representative. As a condition to the receipt of an Award under this Plan, a Participant will be deemed to have agreed that the Award will be subject to the terms of any agreement governing a Corporate Transaction involving the Company, including, without limitation, a provision for the appointment of a stockholder representative that is authorized to act on the Participant’s behalf with respect to any escrow, indemnities and any contingent consideration.

(e)         No Restriction on Right to Undertake Transactions. The grant of any Award under the Plan and the issuance of shares pursuant to any Award does not affect or restrict in any way the right or power of the Company or the stockholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company’s capital structure or its business, any merger or consolidation of the Company, any issue of stock or of options, rights or options to purchase stock or of bonds, debentures, preferred or prior preference stocks whose rights are superior to or affect the Common Stock or the rights thereof or which are convertible into or exchangeable for Common Stock, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

7.            Administration.

(a)         Administration by Board. The Board will administer the Plan unless and until the Board delegates administration of the Plan to a Committee or Committees, as provided in subsection (c) below.

(b)         Powers of Board. The Board will have the power, subject to, and within the limitations of, the express provisions of the Plan:

(i)       To determine from time to time: (1) which of the persons eligible under the Plan will be granted Awards; (2) when and how each Award will be granted; (3) what type or combination of types of Award will be granted; (4) the provisions of each Award granted (which need not be identical), including the time or times when a person will be permitted to receive an issuance of Common Stock or other payment pursuant to an Award; (5) the number of shares of Common Stock or cash equivalent with respect to which an Award will be granted to each such person; and (6) the Fair Market Value applicable to an Award.

(ii)       To construe and interpret the Plan and Awards granted under it, and to establish, amend and revoke rules and regulations for its administration. The Board, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan or in any Award Agreement, in a manner and to the extent it deems necessary or expedient to make the Plan or Award fully effective.

(iii)       To settle all controversies regarding the Plan and Awards granted under it.

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(iv)       To accelerate the time at which an Award may first be exercised or the time during which an Award or any part thereof will vest, notwithstanding the provisions in the Award Agreement stating the time at which it may first be exercised or the time during which it will vest.

(v)       To prohibit the exercise of any Option, SAR or other exercisable Award during a period of up to 30 days prior to the consummation of any pending stock dividend, stock split, combination or exchange of shares, merger, consolidation or other distribution (other than normal cash dividends) of Company assets to stockholders, or any other change affecting the shares of Common Stock or the share price of the Common Stock including any Corporate Transaction, for reasons of administrative convenience.

(vi)       To suspend or terminate the Plan at any time. Suspension or termination of the Plan will not Materially Impair rights and obligations under any Award granted while the Plan is in effect except with the written consent of the affected Participant.

(vii)       To amend the Plan in any respect the Board deems necessary or advisable; provided, however, that stockholder approval will be required for any amendment to the extent required by Applicable Law. Except as provided above, rights under any Award granted before amendment of the Plan will not be Materially Impaired by any amendment of the Plan unless (1) the Company requests the consent of the affected Participant, and (2) such Participant consents in writing.

(viii)       To submit any amendment to the Plan for stockholder approval.

(ix)       To approve forms of Award Agreements for use under the Plan and to amend the terms of any one or more Awards, including, but not limited to, amendments to provide terms more favorable to the Participant than previously provided in the Award Agreement, subject to any specified limits in the Plan that are not subject to Board discretion; provided however, that, (1) the Board shall not, without stockholder approval, reduce the exercise or strike price of an Option or SAR (other than in connection with a Capitalization Adjustment) and, at any time when the exercise or strike price of an Option or SAR is above the Fair Market Value of a share of Common Stock, the Board shall not, without stockholder approval, cancel and re-grant or exchange such Option or SAR for a new Award with a lower (or no) purchase price or for cash, and (2) a Participant’s rights under any Award will not be Materially Impaired by any such amendment unless (A) the Company requests the consent of the affected Participant, and (B) such Participant consents in writing.

(x)       Generally, to exercise such powers and to perform such acts as the Board deems necessary or expedient to promote the best interests of the Company and that are not in conflict with the provisions of the Plan or Awards.

(xi)       To adopt such procedures and sub-plans as are necessary or appropriate to permit and facilitate participation in the Plan by, or take advantage of specific tax treatment for Awards granted to, Employees, Directors or Consultants who are non-U.S. nationals or employed outside the United States (provided that Board approval will not be necessary for immaterial modifications to the Plan or any Award Agreement to ensure or facilitate compliance with the laws of the relevant non-U.S. jurisdiction).

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(c)         Delegation to Committee.

(i)       General. The Board may delegate some or all of the administration of the Plan to a Committee or Committees. If administration of the Plan is delegated to a Committee, the Committee will have, in connection with the administration of the Plan, the powers theretofore possessed by the Board that have been delegated to the Committee, including the power to delegate to another Committee or a subcommittee of the Committee any of the administrative powers the Committee is authorized to exercise (and references in this Plan to the Board will thereafter be to the Committee or subcommittee), subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board. Each Committee may retain the authority to concurrently administer the Plan with the Committee or subcommittee to which it has delegated its authority hereunder and may, at any time, revest in such Committee some or all of the powers previously delegated. The Board may retain the authority to concurrently administer the Plan with any Committee and may, at any time, revest in the Board some or all of the powers previously delegated.

(ii)       Rule 16b-3 Compliance. To the extent an Award is intended to qualify for the exemption from Section 16(b) of the Exchange Act that is available under Rule 16b-3 of the Exchange Act, the Award will be granted by the Board or a Committee that consists solely of two or more Non-Employee Directors, as determined under Rule 16b-3(b)(3) of the Exchange Act, and, thereafter, any action establishing or modifying the terms of the Award will be approved by the Board or a Committee meeting such requirements to the extent necessary for such exemption to remain available.

(d)         Effect of Board’s Decision. All determinations, interpretations and constructions made by the Board or any Committee in good faith will not be subject to review by any person and will be final, binding and conclusive on all persons.

(e)         Delegation to an Officer. The Board or any Committee may delegate to one or more Officers the authority to do one or both of the following (i) designate Employees who are not Officers to be recipients of Options and SARs (and, to the extent permitted by Applicable Law, other types of Awards) and, to the extent permitted by Applicable Law, the terms thereof, and (ii) determine the number of shares of Common Stock to be subject to such Awards granted to such Employees; provided, however, that the resolutions or charter adopted by the Board or any Committee evidencing such delegation will specify the total number of shares of Common Stock that may be subject to the Awards granted by such Officer and that such Officer may not grant an Award to himself or herself. Any such Awards will be granted on the applicable form of Award Agreement most recently approved for use by the Board or the Committee, unless otherwise provided in the resolutions approving the delegation authority. Notwithstanding anything to the contrary herein, neither the Board nor any Committee may delegate to an Officer who is acting solely in the capacity of an Officer (and not also as a Director) the authority to determine the Fair Market Value.

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8.            Tax Withholding.

(a)         Withholding Authorization. As a condition to acceptance of any Award under the Plan, a Participant authorizes withholding from payroll and any other amounts payable to such Participant, and otherwise agrees to make adequate provision for (including), any sums required to satisfy any U.S. and/or non-U.S. federal, state, or local tax or social insurance contribution withholding obligations of the Company or an Affiliate, if any, which arise in connection with the exercise, vesting or settlement of such Award, as applicable. Accordingly, a Participant may not be able to exercise an Award even though the Award is vested, and the Company shall have no obligation to issue shares of Common Stock subject to an Award, unless and until such obligations are satisfied.

(b)         Satisfaction of Withholding Obligation. To the extent permitted by the terms of an Award Agreement, the Company may, in its sole discretion, satisfy any U.S. and/or non-U.S. federal, state or local tax or social insurance withholding obligation relating to an Award by any of the following means or by a combination of such means: (i) causing the Participant to tender a cash payment; (ii) withholding shares of Common Stock from the shares of Common Stock issued or otherwise issuable to the Participant in connection with the Award; (iii) withholding cash from an Award settled in cash; (iv) withholding payment from any amounts otherwise payable to the Participant; (v) by allowing a Participant to effectuate a “cashless exercise” pursuant to a program developed under Regulation T as promulgated by the U.S. Federal Reserve Board or (vi) by such other method as may be set forth in the Award Agreement.

(c)         No Obligation to Notify or Minimize Taxes; No Liability to Claims. Except as required by Applicable Law, the Company has no duty or obligation to any Participant to advise such holder as to the time or manner of exercising such Award. Furthermore, the Company has no duty or obligation to warn or otherwise advise such holder of a pending termination or expiration of an Award or a possible period in which the Award may not be exercised. The Company has no duty or obligation to minimize the tax consequences of an Award to the holder of such Award and will not be liable to any holder of an Award for any adverse tax consequences to such holder in connection with an Award. As a condition to accepting an Award under the Plan, each Participant (i) agrees to not make any claim against the Company, or any of its Officers, Directors, Employees or Affiliates related to tax liabilities arising from such Award or other Company compensation and (ii) acknowledges that such Participant was advised to consult with his or her own personal tax, financial and other legal advisors regarding the tax consequences of the Award and has either done so or knowingly and voluntarily declined to do so. Additionally, each Participant acknowledges any Option or SAR granted under the Plan is exempt from Section 409A only if the exercise or strike price is at least equal to the “fair market value” of the Common Stock on the date of grant as determined by the Internal Revenue Service and there is no other impermissible deferral of compensation associated with the Award. Additionally, as a condition to accepting an Option or SAR granted under the Plan, each Participant agrees not make any claim against the Company, or any of its Officers, Directors, Employees or Affiliates in the event that the U.S. Internal Revenue Service asserts that such exercise price or strike price is less than the “fair market value” of the Common Stock on the date of grant as subsequently determined by the U.S. Internal Revenue Service.

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(d)         Withholding Indemnification. As a condition to accepting an Award under the Plan, in the event that the amount of the Company’s and/or its Affiliate’s withholding obligation in connection with such Award was greater than the amount actually withheld by the Company and/or its Affiliates, each Participant agrees to indemnify and hold the Company and/or its Affiliates harmless from any failure by the Company and/or its Affiliates to withhold the proper amount.

9.            Miscellaneous.

(a)         Source of Shares. The stock issuable under the Plan will be shares of authorized but unissued or reacquired Common Stock, including shares repurchased by the Company on the open market or otherwise.

(b)         Use of Proceeds from Sales of Common Stock. Proceeds from the sale of shares of Common Stock pursuant to Awards will constitute general funds of the Company.

(c)         Corporate Action Constituting Grant of Awards. Corporate action constituting a grant by the Company of an Award to any Participant will be deemed completed as of the date of such corporate action, unless otherwise determined by the Board, regardless of when the instrument, certificate, or letter evidencing the Award is communicated to, or actually received or accepted by, the Participant. In the event that the corporate records (e.g., Board consents, resolutions or minutes) documenting the corporate action approving the grant contain terms (e.g., exercise price, vesting schedule or number of shares) that are inconsistent with those in the Award Agreement or related grant documents as a result of a clerical error in the Award Agreement or related grant documents, the corporate records will control and the Participant will have no legally binding right to the incorrect term in the Award Agreement or related grant documents.

(d)         Stockholder Rights. No Participant will be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares of Common Stock subject to such Award unless and until (i) such Participant has satisfied all requirements for exercise of the Award pursuant to its terms, if applicable, and (ii) the issuance of the Common Stock subject to such Award is reflected in the records of the Company.

(e)         No Employment or Other Service Rights. Nothing in the Plan, any Award Agreement or any other instrument executed thereunder or in connection with any Award granted pursuant thereto will confer upon any Participant any right to continue to serve the Company or an Affiliate in the capacity in effect at the time the Award was granted or affect the right of the Company or an Affiliate to terminate at will and without regard to any future vesting opportunity that a Participant may have with respect to any Award (i) the employment of an Employee with or without notice and with or without cause, (ii) the service of a Consultant pursuant to the terms of such Consultant’s agreement with the Company or an Affiliate or (iii) the service of a Director pursuant to the Bylaws of the Company or an Affiliate, and any applicable provisions of the corporate law of the U.S. state or non-U.S. jurisdiction in which the Company or the Affiliate is incorporated, as the case may be. Further, nothing in the Plan, any Award Agreement or any other instrument executed thereunder or in connection with any Award will constitute any promise or commitment by the Company or an Affiliate regarding the fact or nature of future positions, future work assignments, future compensation or any other term or condition of employment or service or confer any right or benefit under the Award or the Plan unless such right or benefit has specifically accrued under the terms of the Award Agreement and/or Plan.

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(f)         Change in Time Commitment. In the event a Participant’s regular level of time commitment in the performance of his or her services for the Company and any Affiliates is reduced (for example, and without limitation, if the Participant is an Employee of the Company and the Employee has a change in status from a full-time Employee to a part-time Employee or takes an extended leave of absence) after the date of grant of any Award to the Participant, the Board may determine, to the extent permitted by Applicable Law, to (i) make a corresponding reduction in the number of shares or cash amount subject to any portion of such Award that is scheduled to vest or become payable after the date of such change in time commitment, and (ii) in lieu of or in combination with such a reduction, extend the vesting or payment schedule applicable to such Award. In the event of any such reduction, the Participant will have no right with respect to any portion of the Award that is so reduced or extended.

(g)         Execution of Additional Documents. As a condition to accepting an Award under the Plan, the Participant agrees to execute any additional documents or instruments necessary or desirable, as determined in the Plan Administrator’s sole discretion, to carry out the purposes or intent of the Award, or facilitate compliance with securities and/or other regulatory requirements, in each case at the Plan Administrator’s request.

(h)         Electronic Delivery and Participation. Any reference herein or in an Award Agreement to a “written” agreement or document will include any agreement or document delivered electronically, filed publicly at www.sec.gov (or any successor website thereto) or posted on the Company’s intranet (or other shared electronic medium controlled by the Company to which the Participant has access). By accepting any Award the Participant consents to receive documents by electronic delivery and to participate in the Plan through any on-line electronic system established and maintained by the Plan Administrator or another third party selected by the Plan Administrator. The form of delivery of any Common Stock (e.g., a stock certificate or electronic entry evidencing such shares) shall be determined by the Company.

(i)         Clawback/Recovery. All Awards granted under the Plan will be subject to recoupment in accordance with any clawback policy that the Company is required to adopt pursuant to the listing standards of any national securities exchange or association on which the Company’s securities are listed or as is otherwise required by the Dodd-Frank Wall Street Reform and Consumer Protection Act or other Applicable Law and any clawback policy that the Company otherwise adopts, to the extent applicable and permissible under Applicable Law. In addition, the Board may impose such other clawback, recovery or recoupment provisions in an Award Agreement as the Board determines necessary or appropriate, including but not limited to a reacquisition right in respect of previously acquired shares of Common Stock or other cash or property upon the occurrence of Cause. No recovery of compensation under such a clawback policy will be an event giving rise to a Participant’s right to voluntarily terminate employment upon a “resignation for good reason,” or for a “constructive termination” or any similar term under any plan of or agreement with the Company.

(j)         Securities Law Compliance. A Participant will not be issued any shares in respect of an Award unless either (i) the shares are registered under the Securities Act; or (ii) the Company has determined that such issuance would be exempt from the registration requirements of the Securities Act. Each Award also must comply with other Applicable Law governing the Award, and a Participant will not receive such shares if the Company determines that such receipt would not be in material compliance with Applicable Law.

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(k)         Transfer or Assignment of Awards; Issued Shares. Except as expressly provided in the Plan or the form of Award Agreement, Awards granted under the Plan may not be transferred or assigned by the Participant. After the vested shares subject to an Award have been issued, or in the case of Restricted Stock and similar awards, after the issued shares have vested, the holder of such shares is free to assign, hypothecate, donate, encumber or otherwise dispose of any interest in such shares provided that any such actions are in compliance with the provisions herein, the terms of the Trading Policy and Applicable Law.

(l)         Effect on Other Employee Benefit Plans. The value of any Award granted under the Plan, as determined upon grant, vesting or settlement, shall not be included as compensation, earnings, salaries, or other similar terms used when calculating any Participant’s benefits under any employee benefit plan sponsored by the Company or any Affiliate, except as such plan otherwise expressly provides. The Company expressly reserves its rights to amend, modify, or terminate any of the Company’s or any Affiliate’s employee benefit plans.

(m)         Deferrals. To the extent permitted by Applicable Law, the Board, in its sole discretion, may determine that the delivery of Common Stock or the payment of cash, upon the exercise, vesting or settlement of all or a portion of any Award may be deferred and may establish programs and procedures for deferral elections to be made by Participants. Deferrals will be made in accordance with the requirements of Section 409A.

(n)         Section 409A. Unless otherwise expressly provided for in an Award Agreement, the Plan and Award Agreements will be interpreted to the greatest extent possible in a manner that makes the Plan and the Awards granted hereunder exempt from Section 409A, and, to the extent not so exempt, in compliance with the requirements of Section 409A. If the Board determines that any Award granted hereunder is not exempt from and is therefore subject to Section 409A, the Award Agreement evidencing such Award will incorporate the terms and conditions necessary to avoid the consequences specified in Section 409A(a)(1) of the Code, and to the extent an Award Agreement is silent on terms necessary for compliance, such terms are hereby incorporated by reference into the Award Agreement. Notwithstanding anything to the contrary in this Plan (and unless the Award Agreement specifically provides otherwise), if the shares of Common Stock are publicly traded, and if a Participant holding an Award that constitutes “deferred compensation” under Section 409A is a “specified employee” for purposes of Section 409A, no distribution or payment of any amount that is due because of a “separation from service” (as defined in Section 409A without regard to alternative definitions thereunder) will be issued or paid before the date that is six months and one day following the date of such Participant’s “separation from service” or, if earlier, the date of the Participant’s death, unless such distribution or payment can be made in a manner that complies with Section 409A, and any amounts so deferred will be paid in a lump sum on the day after such six month period elapses, with the balance paid thereafter on the original schedule.

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(o)         Choice of Law. This Plan and any controversy arising out of or relating to this Plan shall be governed by, and construed in accordance with, the internal laws of the State of Delaware, without regard to conflict of law principles that would result in any application of any law other than the law of the State of Delaware.

10.          Covenants of the Company.

(a)         Compliance with Law. The Company will seek to obtain from each regulatory commission or agency, as may be deemed necessary, having jurisdiction over the Plan such authority as may be required to grant Awards and to issue and sell shares of Common Stock upon exercise or vesting of the Awards; provided, however, that this undertaking will not require the Company to register under the Securities Act the Plan, any Award or any Common Stock issued or issuable pursuant to any such Award. If, after reasonable efforts and at a reasonable cost, the Company is unable to obtain from any such regulatory commission or agency the authority that counsel for the Company deems necessary or advisable for the lawful issuance and sale of Common Stock under the Plan, the Company will be relieved from any liability for failure to issue and sell Common Stock upon exercise or vesting of such Awards unless and until such authority is obtained. A Participant is not eligible for the grant of an Award or the subsequent issuance of Common Stock pursuant to the Award if such grant or issuance would be in violation of any Applicable Law.

11.          Additional Rules for Awards Subject to Section 409A.

(a)         Application. Unless the provisions of this Section of the Plan are expressly superseded by the provisions in the form of Award Agreement, the provisions of this Section shall apply and shall supersede anything to the contrary set forth in the Award Agreement for a Non-Exempt Award.

(b)         Non-Exempt Awards Subject to Non-Exempt Severance Arrangements. To the extent a Non-Exempt Award is subject to Section 409A due to application of a Non-Exempt Severance Arrangement, the following provisions of this subsection (b) apply.

(i)       If the Non-Exempt Award vests in the ordinary course during the Participant’s Continuous Service in accordance with the vesting schedule set forth in the Award Agreement, and does not accelerate vesting under the terms of a Non-Exempt Severance Arrangement, in no event will the shares be issued in respect of such Non-Exempt Award any later than the later of: (i) December 31st of the calendar year that includes the applicable vesting date, or (ii) the 60th day that follows the applicable vesting date.

(ii)       If vesting of the Non-Exempt Award accelerates under the terms of a Non-Exempt Severance Arrangement in connection with the Participant’s Separation from Service, and such vesting acceleration provisions were in effect as of the date of grant of the Non-Exempt Award and, therefore, are part of the terms of such Non-Exempt Award as of the date of grant, then the shares will be earlier issued in settlement of such Non-Exempt Award upon the Participant’s Separation from Service in accordance with the terms of the Non-Exempt Severance Arrangement, but in no event later than the 60th day that follows the date of the Participant’s Separation from Service. However, if at the time the shares would otherwise be issued the Participant is subject to the distribution limitations contained in Section 409A applicable to “specified employees,” as defined in Section 409A(a)(2)(B)(i) of the Code, such shares shall not be issued before the date that is six months following the date of such Participant’s Separation from Service, or, if earlier, the date of the Participant’s death that occurs within such six month period.

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(iii)       If vesting of a Non-Exempt Award accelerates under the terms of a Non-Exempt Severance Arrangement in connection with a Participant’s Separation from Service, and such vesting acceleration provisions were not in effect as of the date of grant of the Non-Exempt Award and, therefore, are not a part of the terms of such Non-Exempt Award on the date of grant, then such acceleration of vesting of the Non-Exempt Award shall not accelerate the issuance date of the shares, but the shares shall instead be issued on the same schedule as set forth in the Grant Notice as if they had vested in the ordinary course during the Participant’s Continuous Service, notwithstanding the vesting acceleration of the Non-Exempt Award. Such issuance schedule is intended to satisfy the requirements of payment on a specified date or pursuant to a fixed schedule, as provided under Treasury Regulations Section 1.409A-3(a)(4).

(c)         Treatment of Non-Exempt Awards Upon a Corporate Transaction for Employees and Consultants. The provisions of this subsection (c) shall apply and shall supersede anything to the contrary set forth in the Plan with respect to the permitted treatment of any Non-Exempt Award in connection with a Corporate Transaction if the Participant was either an Employee or Consultant upon the applicable date of grant of the Non-Exempt Award.

(i)            Vested Non-Exempt Awards. The following provisions shall apply to any Vested Non-Exempt Award in connection with a Corporate Transaction:

(1)       If the Corporate Transaction is also a Section 409A Change in Control then the Acquiring Entity may not assume, continue or substitute the Vested Non-Exempt Award. Upon the Section 409A Change in Control the settlement of the Vested Non-Exempt Award will automatically be accelerated and the shares will be immediately issued in respect of the Vested Non-Exempt Award. Alternatively, the Company may instead provide that the Participant will receive a cash settlement equal to the Fair Market Value of the shares that would otherwise be issued to the Participant upon the Section 409A Change in Control.

(2)       If the Corporate Transaction is not also a Section 409A Change in Control, then the Acquiring Entity must either assume, continue or substitute each Vested Non-Exempt Award. The shares to be issued in respect of the Vested Non-Exempt Award shall be issued to the Participant by the Acquiring Entity on the same schedule that the shares would have been issued to the Participant if the Corporate Transaction had not occurred. In the Acquiring Entity’s discretion, in lieu of an issuance of shares, the Acquiring Entity may instead substitute a cash payment on each applicable issuance date, equal to the Fair Market Value of the shares that would otherwise be issued to the Participant on such issuance dates, with the determination of the Fair Market Value of the shares made on the date of the Corporate Transaction.

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(ii)           Unvested Non-Exempt Awards. The following provisions shall apply to any Unvested Non-Exempt Award unless otherwise determined by the Board pursuant to subsection (e) of this Section.

(1)       In the event of a Corporate Transaction, the Acquiring Entity shall assume, continue or substitute any Unvested Non-Exempt Award. Unless otherwise determined by the Board, any Unvested Non-Exempt Award will remain subject to the same vesting and forfeiture restrictions that were applicable to the Award prior to the Corporate Transaction. The shares to be issued in respect of any Unvested Non-Exempt Award shall be issued to the Participant by the Acquiring Entity on the same schedule that the shares would have been issued to the Participant if the Corporate Transaction had not occurred. In the Acquiring Entity’s discretion, in lieu of an issuance of shares, the Acquiring Entity may instead substitute a cash payment on each applicable issuance date, equal to the Fair Market Value of the shares that would otherwise be issued to the Participant on such issuance dates, with the determination of Fair Market Value of the shares made on the date of the Corporate Transaction.

(2)       If the Acquiring Entity will not assume, substitute or continue any Unvested Non-Exempt Award in connection with a Corporate Transaction, then such Award shall automatically terminate and be forfeited upon the Corporate Transaction with no consideration payable to any Participant in respect of such forfeited Unvested Non-Exempt Award. Notwithstanding the foregoing, to the extent permitted and in compliance with the requirements of Section 409A, the Board may in its discretion determine to elect to accelerate the vesting and settlement of the Unvested Non-Exempt Award upon the Corporate Transaction, or instead substitute a cash payment equal to the Fair Market Value of such shares that would otherwise be issued to the Participant, as further provided in subsection (e)(ii) below. In the absence of such discretionary election by the Board, any Unvested Non-Exempt Award shall be forfeited without payment of any consideration to the affected Participants if the Acquiring Entity will not assume, substitute or continue the Unvested Non-Exempt Awards in connection with the Corporate Transaction.

(3)       The foregoing treatment shall apply with respect to all Unvested Non-Exempt Awards upon any Corporate Transaction, and regardless of whether or not such Corporate Transaction is also a Section 409A Change in Control.

(d)         Treatment of Non-Exempt Awards Upon a Corporate Transaction for Non-Employee Directors. The following provisions of this subsection (d) shall apply and shall supersede anything to the contrary that may be set forth in the Plan with respect to the permitted treatment of a Non-Exempt Director Award in connection with a Corporate Transaction.

(i)          If the Corporate Transaction is also a Section 409A Change in Control then the Acquiring Entity may not assume, continue or substitute the Non-Exempt Director Award. Upon the Section 409A Change in Control the vesting and settlement of any Non-Exempt Director Award will automatically be accelerated and the shares will be immediately issued to the Participant in respect of the Non-Exempt Director Award. Alternatively, the Company may provide that the Participant will instead receive a cash settlement equal to the Fair Market Value of the shares that would otherwise be issued to the Participant upon the Section 409A Change in Control pursuant to the preceding provision.

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(ii)          If the Corporate Transaction is not also a Section 409A Change in Control, then the Acquiring Entity must either assume, continue or substitute the Non-Exempt Director Award. Unless otherwise determined by the Board, the Non-Exempt Director Award will remain subject to the same vesting and forfeiture restrictions that were applicable to the Award prior to the Corporate Transaction. The shares to be issued in respect of the Non-Exempt Director Award shall be issued to the Participant by the Acquiring Entity on the same schedule that the shares would have been issued to the Participant if the Corporate Transaction had not occurred. In the Acquiring Entity’s discretion, in lieu of an issuance of shares, the Acquiring Entity may instead substitute a cash payment on each applicable issuance date, equal to the Fair Market Value of the shares that would otherwise be issued to the Participant on such issuance dates, with the determination of Fair Market Value made on the date of the Corporate Transaction.

(e)         If the RSU Award is a Non-Exempt Award, then the provisions in this Section 11(e) shall apply and supersede anything to the contrary that may be set forth in the Plan or the Award Agreement with respect to the permitted treatment of such Non-Exempt Award:

(i)       Any exercise by the Board of discretion to accelerate the vesting of a Non-Exempt Award shall not result in any acceleration of the scheduled issuance dates for the shares in respect of the Non-Exempt Award unless earlier issuance of the shares upon the applicable vesting dates would be in compliance with the requirements of Section 409A.

(ii)       The Company explicitly reserves the right to earlier settle any Non-Exempt Award to the extent permitted and in compliance with the requirements of Section 409A, including pursuant to any of the exemptions available in Treasury Regulations Section 1.409A-3(j)(4)(ix).

(iii)       To the extent the terms of any Non-Exempt Award provide that it will be settled upon a Change in Control or Corporate Transaction, to the extent it is required for compliance with the requirements of Section 409A, the Change in Control or Corporate Transaction event triggering settlement must also constitute a Section 409A Change in Control. To the extent the terms of a Non-Exempt Award provide that it will be settled upon a termination of employment or termination of Continuous Service, to the extent it is required for compliance with the requirements of Section 409A, the termination event triggering settlement must also constitute a Separation From Service. However, if at the time the shares would otherwise be issued to a Participant in connection with a “separation from service” such Participant is subject to the distribution limitations contained in Section 409A applicable to “specified employees,” as defined in Section 409A(a)(2)(B)(i) of the Code, such shares shall not be issued before the date that is six months following the date of the Participant’s Separation From Service, or, if earlier, the date of the Participant’s death that occurs within such six month period.

(iv)       The provisions in this subsection (e) for delivery of the shares in respect of the settlement of a RSU Award that is a Non-Exempt Award are intended to comply with the requirements of Section 409A so that the delivery of the shares to the Participant in respect of such Non-Exempt Award will not trigger the additional tax imposed under Section 409A, and any ambiguities herein will be so interpreted.

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12.         Severability.

If all or any part of the Plan or any Award Agreement is declared by any court or governmental authority to be unlawful or invalid, such unlawfulness or invalidity shall not invalidate any portion of the Plan or such Award Agreement not declared to be unlawful or invalid. Any Section of the Plan or any Award Agreement (or part of such a Section) so declared to be unlawful or invalid shall, if possible, be construed in a manner which will give effect to the terms of such Section or part of a Section to the fullest extent possible while remaining lawful and valid.

13.         Termination of the Plan.

The Board may suspend or terminate the Plan at any time. No Incentive Stock Options may be granted after the tenth anniversary of the earlier of: (i) the Adoption Date, or (ii) the date the Plan is approved by the Company’s stockholders. No Awards may be granted under the Plan while the Plan is suspended or after it is terminated.

14.         Definitions.

As used in the Plan, the following definitions apply to the capitalized terms indicated below:

(a)         “Acquiring Entity” means the surviving or acquiring corporation (or its parent company) in connection with a Corporate Transaction.

(b)         “Adoption Date” means the date the Plan is first approved by the Board or Compensation Committee.

(c)         “Affiliate” means, at the time of determination, any “parent” or “subsidiary” of the Company as such terms are defined in Rule 405 promulgated under the Securities Act. The Board may determine the time or times at which “parent” or “subsidiary” status is determined within the foregoing definition.

(d)         “Applicable Law” means the Code and any applicable U.S. or non-U.S. securities, federal, state, material local or municipal or other law, statute, constitution, principle of common law, resolution, ordinance, code, edict, decree, rule, listing rule, regulation, judicial decision, ruling or requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Body (including under the authority of any applicable self-regulating organization such as the Nasdaq Stock Market, New York Stock Exchange or the Financial Industry Regulatory Authority).

(e)         “Award” means any right to receive Common Stock, cash or other property granted under the Plan (including an Incentive Stock Option, a Nonstatutory Stock Option, a Restricted Stock Award, a RSU Award, a SAR, or any Other Award).

(f)         “Award Agreement” means a written agreement between the Company and a Participant evidencing the terms and conditions of an Award. The Award Agreement generally consists of the Grant Notice and the agreement containing the written summary of the general terms and conditions applicable to the Award and which is provided to a Participant along with the Grant Notice.

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(g)         “Board” means the board of directors of the Company (or its designee). Any decision or determination made by the Board shall be a decision or determination that is made in the sole discretion of the Board (or its designee), and such decision or determination shall be final and binding on all Participants.

(h)         “Capitalization Adjustment” means any change that is made in, or other events that occur with respect to, the Common Stock subject to the Plan or subject to any Award after the Effective Date without the receipt of consideration by the Company through merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, large nonrecurring cash dividend, stock split, reverse stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or any similar equity restructuring transaction, as that term is used in Statement of Financial Accounting Standards Board Accounting Standards Codification Topic 718 (or any successor thereto). Notwithstanding the foregoing, the conversion of any convertible securities of the Company will not be treated as a Capitalization Adjustment.

(i)         “Cause” has the meaning ascribed to such term in any written agreement between the Participant and the Company defining such term and, in the absence of such agreement, such term means, with respect to a Participant, the occurrence of any of the following events: (i) the Participant’s theft, dishonesty, willful misconduct, breach of fiduciary duty for personal profit, or intentional falsification of any Company or Affiliate documents or records; (ii) the Participant’s material failure to abide by the Company’s Code of Business Conduct and Ethics or other policies (including, without limitation, policies relating to confidentiality and reasonable workplace conduct and policies of any Affiliate, as applicable); (iii) the Participant’s unauthorized use, misappropriation, destruction or diversion of any tangible or intangible asset or corporate opportunity of the Company or any of its Affiliates (including, without limitation, the Participant’s improper use or disclosure of Company or Affiliate confidential or proprietary information); (iv) any intentional act by the Participant which has a material detrimental effect on the Company’s or its Affiliate’s reputation or business; (v) the Participant’s repeated failure or inability to perform any reasonable assigned duties after written notice from the Company (or its Affiliate, as applicable) of, and a reasonable opportunity to cure, such failure or inability; (vi) any material breach by the Participant of any employment or service agreement between the Participant and the Company (or its Affiliate, as applicable), which breach is not cured pursuant to the terms of such agreement; or (vii) the Participant’s conviction (including any plea of guilty or nolo contendere) of any criminal act involving fraud, dishonesty, misappropriation or moral turpitude, or which impairs the Participant’s ability to perform his or her duties with the Company (or its Affiliate, as applicable). The determination that a termination of the Participant’s Continuous Service is either for Cause or without Cause will be made by the Board with respect to Participants who are executive officers of the Company and by the Company’s Chief Executive Officer or his or her designee with respect to Participants who are not executive officers of the Company. Any determination by the Company that the Continuous Service of a Participant was terminated with or without Cause for the purposes of outstanding Awards held by such Participant will have no effect upon any determination of the rights or obligations of the Company or such Participant for any other purpose.

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(j)         “Change in Control” or “Change of Control” means the occurrence, in a single transaction or in a series of related transactions, of any one or more of the following events; provided, however, to the extent necessary to avoid adverse personal income tax consequences to the Participant in connection with an Award, also constitutes a Section 409A Change in Control:

(i)       any Exchange Act Person becomes the Owner, directly or indirectly, of securities of the Company representing more than 50% of the combined voting power of the Company’s then outstanding securities other than by virtue of a merger, consolidation or similar transaction. Notwithstanding the foregoing, a Change in Control shall not be deemed to occur (A) on account of the acquisition of securities of the Company directly from the Company, (B) on account of the acquisition of securities of the Company by an investor, any affiliate thereof or any other Exchange Act Person that acquires the Company’s securities in a transaction or series of related transactions the primary purpose of which is to obtain financing for the Company through the issuance of equity securities, or (C) solely because the level of Ownership held by any Exchange Act Person (the “Subject Person”) exceeds the designated percentage threshold of the outstanding voting securities as a result of a repurchase or other acquisition of voting securities by the Company reducing the number of shares outstanding, provided that if a Change in Control would occur (but for the operation of this sentence) as a result of the acquisition of voting securities by the Company, and after such share acquisition, the Subject Person becomes the Owner of any additional voting securities that, assuming the repurchase or other acquisition had not occurred, increases the percentage of the then outstanding voting securities Owned by the Subject Person over the designated percentage threshold, then a Change in Control shall be deemed to occur;

(ii)       there is consummated a merger, consolidation or similar transaction involving (directly or indirectly) the Company and, immediately after the consummation of such merger, consolidation or similar transaction, the stockholders of the Company immediately prior thereto do not Own, directly or indirectly, either (A) outstanding voting securities representing more than 50% of the combined outstanding voting power of the surviving Entity in such merger, consolidation or similar transaction or (B) more than 50% of the combined outstanding voting power of the parent of the surviving Entity in such merger, consolidation or similar transaction, in each case in substantially the same proportions as their Ownership of the outstanding voting securities of the Company immediately prior to such transaction;

(iii)       the stockholders of the Company approve or the Board approves a plan of complete dissolution or liquidation of the Company, or a complete dissolution or liquidation of the Company shall otherwise occur, except for a liquidation into a parent corporation;

(iv)       there is consummated a sale, lease, exclusive license or other disposition of all or substantially all of the consolidated assets of the Company and its Subsidiaries, other than a sale, lease, license or other disposition of all or substantially all of the consolidated assets of the Company and its Subsidiaries to an Entity, more than 50% of the combined voting power of the voting securities of which are Owned by stockholders of the Company in substantially the same proportions as their Ownership of the outstanding voting securities of the Company immediately prior to such sale, lease, license or other disposition; or

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(v)       individuals who, on the date the Plan is adopted by the Board, are members of the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the members of the Board; provided, however, that if the appointment or election (or nomination for election) of any new Board member was approved or recommended by a majority vote of the members of the Incumbent Board then still in office, such new member shall, for purposes of this Plan, be considered as a member of the Incumbent Board.

Notwithstanding the foregoing or any other provision of this Plan, (A) the term Change in Control shall not include a sale of assets, merger or other transaction effected exclusively for the purpose of changing the domicile of the Company, and (B) the definition of Change in Control (or any analogous term) in an individual written agreement between the Company or any Affiliate and the Participant shall supersede the foregoing definition with respect to Awards subject to such agreement; provided, however, that if no definition of Change in Control or any analogous term is set forth in such an individual written agreement, the foregoing definition shall apply.

(k)         “Code” means the U.S. Internal Revenue Code of 1986, as amended, including any applicable regulations and guidance thereunder.

(l)         “Committee” means the Compensation Committee and any other committee of one or more Directors to whom authority has been delegated by the Board or Compensation Committee in accordance with the Plan.

(m)         “Common Stock” means the common stock of the Company.

(n)       “Company” means Orchestra BioMed Holdings, Inc., a Delaware corporation, and any successor corporation thereto.

(o)         “Compensation Committee” means the Compensation Committee of the Board.

(p)         “Consultant” means any person, including an advisor, who is (i) engaged by the Company or an Affiliate to render consulting or advisory services and is compensated for such services, or (ii) serving as a member of the board of directors of an Affiliate and is compensated for such services. However, service solely as a Director, or payment of a fee for such service, will not cause a Director to be considered a “Consultant” for purposes of the Plan. Notwithstanding the foregoing, a person is treated as a Consultant under this Plan only if a Form S-8 Registration Statement under the Securities Act is available to register either the offer or the sale of the Company’s securities to such person.

(q)         “Continuous Service” means that the Participant’s service with the Company or an Affiliate, whether as an Employee, Director or Consultant, is not interrupted or terminated. A change in the capacity in which the Participant renders service to the Company or an Affiliate as an Employee, Director or Consultant or a change in the Entity for which the Participant renders such service, provided that there is no interruption or termination of the Participant’s service with the Company or an Affiliate, will not terminate a Participant’s Continuous Service; provided, however, that if the Entity for which a Participant is rendering services ceases to qualify as an Affiliate, as determined by the Board, such Participant’s Continuous Service will be considered to have terminated on the date such Entity ceases to qualify as an Affiliate. For example, a change in status from an Employee of the Company to a Consultant of an Affiliate or to a Director will not constitute an interruption of Continuous Service. To the extent permitted by law, the Board or the chief executive officer of the Company, in that party’s sole discretion, may determine whether Continuous Service will be considered interrupted in the case of (i) any leave of absence approved by the Board or chief executive officer, including sick leave, military leave or any other personal leave, or (ii) transfers between the Company, an Affiliate, or their successors. Notwithstanding the foregoing, a leave of absence will be treated as Continuous Service for purposes of vesting in an Award only to such extent as may be provided in the Company’s leave of absence policy, in the written terms of any leave of absence agreement or policy applicable to the Participant, or as otherwise required by law. In addition, to the extent required for exemption from or compliance with Section 409A, the determination of whether there has been a termination of Continuous Service will be made, and such term will be construed, in a manner that is consistent with the definition of “separation from service” as defined under U.S. Treasury Regulation Section 1.409A-1(h) (without regard to any alternative definition thereunder).

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(r)         “Corporate Transaction” means the consummation, in a single transaction or in a series of related transactions, of any one or more of the following events:

(i)       a sale or other disposition of all or substantially all, as determined by the Board, of the consolidated assets of the Company and its Subsidiaries;

(ii)       a sale or other disposition of at least 50% of the outstanding securities of the Company;

(iii)      a merger, consolidation or similar transaction following which the Company is not the surviving corporation; or

(iv)       a merger, consolidation or similar transaction following which the Company is the surviving corporation but the shares of Common Stock outstanding immediately preceding the merger, consolidation or similar transaction are converted or exchanged by virtue of the merger, consolidation or similar transaction into other property, whether in the form of securities, cash or otherwise.

(s)         “Director” means a member of the Board.

(t)         “determine” or “determined” means as determined by the Board or the Committee (or its designee) in its sole discretion.

(u)         “Disability” means, with respect to a Participant, such Participant is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months, as provided in Section 22(e)(3) of the Code, and will be determined by the Board on the basis of such medical evidence as the Board deems warranted under the circumstances.

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(v)         “Effective Date” means the later of (i) the date on which the Plan is approved by the stockholders of the Company in accordance with Section 13, and (ii) the day that is one day prior to the date of the closing of the transactions contemplated by that certain Agreement and Plan of Merger, dated as of [•], by and among the Company and the other parties thereto.

(w)         “Employee” means any person employed by the Company or an Affiliate. However, service solely as a Director, or payment of a fee for such services, will not cause a Director to be considered an “Employee” for purposes of the Plan.

(x)         “Employer” means the Company or the Affiliate that employs the Participant.

(y)         “Entity” means a corporation, partnership, limited liability company or other entity.

(z)         “Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

(aa)        “Exchange Act Person” means any natural person, Entity or “group” (within the meaning of Section 13(d) or 14(d) of the Exchange Act), except that “Exchange Act Person” will not include (i) the Company or any Subsidiary of the Company, (ii) any employee benefit plan of the Company or any Subsidiary of the Company or any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any Subsidiary of the Company, (iii) an underwriter temporarily holding securities pursuant to a registered public offering of such securities, (iv) an Entity Owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their Ownership of stock of the Company; or (v) any natural person, Entity or “group” (within the meaning of Section 13(d) or 14(d) of the Exchange Act) that, as of the Effective Date, is the Owner, directly or indirectly, of securities of the Company representing more than 50% of the combined voting power of the Company’s then outstanding securities.

(bb)        “Fair Market Value” means, as of any date, unless otherwise determined by the Board, the value of the Common Stock (as determined on a per share or aggregate basis, as applicable) determined as follows: (i) if the Common Stock is listed on any established stock exchange or traded on any established market, the Fair Market Value will be the closing sales price for such stock as quoted on such exchange or market (or the exchange or market with the greatest volume of trading in the Common Stock) on the date of determination, as reported in a source the Board deems reliable; (ii) if there is no closing sales price for the Common Stock on the date of determination, then the Fair Market Value will be the closing selling price on the last preceding date for which such quotation exists; or (iii) in the absence of such markets for the Common Stock, or if otherwise determined by the Board, the Fair Market Value will be determined by the Board in good faith and in a manner that complies with Sections 409A and 422 of the Code.

(cc)        “Governmental Body” means any: (a) nation, state, commonwealth, province, territory, county, municipality, district or other jurisdiction of any nature; (b) U.S. or non-U.S. federal, state, local, municipal, or other government; (c) governmental or regulatory body, or quasi-governmental body of any nature (including any governmental division, department, administrative agency or bureau, commission, authority, instrumentality, official, ministry, fund, foundation, center, organization, unit, body or Entity and any court or other tribunal, and for the avoidance of doubt, any tax authority) or other body exercising similar powers or authority; or (d) self-regulatory organization (including the Nasdaq Stock Market, New York Stock Exchange, and the Financial Industry Regulatory Authority).

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(dd)        “Grant Notice” means the notice provided to a Participant that he or she has been granted an Award under the Plan and which includes the name of the Participant, the type of Award, the date of grant of the Award, number of shares of Common Stock subject to the Award or potential cash payment right, (if any), the vesting schedule for the Award (if any) and other key terms applicable to the Award.

(ee)         ”Incentive Stock Option” means an option granted pursuant to Section 4 of the Plan that is intended to be, and qualifies as, an “incentive stock option” within the meaning of Section 422 of the Code.

(ff)        “Materially Impair” means any amendment to the terms of the Award that materially adversely affects the Participant’s rights under the Award. A Participant’s rights under an Award will not be deemed to have been Materially Impaired by any such amendment if the Board, in its sole discretion, determines that the amendment, taken as a whole, does not materially impair the Participant’s rights. For example, the following types of amendments to the terms of an Award do not Materially Impair the Participant’s rights under the Award: (i) imposition of reasonable restrictions on the minimum number of shares subject to an Option that may be exercised, (ii) to maintain the qualified status of the Award as an Incentive Stock Option under Section 422 of the Code; (iii) to change the terms of an Incentive Stock Option in a manner that disqualifies, impairs or otherwise affects the qualified status of the Award as an Incentive Stock Option under Section 422 of the Code; (iv) to clarify the manner of exemption from, or to bring the Award into compliance with or qualify it for an exemption from, Section 409A; or (v) to comply with other Applicable Laws.

(gg)        “Non-Employee Director” means a Director who either (i) is not a current employee or officer of the Company or an Affiliate, does not receive compensation, either directly or indirectly, from the Company or an Affiliate for services rendered as a consultant or in any capacity other than as a Director (except for an amount as to which disclosure would not be required under Item 404(a) of Regulation S-K promulgated pursuant to the Securities Act (“Regulation S-K”)), does not possess an interest in any other transaction for which disclosure would be required under Item 404(a) of Regulation S-K, and is not engaged in a business relationship for which disclosure would be required pursuant to Item 404(b) of Regulation S-K; or (ii) is otherwise considered a “non-employee director” for purposes of Rule 16b-3.

(hh)        “Non-Exempt Award” means any Award that is subject to, and not exempt from, Section 409A, including as the result of (i) a deferral of the issuance of the shares subject to the Award which is elected by the Participant or imposed by the Company or (ii) the terms of any Non-Exempt Severance Agreement.

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(ii)       “Non-Exempt Director Award” means a Non-Exempt Award granted to a Participant who was a Director but not an Employee on the applicable grant date.

(jj)        “Non-Exempt Severance Arrangement” means a severance arrangement or other agreement between the Participant and the Company that provides for acceleration of vesting of an Award and issuance of the shares in respect of such Award upon the Participant’s termination of employment or separation from service (as such term is defined in Section 409A(a)(2)(A)(i) of the Code (and without regard to any alternative definition thereunder)) (“Separation from Service”) and such severance benefit does not satisfy the requirements for an exemption from application of Section 409A provided under Treasury Regulations Section 1.409A-1(b)(4), 1.409A-1(b)(9) or otherwise.

(kk)        “Nonstatutory Stock Option” means any option granted pursuant to Section 4 of the Plan that does not qualify as an Incentive Stock Option.

(ll)        “Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act.

(mm)     “Option” means an Incentive Stock Option or a Nonstatutory Stock Option to purchase shares of Common Stock granted pursuant to the Plan.

(nn)     “Option Agreement” means a written agreement between the Company and the Optionholder evidencing the terms and conditions of the Option grant. The Option Agreement includes the Grant Notice for the Option and the agreement containing the written summary of the general terms and conditions applicable to the Option and which is provided to a Participant along with the Grant Notice. Each Option Agreement will be subject to the terms and conditions of the Plan.

(oo)       “Optionholder” means a person to whom an Option is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Option.

(pp)      “Other Award” means an award valued in whole or in part by reference to, or otherwise based on, Common Stock, including the appreciation in value thereof (e.g., options or stock rights with an exercise price or strike price less than 100% of the Fair Market Value at the time of grant) that is not an Incentive Stock Options, Nonstatutory Stock Option, SAR, Restricted Stock Award, or RSU Award.

(qq)      “Other Award Agreement” means a written agreement between the Company and a holder of an Other Award evidencing the terms and conditions of an Other Award grant. Each Other Award Agreement will be subject to the terms and conditions of the Plan.

(rr)       “Own,” “Owned,” “Owner,” “Ownership” means that a person or Entity will be deemed to “Own,” to have “Owned,” to be the “Owner” of or to have acquired “Ownership” of securities if such person or Entity, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares voting power, which includes the power to vote or to direct the voting, with respect to such securities.

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(ss)       “Participant” means an Employee, Director or Consultant to whom an Award is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Award.

(tt)        “Plan” means this Orchestra BioMed Holdings, Inc. 2022 Equity Incentive Plan, as amended from time to time.

(uu)     “Plan Administrator” means the person, persons, and/or third-party administrator designated by the Company to administer the day-to-day operations of the Plan and the Company’s other equity incentive programs.

(vv)     “Post-Termination Exercise Period” means the period following termination of a Participant’s Continuous Service within which an Option or SAR is exercisable, as specified in Section 4(h).

(ww) “Prior Plan” means the Company’s [•] Plan, as amended.

(xx)       “Restricted Stock Award” or “RSA” means an Award of shares of Common Stock granted pursuant to the terms and conditions of Section 5(a).

(yy) “Restricted Stock Award Agreement” means a written agreement between the Company and a holder of a Restricted Stock Award evidencing the terms and conditions of a Restricted Stock Award grant. The Restricted Stock Award Agreement includes the Grant Notice for the Restricted Stock Award and the agreement containing the written summary of the general terms and conditions applicable to the Restricted Stock Award and which is provided to a Participant along with the Grant Notice. Each Restricted Stock Award Agreement will be subject to the terms and conditions of the Plan.

(zz) “Returning Shares” means shares subject to outstanding stock awards granted under the Prior Plan and that following the Effective Date: (A) are not issued because such stock award or any portion thereof expires or otherwise terminates without all of the shares covered by such stock award having been issued; (B) are not issued because such stock award or any portion thereof is settled in cash; (C) are forfeited back to or repurchased by the Company because of the failure to meet a contingency or condition required for the vesting of such shares; (D) are withheld or reacquired to satisfy the exercise, strike or purchase price; or (E) are withheld or reacquired to satisfy a tax withholding obligation.

(aaa) “RSU Award” or “RSU” means an Award of restricted stock units representing the right to receive an issuance of shares of Common Stock which is granted pursuant to the terms and conditions of Section 5(a).

(bbb) “RSU Award Agreement” means a written agreement between the Company and a holder of a RSU Award evidencing the terms and conditions of a RSU Award. The RSU Award Agreement includes the Grant Notice for the RSU Award and the agreement containing the written summary of the general terms and conditions applicable to the RSU Award and which is provided to a Participant along with the Grant Notice. Each RSU Award Agreement will be subject to the terms and conditions of the Plan.

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(ccc) “Rule 16b-3” means Rule 16b-3 promulgated under the Exchange Act or any successor to Rule 16b-3, as in effect from time to time.

(ddd) “Rule 405” means Rule 405 promulgated under the Securities Act.

(eee) “Section 409A” means Section 409A of the Code and the regulations and other guidance thereunder.

(fff) “Section 409A Change in Control” means a change in the ownership or effective control of the Company, or in the ownership of a substantial portion of the Company’s assets, as provided in Section 409A(a)(2)(A)(v) of the Code and Treasury Regulations Section 1.409A-3(i)(5) (without regard to any alternative definition thereunder).

(ggg) “Securities Act” means the U.S. Securities Act of 1933, as amended.

(hhh) “Share Reserve” means the number of shares available for issuance under the Plan as set forth in Section 2(a).

(iii)       “Stock Appreciation Right” or “SAR” means a right to receive the appreciation on Common Stock that is granted pursuant to the terms and conditions of Section 4.

(jjj) “SAR Agreement” means a written agreement between the Company and a holder of a SAR evidencing the terms and conditions of a SAR grant. The SAR Agreement includes the Grant Notice for the SAR and the agreement containing the written summary of the general terms and conditions applicable to the SAR and which is provided to a Participant along with the Grant Notice. Each SAR Agreement will be subject to the terms and conditions of the Plan.

(kkk) “Subsidiary” means, with respect to the Company, (i) any corporation of which more than 50% of the outstanding Common Stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether, at the time, stock of any other class or classes of such corporation will have or might have voting power by reason of the happening of any contingency) is at the time, directly or indirectly, Owned by the Company, and (ii) any partnership, limited liability company or other entity in which the Company has a direct or indirect interest (whether in the form of voting or participation in profits or capital contribution) of more than 50%.

(lll) “Ten Percent Stockholder” means a person who Owns (or is deemed to Own pursuant to Section 424(d) of the Code) stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any Affiliate.

(mmm) “Trading Policy” means the Company’s policy permitting certain individuals to sell Company shares only during certain “window” periods and/or otherwise restricts the ability of certain individuals to transfer or encumber Company shares, as in effect from time to time.

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(nnn) “Unvested Non-Exempt Award” means the portion of any Non-Exempt Award that had not vested in accordance with its terms upon or prior to the date of any Corporate Transaction.

(ooo)       “Vested Non-Exempt Award” means the portion of any Non-Exempt Award that had vested in accordance with its terms upon or prior to the date of a Corporate Transaction.

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 Exhibit H

FORWARD PURCHASE AGREEMENT

This Forward Purchase Agreement (this “Agreement”) is entered into as of [●], 2022, by and among Health Sciences Acquisitions Corporation 2, a Cayman Islands exempted company (which shall deregister in the Cayman Islands and domesticate as a Delaware corporation prior to the Merger Closing, “Parent”), Orchestra BioMed, Inc., a Delaware corporation (the “Company”), and Covidien Group S.à.r.l. (the “Purchasing Party”). Capitalized terms used but not defined in this Agreement shall have the meanings ascribed to such terms in that certain Agreement and Plan of Merger, dated as of the date of this Agreement, by and among Parent, the Company and HSAC Olympus Merger Sub, Inc. (the “Merger Agreement”).

WHEREAS, in connection with the Closing under the Merger Agreement (the “Merger Closing”), the Purchasing Party wishes to purchase, up to 1,000,000 Parent Ordinary Shares on the terms and conditions set forth herein; and

NOW, THEREFORE, in consideration of the premises, representations, warranties and the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt, sufficiency and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

1.           Forward Purchase Shares. Parent shall issue and sell to the Purchasing Party, and the Purchasing Party shall purchase from Parent, a number of Parent Ordinary Shares (the “Forward Purchase Shares”) equal to (a) (i) $10,000,000 minus (ii) the aggregate dollar amount paid by the Purchasing Party to purchase Parent Ordinary Shares having redemption rights following the date hereof until immediately prior to the Share Purchase Closing that the Purchasing Party continues to directly own at such time (the “Market Transaction Shares”), divided by (b) $10.00 (the “Per Share Price”). For the avoidance of doubt, in no event shall the aggregate amount of funds received by Parent in respect of the Forward Purchase Shares, when taken together with funds that continue to be held in the Trust Account at the Merger Closing in respect of the Market Transaction Shares, be less than $10,000,000.

2.           Share Purchase Closing.

(a)         Closing. Subject to Section 7, the closing of the sale of the Forward Purchase Shares, if any (the “Share Purchase Closing”), shall be held on the Closing Date, immediately prior to the Domestication. At the Share Purchase Closing, Parent will issue to the Purchasing Party the Forward Shares against (and concurrently with) the payment to Parent by the Purchasing Party of an amount equal to the product of (i) the number of Forward Purchase Shares, multiplied by (ii) the Per Share Price. All payments required to be made to Parent by the Purchasing Party pursuant to this Section 2(a) shall be made by wire transfer of immediately available funds pursuant to written instructions provided by Parent to the Purchasing Party.

(b)         Delivery of Forward Purchase Shares.

(i)       Parent shall register the Purchasing Party as the owner of the Forward Purchase Shares on Parent’s share register and with Parent’s transfer agent by book entry on or promptly after (but in no event more than two (2) Business Days after) the date of the Share Purchase Closing.

(ii)       Each register and book entry for the Forward Purchase Shares shall contain a notation, and each certificate (if any) evidencing the Forward Purchase Shares shall be stamped or otherwise imprinted with a legend, in substantially the following form:

“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION, AND MAY NOT BE TRANSFERRED IN VIOLATION OF SUCH ACT AND LAWS.

(c)         In connection with sales permitted pursuant to Rule 144 promulgated under the Exchange Act, if required by Parent’s transfer agent, Parent will promptly cause an opinion of counsel to be delivered to its transfer agent, together with any other authorizations, certificates and directions required by the transfer agent that authorize and direct the transfer agent to transfer such Forward Purchase Shares without any such legend.

(d)       Registration Rights. The Purchasing Party shall have registration rights with respect to their Forward Purchase Shares as set forth in the Registration Rights Agreement that will be entered into by and among Parent, the Purchasing Party, the Company and certain other parties thereto in connection with the consummation of the transactions contemplated by the Merger Agreement (the “Transactions”) and the form of which is attached to the Merger Agreement as Exhibit C (the “Registration Rights Agreement”).

(e)       Adjustments to Notional Amounts. In the event of any change to the capital structure of Parent, whether dilutive or otherwise, by way of a share dividend, share split, or any other similar transaction however described, the number of Forward Purchase Shares, and/or the Per Share Price, as applicable, will be adjusted as necessary to account for such changes.

3.           Representations and Warranties of the Purchasing Party. The Purchasing Party represents and warrants, severally and not jointly, to each of Parent and the Company as follows:

(a)       Organization and Power. The Purchasing Party is duly organized, validly existing, and in good standing under the Laws of the jurisdiction of its formation and has all requisite power and authority to carry on its business as presently conducted and as proposed to be conducted.

(b)       Authorization. The Purchasing Party has full power and authority to enter into this Agreement. This Agreement, when executed and delivered by the Purchasing Party, will constitute the valid and legally binding obligation of Purchasing Party, enforceable in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and any other Laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by Laws relating to the availability of specific performance, injunctive relief or other equitable remedies, or (iii) to the extent the indemnification provisions contained in the Registration Rights Agreement may be limited by applicable federal or state securities Laws.

(c)       Governmental Consents and Filings. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority is required on the part of the Purchasing Party in connection with the consummation of the transactions contemplated by this Agreement.

(d)       Compliance with Other Instruments. The execution, delivery and performance by the Purchasing Party of this Agreement and the consummation by the Purchasing Party of the transactions contemplated by this Agreement will not result in any violation or default (i) of any provisions of its organizational documents, (ii) of any instrument, judgment, order, writ or decree to which it is a party or by which it is bound, (iii) under any note, indenture or mortgage to which it is a party or by which it is bound, (iv) under any lease, agreement, contract or purchase order to which it is a party or by which it is bound or (v) of any provision of federal or state statute, rule or regulation applicable to the Purchasing Party, in each case (other than clause (i)), which would have a material adverse effect on the Purchasing Party or its ability to consummate the transactions contemplated by this Agreement.

(e)       Purchase Entirely for Own Account. This Agreement is made with the Purchasing Party in reliance upon the Purchasing Party’s representation to Parent, which by the Purchasing Party’s execution of this Agreement, the Purchasing Party hereby confirms, that the Forward Purchase Shares to be acquired by the Purchasing Party will be acquired for investment for the Purchasing Party’s own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that the Purchasing Party has no present intention of selling, granting any participation in, or otherwise distributing the same in violation of Law. By executing this Agreement, the Purchasing Party further represents that the Purchasing Party does not presently have any contract, undertaking, agreement or arrangement with any Person to sell, transfer or grant participations to such Person or to any third Person, with respect to any of the Forward Purchase Shares.

(f)       Disclosure of Information. The Purchasing Party has had an opportunity to discuss Parent’s existing and planned or expected business, management, financial affairs and the terms and conditions of the purchase and sale of the Forward Purchase Shares, as well as the terms of the Transactions, with Parent’s management.

(g)       Restricted Forward Purchase Shares. The Purchasing Party understands that the offer and sale of the Forward Purchase Shares to the Purchasing Party has not been, and will not be, registered under the Securities Act, by reason of a specific exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of the Purchasing Party’s representations as expressed herein. The Purchasing Party understands that the Forward Purchase Shares are “restricted securities” under applicable U.S. federal and state securities Laws and that, pursuant to these Laws, the Purchasing Party must hold the Forward Purchase Shares indefinitely unless they are registered with the SEC and qualified by state authorities, or an exemption from such registration and qualification requirements is available. The Purchasing Party acknowledges that Parent has no obligation to register or qualify the Forward Purchase Shares, or any securities into which the Forward Purchase Shares may be converted into or exercised for, for resale, except pursuant to the Registration Rights Agreement. The Purchasing Party further acknowledges that if an exemption from registration or qualification is available, it may be conditioned on various requirements including, but not limited to, the time and manner of sale, the holding period for the Forward Purchase Shares, and on requirements relating to Parent which are outside of the Purchasing Party’s control, and which Parent is under no obligation and may not be able to satisfy.

(h)       High Degree of Risk. The Purchasing Party understands that its agreement to purchase the Forward Purchase Shares involves a high degree of risk, which could cause the Purchasing Party to lose all or part of its investment.

(i)       Accredited Investor. The Purchasing Party is an “accredited investor” as defined in Rule 501(a) of Regulation D promulgated under the Securities Act.

(j)       No General Solicitation. Neither the Purchasing Party, nor any of its officers, directors, employees, agents, stockholders or partners has either directly or indirectly, including, through a broker or finder (i) to its knowledge, engaged in any general solicitation, or (ii) published any advertisement in connection with the purchase and sale of the Forward Purchase Shares.

(k)       Non-Public Information. The Purchasing Party acknowledges its obligations under applicable securities Laws with respect to the treatment of material non-public information relating to Parent.

(l)       Adequacy of Financing. The Purchasing Party will have at the Share Purchase Closing available to it sufficient funds to satisfy its obligations under this Agreement.

(m)       Affiliation of Certain FINRA Members. The Purchasing Party is neither a person associated nor affiliated with any underwriter of the IPO or, to its actual knowledge, any other member of the Financial Industry Regulatory Authority (“FINRA”) that participated in the IPO.

(n)       No Finder’s Fees. The Purchasing Party is not and will not be obligated for any finder’s fee or commission in connection with the transactions contemplated by this Agreement.

(o)        Foreign Corrupt Practices. Neither the Purchasing Party, nor any director, officer, agent, employee or other Person acting on behalf of the Purchasing Party has, in the course of its actions for, or on behalf of, the Purchasing Party (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended; or (iv) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.

(p)          Compliance with Anti-Money Laundering Laws. The operations of the Purchasing Party are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements and all other applicable U.S. and non-U.S. anti-money laundering Laws and regulations, including, but not limited to, those of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the USA PATRIOT Act of 2001 and the applicable money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Purchasing Party with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Purchasing Party, threatened.

(q)          No Other Representations and Warranties; Non-Reliance. Except for the specific representations and warranties contained in this Section 3 and in any certificate or agreement delivered pursuant hereto, none of the Purchasing Party nor any person acting on behalf of the Purchasing Party nor any of the Purchasing Party’s affiliates (“Purchasing Party Group”) has made, makes or shall be deemed to make any other express or implied representation or warranty with respect to the Purchasing Party or the purchase and sale of the Forward Purchase Shares, and the Purchasing Party disclaim any such representation or warranty. Except for the specific representations and warranties expressly made by (i) Parent in Section 4 of this Agreement and in any certificate or agreement delivered pursuant hereto and (ii) the Company in Section 5 of this Agreement, the Purchasing Party Group specifically disclaims that it is relying upon any other representations or warranties that may have been made by Parent, any person on behalf of Parent or any of Parent’s affiliates (collectively, the “Parent Parties”).

4.           Representations and Warranties of Parent. Parent represents and warrants to the Purchasing Party as follows:

(a)          Incorporation and Corporate Power. Parent is an exempted company duly incorporated, validly existing and in good standing under the Laws of the Cayman Islands and has all requisite corporate power and authority to carry on its business as presently conducted and as proposed to be conducted.

(b)          Capitalization. The authorized share capital of Parent consists, as of the date hereof, of 100,000,000 shares of Parent Ordinary Shares and 1,000,000 preference shares, of which 20,450,000 Parent Ordinary Shares and no Parent Preferred Shares are issued and outstanding. All of the issued and outstanding Parent Ordinary Shares and preference shares have been duly authorized, are fully paid and nonassessable and were issued in compliance with all applicable federal and state securities Laws.

(c)          Authorization. All corporate action required to be taken by Parent’s Board of Directors and shareholders in order to authorize Parent to enter into this Agreement, and to issue the Forward Purchase Shares at the Share Purchase Closing has been taken or will be taken prior to the Share Purchase Closing, as applicable. All action on the part of the shareholders, directors and officers of Parent necessary for the execution and delivery of this Agreement, the performance of all obligations of Parent under this Agreement to be performed as of the Share Purchase Closing, and the issuance and delivery of the Forward Purchase Shares has been taken or will be taken prior to the Share Purchase Closing. This Agreement, when executed and delivered by Parent, shall constitute a valid and legally binding obligation of Parent, enforceable against Parent in accordance with its terms except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, or other Laws of general application relating to or affecting the enforcement of creditors’ rights generally, (ii) as limited by Laws relating to the availability of specific performance, injunctive relief, or other equitable remedies, or (iii) to the extent the indemnification provisions contained in the Registration Rights Agreement may be limited by applicable federal or state securities Laws.

(d)          Valid Issuance of Forward Purchase Shares.

(i)       The Forward Purchase Shares, when issued, sold and delivered in accordance with the terms and for the consideration set forth in this Agreement and registered in the register of members of the Company when issued in accordance with this Agreement, and registered on Parent’s share register, will be validly issued, fully paid and nonassessable and free of all preemptive or similar rights, liens, encumbrances and charges with respect to the issue thereof and restrictions on transfer other than restrictions on transfer specified under this Agreement, applicable state and federal securities Laws and liens or encumbrances created by or imposed by the Purchasing Party, as applicable. Assuming the accuracy of the representations of the Purchasing Party in this Agreement and subject to the filings described in Section 4(e) below, the Forward Purchase Shares will be issued in compliance with all applicable federal and state securities Laws.

(ii)       No “bad actor” disqualifying event described in Rule 506(d)(1)(i)-(viii) of the Securities Act (a “Disqualification Event”) is applicable to Parent or, to Parent’s knowledge, any Parent Covered Person (as defined below), except for a Disqualification Event as to which Rule 506(d)(2)(ii—iv) or (d)(3), is applicable. “Parent Covered Person” means, with respect to Parent as an “issuer” for purposes of Rule 506 promulgated under the Securities Act, any Person listed in the first paragraph of Rule 506(d)(1).

(e)          Governmental Consents and Filings. Assuming the accuracy of the representations and warranties made by the Purchasing Party in this Agreement, no consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority is required on the part of Parent in connection with the consummation of the transactions contemplated by this Agreement, except for filings pursuant to Regulation D of the Securities Act, applicable state securities Laws and pursuant to the Registration Rights Agreement.

(f)          Compliance with Other Instruments. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated by this Agreement will not result in any violation or default (i) of any provisions of Parent’s Governing Documents, as they may be amended from time to time, (ii) of any instrument, judgment, order, writ or decree to which Parent is a party or by which it is bound, (iii) under any note, indenture or mortgage to which Parent is a party or by which it is bound, (iv) under any lease, agreement, contract or purchase order to which Parent is a party or by which it is bound or (v) of any provision of federal or state statute, rule or regulation applicable to Parent, in each case (other than clause (i)) which would have a material adverse effect on Parent or its ability to consummate the transactions contemplated by this Agreement.

(g)          Operations. As of the date hereof, Parent has not conducted any operations other than organizational activities and activities in connection with the IPO, its search for a potential business combination and financing in connection therewith.

(h)          Foreign Corrupt Practices. Neither Parent, nor any director, officer, agent, employee or other Person acting on behalf of Parent has, in the course of its actions for, or on behalf of, Parent (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended; or (iv) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.

(i)          Compliance with Anti-Money Laundering Laws. The operations of Parent are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements and all other applicable U.S. and non-U.S. anti-money laundering Laws and regulations, including, but not limited to, Anti-Money Laundering Laws, and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving Parent with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of Parent, threatened.

(j)          Absence of Litigation. There is no Action before or by any Governmental Authority or, to the Knowledge of Parent, threatened against or affecting Parent or any of Parent’s officers or directors, whether of a civil or criminal nature or otherwise, in their capacities as such.

(k)          No General Solicitation. Neither Parent, nor any of its officers, directors, employees, agents or shareholders has either directly or indirectly, including, through a broker or finder (i) engaged in any general solicitation, or (ii) published any advertisement in connection with the offer and sale of the Forward Purchase Shares.

(l)          No Other Representations and Warranties; Non-Reliance. Except for the specific representations and warranties contained in this Section 4 and in any certificate or agreement delivered pursuant hereto, none of Parent Parties has made, makes or shall be deemed to make any other express or implied representation or warranty with respect to Parent, the transactions contemplated by the Merger Agreement or the offer and sale of the Forward Purchase Shares, and the Parent Parties disclaim any such representation or warranty. Except for the specific representations and warranties expressly made by the Purchasing Party in Section 3 of this Agreement and in any certificate or agreement delivered pursuant hereto, the Parent Parties specifically disclaim that they are relying upon any other representations or warranties that may have been made by the Purchasing Party.

5.           Representations and Warranties of the Company.

(a)          Merger Agreement. The Company (i) represents and warrants to the Purchasing Party that, the representations and warranties of the Company in the Merger Agreement are true and correct as of the date hereof and will be true and correct as of the Closing Date (other than any such representation or warranty that is made by its terms as of a specified date, which shall be true and correct as of such specified date), in each case, other than as would not individually or in the aggregate reasonably be expected to have a Material Adverse Effect in respect of the Company and its Subsidiaries and (ii) acknowledges and agrees that the Purchasing Party is relying on the accuracy of such representations and warranties as set forth in the preceding clause (i).

(b)          No Other Representations and Warranties; Non-Reliance. Except for the specific representations and warranties contained in this Section 5 and in any certificate or agreement delivered pursuant hereto, neither the Company nor any person acting on behalf of the Company nor any of the Company’s affiliates (the “Company Group”) has made, makes or shall be deemed to make any other express or implied representation or warranty with respect to the Company, the transactions contemplated by the Merger Agreement or the offer and sale of the Forward Purchase Shares, and the Company Group disclaims any such representation or warranty. Except for the specific representations and warranties expressly made by the Purchasing Party in Section 3 of this Agreement and in any certificate or agreement delivered pursuant hereto, the Company specifically disclaims that it is relying upon any other representations or warranties that may have been made by the Purchasing Party

6.           Additional Agreements, Acknowledgements and Waivers of the Purchasing Party.

(a)          Waiver. Reference is made to the final prospectus of Parent, dated August 3, 2020 (the “Prospectus”). The Purchasing Party has read the Prospectus and understands that Parent has established the Trust Account for the benefit of the public Parent Shareholders and the underwriters of the IPO pursuant to the Trust Agreement and that, except for a portion of the interest earned on the amounts held in the Trust Account, Parent may disburse monies from the Trust Account only for the purposes set forth in the Trust Agreement. For and in consideration of Parent agreeing to enter into this Agreement, the Company and the Purchasing Party for itself and on behalf of its securityholders, hereby agrees that it does not now and shall not at any time hereafter have any right, title, interest or claim of any kind in or to any monies in the Trust Account as a result of, or arising out of, any negotiations, contracts or agreements with Parent and hereby agrees that it will not seek recourse against the Trust Account for any reason.

(b)          No Short Sales. The Purchasing Party hereby agrees that neither it, nor any person or entity acting on its behalf or pursuant to any understanding with it, will engage in any Short Sales with respect to securities of Parent prior to the Merger Closing. For purposes of this Section 6, “Short Sales” shall include, without limitation, all “short sales” as defined in Rule 200 promulgated under Regulation SHO under the Exchange Act and all types of direct and indirect stock pledges (other than pledges in the ordinary course of business as part of prime brokerage arrangements), forward sale contracts, options, puts, calls, swaps and similar arrangements (including on a total return basis), and sales and other transactions through non-U.S. broker dealers or foreign regulated brokers

(c)          No Redemption. Until the Merger Closing, the Purchasing Party hereby irrevocably and unconditionally agrees not to redeem, elect to redeem or tender or submit any Subject Securities in connection with (i) the Merger or any other transactions contemplated by the Merger Agreement or (ii) any proposal to amend Parent’s organizational documents to extend the period of time that Parent is afforded thereunder and its prospectus to consummate an initial business combination, including any vote at any meeting of the shareholders of Parent (whether annual or special and whether or not an adjourned or postponed meeting however called and including any adjournment or postponement thereof) or any action by written resolution of the shareholders of Parent with respect to the foregoing, and any attempt to redeem such Subject Securities will be void ab initio and of no effect. For purposes of this Agreement, “Subject Securities” means all of Purchasing Party’s Parent Ordinary Shares and any other equity securities of Parent that the Purchasing Party holds of record or beneficially as of the date of this Agreement or acquires record or beneficial ownership after the date hereof, including any (i) Market Transaction Shares and (ii) Parent Warrants or other securities convertible into or exercisable or exchangeable for Parent Ordinary Shares

7.           Share Purchase Closing Conditions.

(a)          The obligation of each of the Purchasing Party to consummate the Share Purchase Closing is subject to the fulfillment, at or prior to the Share Purchase Closing of each of the following conditions, any of which, to the extent permitted by applicable Laws, may be waived by the Purchasing Party , as applicable:

(i)       The conditions set forth in Article X of the Merger Agreement (other than those conditions that by their nature are to be satisfied by (i) actions taken at the Merger Closing; provided that each such condition is then capable of being satisfied at the Merger Closing on such date and (ii) the consummation of the transactions contemplated by this Agreement) have been satisfied or waived (provided that, for purposes of this Agreement, the conditions set forth in Sections 10.3(h) and 10.3(j) in the Merger Agreement may not be waived without the written consent of the Purchasing Party), and the Company and Parent have confirmed to the Purchasing Party in writing that the Company and Parent are ready, willing and able to consummate the Transactions;

(ii)       The representations and warranties of Parent set forth in Section 4 shall have been true and correct as of the date hereof and shall be true and correct as of the Share Purchase Closing, as applicable, with the same effect as though such representations and warranties had been made on and as of such date (other than any such representation or warranty that is made by its terms as of a specified date, which shall be true and correct as of such specified date), except where the failure to be so true and correct would not have a material adverse effect on Parent’s ability to consummate the transactions contemplated by this Agreement;

(iii)       Parent shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by Parent, at or prior to the Share Purchase Closing; and

(iv)       No order, writ, judgment, injunction, decree, determination, or award shall have been entered by or with any governmental, regulatory, or administrative authority or any court, tribunal, or judicial, or arbitral body, and no other legal restraint or prohibition shall be in effect, preventing the purchase by the Purchasing Party of the Forward Purchase Shares.

(v)       Since the date of the Merger Agreement, there shall not have occurred any Material Adverse Effect pursuant to clause (a) of the definition thereof in the Merger Agreement in respect of the Company Group that is continuing.

(b)       The obligation of Parent to consummate the Share Purchase Closing is subject to the fulfillment, at or prior to the Share Purchase Closing of each of the following conditions, any of which, to the extent permitted by applicable Laws, may be waived by Parent :

(i)       The conditions set forth in Article X of the Merger Agreement (other than those conditions that by their nature are to be satisfied by actions taken at the Merger Closing; provided that each such condition is then capable of being satisfied at the Merger Closing on such date) to Parent’s obligations to consummate the Merger Closing have been satisfied or waived, and the Company has confirmed to Parent in writing that the Company is ready, willing and able to consummate the Transactions;

(ii)       The representations and warranties of the Purchasing Party set forth in Section 3 shall have been true and correct as of the date hereof and shall be true and correct as of the Share Purchase Closing, as applicable, with the same effect as though such representations and warranties had been made on and as of such date (other than any such representation or warranty that is made by its terms as of a specified date, which shall be true and correct as of such specified date), except where the failure to be so true and correct would not have a material adverse effect on the Purchasing Party or its ability to consummate the transactions contemplated by this Agreement;

(iii)       The Purchasing Party shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Purchasing Party at or prior to the Share Purchase Closing; and

(iv)       No order, writ, judgment, injunction, decree, determination, or award shall have been entered by or with any governmental, regulatory, or administrative authority or any court, tribunal, or judicial, or arbitral body, and no other legal restraint or prohibition shall be in effect, preventing the purchase by the Purchasing Party of the Forward Purchase Shares.

(v)       Parent shall have received evidence reasonably satisfactory of (i) the Purchasing Party’s ownership of the Market Transaction Shares and purchase thereof following the date hereof and (ii) the aggregate dollar amount paid by the Purchasing Party to purchase the Market Transaction Shares.

8.          Termination. This Agreement may be terminated at any time prior to the Share Purchase Closing:

(a)       by mutual written consent of the parties hereto; or

(b)       automatically upon the termination of the Merger Agreement in accordance with its terms.

In the event of any termination of this Agreement pursuant to this Section 8, this Agreement shall forthwith become null and void and have no effect, without any liability on the part of any party hereto and their respective directors, officers, employees, partners, managers, members, or shareholders and all rights and obligations of each party shall cease; provided, however, that nothing contained in this Section 8 shall relieve either Parent or the Purchasing Party from liabilities or damages arising out of any fraud or willful breach by such party of any of its representations, warranties, covenants or agreements contained in this Agreement.

9.          General Provisions.

(a)       Survival of Representations. Subject to the limitations and other provisions of this Agreement, the representations and warranties contained herein shall survive the Share Purchase Closing and shall remain in full force and effect until the first anniversary of the Closing Date.

(b)       Notices. Any notice hereunder shall be sent in writing, addressed as specified below, and shall be deemed given: (i) if by hand, electronic mail or nationally recognized overnight courier service, by 5:00 PM Pacific Time on a Business Day, addressee’s day and time, on the date of delivery, and if delivered after 5:00 PM Eastern Time, on the first Business Day after such delivery; (ii) if by email, on the date of transmission with affirmative confirmation of receipt; or (iii) three (3) Business Days after mailing by prepaid certified or registered mail, return receipt requested. Notices shall be addressed to the respective parties as follows (excluding telephone numbers, which are for convenience only), or to such other address as a party shall specify to the others in accordance with these notice provisions:

If to Parent, to:

Health Sciences Acquisitions Corporation 2

c/o RTW Investments, LP

40 10th Avenue, Floor 7

New York, New York 10014

Attn: Legal Department

E-mail: al@hsac2.com, gd@hsac2.com

with a copy to Parent’s counsel (which shall not constitute notice) to:

Loeb & Loeb LLP
345 Park Ave
New York, NY 10154
Attention: Giovanni Caruso
E-mail: gcaruso@loeb.com

All communications sent to the Company shall be sent to:

If to the Company, to:

Orchestra BioMed, Inc.

150 Union Square Drive

New Hope PA 18938

Attn; David Hochman, Chairman & CEO
E-mail: DHochman@orchestrabiomed.com

with a copy to the Company’s counsel (which shall not constitute notice) to:

Paul Hastings LLP

200 Park Avenue

New York, New York 10166

Attn: Samuel A. Waxman

E-mail: samuelwaxman@paulhastings.com

All communications to the Purchasing Party shall be sent to the Purchasing Party’s address as set forth on the signature page hereof, or to such e-mail address, facsimile number (if any) or address as subsequently modified by written notice given in accordance with this Section 9(b).

(c)          Amendments; No Waivers; Remedies.

(i)       This Agreement cannot be amended, except by a writing signed by each party, and cannot be terminated orally or by course of conduct. No provision hereof can be waived, except by a writing signed by the party against whom such waiver is to be enforced, and any such waiver shall apply only in the particular instance in which such waiver shall have been given.

(ii)       Neither any failure or delay in exercising any right or remedy hereunder or in requiring satisfaction of any condition herein nor any course of dealing shall constitute a waiver of or prevent any party from enforcing any right or remedy or from requiring satisfaction of any condition. No notice to or demand on a party waives or otherwise affects any obligation of that party or impairs any right of the party giving such notice or making such demand, including any right to take any action without notice or demand not otherwise required by this Agreement. No exercise of any right or remedy with respect to a breach of this Agreement shall preclude exercise of any other right or remedy, as appropriate to make the aggrieved party whole with respect to such breach, or subsequent exercise of any right or remedy with respect to any other breach.

(iii)       Except as otherwise expressly provided herein, no statement herein of any right or remedy shall impair any other right or remedy stated herein or that otherwise may be available.

(d)          No Assignment or Delegation. No party may assign any right or delegate any obligation hereunder, including by merger, consolidation, operation of law or otherwise, without the written consent of the other parties to this Agreement. Any purported assignment or delegation without such consent shall be void, in addition to constituting a material breach of this Agreement.

(e)          Governing Law. This Agreement and all disputes or controversies arising out of or relating to this Agreement or the transactions contemplated hereby, including the applicable statute of limitations, shall be governed by and construed in accordance with the Laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of the Law of any jurisdiction other than the State of New York.

(f)          Counterparts; Facsimile Signatures. This Agreement may be executed in counterparts, each of which shall constitute an original, but all of which shall constitute one agreement. This Agreement shall become effective upon delivery to each party of an executed counterpart or the earlier delivery to each party of original, photocopied, or electronically transmitted signature pages that together (but need not individually) bear the signatures of all other parties.

(g)          Entire Agreement. This Agreement, together with the agreements referenced herein, sets forth the entire agreement of the parties with respect to the subject matter hereof and thereof and supersedes all prior and contemporaneous understandings and agreements related thereto (whether written or oral), all of which are merged herein. No provision of this Agreement may be explained or qualified by any agreement, negotiations, understanding, discussion, conduct or course of conduct or by any trade usage. Except as otherwise expressly stated herein, there is no condition precedent to the effectiveness of any provision hereof or thereof.

(h)          Severability. A determination by a court or other legal authority that any provision that is not of the essence of this Agreement is legally invalid shall not affect the validity or enforceability of any other provision hereof. The parties shall cooperate in good faith to substitute (or cause such court or other legal authority to substitute) for any provision so held to be invalid a valid provision, as alike in substance to such invalid provision as is lawful.

(i)          Construction. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. If an ambiguity or question of intent or interpretation arises, this Agreement will be construed as if drafted jointly by the parties hereto and no presumption or burden of proof will arise favoring or disfavoring any party hereto because of the authorship of any provision of this Agreement. Any reference to any federal, state, local or foreign Law will be deemed also to refer to Law as amended and all rules and regulations promulgated thereunder, unless the context requires otherwise. The words “include,” “includes” and “including” will be deemed to be followed by “without limitation.” Pronouns in masculine, feminine, and neuter genders will be construed to include any other gender, and words in the singular form will be construed to include the plural and vice versa, unless the context otherwise requires. The words “this Agreement,” “herein,” “hereof,” “hereby,” “hereunder” and words of similar import refer to this Agreement as a whole and not to any particular subdivision unless expressly so limited. The parties hereto intend that each representation, warranty and covenant contained herein will have independent significance. If any party hereto has breached any representation, warranty or covenant contained herein in any respect, the fact that there exists another representation, warranty or covenant relating to the same subject matter (regardless of the relative levels of specificity) which such party hereto has not breached will not detract from or mitigate the fact that such party hereto is in breach of the first representation, warranty or covenant.

(j)          Remedies. Except as otherwise expressly provided herein, any and all remedies provided herein will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon a party hereto, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy. The parties agree that irreparable damage for which monetary damages, even if available, would not be an adequate remedy would occur in the event that the parties do not perform their respective obligations under the provisions of this Agreement (including failing to take such actions as are required of them hereunder to consummate the transactions contemplated by this Agreement) in accordance with their specific terms or otherwise breach such provisions. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions, specific performance and other equitable relief to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, in each case, without posting a bond or undertaking and without proof of damages and this being in addition to any other remedy to which they are entitled at law or in equity. Each of the parties agrees that it will not oppose the granting of an injunction, specific performance and other equitable relief when expressly available pursuant to the terms of this Agreement on the basis that the other parties have an adequate remedy at law or an award of specific performance is not an appropriate remedy for any reason at law or equity.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned have executed this Agreement to be effective as of the date first set forth above.

PURCHASING PARTY:

Covidien Group S.à.r.l.

By:
Name:
Title:

Address for Notices:
c/o Medtronic, Inc.
Operational Headquarters
710 Medtronic Parkway
Minneapolis, MN 55432-5604

PARENT:
Health Sciences Acquisitions Corporation 2

By:
	Name:	Roderick Wong, M.D.
	Title:	President and Chief Executive Officer

COMPANY
Orchestra BioMed, Inc.

By:
	Name:	David Hochman
	Title:	Chief Executive Officer

 Exhibit I

Confidential

BACKSTOP AGREEMENT

This Backstop Agreement (this “Agreement”) is entered into as of [•], 2022, by and among Health Sciences Acquisitions Corporation 2, a Cayman Islands exempted company (which shall deregister in the Cayman Islands and domesticate as a Delaware corporation prior to the Merger Closing, “Parent”), Orchestra BioMed, Inc., a Delaware corporation (the “Company”), and the purchasing parties signatory hereto (the “Purchasing Parties”). Capitalized terms used but not defined in this Agreement shall have the meanings ascribed to such terms in that certain Agreement and Plan of Merger, dated as of the date of this Agreement, by and among Parent, the Company and HSAC Olympus Merger Sub, Inc. (the “Merger Agreement”).

WHEREAS, in connection with the entry into the Merger Agreement, the Purchasing Parties have agreed to purchase up to 5,000,000 shares of Parent Ordinary Shares at a price of $10.00 per share to the extent that the number of shares of Parent Ordinary Shares that are redeemed in connection with the consummation of the transactions contemplated by the Merger Agreement (the “Transactions”) would result in the Parent receiving less than the Closing Cash Amount (as defined below), on the terms and conditions set forth herein (the “Backstop Commitment”).

NOW, THEREFORE, in consideration of the premises, representations, warranties and the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt, sufficiency and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

1.           Backstop Shares.

(a)         Backstop Subscription. Subject to, and contingent upon, the amount of Parent Closing Cash as of immediately prior to the Merger Closing (the “Closing Cash Amount”) being less than that necessary to satisfy the Minimum Available Cash Condition (such deficit, the “Backstop Subscription Amount”), Parent shall issue and sell to the Purchasing Parties, and the Purchasing Parties shall purchase from Parent, a number of Parent Ordinary Shares equal to the quotient of (i) the Backstop Subscription Amount, divided by (ii) $10.00 (the “Per Share Price”), rounded down to the nearest whole number (the “Backstop Shares”).

(b)         Funding Notice. As soon as reasonably practicable following completion of the Parent Shareholder Redemption, Parent shall deliver a written notice (the “Funding Notice”) to the Purchasing Parties (with a copy sent concurrently to the Company) setting forth:

(i)       the Parent Redemption Amount;

(ii)       the Closing Cash Amount;

(iii)       the Backstop Subscription Amount;

(iv)       the number of Backstop Shares; and

(v)       the anticipated Closing Date.

Notwithstanding the foregoing, for the avoidance of doubt, the “Backstop Subscription Amount” shall be finally calculated without including any Parent Ordinary Shares subject to the Parent Shareholder Redemption that have been offered for redemption but subsequently and validly withdrawn by the applicable holder in accordance with the Parent’s amended and restated memorandum and articles of association, the Cayman Islands Companies Act or other applicable law. The delivery of the Funding Notice hereunder shall serve as notice to the Sponsor that it will be required to pay the Backstop Subscription Amount and acquire the Backstop Shares, if any, pursuant to Section 1(a).

2.           Share Purchase Closing.

(a)         Closing. Subject to Section 7, the closing of the sale of the Backstop Shares, if any (the “Share Purchase Closing”), shall be held on the Closing Date, immediately prior to the Domestication. At the Share Purchase Closing, Parent will issue to the Purchasing Parties, collectively, the Backstop Shares against (and concurrently with) the payment of the Backstop Subscription Amount to Parent. Such issuance will be made in the amounts to each Purchasing Party set forth in written instructions provided by the Purchasing Parties to Parent (with a copy sent concurrently to the Company). All payments required to be made to Parent by the Purchasing Parties pursuant to this Section 2(a) shall be made by wire transfer of immediately available funds pursuant to written instructions provided by Parent to the Purchasing Parties (with a copy sent concurrently to the Company). For the avoidance of doubt, the payment obligations of the Purchasing Parties under this Section 2(a) are joint and several..

(b)         Delivery of Backstop Shares.

(i)       Parent shall register each Purchasing Party as the owner of the Backstop Shares it was issued pursuant to Section 2(a) on Parent’s share register and with Parent’s transfer agent by book entry on or promptly after (but in no event more than two (2) Business Days after) the date of the Share Purchase Closing.

(ii)       Each register and book entry for any Backstop Shares shall contain a notation, and each certificate (if any) evidencing such Backstop Shares shall be stamped or otherwise imprinted with a legend, in substantially the following form:

“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION, AND MAY NOT BE TRANSFERRED IN VIOLATION OF SUCH ACT AND LAWS.”

(c)       In connection with sales permitted pursuant to Rule 144 promulgated under the Exchange Act, if required by Parent’s transfer agent, Parent will, if required, promptly cause an opinion of counsel to be delivered to its transfer agent, together with any other authorizations, certificates and directions required by the transfer agent that authorize and direct the transfer agent to transfer such Backstop Shares without any such legend.

(d)       Registration Rights. The Purchasing Parties shall have registration rights with respect to their respective Backstop Shares as set forth in the Registration Rights Agreement that will be entered into by and among Parent, the Purchasing Parties, the Company and certain other parties thereto in connection with the consummation of the Transactions and the form of which is attached to the Merger Agreement as Exhibit E (the “Registration Rights Agreement”).

(e)       Adjustments to Notional Amounts. In the event of any change to the capital structure of Parent, whether dilutive or otherwise, by way of a share dividend, share split, or any other similar transaction however described, the Per Share Price will be adjusted as necessary to account for such changes.

3.           Representations and Warranties of the Purchasing Parties. Each Purchasing Party represents and warrants, jointly and severally, to each of Parent and the Company as follows:

(a)       Organization and Power. Such Purchasing Party is duly organized, validly existing, and in good standing under the Laws of the jurisdiction of its formation and has all requisite power and authority to carry on its business as presently conducted and as proposed to be conducted.

(b)       Authorization. Such Purchasing Party has full power and authority to enter into this Agreement. This Agreement, when executed and delivered by such Purchasing Party, will constitute the valid and legally binding obligation of such Purchasing Party, enforceable in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and any other Laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by Laws relating to the availability of specific performance, injunctive relief or other equitable remedies, or (iii) to the extent the indemnification provisions contained in the Registration Rights Agreement may be limited by applicable federal or state securities Laws.

(c)       Governmental Consents and Filings. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority is required on the part of such Purchasing Party in connection with the consummation of the transactions contemplated by this Agreement.

(d)       Compliance with Other Instruments. The execution, delivery and performance by such Purchasing Party of this Agreement and the consummation by such Purchasing Party of the transactions contemplated by this Agreement will not result in any violation or default (i) of any provisions of its organizational documents, (ii) of any instrument, judgment, order, writ or decree to which it is a party or by which it is bound, (iii) under any note, indenture or mortgage to which it is a party or by which it is bound, (iv) under any lease, agreement, contract or purchase order to which it is a party or by which it is bound or (v) of any provision of federal or state statute, rule or regulation applicable to such Purchasing Party, in each case (other than clause (i)), which would have a material adverse effect on such Purchasing Party or its ability to consummate the transactions contemplated by this Agreement.

(e)       Purchase Entirely for Own Account. This Agreement is made with such Purchasing Party in reliance upon such Purchasing Party’s representation to Parent, which by such Purchasing Party’s execution of this Agreement, such Purchasing Party hereby confirms, that its Backstop Shares to be acquired by such Purchasing Party will be acquired for investment for such Purchasing Party’s own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that such Purchasing Party has no present intention of selling, granting any participation in, or otherwise distributing the same in violation of Law. By executing this Agreement, such Purchasing Party further represents that such Purchasing Party does not presently have any contract, undertaking, agreement or arrangement with any Person to sell, transfer or grant participations to such Person or to any third Person, with respect to any of its Backstop Shares.

(f)       Disclosure of Information. Such Purchasing Party has had an opportunity to discuss Parent’s existing and planned or expected business, management, financial affairs and the terms and conditions of the purchase and sale of its Backstop Shares, as well as the terms of the Transactions, with Parent’s management.

(g)       Restricted Backstop Shares. Such Purchasing Party understands that the offer and sale of its Backstop Shares to such Purchasing Party has not been, and will not be, registered under the Securities Act, by reason of a specific exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of such Purchasing Party’s representations as expressed herein. Such Purchasing Party understands that its Backstop Shares are “restricted securities” under applicable U.S. federal and state securities Laws and that, pursuant to these Laws, such Purchasing Party must hold its Backstop Shares indefinitely unless they are registered with the SEC and qualified by state authorities, or an exemption from such registration and qualification requirements is available. Such Purchasing Party acknowledges that Parent has no obligation to register or qualify its Backstop Shares, or any securities into which its Backstop Shares may be converted into or exercised for, for resale, except pursuant to the Registration Rights Agreement. Such Purchasing Party further acknowledges that if an exemption from registration or qualification is available, it may be conditioned on various requirements including, but not limited to, the time and manner of sale, the holding period for its Backstop Shares, and on requirements relating to Parent which are outside of such Purchasing Party’s control, and which Parent is under no obligation and may not be able to satisfy.

(h)       High Degree of Risk. Such Purchasing Party understands that its agreement to purchase its Backstop Shares involves a high degree of risk, which could cause such Purchasing Party to lose all or part of its investment.

(i)       Accredited Investor. Such Purchasing Party is an “accredited investor” as defined in Rule 501(a) of Regulation D promulgated under the Securities Act.

(j)       No General Solicitation. Neither such Purchasing Party, nor any of its officers, directors, employees, agents, stockholders or partners has either directly or indirectly, including, through a broker or finder (i) to its knowledge, engaged in any general solicitation, or (ii) published any advertisement in connection with the purchase and sale of its Backstop Shares.

(k)       Non-Public Information. Such Purchasing Party acknowledges its obligations under applicable securities Laws with respect to the treatment of material non-public information relating to Parent.

(l)       Adequacy of Financing. Such Purchasing Party will have at the Share Purchase Closing available to it sufficient funds to satisfy its obligations under this Agreement.

(m)       Affiliation of Certain FINRA Members. Such Purchasing Party is neither a person associated nor affiliated with any underwriter of the IPO or, to its actual knowledge, any other member of the Financial Industry Regulatory Authority (“FINRA”) that participated in the IPO.

(n)       No Finder’s Fees. Such Purchasing Party is not and will not be obligated for any finder’s fee or commission in connection with the transactions contemplated by this Agreement.

(o)        Foreign Corrupt Practices. Neither such Purchasing Party, nor any director, officer, agent, employee or other Person acting on behalf of such Purchasing Party has, in the course of its actions for, or on behalf of, Purchasing Party (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended; or (iv) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.

(p)       Compliance with Anti-Money Laundering Laws. The operations of such Purchasing Party are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements and all other applicable U.S. and non-U.S. anti-money laundering Laws and regulations, including, but not limited to, those of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the USA PATRIOT Act of 2001 and the applicable money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving such Purchasing Party with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of such Purchasing Party, threatened.

(q)       No Other Representations and Warranties; Non-Reliance. Except for the specific representations and warranties contained in this Section 3 and in any certificate or agreement delivered pursuant hereto, none of such Purchasing Party nor any person acting on behalf of such Purchasing Party nor any of such Purchasing Party’s affiliates (“Purchasing Party Group”) has made, makes or shall be deemed to make any other express or implied representation or warranty with respect to such Purchasing Party or the purchase and sale of its Backstop Shares, and such Purchasing Party disclaim any such representation or warranty. Except for the specific representations and warranties expressly made by (i) Parent in Section 4 of this Agreement and in any certificate or agreement delivered pursuant hereto and (ii) the Company in Section 5 of this Agreement, such Purchasing Party Group specifically disclaims that it is relying upon any other representations or warranties that may have been made by Parent, any person on behalf of Parent or any of Parent’s affiliates (collectively, the “Parent Parties”).

4.           Representations and Warranties of Parent. Parent represents and warrants to the Purchasing Parties as follows:

(a)       Incorporation and Corporate Power. Parent is an exempted company duly incorporated, validly existing and in good standing under the Laws of the Cayman Islands and has all requisite corporate power and authority to carry on its business as presently conducted and as proposed to be conducted.

(b)       Capitalization. The authorized share capital of Parent consists, as of the date hereof, of 100,000,000 shares of Parent Ordinary Shares and 1,000,000 preference shares, of which 20,450,000 Parent Ordinary Shares and no Parent Preferred Shares are issued and outstanding. All of the issued and outstanding Parent Ordinary Shares and preference shares have been duly authorized, are fully paid and nonassessable and were issued in compliance with all applicable federal and state securities Laws.

(c)          Authorization. All corporate action required to be taken by Parent’s Board of Directors and shareholders in order to authorize Parent to enter into this Agreement, and to issue the Backstop Shares at the Share Purchase Closing has been taken or will be taken prior to the Share Purchase Closing, as applicable. All action on the part of the shareholders, directors and officers of Parent necessary for the execution and delivery of this Agreement, the performance of all obligations of Parent under this Agreement to be performed as of the Share Purchase Closing, and the issuance and delivery of the Backstop Shares has been taken or will be taken prior to the Share Purchase Closing. This Agreement, when executed and delivered by Parent, shall constitute a valid and legally binding obligation of Parent, enforceable against Parent in accordance with its terms except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, or other Laws of general application relating to or affecting the enforcement of creditors’ rights generally, (ii) as limited by Laws relating to the availability of specific performance, injunctive relief, or other equitable remedies, or (iii) to the extent the indemnification provisions contained in the Registration Rights Agreement may be limited by applicable federal or state securities Laws.

(d)          Valid Issuance of Backstop Shares.

(i)       The Backstop Shares, when issued, sold and delivered in accordance with the terms and for the consideration set forth in this Agreement and registered in the register of members of the Company when issued in accordance with this Agreement, and registered on Parent’s share register, will be validly issued, fully paid and nonassessable and free of all preemptive or similar rights, liens, encumbrances and charges with respect to the issue thereof and restrictions on transfer other than restrictions on transfer specified under this Agreement, applicable state and federal securities Laws and liens or encumbrances created by or imposed by any Purchasing Party, as applicable. Assuming the accuracy of the representations of each Purchasing Party in this Agreement and subject to the filings described in Section 4(e) below, the Backstop Shares will be issued in compliance with all applicable federal and state securities Laws.

(ii)       No “bad actor” disqualifying event described in Rule 506(d)(1)(i)-(viii) of the Securities Act (a “Disqualification Event”) is applicable to Parent or, to Parent’s knowledge, any Parent Covered Person (as defined below), except for a Disqualification Event as to which Rule 506(d)(2)(ii—iv) or (d)(3), is applicable. “Parent Covered Person” means, with respect to Parent as an “issuer” for purposes of Rule 506 promulgated under the Securities Act, any Person listed in the first paragraph of Rule 506(d)(1).

(e)          Governmental Consents and Filings. Assuming the accuracy of the representations and warranties made by the Purchasing Parties in this Agreement, no consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority is required on the part of Parent in connection with the consummation of the transactions contemplated by this Agreement, except for filings pursuant to Regulation D of the Securities Act, applicable state securities Laws and pursuant to the Registration Rights Agreement.

(f)          Compliance with Other Instruments. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated by this Agreement will not result in any violation or default (i) of any provisions of Parent’s Governing Documents, as they may be amended from time to time, (ii) of any instrument, judgment, order, writ or decree to which Parent is a party or by which it is bound, (iii) under any note, indenture or mortgage to which Parent is a party or by which it is bound, (iv) under any lease, agreement, contract or purchase order to which Parent is a party or by which it is bound or (v) of any provision of federal or state statute, rule or regulation applicable to Parent, in each case (other than clause (i)) which would have a material adverse effect on Parent or its ability to consummate the transactions contemplated by this Agreement.

(g)          Operations. As of the date hereof, Parent has not conducted any operations other than organizational activities and activities in connection with the IPO, its search for a potential business combination and financing in connection therewith.

(h)       Foreign Corrupt Practices. Neither Parent, nor any director, officer, agent, employee or other Person acting on behalf of Parent has, in the course of its actions for, or on behalf of, Parent (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended; or (iv) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.

(i)       Compliance with Anti-Money Laundering Laws. The operations of Parent are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements and all other applicable U.S. and non-U.S. anti-money laundering Laws and regulations, including, but not limited to, Anti-Money Laundering Laws, and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving Parent with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of Parent, threatened.

(j)       Absence of Litigation. There is no Action before or by any Governmental Authority or, to the Knowledge of Parent, threatened against or affecting Parent or any of Parent’s officers or directors, whether of a civil or criminal nature or otherwise, in their capacities as such.

(k)       No General Solicitation. Neither Parent, nor any of its officers, directors, employees, agents or shareholders has either directly or indirectly, including, through a broker or finder (i) engaged in any general solicitation, or (ii) published any advertisement in connection with the offer and sale of the Backstop Shares.

(l)       No Other Representations and Warranties; Non-Reliance. Except for the specific representations and warranties contained in this Section 4 and in any certificate or agreement delivered pursuant hereto, none of Parent Parties has made, makes or shall be deemed to make any other express or implied representation or warranty with respect to Parent, the transactions contemplated by the Merger Agreement or the offer and sale of the Backstop Shares, and the Parent Parties disclaim any such representation or warranty. Except for the specific representations and warranties expressly made by each of the Purchasing Parties in Section 3 of this Agreement and in any certificate or agreement delivered pursuant hereto, the Parent Parties specifically disclaim that it is relying upon any other representations or warranties that may have been made by each Purchasing Party Group.

5.           Representations and Warranties of the Company.

(a)       Merger Agreement. The Company (i) represents and warrants to the Purchasing Parties that, the representations and warranties of the Company in the Merger Agreement are true and correct as of the date hereof and will be true and correct as of the Closing Date (other than any such representation or warranty that is made by its terms as of a specified date, which shall be true and correct as of such specified date), in each case, other than as would not individually or in the aggregate reasonably be expected to have a Material Adverse Effect in respect of the Company and its Subsidiaries and (ii) acknowledges and agrees that the Purchasing Party is relying on the accuracy of such representations and warranties as set forth in the preceding clause (i).

(b)       No Other Representations and Warranties; Non-Reliance. Except for the specific representations and warranties contained in this Section 5 and in any certificate or agreement delivered pursuant hereto, neither the Company nor any person acting on behalf of the Company nor any of the Company’s affiliates (the “Company Group”) has made, makes or shall be deemed to make any other express or implied representation or warranty with respect to the Company, the transactions contemplated by the Merger Agreement or the offer and sale of the Backstop Shares, and the Company Group disclaims any such representation or warranty. Except for the specific representations and warranties expressly made by each Purchasing Party in Section 3 of this Agreement and in any certificate or agreement delivered pursuant hereto, the Company specifically disclaims that they are relying upon any other representations or warranties that may have been made by any Purchasing Party.

6.           Additional Agreements, Acknowledgements and Waivers of the Purchasing Parties.

(a)          Waiver. Reference is made to the final prospectus of Parent, dated August 3, 2020 (the “Prospectus”). Each Purchasing Party has read the Prospectus and understands that Parent has established the Trust Account for the benefit of the public Parent Shareholders and the underwriters of the IPO pursuant to the Trust Agreement and that, except for a portion of the interest earned on the amounts held in the Trust Account, Parent may disburse monies from the Trust Account only for the purposes set forth in the Trust Agreement. For and in consideration of Parent agreeing to enter into this Agreement, the Company and each Purchasing Party for itself and on behalf of its securityholders, hereby agrees that it does not now and shall not at any time hereafter have any right, title, interest or claim of any kind in or to any monies in the Trust Account as a result of, or arising out of, any negotiations, contracts or agreements with Parent and hereby agrees that it will not seek recourse against the Trust Account for any reason.

(b)          No Short Sales. Each Purchasing Party hereby agrees that neither it, nor any person or entity acting on its behalf or pursuant to any understanding with it, will engage in any Short Sales with respect to securities of Parent prior to the Merger Closing. For purposes of this Section 5, “Short Sales” shall include, without limitation, all “short sales” as defined in Rule 200 promulgated under Regulation SHO under the Exchange Act and all types of direct and indirect stock pledges (other than pledges in the ordinary course of business as part of prime brokerage arrangements), forward sale contracts, options, puts, calls, swaps and similar arrangements (including on a total return basis), and sales and other transactions through non-U.S. broker dealers or foreign regulated brokers.

7.           Share Purchase Closing Conditions.

(a)          The obligation of each of the Purchasing Parties to consummate the Share Purchase Closing is subject to the fulfillment, at or prior to the Share Purchase Closing of each of the following conditions, any of which, to the extent permitted by applicable Laws, may be waived by the Purchasing Parties (or, with respect to clauses (ii) and (iii), the Company on their behalf), as applicable:

(i)       The conditions set forth in Article X of the Merger Agreement (other than those conditions that by their nature are to be satisfied by actions taken at the Merger Closing; provided that each such condition is then capable of being satisfied at the Merger Closing on such date) to Parent’s obligations to consummate the Merger Closing have been satisfied or waived, and the Company has confirmed to Parent in writing that the Company is ready, willing and able to consummate the Transactions;

(ii)       The representations and warranties of Parent set forth in Section 4 of this Agreement shall have been true and correct as of the date hereof and shall be true and correct as of the Share Purchase Closing, as applicable, with the same effect as though such representations and warranties had been made on and as of such date (other than any such representation or warranty that is made by its terms as of a specified date, which shall be true and correct as of such specified date), except where the failure to be so true and correct would not have a material adverse effect on Parent’s ability to consummate the transactions contemplated by this Agreement;

(iii)       Parent shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by Parent, at or prior to the Share Purchase Closing; and

(iv)       No order, writ, judgment, injunction, decree, determination, or award shall have been entered by or with any governmental, regulatory, or administrative authority or any court, tribunal, or judicial, or arbitral body, and no other legal restraint or prohibition shall be in effect, preventing the purchase by any Purchasing Party of its Backstop Shares.

(b)         The obligation of Parent to consummate the Share Purchase Closing is subject to the fulfillment, at or prior to the Share Purchase Closing of each of the following conditions, any of which, to the extent permitted by applicable Laws, may be waived by Parent (or, with respect to clauses (ii) and (iii), the Company on its behalf):

(i)       The conditions set forth in Article X of the Merger Agreement (other than those conditions that by their nature are to be satisfied by actions taken at the Merger Closing; provided that each such condition is then capable of being satisfied at the Merger Closing on such date) to Parent’s obligations to consummate the Merger Closing have been satisfied or waived, and the Company has confirmed to Parent in writing that the Company is ready, willing and able to consummate the Transactions;

(ii)       The representations and warranties of each Purchasing Party set forth in Section 3 of this Agreement shall have been true and correct as of the date hereof and shall be true and correct as of the Share Purchase Closing, as applicable, with the same effect as though such representations and warranties had been made on and as of such date (other than any such representation or warranty that is made by its terms as of a specified date, which shall be true and correct as of such specified date), except where the failure to be so true and correct would not have a material adverse effect on such Purchasing Party or its ability to consummate the transactions contemplated by this Agreement;

(iii)       Each Purchasing Party shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by such Purchasing Party at or prior to the Share Purchase Closing; and

(iv)       No order, writ, judgment, injunction, decree, determination, or award shall have been entered by or with any governmental, regulatory, or administrative authority or any court, tribunal, or judicial, or arbitral body, and no other legal restraint or prohibition shall be in effect, preventing the purchase by any of the Purchasing Parties of the Backstop Shares.

8.           Termination. This Agreement may be terminated at any time prior to the Share Purchase Closing:

(a)         by mutual written consent of the parties hereto; or

(b)         automatically upon the termination of the Merger Agreement in accordance with its terms.

In the event of any termination of this Agreement pursuant to this Section 8, this Agreement shall forthwith become null and void and have no effect, without any liability on the part of any party hereto and their respective directors, officers, employees, partners, managers, members, or shareholders and all rights and obligations of each party shall cease; provided, however, that nothing contained in this Section 8 shall relieve either party from liabilities or damages arising out of any fraud or willful breach by such party of any of its representations, warranties, covenants or agreements contained in this Agreement.

9.           General Provisions.

(a)       Survival of Representations. Subject to the limitations and other provisions of this Agreement, the representations and warranties contained herein shall survive the Share Purchase Closing and shall remain in full force and effect until the first anniversary of the Closing Date.

(b)       Notices. Any notice hereunder shall be sent in writing, addressed as specified below, and shall be deemed given: (i) if by hand, electronic mail or nationally recognized overnight courier service, by 5:00 PM Pacific Time on a Business Day, addressee’s day and time, on the date of delivery, and if delivered after 5:00 PM Eastern Time, on the first Business Day after such delivery; (ii) if by email, on the date of transmission with affirmative confirmation of receipt; or (iii) three (3) Business Days after mailing by prepaid certified or registered mail, return receipt requested. Notices shall be addressed to the respective parties as follows (excluding telephone numbers, which are for convenience only), or to such other address as a party shall specify to the others in accordance with these notice provisions:

If to Parent, to:

Health Sciences Acquisitions Corporation 2

c/o RTW Investments, LP

40 10th Avenue, Floor 7

New York, New York 10014

Attn: Legal Department

E-mail: al@hsac2.com, gd@hsac2.com

with a copy to Parent’s counsel (which shall not constitute notice) to:

Loeb & Loeb LLP
345 Park Ave
New York, NY 10154
Attention: Giovanni Caruso
E-mail: gcaruso@loeb.com

All communications sent to the Company shall be sent to:

If to the Company, to:

Orchestra BioMed, Inc.

150 Union Square Drive

New Hope PA 18938

Attn; David Hochman, Chairman & CEO
E-mail: DHochman@orchestrabiomed.com

with a copy to the Company’s counsel (which shall not constitute notice) to:

Paul Hastings LLP

200 Park Avenue

New York, New York 10166

Attn: Samuel A. Waxman

E-mail: samuelwaxman@paulhastings.com

All communications to a Purchasing Party shall be sent to the Purchasing Party’s address as set forth on the signature page hereof, or to such e-mail address, facsimile number (if any) or address as subsequently modified by written notice given in accordance with this Section 9(a).

(c)          Amendments; No Waivers; Remedies.

(i)       This Agreement cannot be amended, except by a writing signed by each party, and cannot be terminated orally or by course of conduct. No provision hereof can be waived, except by a writing signed by the party against whom such waiver is to be enforced, and any such waiver shall apply only in the particular instance in which such waiver shall have been given.

(ii)       Neither any failure or delay in exercising any right or remedy hereunder or in requiring satisfaction of any condition herein nor any course of dealing shall constitute a waiver of or prevent any party from enforcing any right or remedy or from requiring satisfaction of any condition. No notice to or demand on a party waives or otherwise affects any obligation of that party or impairs any right of the party giving such notice or making such demand, including any right to take any action without notice or demand not otherwise required by this Agreement. No exercise of any right or remedy with respect to a breach of this Agreement shall preclude exercise of any other right or remedy, as appropriate to make the aggrieved party whole with respect to such breach, or subsequent exercise of any right or remedy with respect to any other breach.

(iii)       Except as otherwise expressly provided herein, no statement herein of any right or remedy shall impair any other right or remedy stated herein or that otherwise may be available.

(d)         No Assignment or Delegation. No party may assign any right or delegate any obligation hereunder, including by merger, consolidation, operation of law or otherwise, without the written consent of the other parties to this Agreement. Any purported assignment or delegation without such consent shall be void, in addition to constituting a material breach of this Agreement.

(e)         Governing Law. This Agreement and all disputes or controversies arising out of or relating to this Agreement or the transactions contemplated hereby, including the applicable statute of limitations, shall be governed by and construed in accordance with the Laws of the State of Delaware, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the Law of any jurisdiction other than the State of Delaware.

(f)         Counterparts; Facsimile Signatures. This Agreement may be executed in counterparts, each of which shall constitute an original, but all of which shall constitute one agreement. This Agreement shall become effective upon delivery to each party of an executed counterpart or the earlier delivery to each party of original, photocopied, or electronically transmitted signature pages that together (but need not individually) bear the signatures of all other parties.

(g)         Entire Agreement. This Agreement, together with the agreements referenced herein, sets forth the entire agreement of the parties with respect to the subject matter hereof and thereof and supersedes all prior and contemporaneous understandings and agreements related thereto (whether written or oral), all of which are merged herein. No provision of this Agreement may be explained or qualified by any agreement, negotiations, understanding, discussion, conduct or course of conduct or by any trade usage. Except as otherwise expressly stated herein, there is no condition precedent to the effectiveness of any provision hereof or thereof.

(h)         Severability. A determination by a court or other legal authority that any provision that is not of the essence of this Agreement is legally invalid shall not affect the validity or enforceability of any other provision hereof. The parties shall cooperate in good faith to substitute (or cause such court or other legal authority to substitute) for any provision so held to be invalid a valid provision, as alike in substance to such invalid provision as is lawful.

(i)         Construction. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. If an ambiguity or question of intent or interpretation arises, this Agreement will be construed as if drafted jointly by the parties hereto and no presumption or burden of proof will arise favoring or disfavoring any party hereto because of the authorship of any provision of this Agreement. Any reference to any federal, state, local or foreign Law will be deemed also to refer to Law as amended and all rules and regulations promulgated thereunder, unless the context requires otherwise. The words “include,” “includes” and “including” will be deemed to be followed by “without limitation.” Pronouns in masculine, feminine, and neuter genders will be construed to include any other gender, and words in the singular form will be construed to include the plural and vice versa, unless the context otherwise requires. The words “this Agreement,” “herein,” “hereof,” “hereby,” “hereunder” and words of similar import refer to this Agreement as a whole and not to any particular subdivision unless expressly so limited. The parties hereto intend that each representation, warranty and covenant contained herein will have independent significance. If any party hereto has breached any representation, warranty or covenant contained herein in any respect, the fact that there exists another representation, warranty or covenant relating to the same subject matter (regardless of the relative levels of specificity) which such party hereto has not breached will not detract from or mitigate the fact that such party hereto is in breach of the first representation, warranty or covenant.

(j)         Remedies. Except as otherwise expressly provided herein, any and all remedies provided herein will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon a party hereto, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy. The parties agree that irreparable damage for which monetary damages, even if available, would not be an adequate remedy would occur in the event that the parties do not perform their respective obligations under the provisions of this Agreement (including failing to take such actions as are required of them hereunder to consummate the transactions contemplated by this Agreement) in accordance with their specific terms or otherwise breach such provisions. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions, specific performance and other equitable relief to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, in each case, without posting a bond or undertaking and without proof of damages and this being in addition to any other remedy to which they are entitled at law or in equity. Each of the parties agrees that it will not oppose the granting of an injunction, specific performance and other equitable relief when expressly available pursuant to the terms of this Agreement on the basis that the other parties have an adequate remedy at law or an award of specific performance is not an appropriate remedy for any reason at law or equity.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned have executed this Agreement to be effective as of the date first set forth above.

PURCHASING PARTIES:

RTW MASTER FUND, LTD.

By:
Name: Roderick Wong, M.D.
Title: Director

RTW INNOVATION MASTER FUND, LTD.

By:
Name: Roderick Wong, M.D.
Title: Director

RTW VENTURE FUND LIMITED

By: RTW Investments, LP, its Investment Manager

By:
Name: Roderick Wong, M.D.
Title: Managing Partner

Address for Notices:
40 10th Avenue, Floor 7
New York, NY 10014

PARENT:
Health Sciences Acquisitions Corporation 2

By:
	Name:	Roderick Wong, M.D.
	Title:	President and Chief Executive Officer

COMPANY
Orchestra BioMed, Inc.

By:
	Name:	David Hochman
	Title:	Chief Executive Officer